    As filed with the Securities and Exchange Commission on April 25, 2008

                                                            FILE NO. 333-100068

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               -----------------

                        POST-EFFECTIVE AMENDMENT NO. 7

                                      TO

                                   FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               -----------------

                        ALLSTATE LIFE INSURANCE COMPANY
                          (Exact Name of Registrant)

                               -----------------

                      ILLINOIS                           36-2554642
          (State or Other Jurisdiction of             (I.R.S. Employer
           Incorporation or Organization)          Identification Number)

                               3100 SANDERS ROAD
                          NORTHBROOK, ILLINOIS 60062
                                 847/402-5000

           (Address and Phone Number of Principal Executive Office)

                              MICHAEL J. VELOTTA
             SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                        ALLSTATE LIFE INSURANCE COMPANY
                         3100 SANDERS ROAD, SUITE J5B
                          NORTHBROOK, ILLINOIS 60062
                                 847/402-5000

      (Name, Complete Address and Telephone Number of Agent for Service)

                                  COPIES TO:

                             JOCELYN LIU, ESQUIRE
                        ALLSTATE LIFE INSURANCE COMPANY
                          3100 SANDERS ROAD SUITE J5B
                             NORTHBROOK, IL 60062

                               -----------------

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]


================================================================================

The Allstate Advisor Variable Annuities
(Advisor, Advisor Plus, Advisor Preferred)

Allstate Life Insurance Company

Street Address: 5801 SW 6th Ave., Topeka KS, 66606-0001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
                                                   Prospectus dated May 1, 2008

--------------------------------------------------------------------------------

Allstate Life Insurance Company ("Allstate Life") is offering the following individual and group flexible premium deferred variable annuity contracts (each, a "Contract"):

   .   Allstate Advisor

   .   Allstate Advisor Plus

   .   Allstate Advisor Preferred

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. Not all Contracts may be available in all states or through your sales representative. Please check with your sales representative for details.

Each Contract currently offers several investment alternatives ("investment alternatives"). The investment alternatives include up to 3 fixed account options ("Fixed Account Options"), depending on the Contract, and include 54* variable sub-accounts ("Variable Sub-Accounts") of the Allstate Financial Advisors Separate Account I ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of the following funds ("Funds"):

 Fidelity(R) Variable Insurance         Putnam Variable Trust (Class IB)
   Products (Service Class 2)
                                        Van Kampen Life Investment Trust
 Franklin Templeton Variable Insurance    (Class II)
   Products Trust (Class 2)
                                        The Universal Institutional Funds,
 Lord Abbett Series Fund, Inc.            Inc. (Class I & II)
   (Class VC)

 Oppenheimer Variable Account Funds
   (Service Shares)


* Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 44-46 for information about Variable Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.


Each Fund has multiple investment Portfolios ("Portfolios"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your sales representative for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.

For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract value ("Contract Value") a credit enhancement ("Credit Enhancement") of up to 5% (depending on the issue age and your total purchase payments) of such purchase payment. Expenses for this Contract may be higher than a Contract without the Credit Enhancement. Over time, the amount of the Credit Enhancement may be more than offset by the fees associated with the Credit Enhancement.


We (Allstate Life) have filed a Statement of Additional Information, dated
May 1, 2008, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 90 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


                               1     PROSPECTUS

IMPORTANT The Securities and Exchange Commission has not approved or disapproved the securities
  NOTICES described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

          The Contracts may be distributed through broker-dealers that have relationships with banks or other financial institutions or by employees of such banks. However, the
          Contracts are not deposits in, or obligations of, or guaranteed or endorsed by, such institutions or any federal regulatory agency. Investment in the Contracts involves investment risks, including possible loss of principal.

          The Contracts are not FDIC insured.

                               2     PROSPECTUS

Table of Contents
--------------------------------------------------------------------------------


                                                        Page
                    ----------------------------------------
                    Overview
                    ----------------------------------------
                       Important Terms                     4
                    ----------------------------------------
                       Overview of Contracts               6
                    ----------------------------------------
                       The Contracts at a Glance           7
                    ----------------------------------------
                       How the Contracts Work             12
                    ----------------------------------------
                       Expense Table                      13
                    ----------------------------------------
                       Financial Information              17
                    ----------------------------------------
                    Contract Features
                    ----------------------------------------
                       The Contracts                      17
                    ----------------------------------------
                       Purchases                          20
                    ----------------------------------------
                       Contract Value                     21
                    ----------------------------------------
                       Investment Alternatives            44
                    ----------------------------------------
                         The Variable Sub-Accounts        44
                    ----------------------------------------
                         The Fixed Account Options        50
                    ----------------------------------------
                         Transfers                        54
                    ----------------------------------------
                       Expenses                           56
                    ----------------------------------------
                       Access to Your Money               62
                    ----------------------------------------
                       Income Payments                    63
                    ----------------------------------------
                       Death Benefits                     72
                    ----------------------------------------


                                                                 Page
           ----------------------------------------------------------
           Other Information
           ----------------------------------------------------------
              More Information                                     80
           ----------------------------------------------------------
              Taxes                                                83
           ----------------------------------------------------------
              Annual Reports and Other Documents                   90
           ----------------------------------------------------------
           Statement of Additional Information Table of Contents   91
           ----------------------------------------------------------
           Appendix A - Allstate Advisor Contract Comparison
            Chart                                                  92
           ----------------------------------------------------------
           Appendix B - Market Value Adjustment                    94
           ----------------------------------------------------------
           Appendix C - Calculation of Income Protection Benefit   96
           ----------------------------------------------------------
           Appendix D - Withdrawal Adjustment Example - Income
            Benefits                                               97
           ----------------------------------------------------------
           Appendix E - Withdrawal Adjustment Example - Death
            Benefits                                               98
           ----------------------------------------------------------
           Appendix F - Calculation of Earnings Protection Death
            Benefit                                                99
           ----------------------------------------------------------
           Appendix G - Withdrawal Adjustment Example -
            TrueReturn Accumulation Benefit                       101
           ----------------------------------------------------------
           Appendix H - SureIncome Withdrawal Benefit Option
            Calculation Examples                                  102
           ----------------------------------------------------------
           Appendix I - SureIncome Plus Withdrawal Benefit
            Option Calculation Examples                           104
           ----------------------------------------------------------
           Appendix J - SureIncome for Life Withdrawal Benefit
            Option Calculation Examples                           106
           ----------------------------------------------------------
           Appendix K - Accumulation Unit Values                  110
           ----------------------------------------------------------



                               3     PROSPECTUS

Important Terms
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                     Page
       ------------------------------------------------------------------
       AB Factor                                                      22
       ------------------------------------------------------------------
       Accumulation Benefit                                           22
       ------------------------------------------------------------------
       Accumulation Phase                                             12
       ------------------------------------------------------------------
       Accumulation Unit                                              17
       ------------------------------------------------------------------
       Accumulation Unit Value                                        17
       ------------------------------------------------------------------
       Allstate Life ("We")                                           79
       ------------------------------------------------------------------
       Annuitant                                                       8
       ------------------------------------------------------------------
       Automatic Additions Program                                    10
       ------------------------------------------------------------------
       Automatic Portfolio Rebalancing Program                        10
       ------------------------------------------------------------------
       Beneficiary                                                    12
       ------------------------------------------------------------------
       Benefit Base (for the TrueReturn Accumulation Benefit Option)   8
       ------------------------------------------------------------------
       Benefit Base (for the SureIncome Withdrawal Benefit Option)     8
       ------------------------------------------------------------------
       Benefit Base (for the SureIncome Plus Withdrawal Benefit
       Option)                                                         8
       ------------------------------------------------------------------
       Benefit Base (for the SureIncome For Life Withdrawal Benefit
       Option)                                                         8
       ------------------------------------------------------------------
       Benefit Payment (for the SureIncome Withdrawal Benefit
       Option)                                                        31
       ------------------------------------------------------------------
       Benefit Payment (for the SureIncome Plus Withdrawal Benefit
       Option)                                                        34
       ------------------------------------------------------------------
       Benefit Payment (for the SureIncome For Life Withdrawal
       Benefit Option)                                                41
       ------------------------------------------------------------------
       Benefit Payment Remaining (for the SureIncome Withdrawal
       Benefit Option)                                                30
       ------------------------------------------------------------------
       Benefit Payment Remaining (for the SureIncome Plus
       Withdrawal Benefit Option)                                     34
       ------------------------------------------------------------------
       Benefit Payment Remaining (for the SureIncome For Life
       Withdrawal Benefit Option)                                     37
       ------------------------------------------------------------------
       Benefit Year (for the SureIncome Withdrawal Benefit Option)    30
       ------------------------------------------------------------------
       Benefit Year (for the SureIncome Plus Withdrawal Benefit
       Option)                                                        34
       ------------------------------------------------------------------
       Benefit Year (for the SureIncome For Life Withdrawal Benefit
       Option)                                                        37
       ------------------------------------------------------------------
       Co-Annuitant                                                    9
       ------------------------------------------------------------------
       *Contract                                                      17
       ------------------------------------------------------------------
       Contract Anniversary                                            8
       ------------------------------------------------------------------
       Contract Owner ("You")                                         20
       ------------------------------------------------------------------
       Contract Value                                                  1
       ------------------------------------------------------------------
       Contract Year                                                   9
       ------------------------------------------------------------------
       Credit Enhancement                                              1
       ------------------------------------------------------------------
       Dollar Cost Averaging Program                                  10
       ------------------------------------------------------------------
       Due Proof of Death                                             71
       ------------------------------------------------------------------
       Earnings Protection Death Benefit Option                        8
       ------------------------------------------------------------------
       Enhanced Beneficiary Protection (Annual Increase) Option        8
       ------------------------------------------------------------------
       Excess of Earnings Withdrawal                                  74
       ------------------------------------------------------------------



                                                                   Page
        ---------------------------------------------------------------
        Fixed Account Options                                       49
        ---------------------------------------------------------------
        Free Withdrawal Amount                                      59
        ---------------------------------------------------------------
        Funds                                                        1
        ---------------------------------------------------------------
        Guarantee Option                                            22
        ---------------------------------------------------------------
        Guarantee Period Accounts                                   51
        ---------------------------------------------------------------
        Income Base                                                  9
        ---------------------------------------------------------------
        Income Plan                                                 62
        ---------------------------------------------------------------
        Income Protection Benefit Option                             9
        ---------------------------------------------------------------
        In-Force Earnings                                           74
        ---------------------------------------------------------------
        In-Force Premium                                            74
        ---------------------------------------------------------------
        Investment Alternatives                                     10
        ---------------------------------------------------------------
        IRA Contract                                                 9
        ---------------------------------------------------------------
        Issue Date                                                  12
        ---------------------------------------------------------------
        Market Value Adjustment                                     11
        ---------------------------------------------------------------
        Maximum Anniversary Value                                    8
        ---------------------------------------------------------------
        Maximum Anniversary Value (MAV) Death Benefit Option         8
        ---------------------------------------------------------------
        Payout Phase                                                12
        ---------------------------------------------------------------
        Payout Start Date                                           62
        ---------------------------------------------------------------
        Portfolios                                                  80
        ---------------------------------------------------------------
        Qualified Contract                                          17
        ---------------------------------------------------------------
        Retirement Income Guarantee Options                         69
        ---------------------------------------------------------------
        Return of Premium Death Benefit                             11
        ---------------------------------------------------------------
        Rider Anniversary                                           22
        ---------------------------------------------------------------
        Rider Application Date                                       8
        ---------------------------------------------------------------
        Rider Date (for the TrueReturn Accumulation Benefit
        Option)                                                     22
        ---------------------------------------------------------------
        Rider Date (for the SureIncome Withdrawal Benefit Option)   30
        ---------------------------------------------------------------
        Rider Date (for the SureIncome Plus Withdrawal Benefit
        Option)                                                     34
        ---------------------------------------------------------------
        Rider Date (for the SureIncome For Life Withdrawal Benefit
        Option)                                                     38
        ---------------------------------------------------------------
        Rider Fee (for the TrueReturn Accumulation Benefit Option)   8
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome Withdrawal Benefit Option)     8
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome Plus Withdrawal Benefit
        Option)                                                      8
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome For Life Withdrawal Benefit
        Option)                                                      8
        ---------------------------------------------------------------
        Rider Fee Percentage                                        57
        ---------------------------------------------------------------
        Rider Maturity Date                                         22
        ---------------------------------------------------------------
        Rider Period                                                 8
        ---------------------------------------------------------------
        Rider Trade-In Option (for the TrueReturn Accumulation
        Benefit Option)                                             29
        ---------------------------------------------------------------
        Rider Trade-In Option (for the SureIncome Withdrawal
        Benefit Option)                                             33
        ---------------------------------------------------------------
        Right to Cancel                                             21
        ---------------------------------------------------------------


                               4     PROSPECTUS

                                                                Page
           ---------------------------------------------------------
           SEC                                                    55
           ---------------------------------------------------------
           Settlement Value                                       72
           ---------------------------------------------------------
           Spousal Protection Benefit (Co-Annuitant) Option        9
           ---------------------------------------------------------
           Spousal Protection Benefit (Co-Annuitant) Option for
           Custodial Individual Retirements Accounts               9
           ---------------------------------------------------------
           Standard Fixed Account Option                          50
           ---------------------------------------------------------
           SureIncome Covered Life                                40
           ---------------------------------------------------------
           SureIncome Option Fee                                   8
           ---------------------------------------------------------
           SureIncome Plus Option                                  8
           ---------------------------------------------------------
           SureIncome Plus Option Fee                              8
           ---------------------------------------------------------
           SureIncome Plus Withdrawal Benefit Option               8
           ---------------------------------------------------------
           SureIncome For Life Option                              8
           ---------------------------------------------------------
           SureIncome For Life Option Fee                          8
           ---------------------------------------------------------
           SureIncome For Life Withdrawal Benefit Option           8
           ---------------------------------------------------------
           SureIncome ROP Death Benefit                           11
           ---------------------------------------------------------
           SureIncome Withdrawal Benefit Option                   30
           ---------------------------------------------------------
           Systematic Withdrawal Program                          10
           ---------------------------------------------------------
           Tax Qualified Contract                                 85
           ---------------------------------------------------------
           Transfer Period Accounts                               24
           ---------------------------------------------------------
           Trial Examination Period                                7
           ---------------------------------------------------------
           TrueBalance/SM/ Asset Allocation Program               10
           ---------------------------------------------------------
           TrueReturn/SM/ Accumulation Benefit Option              8
           ---------------------------------------------------------


                                                                  Page
         -------------------------------------------------------------
         Valuation Date                                             20
         -------------------------------------------------------------
         Variable Account                                           79
         -------------------------------------------------------------
         Variable Sub-Account                                       43
         -------------------------------------------------------------
         Withdrawal Benefit Factor (for the SureIncome Withdrawal
         Benefit Option)                                            31
         -------------------------------------------------------------
         Withdrawal Benefit Factor (For the SureIncome Plus
         Withdrawal Benefit Option)                                 34
         -------------------------------------------------------------
         Withdrawal Benefit Factor (for the SureIncome For Life
         Withdrawal Benefit Option)                                 38
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome
         Withdrawal Benefit Option)                                 30
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome Plus
         Withdrawal Benefit Option)                                 34
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome For
         Life Withdrawal Benefit Option)                            37
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         Withdrawal Benefit Option)                                 32
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         Plus Withdrawal Benefit Option)                            36
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         For Life Withdrawal Benefit Option)                        40
         -------------------------------------------------------------
         Withdrawal Benefit Option                                  30
         -------------------------------------------------------------
         Withdrawal Benefit Option Fee                             58?
         -------------------------------------------------------------

* In certain states a Contract may be available only as a group Contract. If you purchase a group Contract, we will issue you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include all three Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.


                               5     PROSPECTUS

Overview of Contracts
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits.+ They differ primarily with respect to the charges imposed, as follows:

..   The Allstate Advisor Contract has a mortality and expense risk charge of
    1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

..   The Allstate Advisor Plus Contract offers Credit Enhancement of up to 5% on purchase payments, a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 8.5% with an 8-year withdrawal charge period;

..   The Allstate Advisor Preferred Contract with 5-year Withdrawal Charge
    Option ("Package III") has a mortality and expense risk charge of 1.40%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 5-year withdrawal charge period;

..   The Allstate Advisor Preferred Contract with 3-year Withdrawal Charge
    Option ("Package II") has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period; and

..   The Allstate Advisor Preferred Contract with No Withdrawal Charge Option
    ("Package I") has a mortality and expense risk charge of 1.60%, an administrative expense charge of 0.19%*, and no withdrawal charges.

Other differences among the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

+ Some broker/dealers and banks may limit the purchase of optional benefits and may limit participation in certain programs. Your individual sales representative will describe any such limitations to you.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract.

                               6     PROSPECTUS

The Contracts at a Glance
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.


Flexible Payments        We are no longer offering new contracts. You can add to your Contract as often and as much as you like, but each subsequent payment must be at least
                         $1,000 ($50 for automatic payments).

                         We reserve the right to accept a lesser initial purchase payment amount for each Contract. We may limit the cumulative amount of purchase payments to a maximum of $1,000,000 in any Contract.

                         For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement of up to
                         5% of such purchase payment.
-------------------------------------------------------------------------------------------------------
Trial Examination Period You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("Trial Examination Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. If you cancel your Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "Trial Examination Period" for details.
-------------------------------------------------------------------------------------------------------
Expenses                 Each Portfolio pays expenses that you will bear indirectly if you invest in a
                         Variable Sub-Account. You also will bear the following expenses:

                         Allstate Advisor Contracts

                         . Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                         Allstate Advisor Plus Contracts

                         . Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 8.5% of purchase payments withdrawn.

                         Allstate Advisor Preferred Contracts (with 5-year Withdrawal Charge
                         Option)

                         . Annual mortality and expense risk charge equal to 1.40% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                         Allstate Advisor Preferred Contracts (with 3-year Withdrawal Charge
                         Option)

                         . Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.


                               7     PROSPECTUS

   Allstate Advisor Preferred Contracts (with No Withdrawal Charge
   Option)

   . Annual mortality and expense risk charge equal to 1.60% of average daily net assets.

   . No withdrawal charge.

   All Contracts

   . Annual administrative expense charge of 0.19% (up to 0.35% for future
      Contracts).

   . Annual contract maintenance charge of $30 (waived in certain cases).

   . If you select the Maximum Anniversary Value (MAV) Death Benefit
      Option ("MAV Death Benefit Option") you will pay an additional mortality and expense risk charge of 0.20%* (up to 0.30% for Options added in the future).

   . If you select Enhanced Beneficiary Protection (Annual Increase)
      Option, you will pay an additional mortality and expense risk charge of 0.30%*.

   . If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later
      ("Rider Application Date").

   . If you select the TrueReturn/SM/ Accumulation Benefit Option
      ("TrueReturn Option") you would pay an additional annual fee ("Rider
      Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract
      Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee
      Option or any Withdrawal Benefit Option.

   . If you select the SureIncome Option, you would pay an additional annual fee ("SureIncome Option Fee") of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome Option Fee section). You may not select the SureIncome Option together with a Retirement
      Income Guarantee Option, a TrueReturn Option or any other
      Withdrawal Benefit Option.

   . If you select the SureIncome Plus Withdrawal Benefit Option
      ("SureIncome Plus Option") you would pay an additional annual fee
      ("SureIncome Plus Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary
      (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee
      Option, a TrueReturn Option or any other Withdrawal Benefit Option.

   . If you select the SureIncome For Life Withdrawal Benefit Option
      ("SureIncome For Life Option") you would pay an additional annual fee
      ("SureIncome For Life Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary
      (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income
      Guarantee Option, a TrueReturn Option or any other Withdrawal
      Benefit Option.

                               8     PROSPECTUS

  . We discontinued offering Retirement Income Guarantee Option 1
     ("RIG 1") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee ("Rider Fee") of 0.40%* of the Income Base in effect on a Contract Anniversary.

  . We discontinued offering Retirement Income Guarantee Option 2
     ("RIG 2") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55%* of the Income Base in effect on a Contract
     Anniversary.

  . If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

  . If you select the Spousal Protection Benefit (Co-Annuitant) Option or
     Spousal Protection Benefit (Co-Annuitant Option for Custodial
     Individual Retirement Accounts ("CSP") you would pay an additional annual fee ("Rider Fee") of 0.10%** (up to 0.15% for Options added in the future) of the Contract Value ("Contract Value") on each Contract
     Anniversary. These Options are only available for certain types of IRA
     Contracts, which are Contracts issued with an Individual Retirement
     Annuity or Account ("IRA") under Section 408 of the Internal Revenue
     Code. The CSP is only available for certain Custodial Individual
     Retirement Accounts established under Section 408 of the Internal
     Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant)
     Option at any time prior to the time you elect to receive it.**

     ** No Rider Fee was charged for these Options for Contract
     Owners who added these Options prior to January 1, 2005. See page 15 for details.

  . Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12/th/ transfer in any Contract Year
     ("Contract Year"), which we measure from the date we issue your Contract or a Contract Anniversary.

  . State premium tax (if your state imposes one)

  . Not all Options are available in all states.

     We may discontinue any of these options at any time prior to the time you elect to receive it.

     * Different rates apply to Contract Owners who added these options prior to May 1, 2003. See page 14 for details.
--------------------------------------------------------------------------------


                               9     PROSPECTUS

-----------------------------------------------------------------------------------------------------
Investment Alternatives Each Contract offers several investment alternatives including:

                        . up to 3 Fixed Account Options that credit interest at rates we guarantee,
                           and

                        . 54* Variable Sub-Accounts investing in Portfolios offering professional money management by these investment advisers:

                        .     Fidelity Management & Research Company

                        .     Franklin Advisers, Inc.

                        .     Franklin Advisory Services, LLC

                        .     Franklin Mutual Advisers, LLC

                        .     Lord, Abbett & Co. LLC

                        .     OppenheimerFunds, Inc.

                        .     Putnam Investment Management, LLC

                        .     Templeton Asset Management Ltd.

                        .     Templeton Investment Counsel, LLC

                        .     Van Kampen Asset Management

                        .     Van Kampen**

                           *Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 46-50 for information about Sub-Account and/or Portfolio liquidations, mergers, closures and name changes.

                           **Morgan Stanley Investment Management Inc., the adviser to the UIF
                           Portfolios, does business in certain instances using the name Van
                           Kampen.

                        Not all Fixed Account Options are available in all states or with all
                        Contracts.

                        To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at
                        1-800-457-7617.
-----------------------------------------------------------------------------------------------------
Special Services        For your convenience, we offer these special services:

                        . Automatic Portfolio Rebalancing Program

                        . Automatic Additions Program

                        . Dollar Cost Averaging Program

                        . Systematic Withdrawal Program

                        . TrueBalance/SM/ Asset Allocation Program
-----------------------------------------------------------------------------------------------------


                               10     PROSPECTUS

-----------------------------------------------------------------------------------------------
Income Payments You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                . life income with guaranteed number of payments

                . joint and survivor life income with guaranteed number of payments

                . guaranteed number of payments for a specified period

                . life income with cash refund

                . joint life income with cash refund

                . life income with installment refund

                . joint life income with installment refund

                Prior to May 1, 2004, Allstate Life also offered two Retirement Income
                Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.
-----------------------------------------------------------------------------------------------
Death Benefits  If you, the Annuitant, or Co-Annuitant die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract.
                In addition to the death benefit included in your Contract ("Return of
                Premium Death Benefit" or "ROP Death Benefit"), the death benefit options we currently offer include:

                . MAV Death Benefit Option;

                . Enhanced Beneficiary Protection (Annual Increase) Option; and

                . Earnings Protection Death Benefit Option

                The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit,
                ("SureIncome ROP Death Benefit").
-----------------------------------------------------------------------------------------------
Transfers       Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the
                Standard Fixed Account or Market Value Adjusted Account Options is $100.

                A charge may apply after the 12/th/ transfer in each Contract Year.
-----------------------------------------------------------------------------------------------
Withdrawals     You may withdraw some or all of your Contract Value at any time during the
                Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the
                Payout Start Date are generally considered to come from the earnings in the
                Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value
                Adjustment may also apply.

                If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a
                Withdrawal Benefit Option is in effect under your Contract. Your Contract will terminate if you withdraw all of your Contract Value.
-----------------------------------------------------------------------------------------------

                               11     PROSPECTUS

How the Contracts Work
--------------------------------------------------------------------------------

Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "Contract Owner") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page 66. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]



Other income payment options are also available. See "Income Payments."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."


Please call us at 1-800-457-7617 if you have any question about how the Contracts work.


                               12     PROSPECTUS

Expense Table
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Portfolios.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

                                    Number of Complete Years Since We Received the Purchase Payment
                                       Being Withdrawn/Applicable Charge:
 ----------------------------------------------------------------------------------------------------
 Contract:                            0       1       2       3       4       5    6       7    8+
 Allstate Advisor                     7%      7%      6%      5%      4%      3%   2%      0%   0%
 Allstate Advisor Plus              8.5%    8.5%    8.5%    7.5%    6.5%    5.5%   4%    2.5%   0%
 Allstate Advisor Preferred with:
  5-Year Withdrawal Charge Option     7%      6%      5%      4%      3%      0%
  3-Year Withdrawal Charge Option     7%      6%      5%      0%
  No Withdrawal Charge Option                         None

 All Contracts:
 Annual Contract Maintenance Charge                  $30**
 Transfer Fee                       up to 2.00% of the amount transferred***

* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

** Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                             Mortality and Expense Administrative  Total Variable Account
Basic Contract (without any optional benefit)                     Risk Charge      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                     1.10%              0.19%              1.29%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                1.40%              0.19%              1.59%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge
Option)                                                              1.40%              0.19%              1.59%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge
Option)                                                              1.50%              0.19%              1.69%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)             1.60%              0.19%              1.79%
-------------------------------------------------------------------------------------------------------------------------

* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

 MAV Death Benefit Option               0.20%* (up to 0.30% for Options added
 Enhanced Beneficiary Protection        in the future)
 (Annual Increase) Option               0.30%*
 Earnings Protection Death Benefit      0.25% (up to 0.35% for Options added
 Option (issue age 0-70)                in the future)
 Earnings Protection Death Benefit      0.40% (up to 0.50% for Options added
 Option (issue age 71-79)               in the future)

* For Contract Owners who added the MAV Death Benefit Option or Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the additional mortality and expense risk charge associated with each Option is 0.15%.

                               13     PROSPECTUS

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, and
Earnings                                                     Mortality and Expense Administrative  Total Variable Account
Protection Death Benefit Option (issue age 71-79)                Risk Charge*      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor                                                     2.00%              0.19%              2.19%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Plus                                                2.30%              0.19%              2.49%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (5- year Withdrawal Charge
Option)                                                              2.30%              0.19%              2.49%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (3- year Withdrawal Charge
Option)                                                              2.40%              0.19%              2.59%
-------------------------------------------------------------------------------------------------------------------------
Allstate Advisor Preferred (No Withdrawal Charge Option)             2.50%              0.19%              2.69%
-------------------------------------------------------------------------------------------------------------------------

* As described above the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract.

TrueReturn/SM/ Accumulation Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

      TrueReturn/SM/ Accumulation Benefit Option                   0.50%*
      -------------------------------------------------------------------

* Up to 1.25% for Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.

SureIncome Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

      SureIncome Withdrawal Benefit Option                         0.50%*
      -------------------------------------------------------------------

* Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

SureIncome Plus Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

      SureIncome Plus Withdrawal Benefit Option                    0.65%*
      -------------------------------------------------------------------

* Up to 1.25% for SureIncome Plus Options added in the future. See "SureIncome Plus Withdrawal Benefit Option" for details.

SureIncome For Life Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on each Contract Anniversary)

      SureIncome For Life Withdrawal Benefit Option                0.65%*
      -------------------------------------------------------------------

* Up to 1.25% for SureIncome For Life Options added in the future. See "SureIncome For Life Withdrawal Benefit Option" for details.

Retirement Income Guarantee Option Fee*

If you selected RIG 1, you would pay a Rider Fee at the annual rate of 0.40%** of the Income Base in effect on a Contract Anniversary. If you selected RIG 2, you would pay an additional Rider Fee at the annual rate of 0.55%** of the Income Base in effect on a Contract Anniversary. See "Retirement Income Guarantee Options" for details.

*We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

** For Contract Owners who added RIG 1 prior to May 1, 2003, the annual rate is 0.25%. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual rate is 0.45%.

Spousal Protection Benefit (Co-Annuitant) Option Fee

(as a percentage of Contract Value on each Contract Anniversary)

      Spousal Protection Benefit (Co-Annuitant) Option             0.10%*
      -------------------------------------------------------------------

*Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

                               14     PROSPECTUS

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee

(as a percentage of Contract Value on each Contract Anniversary)

      Spousal Protection Benefit (Co-Annuitant) Option             0.10%*
      -------------------------------------------------------------------

*Applies to Contract Owners who select the Option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

Income Protection Benefit Option

The Contracts are also available with the Income Protection Benefit Option. See "Income Payments - Income Protection Benefit Option," below, for a description of the Option. The charge for the Income Protection Benefit Option is currently 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the Income Protection Benefit Option charge to up to 0.75%. Once your Income Protection Benefit Option is in effect, however, we may not change the fee that applies to your Contract. See "Expenses
- Mortality and Expense Risk Charge," below, for details.

PORTFOLIO ANNUAL EXPENSES - Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                           PORTFOLIO ANNUAL EXPENSES


                                                               Minimum Maximum
  ----------------------------------------------------------------------------
  Total Annual Portfolio Operating Expenses/(1)/ (expenses
  that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees,
  and other expenses)                                           0.35%   1.73%
  ----------------------------------------------------------------------------



(1)Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2007 (except as otherwise noted).


Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses, and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   invested $10,000 in the Contract for the time periods indicated;

..   earned a 5% annual return on your investment;

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..   elected the MAV Death Benefit Option and the Enhanced Beneficiary
    Protection (Annual Increase) Option;

..   elected the Earnings Protection Death Benefit Option (assuming issue age
    71-79);

..   elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..   elected the SureIncome Plus Withdrawal Benefit Option.

                               15     PROSPECTUS

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.


                                                                                            Allstate Advisor Preferred
                                                                                                   (with 5 Year
                                 Allstate Advisor              Allstate Advisor Plus         Withdrawal Charge Option)
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
-------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio Expenses $1,105 $1,964  $2,835   $5,238  $1,263 $2,265  $3,187   $5,481  $1,051 $1,967  $2,720   $5,481
-------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio Expenses $  964 $1,552  $2,170   $4,021  $1,122 $1,855  $2,531   $4,300  $  909 $1,558  $2,063   $4,300
-------------------------------------------------------------------------------------------------------------------------



                                Allstate Advisor Preferred             Allstate Advisor Preferred
                              (with 3-Year Withdrawal Charge Option) (with No Withdrawal Charge Option)
                              1 Year   3 Years   5 Years   10 Years  1 Year    3 Years 5 Years 10 Years
-------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses            $1,061   $1,656    $2,766     $5,560    $561     $1,685  $2,812   $5,638
-------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses            $  920   $1,248    $2,112     $4,392    $420     $1,278  $2,161   $4,482
-------------------------------------------------------------------------------------------------------


Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.


                                                                                            Allstate Advisor Preferred
                                                                                                   (with 5 Year
                                 Allstate Advisor              Allstate Advisor Plus         Withdrawal Charge Option)
                          1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years 1 Year 3 Years 5 Years 10 Years
-------------------------------------------------------------------------------------------------------------------------
Costs Based on Maximum
Annual Portfolio Expenses  $510  $1,539  $2,580   $5,238   $541  $1,627  $2,720   $5,481   $541  $1,627  $2,720   $5,481
-------------------------------------------------------------------------------------------------------------------------
Costs Based on Minimum
Annual Portfolio Expenses  $369  $1,127  $1,915   $4,021   $399  $1,218  $2,063   $4,300   $399  $1,218  $2,063   $4,300
-------------------------------------------------------------------------------------------------------------------------



                                Allstate Advisor Preferred             Allstate Advisor Preferred
                              (with 3-Year Withdrawal Charge Option) (with No Withdrawal Charge Option)
                              1 Year   3 Years   5 Years   10 Years  1 Year    3 Years 5 Years 10 Years
-------------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses             $551    $1,656    $2,766     $5,560    $561     $1,685  $2,812   $5,638
-------------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses             $410    $1,248    $2,112     $4,392    $420     $1,278  $2,161   $4,482
-------------------------------------------------------------------------------------------------------


Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The examples reflect the Free Withdrawal Amounts, if applicable, and the deduction of the annual contract maintenance charge of $30 each year. The above examples assume you have selected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option (assuming the oldest Contract Owner or Annuitant is age 71 or older, and all are age 79 or younger on the Rider Application Date), and the Spousal Protection Benefit (Co-Annuitant) Option and the SureIncome Plus Withdrawal Benefit Option. Examples for the Allstate Advisor Preferred Contracts assume the election of the 5-year Withdrawal Charge Option. If any or all of these features were not elected, the expense figures shown above would be slightly lower.


                               16     PROSPECTUS

Financial Information
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K of this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract.

The Contracts
--------------------------------------------------------------------------------

CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..   the investment alternatives during the Accumulation and Payout Phases,

..   the amount and timing of your purchase payments and withdrawals,

..   the programs you want to use to invest or withdraw money,

..   the income payment plan(s) you want to use to receive retirement income,

..   the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..   the Beneficiary or Beneficiaries who will receive the benefits that the
    Contract provides when the last surviving Contract Owner or the Annuitant dies, and

..   any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any

                               17     PROSPECTUS
payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.


ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.

If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select the SureIncome Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 85. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT
Spousal Protection Benefit (Co-Annuitant) Option

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

..   the individually owned Contract must be either a traditional, Roth, or
    Simplified Employee Pension IRA;

..   the Contract Owner must be age 90 or younger on the Rider Application Date;

..   the Co-Annuitant must be age 79 or younger on the Rider Application Date;
    and

..   the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

..   the beneficially owned Contract must be a Custodial traditional IRA,
    Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

..   the Annuitant must be the beneficial owner of the Custodial traditional
    IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

..   the Co-Annuitant must be the legal spouse of the Annuitant and only one
    Co-Annuitant may be named;

..   the Co-Annuitant must be the sole beneficiary of the Custodial traditional
    IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

..   the Annuitant must be age 90 or younger on the Rider Application Date; and

..   the Co-Annuitant must be age 79 or younger on the Rider Application Date.

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant

                               18     PROSPECTUS
is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.

BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("Death Proceeds") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..   your spouse or, if he or she is no longer alive,

..   your surviving children equally, or if you have no surviving children,

..   your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs

                               19     PROSPECTUS
it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.

Purchases
--------------------------------------------------------------------------------
The minimum initial purchase payment for Non- Qualified Contracts is $10,000, ($2,000 for Contracts issued with an IRA or TSA). All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). For Allstate Advisor Plus Contracts, purchase payments do not include any Credit Enhancements. You may make purchase payments at any time prior to the Payout Start Date; however, any additional payments after the initial purchase payment may be limited in some states. Please consult with your representative for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept a lesser initial purchase payment amount or lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments. We also reserve the right to reject any application.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your sales representative for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.


We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit the initial purchase payment that accompanies your completed application to your Contract within 2 business days after we receive the payment at our home office. If your application is incomplete, we will ask you to complete your application within 5 business days. If you do so, we will credit your initial purchase payment to your Contract within that 5 business day period. If you do not, we will return your purchase payment at the end of the 5 business day period unless you expressly allow us to hold it until you complete the application. We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

CREDIT ENHANCEMENT
For Allstate Advisor Plus Contracts, each time you make a purchase payment, we will add to your Contract Value a Credit Enhancement equal to 4% of the purchase payment if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the date we receive the completed application for the Contract ("Application Date"). If the oldest Contract Owner or oldest Annuitant is age 86 or older and both are 90 or younger on the Application Date, we will add to your Contract Value a Credit Enhancement equal to 2% of the purchase payment. An additional Credit Enhancement will be added to your Contract if the cumulative purchase payments (including the purchase payment being made) less cumulative withdrawals exceed a certain threshold. The thresholds apply individually to each Allstate Advisor Plus Contract you own. The additional Credit Enhancements and their corresponding thresholds are as follows:

                   Additional Credit         Cumulative Purchase
                 Enhancement for Large     Payments less Cumulative
                       Contracts           Withdrawals must exceed:
             0.50% of the purchase payment        $  500,000
             1.00% of the purchase payment        $1,000,000

If you exercise your right to cancel the Contract during the Trial Examination Period, the amount we refund to you will not include any Credit Enhancement. See "Trial Examination Period" below for details. The Allstate Advisor Plus Contract may not be available in all states.

                               20     PROSPECTUS

We will allocate any Credit Enhancements to the investment alternatives according to the allocation instructions you have on file with us at the time we receive your purchase payment. We will allocate each Credit Enhancement among the investment alternatives in the same proportions as the corresponding purchase payment. We do not consider Credit Enhancements to be investments in the Contract for income tax purposes.

We use a portion of the withdrawal charge and mortality and expense risk charge to help recover the cost of providing the Credit Enhancement under the Contract. See "Expenses." Under certain circumstances (such as a period of poor market performance) the cost associated with the Credit Enhancement may exceed the sum of the Credit Enhancement and any related earnings. You should consider this possibility before purchasing the Contract.

TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code
Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

For Allstate Advisor Plus Contracts, we have received regulatory relief to enable us to recover the amount of any Credit Enhancement applied to Contracts that are cancelled during the Trial Examination Period. The amount we return to you upon exercise of this Right to Cancel will not include any Credit Enhancement or the amount of charges deducted prior to cancellation, but will reflect, except in states where we are required to return the amount of your purchase payments, any investment gain or loss associated with your Variable Account purchase payments and with the full amount of the Credit Enhancement, including the deduction of mortality and expense risk charges and administrative expense charges.

We reserve the right to allocate your purchase payments to the Putnam VT Money Market - Class IB Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Putnam VT Money Market - Class IB Sub-Account. On the next Valuation Date 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for any state specific information. Contract Value
--------------------------------------------------------------------------------
On the Issue Date, the Contract Value is equal to your initial purchase payment (for Allstate Advisor Plus Contracts, your initial purchase payment plus the Credit Enhancement).

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. For Allstate Advisor Plus Contracts, we would credit your Contract additional Accumulation Units of the Variable Sub-Account to reflect the Credit Enhancement paid on your purchase payment. See "Credit Enhancement." Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

..   changes in the share price of the Portfolio in which the Variable
    Sub-Account invests, and

..   the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

                               21     PROSPECTUS

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

Accumulation Benefit.
On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation Benefit. The excess amount of any such increase will be allocated to the Putnam VT Money Market - Class IB Sub-Account. You may transfer the excess amount out of the Putnam VT Money Market - Class IB Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                               22     PROSPECTUS

                                  AB Factors
                       Rider Period    Guarantee Guarantee
                     (number of years) Option 1  Option 2
                     -------------------------------------
                            8            100.0%       NA
                     -------------------------------------
                            9            112.5%       NA
                     -------------------------------------
                            10           125.0%    100.0%
                     -------------------------------------
                            11           137.5%    110.0%
                     -------------------------------------
                            12           150.0%    120.0%
                     -------------------------------------
                            13           162.5%    130.0%
                     -------------------------------------
                            14           175.0%    140.0%
                     -------------------------------------
                            15           187.5%    150.0%
                     -------------------------------------
                            16           200.0%    160.0%
                     -------------------------------------
                            17           212.5%    170.0%
                     -------------------------------------
                            18           225.0%    180.0%
                     -------------------------------------
                            19           237.5%    190.0%
                     -------------------------------------
                            20           250.0%    200.0%
                     -------------------------------------

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

                 Guarantee Option:                        1
                 Rider Period:                           15
                 AB Factor:                            187.5%
                 Rider Date:                           1/2/04
                 Rider Maturity Date:                  1/2/19
                 Benefit Base on Rider Date:           $50,000
                 Benefit Base on rider Maturity Date: $ 50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 187.5%
                                   =$93,750

Example 2: Guarantee Option 2

                  Guarantee Option:                       2
                  Rider Period:                          15
                  AB Factor:                           150.0%
                  Rider Date:                          1/2/04
                  Rider Maturity Date:                 1/2/19
                  Benefit Base on Rider Date:          $50,000
                  Benefit Base on rider Maturity Date: $50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 150.0%
                                   =$75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

..   The Benefit Base will be increased by purchase payments (and Credit
    Enhancements for Allstate Advisor Plus Contracts) made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

..   The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
    (b), with the result multiplied by (c), where:

   (a) = the withdrawal amount;

   (b) = the Contract Value immediately prior to the withdrawal; and

   (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on

                               23     PROSPECTUS
certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2, TrueBalanceSM Model Portfolio Options, and Fidelity VIP Freedom Funds Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

          Guarantee Option 1                     Guarantee Option 2
 -----------------------------------------------------------------------------
 *Model Portfolio Option 1              *Model Portfolio Option 2
 *TrueBalance Conservative Model        *TrueBalance Conservative Model
  Portfolio Option                       Portfolio Option
 *TrueBalance Moderately Conservative   *TrueBalance Moderately Conservative
  Model Portfolio Option                 Model Portfolio Option
 *Fidelity VIP Freedom Income Fund      *TrueBalance Moderate Model Portfolio
  Model Portfolio Option                 Option
 *Fidelity VIP Freedom 2010 Fund Model  *TrueBalance Moderately Aggressive
  Portfolio Option                       Model Portfolio Option
                                        *TrueBalance Aggressive Model
                                         Portfolio Option
                                        *Fidelity VIP Freedom Income Fund
                                         Model Portfolio Option
                                        *Fidelity VIP Freedom 2010 Fund Model
                                         Portfolio Option
                                        *Fidelity VIP Freedom 2020 Fund Model
                                         Portfolio Option
                                        *Fidelity VIP Freedom 2030 Fund Model
                                         Portfolio Option
 -----------------------------------------------------------------------------

Note: The TrueBalance Model Portfolio Options were added to the TrueReturn Option on May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, may not be used with the TrueReturn Option. The Fidelity VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1,
2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note that only certain Fidelity VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table above.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

                               24     PROSPECTUS

Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio
1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004. The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category/(1)/:

                           Model Portfolio Option 1
--------------------------------------------------------------------------------
                                20% Category A
                                50% Category B
                                30% Category C
                                 0% Category D
--------------------------------------------------------------------------------
Category A

Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
--------------------------------------------------------------------------------
Category B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(6)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(6)/

--------------------------------------------------------------------------------
Category C
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account/(3)/
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(3)/
Putnam VT Voyager - Class IB Sub-Account

UIF Equity and Income, Class II Sub-Account/(2)(6)/
UIF Global Franchise, Class II Sub-Account/(2)(6)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(6)/
UIF U.S. Mid Cap Value, Class I Sub-Account &
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(4)(6)/

Van Kampen LIT Comstock, Class II Sub-Account

Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1) Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account/(3)/
Putnam VT New Opportunities - Class IB Sub-Account/(3)/
Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account/(2)(4)(6)/
UIF Capital Growth, Class II Sub-Account/(2)(4)(6)/
UIF Small Company Growth, Class II Sub-Account/(2)(6)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(5)(6)/

--------------------------------------------------------------------------------

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio
Option 1. We will use the percentage allocations as of your most recent instructions.

                               25     PROSPECTUS

(1)The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3)The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income
   - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004. If you add the TrueReturn Option to your Contract on or after October 1, 2004, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*


(4)The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Generally Contract Owners of Contracts issued prior to May 1, 2004, may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account.

(5)Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(6)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

Model Portfolio Option 2

The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

Model Portfolio Option 2 (Rider Date prior to October 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category/(1)/:

                           Model Portfolio Option 2
                     (Rider Date Prior to October 1, 2004)
--------------------------------------------------------------------------------
                                10% Category A
                                20% Category B
                                50% Category C
                                20% Category D
--------------------------------------------------------------------------------
Category A
Putnam VT Money Market - Class IB Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account
--------------------------------------------------------------------------------
Category B
FTVIP Franklin U.S. Government - Class 2 Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(6)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(6)/

--------------------------------------------------------------------------------
Category C
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account

                               26     PROSPECTUS

FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT Research - Class IB Sub-Account/(3)/
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Utilities Growth and Income - Class IB Sub-Account/(3)/

UIF Equity and Income, Class II Sub-Account/(2)(6)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(6)/
UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(4)(6)/

Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
Category D
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
Putnam VT Health Sciences - Class IB Sub-Account/(3)/
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT New Opportunities - Class IB Sub-Account/(3)/
Putnam VT Vista - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account/(6)/
UIF Capital Growth, Class II Sub-Account/(2)(4)(6)/
UIF Global Franchise, Class II Sub-Account/(2)(6)/
UIF Small Company Growth, Class II Sub-Account/(2)(6)/
Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(5)(6)/

--------------------------------------------------------------------------------

The following Variable Sub-Accounts are not available under Model Portfolio Option 2 (Rider Date Prior to October 1, 2004): Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account and Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account. Instead, the Fidelity VIP Freedom Funds are available as Model Portfolio Options (see table under Investment Requirements above).

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.

(1)The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(3)The Putnam VT Health Sciences - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT New Opportunities - Class IB Sub-Account (Category D under TrueReturn), the Putnam VT Research - Class IB Sub-Account (Category C under TrueReturn), and the Putnam VT Utilities Growth and Income
   - Class IB Sub-Account (Category C under TrueReturn) were offered only with Contracts issued prior to October 1, 2004, and closed to new investments effective October 1, 2004.*


(4)The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(5)Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(6)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in

                               27     PROSPECTUS
accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

Rider Date on or after October 1, 2004

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)/(1)/:

                           Model Portfolio Option 2
                   (Rider Date on or after October 1, 2004)
--------------------------------------------------------------------------------
                                   Available
--------------------------------------------------------------------------------
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(5)/
UIF Equity and Income, Class II Sub-Account/(2)(5)/
UIF Global Franchise, Class II Sub-Account/(2)(5)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(5)/
UIF U.S. Mid Cap Value, Class I Sub-Account & UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(3)(5)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(5) /
Van Kampen LIT Capital Growth, Class II Sub-Account/(5)/

Van Kampen LIT Comstock, Class II Sub-Account


Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account


--------------------------------------------------------------------------------
                                   Excluded
--------------------------------------------------------------------------------
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account &
UIF Capital Growth, Class II Sub-Account/(2)(3)(5)/
UIF Small Company Growth, Class II Sub-Account/(2)(5)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(4)(5)/

--------------------------------------------------------------------------------

(1)The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the TrueReturn Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the TrueReturn Option prior to adding the TrueReturn Option to your Contract.*

(2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


(3)The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(4)Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(5)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van


                               28     PROSPECTUS

  Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described on page 79 of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..   The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

..   the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

                               29     PROSPECTUS

..   the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..   the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..   the Model Portfolio Options will be determined by the Model Portfolio
    Options offered with the Guarantee Options available with the New Option;

..   any waiting period for canceling the New Option will start again on the new
    Rider Date;

..   any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..   the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering any of these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Option, a new SureIncome Plus Option, or a new SureIncome For Life Option, provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..   The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

..   The issue requirements and terms and conditions of the new Withdrawal
    Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your sales representative before trading in your TrueReturn Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

..   on the Rider Maturity Date;

..   on the Payout Start Date;

..   on the date your Contract is terminated;

..   on the date the Option is cancelled;

..   on the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   on the date the Option is replaced with a New Option under the Rider
    Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

Fidelity VIP Freedom Funds Model Portfolio Options.

If you choose one of the Fidelity VIP Freedom Funds Model Portfolio Options or transfer your entire Contract Value into one of the Fidelity VIP Freedom Funds Model Portfolio Options we will invest your Contract Value entirely into the Fidelity VIP Freedom Sub-Account associated with the Fidelity VIP Freedom Funds Model Portfolio Option you have currently selected. The following table lists the Fidelity VIP Freedom Sub-Account associated with each Fidelity VIP Freedom Funds Model Portfolio Option:

   Fidelity VIP Freedom Funds Model             Fidelity VIP Freedom
           Portfolio Options                         Sub-Account
 -----------------------------------------------------------------------------
   Fidelity VIP Freedom Income Fund     Fidelity VIP Freedom Income - Service
        Model Portfolio Option                   Class 2 Sub-Account
 -----------------------------------------------------------------------------
 Fidelity VIP Freedom 2010 Fund Model    Fidelity VIP Freedom 2010 - Service
           Portfolio Option                      Class 2 Sub-Account
 -----------------------------------------------------------------------------
 Fidelity VIP Freedom 2020 Fund Model    Fidelity VIP Freedom 2020 - Service
           Portfolio Option                      Class 2 Sub-Account
 -----------------------------------------------------------------------------
 Fidelity VIP Freedom 2030 Fund Model    Fidelity VIP Freedom 2030 - Service
           Portfolio Option                      Class 2 Sub-Account
 -----------------------------------------------------------------------------

The Fidelity VIP Freedom Funds Model Portfolio Options are available as Model Portfolio Options under Guarantee Option 1 and Guarantee Option 2 (Rider Date prior to October 1, 2004). For Guarantee Option 2 (Rider Date on or after October 1, 2004), the Fidelity VIP Freedom Funds are part of the available Variable Sub-Accounts listed under Model Portfolio Option 2. Please note only certain Fidelity VIP Freedom Funds Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

                               30     PROSPECTUS

WITHDRAWAL BENEFIT OPTIONS
"Withdrawal Benefit Options" is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. "Withdrawal Benefit Option" is used to refer to any one of the Withdrawal Benefit Options.

Some broker-dealers or banks may limit the availability of one or more Withdrawal Benefit Option. Your individual sales representative will describe any limitations to you.

SUREINCOME WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Withdrawal Benefit Option ("SureIncome Option"), which is available for an additional fee.

The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments plus any applicable credit enhancements (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

We may discontinue offering, at any time without prior notice, the SureIncome Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus

                               31     PROSPECTUS

Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..   The Contract Value multiplied by the Withdrawal Benefit Factor (currently
    8% for new SureIncome Options); or

..   The value of the Benefit Payment of the previous Withdrawal Benefit Option
    (attached to your Contract) which is being terminated under a rider trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

   .   The Benefit Payment immediately prior to the withdrawal; or

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

                               32     PROSPECTUS

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). We currently offer the SureIncome Option or SureIncome Plus Withdrawal Benefit Option as New SureIncome Options available under the Rider Trade-In Option. We may also offer other Options ("New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a Withdrawal Benefit Option and TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..   The New SureIncome Option or any New Option will be made a part of your
    Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New SureIncome
    Option or the New Option

                               33     PROSPECTUS
  must be met as of the date any such Option is made a part of your Contract.
   Currently, if you select the SureIncome or SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your sales representative before trading in your SureIncome Option.

Death of Owner or Annuitant

If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

The SureIncome Option will terminate on the earliest of the following to occur:

..   The Benefit Base is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Option is cancelled;

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   On the date the SureIncome Option is replaced with a New Option under the
    Rider Trade-In Option.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments plus any applicable credit enhancements, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.

The SureIncome Plus Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase". Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This death benefit option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 79.

For purposes of the SureIncome Plus Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a

                               34     PROSPECTUS

Retirement Income Guarantee Option. The SureIncome Plus Option is only available if the oldest Contract Owner and oldest Annuitant are age 85 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome Plus Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.

We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..   The Contract Value multiplied by the Withdrawal Benefit Factor (currently
    8% for new SureIncome Plus Options); or

..   The value of the Benefit Payment of the previous Withdrawal Benefit Option
    (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..   The Benefit Payment immediately prior to the withdrawal; or

..   The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..   The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as

                               35     PROSPECTUS
calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

   . The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

   . The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..   The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each

                               36     PROSPECTUS
payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
    Benefit will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.

Refer to the Death Benefits section (page 76) for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome Plus Option

The SureIncome Plus Option will terminate on the earliest of the following to occur:

..   The Benefit Base is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

                               37     PROSPECTUS

..   On the date the Contract is terminated;

..   On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION
We offer the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.

The SureIncome For Life Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" as long as the SureIncome Covered Life is alive, subject to certain restrictions. The "SureIncome Covered Life" is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase" as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This Option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 79.

For purposes of the SureIncome For Life Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.

We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.

                               38     PROSPECTUS

We currently offer the following Withdrawal Benefit Factors:

                   Attained Age of
               SureIncome Covered Life Withdrawal Benefit Factor
               ----------------------- -------------------------
                       50 - 59                     4%
                       60 - 69                     5%
                       70    +                     6%

The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.

After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.

After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.

After the first withdrawal, the Benefit Payment will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

..   If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..   If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

   .   The Benefit Payment immediately prior to the withdrawal; or

   . The Benefit Base immediately after the withdrawal multiplied by the Withdrawal Benefit Factor.

If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..   The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

                               39     PROSPECTUS

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..   The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

                               40     PROSPECTUS

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the SureIncome Covered Life's death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
    Benefit will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments (and Credit Enhancements in the case of Allstate Advisor Plus Contracts) received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.

Refer to the Death Benefits section page 66 for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome For Life Option

The SureIncome For Life Option will terminate on the earliest of the following to occur:

..   The Benefit Payment is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

..   On the date the SureIncome For Life Option is cancelled as detailed under
    Death of Owner or Annuitant section above;

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.

INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)
If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to

                               41     PROSPECTUS
certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

1) to a Model Portfolio Option available as described below;

2) to the DCA Fixed Account Option and then transfer all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and interest to an available Model Portfolio Option; or

3) to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance/SM/ Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

                          * Model Portfolio Option 1
--------------------------------------------------------------------------------
* TrueBalance Conservative Model Portfolio Option
* TrueBalance Moderately Conservative Model Portfolio Option
* TrueBalance Moderate Model Portfolio Option
* TrueBalance Moderately Aggressive Model Portfolio Option
* TrueBalance Aggressive Model Portfolio Option
--------------------------------------------------------------------------------

Note: The TrueBalance Model Portfolio Options were first made available in connection with a Withdrawal Benefit Option on May 1, 2005. Any TrueBalance model portfolios offered under the TrueBalance Asset Allocation Program prior to May 1, 2005, may not be used in connection with a Withdrawal Benefit Option.

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts) be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available" and "Excluded."

                               42     PROSPECTUS

Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1):

                                   Available
--------------------------------------------------------------------------------
Fidelity VIP Freedom Income - Service Class 2 Sub-Account
Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account
Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Index 500 - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Growth and Income Securities - Class 2 Sub-Account
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account
FTVIP Franklin U.S. Government - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Lord Abbett Series - All Value Sub-Account
Lord Abbett Series - Bond-Debenture Sub-Account
Lord Abbett Series - Growth and Income Sub-Account
Lord Abbett Series - Growth Opportunities Sub-Account
Lord Abbett Series - Mid-Cap Value Sub-Account
Oppenheimer MidCap/VA - Service Shares Sub-Account
Oppenheimer Balanced/VA - Service Shares Sub-Account
Oppenheimer Core Bond/VA - Service Shares Sub-Account
Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account
Oppenheimer High Income/VA - Service Shares Sub-Account
Oppenheimer Main Street(R)/VA - Service Shares Sub-Account
Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account
Oppenheimer Strategic Bond/VA - Service Shares Sub-Account
Putnam VT Global Asset Allocation - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account
Putnam VT High Yield - Class IB Sub-Account
Putnam VT Income - Class IB Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account
Putnam VT Money Market - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(2)(5)/
UIF Equity and Income, Class II Sub-Account/(2)(5)/
UIF Global Franchise, Class II Sub-Account/(2)(5)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(5)/
UIF U.S. Mid Cap Value, Class I Sub-Account &
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(3)(5)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(5)/
Van Kampen LIT Capital Growth, Class II Sub-Account/(5)/

Van Kampen LIT Comstock, Class II Sub-Account


Van Kampen LIT Growth and Income, Class II Sub-Account
Van Kampen LIT Money Market, Class II Sub-Account


--------------------------------------------------------------------------------
                                   Excluded
--------------------------------------------------------------------------------
Fidelity VIP Growth Stock - Service Class 2 Sub-Account
Oppenheimer Global Securities/VA - Service Shares Sub-Account
Putnam VT Vista - Class IB Sub-Account

UIF Capital Growth, Class I Sub-Account &
UIF Capital Growth, Class II Sub-Account/(2)(3)(5)/
UIF Small Company Growth, Class II Sub-Account/(2)(5)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(4)(5)/

--------------------------------------------------------------------------------

(1)The FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account, which were closed to new investments effective May 1, 2003, are not available with the SureIncome Option. You must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts offered with the SureIncome Option prior to adding the SureIncome Option to your Contract.*

(2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


(3)The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may invest only in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(4)Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*

(5)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic

                               43     PROSPECTUS
transaction programs, additional allocations will not be allowed. If you choose to add any Withdrawal Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with a Withdrawal Benefit Option prior to adding it to your Contract.

TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

Investment Alternatives: The Variable Sub-Accounts
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 54* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.


You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.


* Up to 61 Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 50 for information about Sub-Account and/or Portfolio liquidations, mergers and name changes.

Portfolio:                               Each Portfolio Seeks:                                  Investment Adviser:
---------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation
 Service Class 2
------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio -    High total return with a secondary objective of
 Service Class 2                          principal preservation as the fund approaches its
                                          target date and beyond
------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio -    High total return with a secondary objective of        Fidelity Management &
 Service Class 2                          principal preservation as the fund approaches its     Research Company
                                          target date and beyond
------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio -    High total return with a secondary objective of
 Service Class 2                          principal preservation as the fund approaches its
                                          target date and beyond
------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio -  High total return with a secondary objective of
 Service Class 2                          principal preservation
------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio -    To achieve capital appreciation
 Service Class 2
------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio -       Investment results that correspond to the total return
 Service Class 2                          of common stocks publicly traded in the United
                                          States as represented by the Standard & Poor's
                                          500/(SM)/ Index (S&P 500(R))
------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio -         Long-term growth of capital
 Service Class 2
------------------------------------------------------------------------------------------------

                               44     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                                    Investment Adviser:
-----------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income         Capital appreciation with current income as a
 Securities Fund - Class 2                secondary goal.
--------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund -  To maximize income while maintaining prospects for
 Class 2                                  capital appreciation.
--------------------------------------------------------------------------------------------------Franklin Advisers, Inc.
FTVIP Franklin Large Cap Growth          Capital appreciation
 Securities Fund - Class 2
--------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth      Long-term capital growth.
 Securities Fund - Class 2/(1)/
--------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund -    Income
 Class 2
--------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income            High current income, consistent with preservation of
 Securities Fund - Class 2/(1)/           capital, with capital appreciation as a secondary
                                          consideration.
--------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value           Long-term total return.                                  Franklin Advisory Services,
 Securities Fund - Class 2                                                                        LLC
-----------------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund   Capital appreciation
 - Class 2                                                                                        Franklin Mutual Advisers,
--------------------------------------------------------------------------------------------------LLC
FTVIP Mutual Shares Securities Fund -    Capital appreciation with income as a secondary goal
 Class 2
--------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets       Long-term capital appreciation.                          Templeton Asset
 Securities Fund - Class 2                                                                        Management Ltd.
-----------------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund  Long-term capital growth.                                Templeton Investment
 - Class 2                                                                                        Counsel, LLC
-----------------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value      Long-term growth of capital and income without
 Portfolio                                excessive fluctuations in market value
--------------------------------------------------------------------------------------------------
Lord Abbett Series Fund -                High current income and the opportunity for capital
 Bond-Debenture Portfolio                 appreciation to produce a high total return             Lord, Abbett & Co. LLC
--------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and     Long-term growth of capital and income without
 Income Portfolio                         excessive fluctuations in market value
--------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth         Capital appreciation
 Opportunities Portfolio
--------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value  Capital appreciation through investments, primarily
 Portfolio                                in equity securities, which are believed to be
                                          undervalued in the marketplace
--------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service     Capital appreciation by investing in "growth type"
 Shares                                   companies.
--------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service   A high total investment return, which includes
 Shares                                   current income and capital appreciation in the
                                          value of its shares.
--------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service  High level of current income. As a secondary
 Shares                                   objective, the Portfolio seeks capital appreciation     OppenheimerFunds, Inc.
                                          when consistent with its primary objective.
--------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation         Capital appreciation by investing in securities of well-
 Fund/VA - Service Shares                 known, established companies.
--------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA -  Long-term capital appreciation by investing a
 Service Shares                           substantial portion of assets in securities of foreign
                                          issuers, growth-type companies, cyclical industries
                                          and special situations that are considered to have
                                          appreciation possibilities.
--------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA -        A high level of current income from investment in
 Service Shares                           high-yield fixed-income securities.
--------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund(R)/VA -     High total return (which includes growth in the value
 Service Shares                           of its shares as well as current income) from equity
                                          and debt securities.
--------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap        Capital appreciation.
 Fund(R)/VA - Service Shares
--------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA -     A high level of current income principally derived
 Service Shares                           from interest on debt securities.
--------------------------------------------------------------------------------------------------

                               45     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                                  Investment Adviser:
---------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of      To provide a balanced investment composed of a well
 Boston - Class IB                        diversified portfolio of value stocks and bonds,
                                          which produce both capital growth and current
                                          income.
------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund   A high level of long-term total return consistent with
 - Class IB                               preservation of capital.
------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -       Capital growth and current income.
 Class IB
------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class   Capital appreciation.
 IB/(2)/
------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB     High current income. Capital growth is a secondary     Putnam Investment
                                          goal when consistent with achieving high current      Management, LLC
                                          income.                                               ("Putnam Management")
------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB         High current income consistent with what Putnam
                                          Management believes to be prudent risk.
------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund -    Capital appreciation.
 Class IB
------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB      Long-term growth of capital and any increased
                                          income that results from this growth.
------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB   As high a rate of current income as Putnam
                                          Management believes is consistent with
                                          preservation of capital and maintenance of
                                          liquidity.
------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund -       Long-term capital appreciation.
 Class IB/(2)/
------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB      Long-term capital appreciation.
------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB/(2)/  Capital appreciation.
------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income    Capital growth and current income.
 Fund - Class IB/(2)/
------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB          Capital appreciation.
------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB        Capital appreciation.
------------------------------------------------------------------------------------------------
UIF Capital Growth Portfolio, Class I &  Long-term capital appreciation by investing primarily
 UIF Capital Growth Portfolio, Class      in growth-oriented equity securities of large
 II/(5)(6)/                               capitalization companies.
------------------------------------------------------------------------------------------------
UIF Emerging Markets Debt Portfolio,     High total return by investing primarily in fixed
 Class II/(6)/                            income securities of government and government-
                                          related issuers and, to a lesser extent, of corporate
                                          issuers in emerging market countries.                 Van Kampen/(4)/
------------------------------------------------------------------------------------------------
UIF Equity and Income Portfolio, Class   Capital appreciation and current income.
 II/(6)/
------------------------------------------------------------------------------------------------
UIF Global Franchise Portfolio, Class    Long-term capital appreciation.
 II/(6)/
------------------------------------------------------------------------------------------------
UIF Mid Cap Growth Portfolio, Class      Long-term capital growth by investing primarily in
 II/(6)/                                  common stocks and other equity securities.
------------------------------------------------------------------------------------------------
UIF Small Company Growth Portfolio,      Long-term capital appreciation by investing primarily
 Class II/(6)/                            in growth-oriented equity securities of small
                                          companies.
------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class  Above-average total return over a market cycle of
 I & UIF U.S. Mid Cap Value Portfolio,    three to five years by investing in common stocks
 Class II/(5)(6)/                         and other equity securities.
------------------------------------------------------------------------------------------------
UIF U.S. Real Estate Portfolio, Class    Above average current income and long-term capital
 II/(6)/                                  appreciation by investing primarily in equity
                                          securities of companies in the U.S. real estate
                                          industry, including real estate investment trusts.
------------------------------------------------------------------------------------------------


                               46     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                             Investment Adviser:
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Capital Growth            Capital appreciation.                              Van Kampen Asset
 Portfolio, Class II/(6)/                                                                   Management
-------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,       Capital growth and income through investments in
 Class II                                 equity securities, including common stocks,
                                          preferred stocks and securities convertible into
                                          common and preferred stocks.
-------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income         Long-term growth of capital and income.
 Portfolio, Class II
-------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth            Capital growth
 Portfolio, Class II/(3)(6)/
-------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio,   Protection of capital and high current income
 Class II                                 through investments in money market instruments.
-------------------------------------------------------------------------------------------


(1) Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts you may continue those investments. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2) Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Account Portfolios are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


(3) Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


(4) Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.


(5) The Variable Sub-Accounts that invest in the UIF Capital Growth Portfolio, Class II and the UIF U.S. Mid Cap Value Portfolio, Class II are offered with Contracts issued on or after May 1, 2004. Contracts issued prior to May 1, 2004, may only invest in the Variable Sub-Accounts that invest in the UIF Capital Growth Portfolio, Class I and the UIF U.S. Mid Cap Value Portfolio, Class I. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(6) Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits in, or obligations of, or guaranteed or endorsed by, any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.

TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program ("TrueBalance program") is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit


                               47     PROSPECTUS

Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.


Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.


Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.


Allstate Life and the principal underwriter of the Contracts, Allstate Distributors, L.L.C. ("Allstate Distributors"), do not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Allstate Life retained an independent investment management firm ("investment management firm") to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life's Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a "fiduciary" or as an "investment manager," as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners' purposes.


Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts. In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.


We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. For TrueBalance model portfolios selected on or after May 1, 2005, at the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Account according to the percentage allocation for the model portfolio you selected.

Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may select only one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently

                               48     PROSPECTUS
available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your sales representative before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected prior to May 1, 2005. TrueBalance model portfolios selected prior to May 1, 2005, are not available with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected prior to May 1, 2005, you may make transfers to any of the available investment alternatives, except the DCA Fixed Account Option. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. Transfers to investment alternatives that are not included in the model portfolio you selected may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. You should consult with your sales representative before making transfers outside the model portfolio allocations.

The following applies to TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected on or after May 1, 2005, with the TrueReturn Option or SureIncome Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Accumulation Benefit Option, on the Rider Maturity Date the Contract Value may be increased due to the Option. Any increase will be allocated to the Putnam VT Money Market. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected on or after May 1, 2005, without the TrueReturn or SureIncome Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your sales representative before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio allocations. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal

                               49     PROSPECTUS
instructions. If you have any questions, please consult your sales representative.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options
--------------------------------------------------------------------------------


You may allocate all or a portion of your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 59.

This option allows you to allocate purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Putnam VT Money Market Variable Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Putnam VT Money Market Variable Sub- Account in this manner may not be consistent with the theory of dollar cost averaging described on page 59.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Putnam VT Money Market Variable Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

                               50     PROSPECTUS

The DCA Fixed Account Option currently is not available if you have selected the Allstate Advisor Preferred Contract with No Withdrawal Charge Option.

The DCA Fixed Account Option may not be available in your state. Please check with your representative for availability.

STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "Guarantee Period Account" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Standard Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Advisor Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Advisor Plus and Allstate Advisor Preferred Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your representative for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-Day Window"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

..   transfer all or part of the money from the Standard Fixed Guarantee Period
    Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..   transfer all or part of the money from the Standard Fixed Guarantee Period
    Account to other investment alternatives available at the time; or

..   withdraw all or part of the money from the Standard Fixed Guarantee Period
    Account. Withdrawal charges and taxes may apply.

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

..   you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

..   you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of

                               51     PROSPECTUS
your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with Allstate Advisor Plus and Allstate Advisor Preferred Contracts.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Market Value Adjusted Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your sales representative for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("Treasury Rate") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.

The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full

                               52     PROSPECTUS
withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment (and Credit Enhancements for Allstate Advisor Plus Contracts) to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

..   transfer all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..   transfer all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account to other investment alternatives available at the time; or

..   withdraw all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

                               53     PROSPECTUS

TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM/ Accumulation Benefit Option" and "Withdrawal Benefit Options" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the

Investment Alternatives: Transfers
--------------------------------------------------------------------------------

relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.


We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.


                               54     PROSPECTUS

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

                               55     PROSPECTUS

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:

   Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Putnam VT Income - Class IB Sub-Account and 60% to be in the Oppenheimer MidCap/VA - Service Shares Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Putnam VT Income - Class IB Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Putnam VT Income - Class IB Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Oppenheimer MidCap/VA - Service Shares Sub-Account so that the percentage allocations would again be 40% and 60%, respectively.

The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

Expenses
--------------------------------------------------------------------------------


As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Putnam VT Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

..   for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

                               56     PROSPECTUS

..   for a Contract Anniversary if, on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We also reserve the right to waive this charge if you own more than one Contract and the Contracts meet certain minimum dollar amount requirements. In addition, we reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE
We deduct an administrative expense charge daily at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

                    Allstate Advisor                  1.10%
                    ---------------------------------------
                    Allstate Advisor Plus             1.40%
                    ---------------------------------------
                    Allstate Advisor Preferred
                    (5-year withdrawal charge option) 1.40%
                    ---------------------------------------
                    Allstate Advisor Preferred
                    (3-year withdrawal charge option) 1.50%
                    ---------------------------------------
                    Allstate Advisor Preferred
                    (No withdrawal charge option)     1.60%
                    ---------------------------------------

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. The mortality and expense risk charge also helps pay for the cost of the Credit Enhancement under the Allstate Advisor Plus Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

..   MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. For Contract Owners who added the MAV Death Benefit Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..   Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. For Contract Owners who added the Enhanced Beneficiary Protection (Annual Increase) Option prior to May 1, 2003, the mortality and expense risk charge is 0.15%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..   Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

   . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

   . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

   The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

..   Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

                               57     PROSPECTUS

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select; however, we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/SM/ Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT (CO- ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT (CO- ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/ or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.

RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG 2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 1 prior to
May 1, 2003, the annual Rider Fee is 0.25%. The current annual

                               58     PROSPECTUS

Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. For Contract Owners who added RIG 2 prior to May 1, 2003, the annual Rider Fee is 0.45%. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.

WITHDRAWAL BENEFIT OPTION FEE
We charge separate annual Rider Fees for each of the SureIncome Option (the "SureIncome Option Fee"), the SureIncome Plus Option (the "SureIncome Plus Option Fee"), and the SureIncome For Life Option (the "SureIncome For Life Option Fee"). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the "Withdrawal Benefit Option Fees". "Withdrawal Benefit Option Fee" is used to refer to any one of the Withdrawal Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.

We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.

For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.

If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be

                               59     PROSPECTUS
equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.

TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 13. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 55 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments (excluding Credit Enhancements for Allstate Advisor Plus Contracts) that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

..   The Free Withdrawal Amount described above; or

..   Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

If you have selected the Allstate Advisor Preferred Contract with No Withdrawal Charge Option, there are no withdrawal charges applicable and, therefore, no Free Withdrawal Amount. Amounts withdrawn may be subject to a Market Value Adjustment or applicable taxes.

                               60     PROSPECTUS

All Contracts

We do not apply a withdrawal charge in the following situations:

..   the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..   withdrawals taken to satisfy IRS minimum distribution rules for the
    Contract; or

..   withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts, and to help defray the cost of the Credit Enhancement for the Allstate Advisor Plus Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, or the cost of the Credit Enhancement, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"Due Proof " includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"Due Proof " includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S. "Due Proof " includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

These waivers do not apply under the Allstate Advisor Preferred Contract with No Withdrawal Charge Option.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even

                               61     PROSPECTUS
if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES
Each Portfolio deducts management fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses see page 16. Allstate Life or the principal underwriter of the Contracts, Allstate Distributors, may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution (12b-1), or other services Allstate Distributors or we provide to the Portfolios.

Access to Your Money
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WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 66.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.

Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 53.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

                               62     PROSPECTUS

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.  An emergency exists as defined by the SEC, or

3.  The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your sales representative or call us at 1-800-457-7617 for more information.


Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments
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PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

..   the Annuitant's 99th birthday, or

..   the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

..   fixed income payments;

                               63     PROSPECTUS

..   variable income payments; or

..   a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 - Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 - Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600. We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

Income Plan 4 - Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 - Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 - Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 - Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

                               64     PROSPECTUS

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

..   You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

..   You may request to change the frequency of your payments.

We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

                               65     PROSPECTUS

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                                   Number of Complete Years Since We Received the Purchase
                                   Payment Being Withdrawn/Applicable Charge:
  Contract:                         0      1      2      3      4      5     6     7    8+
  ------------------------------------------------------------------------------------------
  Allstate Advisor                   7%     7%     6%     5%     4%     3%   2%     0%  0%
  Allstate Advisor Plus            8.5%   8.5%   8.5%   7.5%   6.5%   5.5%   4%   2.5%  0%
  Allstate Advisor Preferred with:
  5-Year Withdrawal Charge Option    7%     6%     5%     4%     3%     0%
  3-Year Withdrawal Charge Option    7%     6%     5%     0%
  No Withdrawal Charge Option                        None

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

..   terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..   reduce the frequency of your payments so that each payment will be at least
    $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and
(b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this

                               66     PROSPECTUS
amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

..   The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

..   You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

..   You may apply the Income Protection Benefit Option to more than one Income
    Plan.

..   The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

..   You may only add the Income Protection Benefit Option on the Payout Start
    Date and, once added, the option cannot be cancelled.

..   You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

..   You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("Income Protection Diversification Requirement"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement/(1)/:

Unrestricted Variable Sub-Accounts. There is no limit to the amount of assets supporting your variable income

                               67     PROSPECTUS
payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently, we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

   Fidelity VIP Freedom Income - Service Class 2 Sub-Account

   FTVIP Franklin U.S. Government - Class 2 Sub-Account

   Oppenheimer Core Bond/VA - Service Shares Sub-Account

   Oppenheimer Strategic Bond/VA - Service Shares Sub-Account

   Putnam VT Income - Class IB Sub-Account

   Putnam VT Money Market - Class IB Sub-Account

   Van Kampen LIT Money Market, Class II Sub-Account

Restricted Variable Sub-Accounts. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

   Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account

   Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account

   Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account

   Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account

   Fidelity VIP Index 500 - Service Class 2 Sub-Account

   Fidelity VIP Mid Cap - Service Class 2 Sub-Account

   FTVIP Franklin Income Securities - Class 2 Sub-Account

   FTVIP Franklin Growth and Income Securities -Class 2 Sub-Account

   FTVIP Franklin Large Cap Growth Securities -Class 2 Sub-Account

   FTVIP Mutual Discovery Securities - Class 2 Sub-Account

   FTVIP Franklin Small Cap Value Securities - Class 2 Sub-Account

   FTVIP Mutual Shares Securities - Class 2 Sub-Account

   FTVIP Templeton Foreign Securities - Class 2 Sub-Account

   Lord Abbett Series - All Value Sub-Account

   Lord Abbett Series - Bond-Debenture Sub-Account

   Lord Abbett Series - Growth and Income Sub-Account

   Lord Abbett Series - Growth Opportunities Sub-Account

   Lord Abbett Series - Mid-Cap Value Sub-Account

   Oppenheimer Balanced/VA - Service Shares Sub-Account

   Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account

   Oppenheimer Global Securities/VA - Service Shares Sub-Account

   Oppenheimer High Income/VA Sub-Account

   Oppenheimer Main Street(R)/VA - Service Shares Sub-Account

   Oppenheimer Main Street Small Cap(R)/VA - Service Shares Sub-Account

   Putnam VT Global Asset Allocation - Class IB Sub-Account

   Putnam VT Growth and Income - Class IB Sub-Account

   Putnam VT High Yield - Class IB Sub-Account

   Putnam VT International Equity - Class IB Sub-Account

   Putnam VT Investors - Class IB Sub-Account

   Putnam VT New Value - Class IB Sub-Account

   Putnam VT Research - Class IB Sub-Account/(5)/

   Putnam VT The George Putnam Fund of Boston -Class IB Sub-Account

   Putnam VT Utilities Growth and Income - Class IB Sub-Account/(5)/

   Putnam VT Voyager - Class IB Sub-Account

   Van Kampen LIT Comstock, Class II Sub-Account

   Van Kampen LIT Growth and Income, Class II Sub-Account


   UIF Equity and Income, Class II Sub-Account/(4)(6)/

   UIF Capital Growth, Class II Sub-Account (Class I & II)/(2)(4)(6)/

   UIF Global Franchise, Class II Sub-Account/(4)(6)/

   UIF U.S. Mid Cap Value, Class II Sub-Account (Class I & II)/(2)(4)(6)/

   UIF U.S. Real Estate, Class II Sub-Account/(4)(6)/



                               68     PROSPECTUS

Excluded Variable Sub-Accounts. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

   Fidelity VIP Growth Stock - Service Class 2 Sub-Account

   FTVIP Templeton Developing Markets Securities - Class 2 Sub-Account

   Oppenheimer MidCap/VA - Service Shares Sub-Account

   Putnam VT Health Sciences - Class IB Sub-Account/(5)/

   Putnam VT New Opportunities - Class IB Sub-Account/(5)/

   Putnam VT Vista - Class IB Sub-Account


   UIF Emerging Markets Debt, Class II Sub-Account/(4)(6)/

   UIF Mid Cap Growth, Class II Sub-Account/(4)(6)/

   UIF Small Company Growth, Class II Sub-Account/(4)(6)/

   Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

   Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(3)(6)/


(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account, and the FTVIP Templeton Global Income Securities - Class 2 Sub-Account are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If you are currently enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Portfolios in accordance with that program.*


(2)The UIF Capital Growth, Class II Sub-Account and the UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004, may only invest in the UIF Capital Growth, Class I Sub-Account and the UIF U.S. Mid Cap Value, Class I Sub-Account. Contracts issued prior to May 1, 2004 that participate in certain TrueBalance model portfolios may invest in UIF Capital Growth, Class II Sub-Account and the UIF U.S. MidCap Value, Class II Sub-Account.

(3)Effective May 1, 2006, the Van Kampen LIT Mid Cap Growth Portfolio, Class II (formerly called the Van Kampen LIT Aggressive Growth Portfolio, Class II) was closed to new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio, you may continue your investment.*


(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account, and the Putnam VT Utilities Growth and Income - Class IB Sub-Account closed to new investments.*


(6)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio; the Van Kampen LIT Strategic Growth Portfolio changed its name to the Van Kampen LIT Capital Growth Portfolio; and the Van Kampen LIT Aggressive Growth Portfolio changed its name to the Van Kampen LIT Mid Cap Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If you choose to add the Income Protection Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding it to your Contract.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection
Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

                               69     PROSPECTUS

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..   deducting any applicable taxes; and

..   applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program, except for Contract Owners who added RIG 1 or RIG 2 prior to May 1, 2003. For Contract Owners who added RIG 1 or RIG 2 on or after May 1, 2003, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your sales representative for details. The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

We refer to the issue date of the option as the "Rider Date." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

For each option, an "Income Base" is calculated, which is used only for the purpose of calculating the "Guaranteed Retirement Income Benefit" and the appropriate "Rider Fee," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

..   The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

..   The Payout Start Date must occur during the 30-day period following a
    Contract Anniversary.

..   The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

..   You must select Fixed Amount Income Payments only.

..   You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

   . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

   . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "Guaranteed Retirement Income Benefit" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

..   The Guaranteed Retirement Income Benefit; or

                               70     PROSPECTUS

..   For fixed income payments, the Contract Value, adjusted by any applicable
    Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The current Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary (0.25% for Contract Owners who added RIG 1 prior to May 1, 2003). The current Rider Fee for the RIG 2 is 0.55% of the Income Base on each Contract Anniversary (0.45% for Contract Owners who added RIG 2 prior to May 1,
2003). These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..   The date the Contract is terminated;

..   If the Contract is not continued in the Accumulation Phase under either the
    Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

..   The Payout Start Date; or

..   For Contract Owners who added a RIG 1 or RIG 2 Option on or after May 1,
    2003, if you elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.

Calculation of Income Base.

On the Rider Date, the "RIG 1 Income Base" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by RIG 1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 Withdrawal Adjustment" is defined below.

The RIG 1 Income Base will not exceed a Cap equal to:

..   200% of the Contract Value as of the Rider Date; plus

..   200% of purchase payments (and Credit Enhancements for Allstate Advisor
    Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the Payout Start Date; minus

..   RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 Withdrawal Adjustment. Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

..   In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

..   In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states), and the result multiplied by

                               71     PROSPECTUS
  the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 Income Base" is defined as the greater of "Income Base A" or "Income Base B."

"Income Base A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "Income Base B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..   Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

..   Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

..   On each Contract Anniversary until the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

Death Benefits
--------------------------------------------------------------------------------


DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "Complete Request for Settlement," a claim for distribution of the Death Proceeds must include "Due Proof of Death" in any of the following forms of documentation:

..   A certified copy of the death certificate;

..   A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

..   Any other proof acceptable to us.

"Death Proceeds" are determined based on when we receive a Complete Request for
Settlement:

..   If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "Death Benefit."

..   If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.

                               72     PROSPECTUS

DEATH BENEFIT OPTIONS
In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

..   MAV Death Benefit Option

..   Enhanced Beneficiary Protection (Annual Increase) Option

..   Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit.")

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "Death Benefit" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

..   The Contract Value;

..   The Settlement Value;

..   The ROP Death Benefit;

..   The MAV Death Benefit Option (if selected);

..   The Enhanced Beneficiary Protection (Annual Increase) Option (if selected);
    or

..   The SureIncome ROP Death Benefit.*

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.

The "ROP Death Benefit" is equal to the sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

   The sum of all purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The "MAV Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds" on page 75), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..   Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment (and Credit Enhancement for Allstate Advisor Plus Contracts).

..   Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

..   On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.

If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:

..   The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract

                               73     PROSPECTUS

  Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and withdrawals); or

..   The date we next determine the Death Proceeds.

Enhanced Beneficiary Protection (Annual Increase) Option.

The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30% (0.15% for Contract Owners who added this option prior to May 1, 2003). We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the earlier of:

   (a) the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

   (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

..   200% of the Contract Value as of the Rider Date; plus

..   200% of purchase payments (and Credit Enhancements for Allstate Advisor
    Plus Contracts) made after the Rider Date, but excluding any purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts) made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

..   Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments (and Credit Enhancements for Allstate Advisor Plus Contracts), less withdrawal adjustments for any subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

..   The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals (and Credit Enhancements for Allstate Advisor Plus Contracts); or

..   The date we next determine the Death Proceeds.

Earnings Protection Death Benefit Option.

The "Earnings Protection Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

..   0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

..   0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

                               74     PROSPECTUS

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..   100% of "In-Force Premium" (excluding purchase payments (and Credit
    Enhancements for Allstate Advisor Plus Contracts) made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..   40% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..   50% of "In-Force Premium" (excluding purchase payments (and Credit
    Enhancements for Allstate Advisor Plus Contracts) made after the Rider Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..   25% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force
Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "Excess-of-Earnings Withdrawals" made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.

If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 79 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:

..   The Rider Date will be changed to the date we determine the Death Proceeds;

..   The In-Force Premium is equal to the Contract Value as of the new Rider
    Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

..   The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

..   The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

ALL OPTIONS.
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..   the date the Contract is terminated;

..   if, upon the death of the Contract Owner, the Contract is continued under
    Option D as described in the Death of Owner section on page 79, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;

..   if the Contract is not continued in the Accumulation Phase under either the
    Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

..   on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

                               75     PROSPECTUS

..   on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

..   the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "New Contract Owners". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

..   Over the life of the New Contract Owner; or

..   For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

..   Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market - Class IB Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

                               76     PROSPECTUS

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Putnam VT Money Market - Class IB Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "Annual Required Distribution" calculated for each calendar year. The first such withdrawal must occur within:

..   One year of the date of death;

..   The same calendar year as the date we receive the first Complete Request for Settlement; and

..   One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

..   The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

..   The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.

Category 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:

Option A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.

                               77     PROSPECTUS

Option C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Putnam VT Money Market
- Class IB Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

Option D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

..   The individually owned Contract must be either a traditional, Roth, or
    Simplified Employee Pension IRA.

..   The Contract Owner's spouse must be the sole Primary Beneficiary of the
    Contract and will be the named Co-Annuitant.

..   The Contract Owner must be age 90 or younger on the Rider Application Date;
    and the Co-Annuitant must be age 79 or younger on the Rider Application
    Date.

..   On or after May 1, 2005, the Option may be added only when we issue the
    Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

..   upon the death of the Co-Annuitant (as of the date we determine the Death
    Proceeds);

..   upon the death of the Contract Owner (as of the date we determine the Death
    Proceeds);

..   on the date the Contract is terminated;

..   on the Payout Start Date; or

..   on the date you change the beneficiary of the Contract and the change is accepted by us;

..   for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

..   for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following

                               78     PROSPECTUS
conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

..   The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..   Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

..   The beneficially owned Contract must be a Custodial traditional IRA,
    Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

..   The Annuitant must be the beneficial owner of the Custodial traditional
    IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..   The Co-Annuitant must be the legal spouse of the Annuitant. Only one
    Co-Annuitant may be named.

..   The Co-Annuitant must be the sole beneficiary of the Custodial traditional
    IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

..   The Annuitant must be age 90 or younger on the CSP Application Date.

..   The Co-Annuitant must be age 79 or younger on the CSP Application Date.

..   On or after May 1, 2005, the CSP may be added only when we issue the
    Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

..   We have made no payments under any Income Plan.

..   There is an annual Rider Fee of 0.10% of the Contract Value for new Options
    added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

..   The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

..   The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

..   The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of 0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

..   On the date CSP is terminated as described above; or

..   Upon the death of the Annuitant; or

..   Upon the death of the Co-Annuitant; or

..   On the date the Contract is terminated; or

..   On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

                               79     PROSPECTUS

Death of Co-Annuitant.  This section applies if:

..   The CSP Conditions are met.

   . The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

   .   We have received proof satisfactory to us that the Co-Annuitant has died.

   . The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

   . the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

..   The Co-Annuitant was the legal spouse of the Annuitant on the date of
    Annuitant's death.

..   The Owner does not thereafter name a new Co-Annuitant; and

..   The Owner of the Custodial traditional IRA, Custodial Roth IRA, or
    Custodial Simplified Employee Pension IRA remains the Custodian; and

..   The Contract may only be continued once.

More Information
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ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I ("Variable Account") in 1999. The Contracts were previously issued through Allstate Life Insurance Company Separate Account A. Effective May 1, 2004, the Variable Account combined with Allstate Life Insurance Company Separate Account A and consolidated duplicative Variable Sub-Accounts that invest in the same Portfolio (the "Consolidation"). The Accumulation Unit Values for the Variable Sub-Accounts in which you invest did not change as a result of the Consolidation, and your Contract Value immediately after the Consolidation was the same as the value immediately before the Consolidation. We have registered the Variable Account with the SEC as a unit investment trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use

                               80     PROSPECTUS
the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS
Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

Distribution. Allstate Distributors, L.L.C., located at 3100 Sanders Road, Northbrook, IL 60062, is the principal underwriter and distributor of the Contract. Allstate Distributors is a wholly owned subsidiary of Allstate Life. Allstate Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the Financial Industry Regulatory Authority ("FINRA").

Allstate Distributors does not sell Contracts directly to purchasers. Allstate Distributors enters into selling agreements with affiliated and unaffiliated broker-dealers and banks to sell the Contracts through their registered representatives. The broker-dealers are registered with the SEC and are FINRA member firms. Their registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts. Contracts also may be sold by representatives or employees of banks that may be acting as broker-dealers without separate registration under the Exchange Act, pursuant to legal and regulatory exceptions.


We will pay commissions to broker-dealers and banks which sell the Contracts. Commissions paid vary, but we may pay up to a maximum sales commission of 7.5% of total purchase payments. In addition, we may pay ongoing annual compensation of up to 1.25% of Contract Value. Individual representatives receive a portion of compensation paid to the broker-dealer or bank with which they are associated in accordance with the broker dealer's or bank's practices. We estimate that commissions and annual compensation, when combined, will not exceed 8.5% of total purchase payments. However, commissions and annual compensation could exceed that amount because ongoing annual compensation is related to Contract Value and the number of years the Contract is held.

                               81     PROSPECTUS

From time to time, we pay asset-based compensation and/or marketing allowances to banks and broker-dealers. These payments vary among individual banks and broker dealers, and the asset-based payments may be up to 0.25% of Contract Value annually. These payments are intended to contribute to the promotion and marketing of the Contracts, and they vary among banks and broker-dealers. The marketing and distribution support services include but are not limited to:
(1) placement of the Contracts on a list of preferred or recommended products in the bank's or broker-dealer's distribution system; (2) sales promotions with regard to the Contracts; (3) participation in sales conferences; and
(4) helping to defray the costs of sales conferences and educational seminars for the bank or broker-dealer's registered representatives. A list of broker-dealers and banks that Allstate Distributors paid pursuant to such arrangements is provided in the Statement of Additional Information, which is available upon request. For a free copy, please write or call us at the address or telephone number listed on the front page of this prospectus, or go to the SEC's Web site (http://www.sec.gov).


To the extent permitted by FINRA rules and other applicable laws and regulations, we may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. We may not offer the arrangements to all broker-dealers and banks and the terms of the arrangement may differ among broker-dealers and banks.


Individual registered representatives, broker-dealers, banks, and branch managers within some broker-dealers and banks participating in one of these compensation arrangements may receive greater compensation for selling the contract than for selling a different contact that is not eligible for the compensation arrangement. While we take the compensation into account when establishing contract charges, any such compensation will be paid by us or Allstate Distributors and will not result in any additional charge to you. Your registered representative can provide you with more information about the compensation arrangements that apply to the sale of the contract.

Allstate Life does not pay Allstate Distributors a commission for distribution of the Contracts. Allstate Distributors compensates its representatives who act as wholesalers, and their sales management personnel, for Contract sales. This compensation is based on a percentage of premium payments and/or a percentage of Contract Values. The underwriting agreement with Allstate Distributors provides that we will reimburse Allstate Distributors for expenses incurred in distributing the Contracts, including any liability to Contract Owners arising out of services rendered or Contracts issued.

For Allstate Advisor Contracts issued to employees of Allstate Life and certain other eligible organizations, and in lieu of Allstate Life paying any commissions on sales of those Contracts, the Contract Owner will receive a credit of 6% of the amount of each purchase payment that will be applied to each purchase payment. Allstate Life will allocate this credit in the same allocation as your most recent instruction. If you exercise your Right to Cancel your Contract as described in this prospectus, we will return to you the amount you would have received had there been no credit. Unless we are required by law to return your purchase payments, this amount also will include any charges deducted that reduced your Contract Value prior to cancellation, plus any investment gain on the credit. The credit may not be available in all states. We do not consider the credit to be an "investment in the contract" for income tax purposes.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we entered into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

..   issuance of the Contracts;

..   maintenance of Contract Owner records;

..   Contract Owner services;

..   calculation of unit values;

..   maintenance of the Variable Account; and

..   preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may

                               82     PROSPECTUS
result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


Taxes
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The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Variable Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury

                               83     PROSPECTUS

Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the

                               84     PROSPECTUS

  Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

                               85     PROSPECTUS

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

                               86     PROSPECTUS

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs)

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal

                               87     PROSPECTUS
withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W-8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective
January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as

                               88     PROSPECTUS
an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

                               89     PROSPECTUS

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

Annual Reports and Other Documents
--------------------------------------------------------------------------------



Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.


If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.


                               90     PROSPECTUS

Statement of Additional Information Table of Contents
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

       Additions, Deletions, or Substitutions of Investments
       --------------------------------------------------------------------
       The Contracts
       --------------------------------------------------------------------
       Calculation of Accumulation Unit Values
       --------------------------------------------------------------------
       Calculation of Variable Income Payments
       --------------------------------------------------------------------

--------------------------------------------------------------------------------

                        General Matters
                        -------------------------------
                        Experts
                        -------------------------------
                        Financial Statements
                        -------------------------------
                        Appendix A
                        -------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                               91     PROSPECTUS

Appendix A
Allstate Advisor Contract Comparison Chart
--------------------------------------------------------------------------------

                                                                           Advisor Preferred
Feature                  Advisor          Advisor Plus     -------------------------------------------------
                                                           5-year Withdrawal 3-year Withdrawal No Withdrawal
                                                             Charge Option     Charge Option   Charge Option
-                  -                   -                   -------------------------------------------------
                                       up to 5% depending
                                       on issue age and
                                       amount of purchase
Credit Enhancement        None         payments                  None              None            None
------------------------------------------------------------------------------------------------------------
Mortality and
Expense
Risk Charge
(Base Contract)           1.10%               1.40%              1.40%             1.50%           1.60%
------------------------------------------------------------------------------------------------------------
Withdrawal Charge
(% of purchase                         8.5/ 8.5/ 8.5/ 7.5/
payment)           7/ 7/ 6/ 5/ 4/ 3/ 2   6.5/ 5.5/ 4/2.5     7/ 6/ 5/ 4/ 3        7/ 6/ 5          None
------------------------------------------------------------------------------------------------------------
                   Confinement,        Confinement,        Confinement,      Confinement,
Withdrawal Charge  Terminal Illness,   Terminal Illness,   Terminal Illness, Terminal Illness,
Waivers            Unemployment        Unemployment        Unemployment      Unemployment           N/A

The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The following tables summarize the availability of the Fixed Account Options in general. Please check with your representative for specific details for your state.

                                       DCA Fixed Account
                                             Option
------------------------------------------------------------------------------------------------
                                                               Advisor Preferred
                      Advisor    Advisor Plus  -------------------------------------------------
                                                    5-Year            3-Year
                                               Withdrawal Charge Withdrawal Charge No Withdrawal
                                                    Option            Option       Charge Option
-                  -             -             -------------------------------------------------
                   3 to 6-month  3 to 6-month    3 to 6-month      3 to 6-month         N/A
Transfer Periods   -----------------------------------------------------------------------------
                   7 to 12-month 7 to 12-month   7 to 12-month     7 to 12-month        N/A

                               Standard Fixed Account Option (some options not available in all states)
---------------------------------------------------------------------------------------------------------------------------
                                                                                        Advisor Preferred
                                  Advisor                 AdvisorPlus -----------------------------------------------------
                                                                           5-Year            3-Year              No
                                                                      Withdrawal Charge Withdrawal Charge Withdrawal Charge
                                                                           Option            Option            Option
--------------------                                      -           -----------------------------------------------------
                                  1-year                      N/A            N/A               N/A               N/A
                   --------------------------------------------------------------------------------------------------------
                                  3-year*                     N/A            N/A               N/A               N/A
Guarantee Periods  --------------------------------------------------------------------------------------------------------
                                  5-year*                     N/A            N/A               N/A               N/A
                   --------------------------------------------------------------------------------------------------------
                                  7-year*                     N/A            N/A               N/A               N/A

* Available only in states in which the MVA Fixed Account Option is not offered.

                               92     PROSPECTUS

                  MVA Fixed Account Option (not available in all states)**
--------------------------------------------------------------------------------------------
                                                         Advisor Preferred
                  Advisor Advisor Plus -----------------------------------------------------
                                            5-Year            3-Year              No
                                       Withdrawal Charge Withdrawal Charge Withdrawal Charge
                                            Option            Option            Option
-                 -       -            -----------------------------------------------------
                  3-year    3-year          3-year            3-year            3-year
                  --------------------------------------------------------------------------
                  5-year    5-year          5-year            5-year            5-year
Guarantee Periods --------------------------------------------------------------------------
                  7-year    7-year          7-year            7-year            7-year
                  --------------------------------------------------------------------------
                  10-year   10-year         10-year           10-year           10-year

** Not available in states in which the 3-, 5-, or 7-year Standard Fixed Account Options are offered.

                               93     PROSPECTUS

Appendix B - Market Value Adjustment
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

I   =   the Treasury Rate for a maturity equal to the term length of the
        Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;

J   =   the Treasury Rate for a maturity equal to the term length of the Market
        Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value
        Adjusted Fixed Guarantee Period Account, the date we determine the
        Death Proceeds, or the Payout Start Date, as the case may be ("Market
        Value Adjustment Date").

N   =   the number of whole and partial years from the Market Value Adjustment
        Date to the expiration of the term length of the Market Value Adjusted
        Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                           .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                Examples Of Market Value Adjustment
Purchase Payment: $10,000 allocated to a Market Value Adjusted
                  Fixed Guarantee Period Account
Guarantee Period: 5 years
Interest Rate:    4.50%
Full Withdrawal:  End of Contract Year 3
Contract:         Allstate Advisor*

             Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at    =   $10,000.00 X (1.045)/3/ =
 End of Contract Year 3:                   $11,411.66
Step 2: Calculate the Free Withdrawal  =   .15 X $10,000 = $1500
 Amount:
Step 3: Calculate the Withdrawal       =   .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value     I   =    4.50%
 Adjustment:
                                       J   =    4.20%
                                                730 DAYS
                                       N   =    _________  = 2
                                                365 DAYS
                                       Market Value Adjustment Factor: .9 X
                                       [I - (J + .0025)] X N
                                       =   .9 X [.045 - (.042 + .0025)] X 2
                                           = .0009
                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject To Market Value Adjustment
                                       =   .0009 X $11,411.66 = $10.27
Step 5: Calculate the amount received  =   $11,411.66 - $510 + $10.27 =
 by Contract owner as a result of          $10,911.93
 full withdrawal at the end of
 Contract Year 3:

                               94     PROSPECTUS

               Example 2: (Assumes Rising Interest Rates)
Step 1: Calculate Contract Value at    =   $10,000.00 X (1.045)/3/ =
 End of Contract Year 3:                   $11,411.66
Step 2: Calculate the Free Withdrawal  =   .15 X $10,000 = $1500
 Amount:
Step 3: Calculate the Withdrawal       =   .06 X ($10,000 - $1,500) = $510
 Charge:
Step 4: Calculate the Market Value     I   =    4.50%
 Adjustment:
                                       J   =    4.80%
                                                730 DAYS
                                       N   =    _________  = 2
                                                365 DAYS
                                       Market Value Adjustment Factor: .9 X
                                       [I - (J + .0025)] X N
                                       =   .9 X [(.045 - (.048 + .0025)] X
                                           (2) = -.0099
                                       Market Value Adjustment = Market
                                       Value Adjustment Factor X Amount
                                       Subject To Market Value Adjustment:
                                       =   -.0099 X $11,411.66 = -($112.98)
Step 5: Calculate the amount received  =   $11,411.66 - $510 - $112.98 =
 by Contract owner as a result of          $10,788.68
 full withdrawal at the end of
 Contract Year 3:

* These examples assume the election of the Allstate Advisor Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under Allstate Advisor Plus and Allstate Advisor Preferred Contracts, which have different expenses and withdrawal charges.

                               95     PROSPECTUS

Appendix C
Example of Calculation of Income Protection Benefit
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

        Adjusted age of Annuitant on the Payout Start Date:  65
        ----------------------------------------------------------------
        Sex of Annuitant:                                    male
        ----------------------------------------------------------------
        Income Plan selected:                                1
        ----------------------------------------------------------------
        Payment frequency:                                   monthly
        ----------------------------------------------------------------
        Amount applied to variable income payments under the
        Income Plan:                                         $100,000.00
        ----------------------------------------------------------------

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                    3%
--------------------------------------------------------------------------------------------
Guaranteed minimum variable income payment: 85% of the initial variable a mount income value
--------------------------------------------------------------------------------------------

Step 1 - Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

Step 2 - Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

Step 3 - Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

                               96     PROSPECTUS

Appendix D
Withdrawal Adjustment Example - Income Benefits*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

                                                                      Income Benefit Amount
                                                                 -------------------------------
                                                                                      5%
                                                                               Roll-Up Value**
                                                                              ------------------
                            Beginning                 Contract     Maximum     Advisor
             Type of         Contract  Transaction  Value After  Anniversary     and
 Date       Occurrence        Value       Amount     Occurrence     Value     Preferred   Plus
------------------------------------------------------------------------------------------------
1/1/04 Contract Anniversary $   55,000            _ $     55,000 $     55,000 $   52,500 $54,600
------------------------------------------------------------------------------------------------
7/1/04  Partial Withdrawal  $   60,000 $     15,000 $     45,000 $     41,250 $   40,176 $41,859
------------------------------------------------------------------------------------------------

The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.


--------------------------------------------------------------------------------------------------------------

Maximum Anniversary Value Income Benefit
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                        (a)
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                           (b)
--------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                           (c)
--------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                       [(a)/(b)]*(c)
--------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit
--------------------------------------------------------------------------------------------------------------

5 % Roll-Up Value Income Benefit**
--------------------------------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                                                                  (a)
--------------------------------------------------------------------------------------------------------------
STEP I - Dollar For Dollar Portion
--------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                           (b)
--------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181
days worth of interest on $52,500 and $54,600, respectively)                                     (c)
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                             (d)
--------------------------------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest) (e)=(d) * 1.05^ -0.5
--------------------------------------------------------------------------------------------------------------
Contract Value After Step 1                                                                 (b')=(b) - (d)
--------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1                                                        (c')=(c) - (e)
--------------------------------------------------------------------------------------------------------------
STEP 2 - Proportional Portion
--------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                   (a')=(a) - (d)
--------------------------------------------------------------------------------------------------------------
Proportional Adjustment                                                                     (a')/(b')*(c')
--------------------------------------------------------------------------------------------------------------
Contract Value After Step 2                                                                  (b') - (a')
--------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2
--------------------------------------------------------------------------------------------------------------

                                                                                         Advisor and Preferred  Plus
----------------------------------------------------------------------------------------------------------------------

Maximum Anniversary Value Income Benefit
----------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                       $15,000        $15,000
----------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                          $60,000        $60,000
----------------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                          $55,000        $55,000
----------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                           $13,750        $13,750
----------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit                                                                         $41,250        $41,250
----------------------------------------------------------------------------------------------------------------------

5 % Roll-Up Value Income Benefit**
----------------------------------------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                                                                 $15,000        $15,000
----------------------------------------------------------------------------------------------------------------------
STEP I - Dollar For Dollar Portion
----------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                          $60,000        $60,000
----------------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181
days worth of interest on $52,500 and $54,600, respectively)                                    $53,786        $55,937
----------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                            $2,625         $2,730
----------------------------------------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest)        $2,562         $2,664
----------------------------------------------------------------------------------------------------------------------
Contract Value After Step 1                                                                     $57,375        $57,270
----------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1                                                            $51,224        $53,273
----------------------------------------------------------------------------------------------------------------------
STEP 2 - Proportional Portion
----------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                       $12,375        $12,270
----------------------------------------------------------------------------------------------------------------------
Proportional Adjustment                                                                         $11,048        $11,414
----------------------------------------------------------------------------------------------------------------------
Contract Value After Step 2                                                                     $45,000        $45,000
----------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                                            $40,176        $41,859
----------------------------------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

                               97     PROSPECTUS

Appendix E Withdrawal Adjustment Example - Death Benefits*
--------------------------------------------------------------------------------

Issue Date: January 1, 2005

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

                                                                                  Death Benefit Amount
                                                                 ------------------------------------------------------
                                                                       Purchase                          Enhanced
                                                                    Payment Value                  Beneficiary Value**
                                                                 --------------------              --------------------
                            Beginning                 Contract                          Maximum
             Type of         Contract  Transaction  Value After  Advisor and          Anniversary  Advisor and
 Date       Occurrence        Value       Amount     Occurrence   Preferred    Plus      Value      Preferred    Plus
-----------------------------------------------------------------------------------------------------------------------
1/1/06 Contract Anniversary $   55,000            _ $     55,000 $     50,000 $52,000 $     55,000 $     52,500 $54,600
-----------------------------------------------------------------------------------------------------------------------
7/1/06  Partial Withdrawal  $   60,000 $     15,000 $     45,000 $     37,500 $39,000 $     41,250 $     40,339 $41,953
-----------------------------------------------------------------------------------------------------------------------

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

                                                                                                      Advisor and Preferred
----------------------------------------------------------------------------------------------------------------------------
Purchase Payment Value Death Benefit
----------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                    (a)             $15,000
----------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                       (b)             $60,000
----------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                        (c)             $50,000
----------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   [(a)/(b)]*(c)        $12,500
----------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                       $37,500
----------------------------------------------------------------------------------------------------------------------------

MAV Death Benefit
----------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                    (a)             $15,000
----------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                       (b)             $60,000
----------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                        (c)             $55,000
----------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   [(a)/(b)]*(c)        $13,750
----------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                       $41,250
----------------------------------------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection (Annual Increase) Benefit**
----------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                    (a)             $15,000
----------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                       (b)             $60,000
----------------------------------------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days
worth of interest on $52,500 and $54,600, respectively)                                      (c)             $53,786
----------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   [(a)/(b)]*(c)        $13,446
----------------------------------------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                                       $40,339
----------------------------------------------------------------------------------------------------------------------------

                                                                                         Plus
-----------------------------------------------------------------------------------------------
Purchase Payment Value Death Benefit
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                               $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                  $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                   $52,000
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   $13,000
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $39,000
-----------------------------------------------------------------------------------------------

MAV Death Benefit
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                               $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                  $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal                   $55,000
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   $13,750
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $41,250
-----------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection (Annual Increase) Benefit**
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                               $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                  $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days
worth of interest on $52,500 and $54,600, respectively)                                 $55,937
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                   $13,984
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $41,953
-----------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**Calculations for the Enhanced Beneficiary Protection (Annual Increase)
  Benefit assume that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the Benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

                               98     PROSPECTUS

Appendix F
Calculation of Earnings Protection Death Benefit*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

 Excess of Earnings Withdrawals                    =   $0
 Purchase Payments in the 12 months prior to death =   $0
 In-Force Premium                                      $100,000
                                                   =   ($100,000+ $0 -$0)
 In-Force Earnings                                     $25,000
                                                   =   ($125,000-$100,000)
 Earnings Protection Death Benefit**               =   40% * $25,000 = $10,000

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

   Excess of Earnings Withdrawals                        $5,000
                                                     =   ($10,000-$5,000)
   Purchase Payments in the 12 months prior to death =   $0
   In-Force Premium                                      $95,000
                                                     =   ($100,000+$0-$5,000)
   In-Force Earnings                                     $19,000
                                                     =   ($114,000-$95,000)
   Earnings Protection Death Benefit**               =   40%*$19,000=$7,600

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death

                               99     PROSPECTUS

Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

Excess of Earnings Withdrawals                        $30,000
                                                  =   ($50,000-$20,000)
Purchase Payments in the 12 months prior to death =   $0
In-Force Premium                                      $120,000
                                                  =   ($110,000+$40,000-$30,000)
In-Force Earnings                                     $20,000
                                                  =   ($140,000-$120,000)
Earnings Protection Death Benefit**               =   25%*$20,000=$5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since In-Force Earnings are less than 50% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

* *If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00) and Credit Enhancement for Allstate Advisor Plus Contract.

Example 4: Spousal Continuation

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

   Excess of Earnings Withdrawals                    =   $0
   Purchase Payments in the 12 months prior to death =   $0
   In-Force Premium                                      $100,000
                                                     =   ($100,000+$0-$0)
   In-Force Earnings                                     $50,000
                                                     =   ($150,000-$100,000)
   Earnings Protection Death Benefit**               =   40%*$50,000=$20,000
   Contract Value                                    =   $150,000
   Death Benefit                                     =   $160,000
   Earnings Protection Death Benefit                 =   $20,000
   Continuing Contract Value                             $180,000
                                                     =   ($160,000+$20,000)

Since In-Force Earnings are less than 100% of the In-Force Premium (excluding purchase payments and Credit Enhancements for Allstate Advisor Plus Contracts in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract.

**If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

                              100     PROSPECTUS

Appendix G - Withdrawal Adjustment Example - TrueReturn Accumulation Benefit*
--------------------------------------------------------------------------------

Issue Date: January 2, 2005

Initial Purchase Payment: $50,000 (For Allstate Advisor Plus Contracts, assume a $2,000 Credit Enhancement would apply assuming issue age 85 or younger (a $1,000 Credit Enhancement would apply assuming issue age 86-90))

Initial Benefit Base: $50,000 for Allstate Advisor and Allstate Advisor Preferred Contracts, $52,000 for Allstate Advisor Plus Contracts (assuming issue age 85 or younger)

                                                                 Benefit Base
                                                              -------------------
                                                                   Purchase
                                                                 Payment Value
                                                              -------------------
                            Beginning              Contract
             Type of        Contract  Transaction Value After Advisor and
 Date       Occurrence        Value     Amount    Occurrence   Preferred   Plus
---------------------------------------------------------------------------------
1/2/06 Contract Anniversary  $55,000       _        $55,000     $50,000   $52,000
---------------------------------------------------------------------------------
7/2/06  Partial Withdrawal   $60,000    $15,000     $45,000     $37,500   $39,000
---------------------------------------------------------------------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note that the withdrawal reduces the Benefit Base by the same proportion as the withdrawal reduces the Contract Value.

                                                                            Advisor and
                                                                             Preferred   Plus
-----------------------------------------------------------------------------------------------
Benefit Base
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                          (a)        $15,000   $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal             (b)        $60,000   $60,000
-----------------------------------------------------------------------------------------------
Value of Benefit Base Immediately Prior to Partial Withdrawal      (c)        $50,000   $52,000
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                         [(a)/(b)]*(c)   $12,500   $13,000
-----------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                         $37,500   $39,000
-----------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract and the Credit Enhancement available under the Allstate Advisor Plus Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                              101     PROSPECTUS

Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

                              102     PROSPECTUS

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

                              103     PROSPECTUS

Appendix I - SureIncome Plus Withdrawal Benefit Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Advisor contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

                              104     PROSPECTUS

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome Plus Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% X the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome Plus Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

                              105     PROSPECTUS

Appendix J - SureIncome For Life Withdrawal Benefit Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Advisor contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($5,000 = 5% X $100,000, assuming your Benefit Base is still $100,000).

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).

Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,000 = 5% X $140,000, assuming your Benefit Base is still $140,000).

Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.

The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).

The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).

The Benefit Payment is unchanged and remains $4,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).

The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base (5% X $100,000 = $5,000).

The Benefit Payment remains $5,000 after withdrawal.

                              106     PROSPECTUS

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).

The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).

Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% X current Benefit Base (6% X $100,000 = $6,000).

The Benefit Payment remains $6,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).

Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.

Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% X $75,000) = $3,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% X $100,000 = $5,000).

The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% X $75,000) = $3,750.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

                              107     PROSPECTUS

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% X $55,000) = $2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).

The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).

The Benefit Payment is unchanged and remains $3,800.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome For Life Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

Note: The Benefit Payment remains $6,374 until you turn age 60 (as long as the Contract Values on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,967.50 = 5% X $159,350, assuming your Benefit Base is still $159,350).

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome For Life Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

                              108     PROSPECTUS

The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

                              109     PROSPECTUS

Appendix K - Accumulation Unit Values
--------------------------------------------------------------------------------


Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contract us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.

The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:



  Sub-Account Name as of December 31,
                  2007
  (as appears in the following tables
      of Accumulation Unit Values)       Sub-Account Name as of May 1, 2008
 -----------------------------------------------------------------------------
 Van Kampen UIF Equity Growth
 Portfolio, Class II                    UIF Equity Growth Portfolio, Class II
 Van Kampen UIF Emerging Markets Debt   UIF Emerging Markets Debt Portfolio,
 Portfolio, Class II                    Class II
 Van Kampen UIF U.S. Real Estate,
 Class II                               UIF U.S. Real Estate, Class II
 Van Kampen UIF Equity and Income,
 Class II                               UIF Equity and Income, Class II
 Van Kampen UIF U.S. Mid Cap Value,     UIF U.S. Mid Cap Value, Classes I and
 Classes I and II                       II
 Van Kampen UIF U.S. Mid Cap Growth,
 Class II                               UIF U.S. Mid Cap Growth, Class II
 Van Kampen UIF Global Franchise,
 Class II                               UIF Global Franchise, Class II
 Van Kampen UIF Small Company Growth,
 Class II                               UIF Small Company Growth, Class II
 Van Kampen LIT Strategic Growth,       Van Kampen LIT Capital Growth, Class
 Class II                               II
 Van Kampen LIT Aggressive Growth,      Van Kampen LIT Mid Cap Growth, Class
 Class II                               II
 -----------------------------------------------------------------------------

Allstate Advisor Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


                           Mortality & Expense = 1.1


--------------------------------------------------------------------------------


                                                           For the Year Ending December 31,
Sub-Accounts                                            2002 2003 2004 2005   2006      2007
-----------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.291
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.291 $   11.915
 Number of Units Outstanding, End of Period              -    -    -    -    516,451  1,004,070
-----------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.483
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.483 $   11.218
 Number of Units Outstanding, End of Period              -    -    -    -     24,455     70,102
-----------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.513
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.513 $   11.411
 Number of Units Outstanding, End of Period              -    -    -    -     54,334    128,871
-----------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.522
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.522 $   11.536
 Number of Units Outstanding, End of Period              -    -    -    -     14,031     28,063
-----------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.373
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.373 $   10.845
 Number of Units Outstanding, End of Period              -    -    -    -     16,899     48,727
-----------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $    9.766
 Accumulation Unit Value, End of Period                  -    -    -    -   $  9.766 $   11.790
 Number of Units Outstanding, End of Period              -    -    -    -     19,226     53,608
-----------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $   10.846
 Accumulation Unit Value, End of Period                  -    -    -    -   $ 10.846 $   11.260
 Number of Units Outstanding, End of Period              -    -    -    -     45,567    270,300
-----------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period            -    -    -    -   $ 10.000 $    9.899
 Accumulation Unit Value, End of Period                  -    -    -    -   $  9.899 $   11.269
 Number of Units Outstanding, End of Period              -    -    -    -    102,347    251,766
-----------------------------------------------------------------------------------------------


                              110     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                           2002     2003      2004       2005       2006       2007
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.860 $   13.475 $   14.713 $   15.034 $   17.328
 Accumulation Unit Value, End of Period               $10.860 $ 13.475 $   14.713 $   15.034 $   17.328 $   16.469
 Number of Units Outstanding, End of Period             4,339  576,019  1,237,251  1,509,644  1,376,859  1,236,047
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   11.263 $   11.297 $   13.185
 Accumulation Unit Value, End of Period                     -        - $   11.263 $   11.297 $   13.185 $   13.503
 Number of Units Outstanding, End of Period                 -        -    550,454  2,186,987  3,300,784  4,027,508
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.533 $   10.508 $   11.503
 Accumulation Unit Value, End of Period                     -        - $   10.533 $   10.508 $   11.503 $   12.061
 Number of Units Outstanding, End of Period                 -        -     43,535    812,179  1,735,490  2,114,492
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period         $10.000 $ 11.545 $   15.641 $   17.211 $   17.803 $   19.101
 Accumulation Unit Value, End of Period               $11.545 $ 15.641 $   17.211 $   17.803 $   19.101 $   20.973
 Number of Units Outstanding, End of Period               882   21,349     21,824     21,130     20,318     17,140
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period         $10.000 $ 11.235 $   14.653 $   17.899 $   19.217 $   22.191
 Accumulation Unit Value, End of Period               $11.235 $ 14.653 $   17.899 $   19.217 $   22.191 $   21.382
 Number of Units Outstanding, End of Period             2,864  211,298    454,938    704,731    787,501    728,134
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.274 $   10.385 $   10.664
 Accumulation Unit Value, End of Period                     -        - $   10.274 $   10.385 $   10.664 $   11.221
 Number of Units Outstanding, End of Period                 -        -    268,158    454,107    553,564    643,995
------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -        -          -          - $   10.000 $   11.041
 Accumulation Unit Value, End of Period                     -        -          -          - $   11.041 $   12.189
 Number of Units Outstanding, End of Period                 -        -          -          -    179,990    443,786
------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.333 $   12.765 $   14.192 $   15.488 $   18.099
 Accumulation Unit Value, End of Period               $10.333 $ 12.765 $   14.192 $   15.488 $   18.099 $   18.486
 Number of Units Outstanding, End of Period             6,303  442,689  1,161,162  1,757,967  2,186,968  2,266,150
------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period         $10.000 $ 11.243 $   16.979 $   20.902 $   26.292 $   33.244
 Accumulation Unit Value, End of Period               $11.243 $ 16.979 $   20.902 $   26.292 $   33.244 $   42.259
 Number of Units Outstanding, End of Period               112   43,987    127,960    215,039    254,473    259,442
------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.484 $   13.683 $   16.009 $   17.410 $   20.872
 Accumulation Unit Value, End of Period               $10.484 $ 13.683 $   16.009 $   17.410 $   20.872 $   23.785
 Number of Units Outstanding, End of Period             1,995  141,338    352,761    841,251  1,384,661  1,600,147
------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.730 $   12.969 $   14.688 $   14.052 $   15.643
 Accumulation Unit Value, End of Period               $10.730 $ 12.969 $   14.688 $   14.052 $   15.643 $   17.139
 Number of Units Outstanding, End of Period             1,065   27,419     28,702     29,443     24,121     24,104
------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.920 $   11.529 $   13.047
 Accumulation Unit Value, End of Period                     -        - $   10.920 $   11.529 $   13.047 $   13.743
 Number of Units Outstanding, End of Period                 -        -     15,276    148,760    258,059    281,424
------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.370 $   10.371 $   11.192
 Accumulation Unit Value, End of Period                     -        - $   10.370 $   10.371 $   11.192 $   11.731
 Number of Units Outstanding, End of Period                 -        -     81,198    533,540    959,024  1,203,223
------------------------------------------------------------------------------------------------------------------


                              111     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                           2002     2003      2004       2005       2006       2007
------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.904 $   11.114 $   12.866
 Accumulation Unit Value, End of Period                     -        - $   10.904 $   11.114 $   12.866 $   13.135
 Number of Units Outstanding, End of Period                 -        -    142,509    674,689    977,874  1,131,948
------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities
Portfolio
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   11.153 $   11.518 $   12.268
 Accumulation Unit Value, End of Period                     -        - $   11.153 $   11.518 $   12.268 $   14.685
 Number of Units Outstanding, End of Period                 -        -     16,581    103,190    307,914    401,093
------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   11.136 $   11.896 $   13.179
 Accumulation Unit Value, End of Period                     -        - $   11.136 $   11.896 $   13.179 $   13.084
 Number of Units Outstanding, End of Period                 -        -    136,025    867,902  1,058,446  1,096,947
------------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.069 $   12.468 $   14.698 $   16.248 $   16.472
 Accumulation Unit Value, End of Period               $10.069 $ 12.468 $   14.698 $   16.248 $   16.472 $   17.240
 Number of Units Outstanding, End of Period             1,697  147,767    230,665    310,149    334,836    269,795
------------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.706 $   13.176 $   14.280 $   14.614 $   15.992
 Accumulation Unit Value, End of Period               $10.706 $ 13.176 $   14.280 $   14.614 $   15.992 $   16.335
 Number of Units Outstanding, End of Period             2,115  259,159    562,275    694,753    687,270    626,947
------------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -        - $   10.000 $   10.118 $   10.221 $   10.587
 Accumulation Unit Value, End of Period                     -        - $   10.118 $   10.221 $   10.587 $   10.877
 Number of Units Outstanding, End of Period                 -        -     16,015    198,046  1,022,486  1,758,893
------------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period               - $ 10.000 $   12.323 $   12.968 $   13.424 $   14.269
 Accumulation Unit Value, End of Period                     - $ 12.323 $   12.968 $   13.424 $   14.269 $   16.036
 Number of Units Outstanding, End of Period                 -  250,178    723,531  1,303,079  1,418,096  1,252,093
------------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.157 $   14.323 $   16.808 $   18.924 $   21.924
 Accumulation Unit Value, End of Period               $10.157 $ 14.323 $   16.808 $   18.924 $   21.924 $   22.956
 Number of Units Outstanding, End of Period                45  200,904    384,682    533,061    560,411    551,050
------------------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.670 $   13.039 $   13.995 $   14.092 $   15.194
 Accumulation Unit Value, End of Period               $10.670 $ 13.039 $   13.995 $   14.092 $   15.194 $   14.926
 Number of Units Outstanding, End of Period             1,293  199,763    512,385    642,887    651,221    646,720
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.186 $   12.713 $   13.696 $   14.296 $   16.195
 Accumulation Unit Value, End of Period               $10.186 $ 12.713 $   13.696 $   14.296 $   16.195 $   16.649
 Number of Units Outstanding, End of Period             4,827  432,829    752,941  1,271,750  1,689,212  1,682,353
------------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.363 $   14.755 $   17.358 $   18.799 $   21.278
 Accumulation Unit Value, End of Period               $10.363 $ 14.755 $   17.358 $   18.799 $   21.278 $   20.709
 Number of Units Outstanding, End of Period               944  156,683    294,993    490,871    570,415    531,717
------------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.560 $   12.213 $   13.072 $   13.224 $   13.998
 Accumulation Unit Value, End of Period               $10.560 $ 12.213 $   13.072 $   13.224 $   13.998 $   15.136
 Number of Units Outstanding, End of Period            10,218  432,449  1,265,037  2,210,765  2,542,348  2,521,268
------------------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period         $10.000 $ 10.397 $   12.510 $   13.473 $   14.227 $   15.850
 Accumulation Unit Value, End of Period               $10.397 $ 12.510 $   13.473 $   14.227 $   15.850 $   16.104
 Number of Units Outstanding, End of Period                46   27,406    100,508    225,972    289,761    302,756
------------------------------------------------------------------------------------------------------------------


                              112     PROSPECTUS

                                                             For the Year Ending December 31,
Sub-Accounts                                     2002     2003     2004      2005       2006       2007
----------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.807 $ 13.589 $   14.904 $   15.482 $   17.714
 Accumulation Unit Value, End of Period         $10.807 $ 13.589 $ 14.904 $   15.482 $   17.714 $   16.428
 Number of Units Outstanding, End of Period      10,128  581,918  872,350    894,861    859,159    786,066
----------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period   $10.000 $  9.732 $ 11.373 $   12.026 $   13.438 $   13.636
 Accumulation Unit Value, End of Period         $ 9.732 $ 11.373 $ 12.026 $   13.438 $   13.636 $   13.378
 Number of Units Outstanding, End of Period       4,020   87,288  143,322    121,045    106,651     90,746
----------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.750 $ 13.428 $   14.652 $   14.911 $   16.269
 Accumulation Unit Value, End of Period         $10.750 $ 13.428 $ 14.652 $   14.911 $   16.269 $   16.506
 Number of Units Outstanding, End of Period       2,077  238,535  421,723    615,143    729,961    684,787
----------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.194 $ 10.507 $   10.832 $   10.945 $   11.292
 Accumulation Unit Value, End of Period         $10.194 $ 10.507 $ 10.832 $   10.945 $   11.292 $   11.728
 Number of Units Outstanding, End of Period      10,364  486,154  887,522  1,526,481  2,193,099  2,340,081
----------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.613 $ 13.465 $   15.444 $   17.105 $   21.566
 Accumulation Unit Value, End of Period         $10.613 $ 13.465 $ 15.444 $   17.105 $   21.566 $   23.067
 Number of Units Outstanding, End of Period       3,753  172,681  250,483    336,711    486,115    661,099
----------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.416 $ 13.072 $   14.535 $   15.611 $   17.558
 Accumulation Unit Value, End of Period         $10.416 $ 13.072 $ 14.535 $   15.611 $   17.558 $   16.435
 Number of Units Outstanding, End of Period       3,968   94,549  111,067    170,882    226,431    231,530
----------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $  9.993 $  9.914 $    9.851 $    9.970 $   10.274
 Accumulation Unit Value, End of Period         $ 9.993 $  9.914 $  9.851 $    9.970 $   10.274 $   10.626
 Number of Units Outstanding, End of Period       5,773  239,378  611,958  1,639,066  3,059,102  2,741,531
----------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.388 $ 13.580 $   14.787 $   16.056 $   17.206
 Accumulation Unit Value, End of Period         $10.388 $ 13.580 $ 14.787 $   16.056 $   17.206 $   17.958
 Number of Units Outstanding, End of Period       2,917  115,558  110,548     99,940     86,751     73,981
----------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 11.214 $ 14.664 $   16.708 $   17.465 $   20.001
 Accumulation Unit Value, End of Period         $11.214 $ 14.664 $ 16.708 $   17.465 $   20.001 $   18.777
 Number of Units Outstanding, End of Period         114   77,578  251,024    540,431    692,321    765,754
----------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.651 $ 13.177 $   13.990 $   14.502 $   15.935
 Accumulation Unit Value, End of Period         $10.651 $ 13.177 $ 13.990 $   14.502 $   15.935 $   15.817
 Number of Units Outstanding, End of Period           5   56,293   84,821     82,817     78,283     64,794
----------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston -
Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.524 $ 12.158 $   12.986 $   13.332 $   14.729
 Accumulation Unit Value, End of Period         $10.524 $ 12.158 $ 12.986 $   13.332 $   14.729 $   14.677
 Number of Units Outstanding, End of Period       6,824  384,959  698,080    897,148  1,002,203    940,566
----------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund -
Class IB (2)
 Accumulation Unit Value, Beginning of Period   $10.000 $ 11.480 $ 14.145 $   16.978 $   18.197 $   22.819
 Accumulation Unit Value, End of Period         $11.480 $ 14.145 $ 16.978 $   18.197 $   22.819 $   27.015
 Number of Units Outstanding, End of Period         377   50,148   84,872     74,344     58,275     46,926
----------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.381 $ 13.646 $   15.976 $   17.687 $   18.411
 Accumulation Unit Value, End of Period         $10.381 $ 13.646 $ 15.976 $   17.687 $   18.411 $   18.865
 Number of Units Outstanding, End of Period       2,612   97,780  138,680    165,471    161,338    145,788
----------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period   $10.000 $ 10.118 $ 12.475 $   12.934 $   13.494 $   14.045
 Accumulation Unit Value, End of Period         $10.118 $ 12.475 $ 12.934 $   13.494 $   14.045 $   14.628
 Number of Units Outstanding, End of Period       8,458  496,984  797,854    889,274    777,631    651,974
----------------------------------------------------------------------------------------------------------


                              113     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                              2002     2003     2004      2005       2006       2007
-------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio -
Class II (3)
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   11.153 $   12.233 $   12.670
 Accumulation Unit Value, End of Period                        -        - $ 11.153 $   12.233 $   12.670 $   14.706
 Number of Units Outstanding, End of Period                    -        -  148,068    145,429    126,259    101,130
-------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   11.366 $   11.681 $   13.381
 Accumulation Unit Value, End of Period                        -        - $ 11.366 $   11.681 $   13.381 $   12.900
 Number of Units Outstanding, End of Period                    -        -  214,722  1,023,815  1,184,603  1,155,302
-------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period            $10.000 $  9.418 $ 11.811 $   12.448 $   13.227 $   13.399
 Accumulation Unit Value, End of Period                  $ 9.418 $ 11.811 $ 12.448 $   13.227 $   13.399 $   15.427
 Number of Units Outstanding, End of Period                   62  128,295  253,189    318,205    325,314    267,235
-------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period            $10.000 $ 10.662 $ 13.437 $   15.137 $   16.394 $   18.769
 Accumulation Unit Value, End of Period                  $10.662 $ 13.437 $ 15.137 $   16.394 $   18.769 $   18.993
 Number of Units Outstanding, End of Period                3,897  400,708  755,669  1,052,880  1,148,378  1,130,145
-------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                  - $ 10.000 $ 10.000 $    9.925 $   10.036 $   10.319
 Accumulation Unit Value, End of Period                        - $ 10.000 $  9.925 $   10.036 $   10.319 $   10.640
 Number of Units Outstanding, End of Period                    -        0  437,391    679,120    805,399    838,651
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period            $10.000 $ 11.069 $ 13.960 $   15.169 $   16.791 $   18.365
 Accumulation Unit Value, End of Period                  $11.069 $ 13.960 $ 15.169 $   16.791 $   18.365 $   19.286
 Number of Units Outstanding, End of Period                   33   23,912  159,393    269,922    347,798    364,955
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   10.989 $   11.648 $   12.945
 Accumulation Unit Value, End of Period                        -        - $ 10.989 $   11.648 $   12.945 $   13.206
 Number of Units Outstanding, End of Period                    -        -  202,603    888,555    950,381  1,069,714
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   10.785 $   12.319 $   12.660
 Accumulation Unit Value, End of Period                        -        - $ 10.785 $   12.319 $   12.660 $   15.233
 Number of Units Outstanding, End of Period                    -        -  242,720    220,659    194,105    144,366
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   10.760 $   12.265 $   12.569
 Accumulation Unit Value, End of Period                        -        - $ 10.760 $   12.265 $   12.569 $   15.094
 Number of Units Outstanding, End of Period                    -        -   76,401    144,014    151,518    140,241
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  - $ 10.000 $ 10.000 $   11.131 $   12.304 $   14.758
 Accumulation Unit Value, End of Period                        - $ 10.000 $ 11.131 $   12.304 $   14.758 $   15.992
 Number of Units Outstanding, End of Period                    -        0  130,721    391,691    650,901    703,140
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -        -        -          - $   10.000 $    9.853
 Accumulation Unit Value, End of Period                        -        -        -          - $    9.853 $   11.924
 Number of Units Outstanding, End of Period                    -        -        -          -    356,563    563,913
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                  - $ 10.000 $ 13.621 $   15.993 $   17.821 $   19.674
 Accumulation Unit Value, End of Period                        - $ 13.621 $ 15.993 $   17.821 $   19.674 $   19.994
 Number of Units Outstanding, End of Period                    -   49,008   76,697    119,544    125,802    118,154
-------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio -
Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $   11.330 $   12.560 $   14.965
 Accumulation Unit Value, End of Period                        -        - $ 11.330 $   12.560 $   14.965 $   15.930
 Number of Units Outstanding, End of Period                    -        -  226,309    209,221    194,883    208,857
-------------------------------------------------------------------------------------------------------------------


                              114     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                   2002     2003     2004     2005     2006     2007
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -        - $ 10.000 $ 11.323 $ 12.535 $ 14.926
 Accumulation Unit Value, End of Period                             -        - $ 11.323 $ 12.535 $ 14.926 $ 15.873
 Number of Units Outstanding, End of Period                         -        -  123,762  227,659  352,246  433,653
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 10.710 $ 14.601 $ 19.611 $ 22.602 $ 30.715
 Accumulation Unit Value, End of Period                       $10.710 $ 14.601 $ 19.611 $ 22.602 $ 30.715 $ 25.080
 Number of Units Outstanding, End of Period                     4,083  143,509    7,395  584,676  637,273  650,191
------------------------------------------------------------------------------------------------------------------



* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class I Sub-Account and Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              115     PROSPECTUS

Allstate Advisor Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))


                            Mortality & Expense = 2


--------------------------------------------------------------------------------


                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.228
 Accumulation Unit Value, End of Period                     -         -       -       - $10.228 $11.733
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.419
 Accumulation Unit Value, End of Period                     -         -       -       - $10.419 $11.048
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.448
 Accumulation Unit Value, End of Period                     -         -       -       - $10.448 $11.237
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.457
 Accumulation Unit Value, End of Period                     -         -       -       - $10.457 $11.360
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.310
 Accumulation Unit Value, End of Period                     -         -       -       - $10.310 $10.679
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.706
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.706 $11.610
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.779
 Accumulation Unit Value, End of Period                     -         -       -       - $10.779 $11.088
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.838
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.838 $11.097
 Number of Units Outstanding, End of Period                 -         -       -       -     709       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -   $10.698 $13.341 $14.434 $14.615 $16.691
 Accumulation Unit Value, End of Period                     -   $13.341 $14.434 $14.615 $16.691 $15.718
 Number of Units Outstanding, End of Period                 -     3,763   5,784   5,058   4,637   4,538
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $11.194 $11.126 $12.868
 Accumulation Unit Value, End of Period                     -         - $11.194 $11.126 $12.868 $13.057
 Number of Units Outstanding, End of Period                 -         -     119   1,886   1,638   1,622
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.509 $10.389 $11.269
 Accumulation Unit Value, End of Period                     -         - $10.509 $10.389 $11.269 $11.708
 Number of Units Outstanding, End of Period                 -         -      60   1,272   1,792   1,763
-------------------------------------------------------------------------------------------------------


                              116     PROSPECTUS

                                                                          For the Year Ending December 31,
Sub-Accounts                                                        2002  2003    2004    2005    2006    2007
----------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small - Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                        -   $11.821 $15.485 $16.884 $17.306 $18.400
 Accumulation Unit Value, End of Period                              -   $15.485 $16.884 $17.306 $18.400 $20.018
 Number of Units Outstanding, End of Period                          -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -   $11.039 $14.507 $17.559 $18.682 $21.377
 Accumulation Unit Value, End of Period                              -   $14.507 $17.559 $18.682 $21.377 $20.408
 Number of Units Outstanding, End of Period                          -     7,052   4,525   3,877   3,743   3,681
----------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $10.211 $10.228 $10.406
 Accumulation Unit Value, End of Period                              -         - $10.211 $10.228 $10.406 $10.850
 Number of Units Outstanding, End of Period                          -         -     518   1,905   1,858   1,879
----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -         -       -       - $10.000 $10.974
 Accumulation Unit Value, End of Period                              -         -       -       - $10.974 $12.004
 Number of Units Outstanding, End of Period                          -         -       -       -       0       0
----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -   $10.599 $12.638 $13.923 $15.057 $17.435
 Accumulation Unit Value, End of Period                              -   $12.638 $13.923 $15.057 $17.435 $17.644
 Number of Units Outstanding, End of Period                          -    12,747  12,480  13,367  12,578  12,151
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -   $11.674 $16.810 $20.505 $25.559 $32.024
 Accumulation Unit Value, End of Period                              -   $16.810 $20.505 $25.559 $32.024 $40.334
 Number of Units Outstanding, End of Period                          -         0       0     282     282     281
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -   $10.377 $13.547 $15.705 $16.925 $20.105
 Accumulation Unit Value, End of Period                              -   $13.547 $15.705 $16.925 $20.105 $22.702
 Number of Units Outstanding, End of Period                          -       285     580   1,448   1,415   1,379
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                        -   $11.583 $12.839 $14.409 $13.660 $15.069
 Accumulation Unit Value, End of Period                              -   $12.839 $14.409 $13.660 $15.069 $16.358
 Number of Units Outstanding, End of Period                          -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $10.895 $11.398 $12.782
 Accumulation Unit Value, End of Period                              -         - $10.895 $11.398 $12.782 $13.341
 Number of Units Outstanding, End of Period                          -         -      58     692     693     673
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $10.347 $10.253 $10.965
 Accumulation Unit Value, End of Period                              -         - $10.347 $10.253 $10.965 $11.387
 Number of Units Outstanding, End of Period                          -         -       0     260     516     513
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $10.880 $10.988 $12.604
 Accumulation Unit Value, End of Period                              -         - $10.880 $10.988 $12.604 $12.750
 Number of Units Outstanding, End of Period                          -         -   1,259   1,565   1,490   2,366
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $11.127 $11.388 $12.018
 Accumulation Unit Value, End of Period                              -         - $11.127 $11.388 $12.018 $14.255
 Number of Units Outstanding, End of Period                          -         -       0      27       0     603
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                        -         - $10.000 $11.110 $11.761 $12.912
 Accumulation Unit Value, End of Period                              -         - $11.110 $11.761 $12.912 $12.701
 Number of Units Outstanding, End of Period                          -         -   1,275   1,271   1,298   1,209
----------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                        -   $10.337 $12.344 $14.419 $15.795 $15.867
 Accumulation Unit Value, End of Period                              -   $12.344 $14.419 $15.795 $15.867 $16.455
 Number of Units Outstanding, End of Period                          -       678     677     834     832     831
----------------------------------------------------------------------------------------------------------------


                              117     PROSPECTUS

                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.104 $13.045 $14.009 $14.206 $15.405
 Accumulation Unit Value, End of Period                     -   $13.045 $14.009 $14.206 $15.405 $15.591
 Number of Units Outstanding, End of Period                 -       973   3,172   3,195   3,150   3,216
-------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.095 $10.105 $10.371
 Accumulation Unit Value, End of Period                     -         - $10.095 $10.105 $10.371 $10.558
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.000 $12.248 $12.772 $13.100 $13.799
 Accumulation Unit Value, End of Period                     -   $12.248 $12.772 $13.100 $13.799 $15.365
 Number of Units Outstanding, End of Period                 -        33   1,597     838     978     957
-------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.079 $14.181 $16.489 $18.397 $21.119
 Accumulation Unit Value, End of Period                     -   $14.181 $16.489 $18.397 $21.119 $21.910
 Number of Units Outstanding, End of Period                 -       237     227     575     571     738
-------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.727 $12.909 $13.729 $13.698 $14.636
 Accumulation Unit Value, End of Period                     -   $12.909 $13.729 $13.698 $14.636 $14.246
 Number of Units Outstanding, End of Period                 -     1,353   4,420   4,804   4,537   4,579
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.460 $12.586 $13.437 $13.898 $15.601
 Accumulation Unit Value, End of Period                     -   $12.586 $13.437 $13.898 $15.601 $15.890
 Number of Units Outstanding, End of Period                 -     2,396   4,635   5,645   5,949   5,788
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.710 $14.608 $17.029 $18.275 $20.496
 Accumulation Unit Value, End of Period                     -   $14.608 $17.029 $18.275 $20.496 $19.766
 Number of Units Outstanding, End of Period                 -     2,493   1,308   1,603   1,193   1,204
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.243 $12.091 $12.824 $12.855 $13.484
 Accumulation Unit Value, End of Period                     -   $12.091 $12.824 $12.855 $13.484 $14.446
 Number of Units Outstanding, End of Period                 -     4,270   8,589  10,133  10,777  10,148
-------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.748 $12.385 $13.218 $13.831 $15.268
 Accumulation Unit Value, End of Period                     -   $12.385 $13.218 $13.831 $15.268 $15.371
 Number of Units Outstanding, End of Period                 -         0     116   2,636   2,800   2,792
-------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.989 $13.454 $14.621 $15.050 $17.064
 Accumulation Unit Value, End of Period                     -   $13.454 $14.621 $15.050 $17.064 $15.680
 Number of Units Outstanding, End of Period                 -     1,648   1,792   2,221   2,310   2,411
-------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period               -   $10.230 $11.260 $11.798 $13.063 $13.135
 Accumulation Unit Value, End of Period                     -   $11.260 $11.798 $13.063 $13.135 $12.769
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $11.861 $13.294 $14.374 $14.495 $15.671
 Accumulation Unit Value, End of Period                     -   $13.294 $14.374 $14.495 $15.671 $15.754
 Number of Units Outstanding, End of Period                 -     1,125   4,411   3,459   3,201   3,211
-------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.352 $10.403 $10.626 $10.639 $10.877
 Accumulation Unit Value, End of Period                     -   $10.403 $10.626 $10.639 $10.877 $11.194
 Number of Units Outstanding, End of Period                 -     2,859  10,273  11,645  12,594  12,384
-------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.571 $13.331 $15.151 $16.628 $20.774
 Accumulation Unit Value, End of Period                     -   $13.331 $15.151 $16.628 $20.774 $22.016
 Number of Units Outstanding, End of Period                 -     3,933   1,561   1,446   1,480   1,750
-------------------------------------------------------------------------------------------------------


                              118     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                              2002  2003    2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.688 $12.942 $14.259 $15.176 $16.913
 Accumulation Unit Value, End of Period                    -   $12.942 $14.259 $15.176 $16.913 $15.686
 Number of Units Outstanding, End of Period                -       417   3,302   2,975   2,889   2,800
------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $9.93 3 $ 9.815 $ 9.664 $ 9.692 $ 9.897
 Accumulation Unit Value, End of Period                    -   $ 9.815 $ 9.664 $ 9.692 $ 9.897 $10.142
 Number of Units Outstanding, End of Period                -       158   7,242   8,142   9,943   8,870
------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.975 $13.445 $14.506 $15.609 $16.574
 Accumulation Unit Value, End of Period                    -   $13.445 $14.506 $15.609 $16.574 $17.140
 Number of Units Outstanding, End of Period                -       196     489      82      80      76
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $11.317 $14.518 $16.391 $16.978 $19.267
 Accumulation Unit Value, End of Period                    -   $14.518 $16.391 $16.978 $19.267 $17.922
 Number of Units Outstanding, End of Period                -       107     948     905   1,051   1,086
------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.837 $13.046 $13.725 $14.098 $15.350
 Accumulation Unit Value, End of Period                    -   $13.046 $13.725 $14.098 $15.350 $15.096
 Number of Units Outstanding, End of Period                -       124     580     619     639     661
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.678 $12.037 $12.740 $12.960 $14.188
 Accumulation Unit Value, End of Period                    -   $12.037 $12.740 $12.960 $14.188 $14.008
 Number of Units Outstanding, End of Period                -     4,283   5,947   4,812   4,957   5,071
------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $11.642 $14.004 $16.656 $17.690 $21.981
 Accumulation Unit Value, End of Period                    -   $14.004 $16.656 $17.690 $21.981 $25.785
 Number of Units Outstanding, End of Period                -       118     265     261     253     223
------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.794 $13.510 $15.673 $17.194 $17.735
 Accumulation Unit Value, End of Period                    -   $13.510 $15.673 $17.194 $17.735 $18.005
 Number of Units Outstanding, End of Period                -       434     969     524     528     523
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.574 $12.351 $12.688 $13.118 $13.529
 Accumulation Unit Value, End of Period                    -   $12.351 $12.688 $13.118 $13.529 $13.961
 Number of Units Outstanding, End of Period                -     5,778   2,080   2,864   3,165   3,139
------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.084 $12.047 $12.364
 Accumulation Unit Value, End of Period                    -         - $11.084 $12.047 $12.364 $14.220
 Number of Units Outstanding, End of Period                -         -   1,694   1,655   1,701   1,542
------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.297 $11.505 $13.059
 Accumulation Unit Value, End of Period                    -         - $11.297 $11.505 $13.059 $12.474
 Number of Units Outstanding, End of Period                -         -       0     232     434   1,335
------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $ 9.925 $11.693 $12.212 $12.858 $12.907
 Accumulation Unit Value, End of Period                    -   $11.693 $12.212 $12.858 $12.907 $14.724
 Number of Units Outstanding, End of Period                -     1,278       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.775 $13.304 $14.850 $15.937 $18.080
 Accumulation Unit Value, End of Period                    -   $13.304 $14.850 $15.937 $18.080 $18.128
 Number of Units Outstanding, End of Period                -     1,395   1,131     849     980   1,006
------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.000 $10.000 $ 9.835 $ 9.854 $10.040
 Accumulation Unit Value, End of Period                    -   $10.000 $ 9.835 $ 9.854 $10.040 $10.257
 Number of Units Outstanding, End of Period                -         0   4,172   3,349   2,852   2,651
------------------------------------------------------------------------------------------------------


                              119     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                  2002  2003    2004    2005    2006    2007
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $12.285 $13.821 $14.881 $16.322 $17.691
 Accumulation Unit Value, End of Period                        -   $13.821 $14.881 $16.322 $17.691 $18.407
 Number of Units Outstanding, End of Period                    -         0   1,477   1,382   1,351   1,247
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.922 $11.472 $12.633
 Accumulation Unit Value, End of Period                        -         - $10.922 $11.472 $12.633 $12.770
 Number of Units Outstanding, End of Period                    -         -       0     222       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.719 $12.133 $12.355
 Accumulation Unit Value, End of Period                        -         - $10.719 $12.133 $12.355 $14.730
 Number of Units Outstanding, End of Period                    -         -     388     407     443     430
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.694 $12.080 $12.266
 Accumulation Unit Value, End of Period                        -         - $10.694 $12.080 $12.266 $14.595
 Number of Units Outstanding, End of Period                    -         -   1,255   1,700   1,083     864
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $10.000 $11.030 $12.081 $14.359
 Accumulation Unit Value, End of Period                        -   $10.000 $11.030 $12.081 $14.359 $15.417
 Number of Units Outstanding, End of Period                    -         0       0       0     475     475
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         -       -       - $10.000 $ 9.793
 Accumulation Unit Value, End of Period                        -         -       -       - $ 9.793 $11.743
 Number of Units Outstanding, End of Period                    -         -       -       -       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $13.538 $15.751 $17.392 $19.025
 Accumulation Unit Value, End of Period                        -   $13.538 $15.751 $17.392 $19.025 $19.158
 Number of Units Outstanding, End of Period                    -     1,345   1,461   1,402   1,359   1,371
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.260 $12.370 $14.605
 Accumulation Unit Value, End of Period                        -         - $11.260 $12.370 $14.605 $15.404
 Number of Units Outstanding, End of Period                    -         -   1,108   1,052     952     928
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.254 $12.345 $14.566
 Accumulation Unit Value, End of Period                        -         - $11.254 $12.345 $14.566 $15.348
 Number of Units Outstanding, End of Period                    -         -   1,042   1,564   1,463   1,384
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $11.376 $14.455 $19.239 $21.972 $29.588
 Accumulation Unit Value, End of Period                        -   $14.455 $19.239 $21.972 $29.588 $23.938
 Number of Units Outstanding, End of Period                    -     1,499   2,484   2,279   1,822   2,051
----------------------------------------------------------------------------------------------------------



* The Allstate Advisor Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs,


                              120     PROSPECTUS
  such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              121     PROSPECTUS

Allstate Advisor Plus Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


                           Mortality & Expense = 1.4


--------------------------------------------------------------------------------


                                                                      For the Year Ending December 31,
Sub-Accounts                                               2002     2003     2004     2005      2006       2007
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.270
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.270 $   11.854
 Number of Units Outstanding, End of Period                     -        -        -        -    283,913    439,032
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.462
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.462 $   11.161
 Number of Units Outstanding, End of Period                     -        -        -        -      4,820      4,337
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.491
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.491 $   11.353
 Number of Units Outstanding, End of Period                     -        -        -        -      3,082     24,445
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.500
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.500 $   11.477
 Number of Units Outstanding, End of Period                     -        -        -        -     11,481     15,501
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.352
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.352 $   10.789
 Number of Units Outstanding, End of Period                     -        -        -        -        519     26,730
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $    9.746
 Accumulation Unit Value, End of Period                         -        -        -        - $    9.746 $   11.730
 Number of Units Outstanding, End of Period                     -        -        -        -      5,960      9,721
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $   10.824
 Accumulation Unit Value, End of Period                         -        -        -        - $   10.824 $   11.203
 Number of Units Outstanding, End of Period                     -        -        -        -     20,407    123,148
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                   -        -        -        - $   10.000 $    9.879
 Accumulation Unit Value, End of Period                         -        -        -        - $    9.879 $   11.212
 Number of Units Outstanding, End of Period                     -        -        -        -     86,590    104,391
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.853 $ 13.425 $ 14.614 $   14.888 $   17.107
 Accumulation Unit Value, End of Period                   $10.853 $ 13.425 $ 14.614 $ 14.888 $   17.107 $   16.210
 Number of Units Outstanding, End of Period                   903  204,532  239,720  216,067    540,890    496,501
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.240 $   11.240 $   13.079
 Accumulation Unit Value, End of Period                         -        - $ 11.240 $ 11.240 $   13.079 $   13.354
 Number of Units Outstanding, End of Period                     -        -   20,529  107,691  1,218,293  1,368,496
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 10.525 $   10.468 $   11.425
 Accumulation Unit Value, End of Period                         -        - $ 10.525 $ 10.468 $   11.425 $   11.943
 Number of Units Outstanding, End of Period                     -        -    5,010   53,966    762,291    867,606
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.538 $ 15.583 $ 17.095 $   17.630 $   18.858
 Accumulation Unit Value, End of Period                   $11.538 $ 15.583 $ 17.095 $ 17.630 $   18.858 $   20.643
 Number of Units Outstanding, End of Period                   290   12,058   23,996   21,758     10,502      7,403
------------------------------------------------------------------------------------------------------------------


                              122     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                                 2002     2003     2004     2005     2006     2007
----------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               $10.000 $ 11.228 $ 14.599 $ 17.778 $ 19.031 $ 21.909
 Accumulation Unit Value, End of Period                     $11.228 $ 14.599 $ 17.778 $ 19.031 $ 21.909 $ 21.046
 Number of Units Outstanding, End of Period                   1,221  109,873   78,714   91,305  293,264  271,427
----------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 10.253 $ 10.333 $ 10.577
 Accumulation Unit Value, End of Period                           -        - $ 10.253 $ 10.333 $ 10.577 $ 11.096
 Number of Units Outstanding, End of Period                       -        -    9,294   19,913  187,553  248,011
----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     -        -        -        - $ 10.000 $ 11.019
 Accumulation Unit Value, End of Period                           -        -        -        - $ 11.019 $ 12.127
 Number of Units Outstanding, End of Period                       -        -        -        -  119,365  189,293
----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               $10.000 $ 10.327 $ 12.718 $ 14.097 $ 15.338 $ 17.869
 Accumulation Unit Value, End of Period                     $10.327 $ 12.718 $ 14.097 $ 15.338 $ 17.869 $ 18.195
 Number of Units Outstanding, End of Period                   4,512  203,839  154,189  187,550  682,906  703,665
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period               $10.000 $ 11.236 $ 16.917 $ 20.762 $ 26.037 $ 32.822
 Accumulation Unit Value, End of Period                     $11.236 $ 16.917 $ 20.762 $ 26.037 $ 32.822 $ 41.594
 Number of Units Outstanding, End of Period                     101   58,107   14,136   17,133  112,374  130,198
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               $10.000 $ 10.477 $ 13.633 $ 15.902 $ 17.241 $ 20.606
 Accumulation Unit Value, End of Period                     $10.477 $ 13.633 $ 15.902 $ 17.241 $ 20.606 $ 23.411
 Number of Units Outstanding, End of Period                   1,484   79,873   59,175   93,972  530,191  597,641
----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period               $10.000 $ 10.723 $ 12.921 $ 14.589 $ 13.916 $ 15.444
 Accumulation Unit Value, End of Period                     $10.723 $ 12.921 $ 14.589 $ 13.916 $ 15.444 $ 16.870
 Number of Units Outstanding, End of Period                       0    3,305    8,097    7,980    3,331    3,277
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 10.912 $ 11.485 $ 12.958
 Accumulation Unit Value, End of Period                           -        - $ 10.912 $ 11.485 $ 12.958 $ 13.608
 Number of Units Outstanding, End of Period                       -        -    5,559    7,084  137,579  130,324
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 10.363 $ 10.332 $ 11.116
 Accumulation Unit Value, End of Period                           -        - $ 10.363 $ 10.332 $ 11.116 $ 11.615
 Number of Units Outstanding, End of Period                       -        -    5,743   42,214  348,673  442,802
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 10.896 $ 11.072 $ 12.778
 Accumulation Unit Value, End of Period                           -        - $ 10.896 $ 11.072 $ 12.778 $ 13.006
 Number of Units Outstanding, End of Period                       -        -    1,993   40,840  435,257  437,477
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 11.144 $ 11.475 $ 12.184
 Accumulation Unit Value, End of Period                           -        - $ 11.144 $ 11.475 $ 12.184 $ 14.541
 Number of Units Outstanding, End of Period                       -        -      268    7,646  104,562  150,622
----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                     -        - $ 10.000 $ 11.127 $ 11.851 $ 13.090
 Accumulation Unit Value, End of Period                           -        - $ 11.127 $ 11.851 $ 13.090 $ 12.955
 Number of Units Outstanding, End of Period                       -        -    1,679   48,962  439,310  414,136
----------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               $10.000 $ 10.063 $ 12.422 $ 14.600 $ 16.090 $ 16.263
 Accumulation Unit Value, End of Period                     $10.063 $ 12.422 $ 14.600 $ 16.090 $ 16.263 $ 16.969
 Number of Units Outstanding, End of Period                       6   43,239   24,359   27,814   59,133   58,286
----------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               $10.000 $ 10.699 $ 13.128 $ 14.184 $ 14.472 $ 15.789
 Accumulation Unit Value, End of Period                     $10.699 $ 13.128 $ 14.184 $ 14.472 $ 15.789 $ 16.078
 Number of Units Outstanding, End of Period                     381  118,638   99,388  112,333  286,137  289,544
----------------------------------------------------------------------------------------------------------------


                              123     PROSPECTUS

                                                                   For the Year Ending December 31,
Sub-Accounts                                            2002     2003     2004     2005      2006       2007
---------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                -        - $ 10.000 $ 10.110 $   10.182 $   10.515
 Accumulation Unit Value, End of Period                      -        - $ 10.110 $ 10.182 $   10.515 $   10.770
 Number of Units Outstanding, End of Period                  -        -       18    6,577    416,500    725,278
---------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period                - $ 10.000 $ 12.298 $ 12.903 $   13.316 $   14.111
 Accumulation Unit Value, End of Period                      - $ 12.298 $ 12.903 $ 13.316 $   14.111 $   15.810
 Number of Units Outstanding, End of Period                  -  127,891   60,080   80,633    831,237    733,219
---------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.150 $ 14.270 $ 16.695 $   18.740 $   21.645
 Accumulation Unit Value, End of Period                $10.150 $ 14.270 $ 16.695 $ 18.740 $   21.645 $   22.595
 Number of Units Outstanding, End of Period              1,468   71,158   79,066   73,144    182,436    161,936
---------------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.663 $ 12.991 $ 13.901 $   13.955 $   15.000
 Accumulation Unit Value, End of Period                $10.663 $ 12.991 $ 13.901 $ 13.955 $   15.000 $   14.691
 Number of Units Outstanding, End of Period              2,578  158,346  108,252  102,339    226,400    214,333
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.179 $ 12.666 $ 13.604 $   14.157 $   15.989
 Accumulation Unit Value, End of Period                $10.179 $ 12.666 $ 13.604 $ 14.157 $   15.989 $   16.387
 Number of Units Outstanding, End of Period                776  331,015  209,165  230,257    723,778    716,425
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service
Shares
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.356 $ 14.701 $ 17.242 $   18.617 $   21.007
 Accumulation Unit Value, End of Period                $10.356 $ 14.701 $ 17.242 $ 18.617 $   21.007 $   20.384
 Number of Units Outstanding, End of Period              1,102   95,842   57,383   65,352    277,326    252,656
---------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.553 $ 12.168 $ 12.984 $   13.095 $   13.820
 Accumulation Unit Value, End of Period                $10.553 $ 12.168 $ 12.984 $ 13.095 $   13.820 $   14.898
 Number of Units Outstanding, End of Period              2,732  218,046  182,539  227,958    936,505    898,573
---------------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.390 $ 12.464 $ 13.383 $   14.089 $   15.649
 Accumulation Unit Value, End of Period                $10.390 $ 12.464 $ 13.383 $ 14.089 $   15.649 $   15.851
 Number of Units Outstanding, End of Period                  4   31,401   29,830   40,883    130,113    142,847
---------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.800 $ 13.539 $ 14.804 $   15.331 $   17.489
 Accumulation Unit Value, End of Period                $10.800 $ 13.539 $ 14.804 $ 15.331 $   17.489 $   16.170
 Number of Units Outstanding, End of Period              3,560  241,997  172,124  162,143    266,435    244,115
---------------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period          $10.000 $  9.726 $ 11.331 $ 11.945 $   13.308 $   13.462
 Accumulation Unit Value, End of Period                $ 9.726 $ 11.331 $ 11.945 $ 13.308 $   13.462 $   13.168
 Number of Units Outstanding, End of Period              1,736   43,250   54,726   49,402     40,028     38,972
---------------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.743 $ 13.378 $ 14.554 $   14.766 $   16.062
 Accumulation Unit Value, End of Period                $10.743 $ 13.378 $ 14.554 $ 14.766 $   16.062 $   16.246
 Number of Units Outstanding, End of Period                475  120,256   48,270   57,946    300,762    292,179
---------------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.187 $ 10.469 $ 10.759 $   10.838 $   11.149
 Accumulation Unit Value, End of Period                $10.187 $ 10.469 $ 10.759 $ 10.838 $   11.149 $   11.544
 Number of Units Outstanding, End of Period              5,609  263,037  201,668  232,164  1,001,618  1,052,702
---------------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.606 $ 13.416 $ 15.341 $   16.939 $   21.291
 Accumulation Unit Value, End of Period                $10.606 $ 13.416 $ 15.341 $ 16.939 $   21.291 $   22.704
 Number of Units Outstanding, End of Period                683   57,398   79,696   90,776    244,922    205,176
---------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period          $10.000 $ 10.409 $ 13.024 $ 14.437 $   15.460 $   17.334
 Accumulation Unit Value, End of Period                $10.409 $ 13.024 $ 14.437 $ 15.460 $   17.334 $   16.176
 Number of Units Outstanding, End of Period                302   46,132   19,447   25,617    114,672     92,519
---------------------------------------------------------------------------------------------------------------


                              124     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                               2002     2003     2004     2005      2006       2007
------------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.987 $  9.878 $  9.785 $    9.873 $   10.144
 Accumulation Unit Value, End of Period                   $ 9.987 $  9.878 $  9.785 $  9.873 $   10.144 $   10.459
 Number of Units Outstanding, End of Period                 5,174  199,617   78,052  106,156  1,326,605  1,230,632
------------------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.381 $ 13.530 $ 14.687 $   15.900 $   16.987
 Accumulation Unit Value, End of Period                   $10.381 $ 13.530 $ 14.687 $ 15.900 $   16.987 $   17.675
 Number of Units Outstanding, End of Period                     0   57,917   29,678   28,046     56,689     53,275
------------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.206 $ 14.610 $ 16.596 $   17.296 $   19.747
 Accumulation Unit Value, End of Period                   $11.206 $ 14.610 $ 16.596 $ 17.296 $   19.747 $   18.481
 Number of Units Outstanding, End of Period                 1,048   58,917   47,472   78,202    342,022    367,814
------------------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.644 $ 13.128 $ 13.896 $   14.361 $   15.733
 Accumulation Unit Value, End of Period                   $10.644 $ 13.128 $ 13.896 $ 14.361 $   15.733 $   15.568
 Number of Units Outstanding, End of Period                    66   38,525   25,803   22,777     17,578     16,380
------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.517 $ 12.113 $ 12.899 $   13.202 $   14.542
 Accumulation Unit Value, End of Period                   $10.517 $ 12.113 $ 12.899 $ 13.202 $   14.542 $   14.446
 Number of Units Outstanding, End of Period                 4,392  147,503  131,257  148,439    234,261    206,764
------------------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.472 $ 14.093 $ 16.864 $   18.020 $   22.529
 Accumulation Unit Value, End of Period                   $11.472 $ 14.093 $ 16.864 $ 18.020 $   22.529 $   26.590
 Number of Units Outstanding, End of Period                     0       14    7,591    6,607     37,029     34,126
------------------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.374 $ 13.596 $ 15.869 $   17.515 $   18.177
 Accumulation Unit Value, End of Period                   $10.374 $ 13.596 $ 15.869 $ 17.515 $   18.177 $   18.568
 Number of Units Outstanding, End of Period                    66   32,814   37,929   34,660     43,154     38,321
------------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.111 $ 12.429 $ 12.847 $   13.363 $   13.866
 Accumulation Unit Value, End of Period                   $10.111 $ 12.429 $ 12.847 $ 13.363 $   13.866 $   14.398
 Number of Units Outstanding, End of Period                 2,714  204,603  232,660  220,448    183,695    171,556
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.130 $   12.171 $   12.567
 Accumulation Unit Value, End of Period                         -        - $ 11.130 $ 12.171 $   12.567 $   14.543
 Number of Units Outstanding, End of Period                     -        -   46,225   43,238     40,593     31,988
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.343 $   11.622 $   13.273
 Accumulation Unit Value, End of Period                         -        - $ 11.343 $ 11.622 $   13.273 $   12.757
 Number of Units Outstanding, End of Period                     -        -   14,269   47,730    633,111    537,385
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.412 $ 11.767 $ 12.365 $   13.098 $   13.229
 Accumulation Unit Value, End of Period                   $ 9.412 $ 11.767 $ 12.365 $ 13.098 $   13.229 $   15.184
 Number of Units Outstanding, End of Period                   226   49,664   54,076   53,013    171,720    151,568
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.655 $ 13.388 $ 15.035 $   16.235 $   18.530
 Accumulation Unit Value, End of Period                   $10.655 $ 13.388 $ 15.035 $ 16.235 $   18.530 $   18.694
 Number of Units Outstanding, End of Period                 3,194  152,359  119,515  127,047    443,130    418,529
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   - $ 10.000 $ 10.000 $  9.895 $    9.975 $   10.226
 Accumulation Unit Value, End of Period                         - $ 10.000 $  9.895 $  9.975 $   10.226 $   10.511
 Number of Units Outstanding, End of Period                     -        0   66,137  118,151    302,731    398,400
------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.062 $ 13.908 $ 15.067 $   16.627 $   18.131
 Accumulation Unit Value, End of Period                   $11.062 $ 13.908 $ 15.067 $ 16.627 $   18.131 $   18.983
 Number of Units Outstanding, End of Period                     0   21,280   16,192   18,091    100,034     96,018
------------------------------------------------------------------------------------------------------------------


                              125     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                                   2002    2003    2004    2005     2006     2007
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.967 $ 11.589 $ 12.840
 Accumulation Unit Value, End of Period                             -       - $10.967 $11.589 $ 12.840 $ 13.060
 Number of Units Outstanding, End of Period                         -       -  16,162  29,002  280,682  347,010
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.763 $ 12.257 $ 12.558
 Accumulation Unit Value, End of Period                             -       - $10.763 $12.257 $ 12.558 $ 15.064
 Number of Units Outstanding, End of Period                         -       -  24,252  26,735  173,605  150,677
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.738 $ 12.203 $ 12.468
 Accumulation Unit Value, End of Period                             -       - $10.738 $12.203 $ 12.468 $ 14.926
 Number of Units Outstanding, End of Period                         -       -   9,011  10,641  124,471  106,403
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $10.000 $11.098 $ 12.230 $ 14.625
 Accumulation Unit Value, End of Period                             - $10.000 $11.098 $12.230 $ 14.625 $ 15.798
 Number of Units Outstanding, End of Period                         -       0  14,221  27,462  272,665  294,419
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       -       -       - $ 10.000 $  9.833
 Accumulation Unit Value, End of Period                             -       -       -       - $  9.833 $ 11.864
 Number of Units Outstanding, End of Period                         -       -       -       -   92,016  215,863
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $13.593 $15.912 $ 17.677 $ 19.456
 Accumulation Unit Value, End of Period                             - $13.593 $15.912 $17.677 $ 19.456 $ 19.712
 Number of Units Outstanding, End of Period                         -  20,071  19,130  17,888   35,605   38,349
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.306 $ 12.497 $ 14.844
 Accumulation Unit Value, End of Period                             -       - $11.306 $12.497 $ 14.844 $ 15.753
 Number of Units Outstanding, End of Period                         -       -  58,610  51,537  112,320  100,885
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.300 $ 12.472 $ 14.805
 Accumulation Unit Value, End of Period                             -       - $11.300 $12.472 $ 14.805 $ 15.697
 Number of Units Outstanding, End of Period                         -       -  14,404  20,338  114,995  163,770
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $10.703 $14.547 $19.479 $ 22.382 $ 30.325
 Accumulation Unit Value, End of Period                       $10.703 $14.547 $19.479 $22.382 $ 30.325 $ 24.686
 Number of Units Outstanding, End of Period                     1,077  58,906  58,603  68,172  181,974  156,400
---------------------------------------------------------------------------------------------------------------



* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available


                              126     PROSPECTUS
  for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              127     PROSPECTUS

Allstate Advisor Plus Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))


                           Mortality & Expense = 2.3


--------------------------------------------------------------------------------


                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.207
 Accumulation Unit Value, End of Period                     -         -       -       - $10.207 $11.673
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.397
 Accumulation Unit Value, End of Period                     -         -       -       - $10.397 $10.991
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.427
 Accumulation Unit Value, End of Period                     -         -       -       - $10.427 $11.179
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.436
 Accumulation Unit Value, End of Period                     -         -       -       - $10.436 $11.302
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.289
 Accumulation Unit Value, End of Period                     -         -       -       - $10.289 $10.624
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.686
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.686 $11.551
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.757
 Accumulation Unit Value, End of Period                     -         -       -       - $10.757 $11.031
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.818
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.818 $11.040
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -   $10.680 $13.292 $14.336 $14.472 $16.477
 Accumulation Unit Value, End of Period                     -   $13.292 $14.336 $14.472 $16.477 $15.469
 Number of Units Outstanding, End of Period                 -       794   1,584   1,014     963   1,185
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $11.171 $11.069 $12.763
 Accumulation Unit Value, End of Period                     -         - $11.171 $11.069 $12.763 $12.911
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.501 $10.349 $11.192
 Accumulation Unit Value, End of Period                     -         - $10.501 $10.349 $11.192 $11.592
 Number of Units Outstanding, End of Period                 -         -       0   7,469   6,505   6,371
-------------------------------------------------------------------------------------------------------


                              128     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2002  2003    2004    2005    2006    2007
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.801 $15.428 $16.770 $17.137 $18.164
 Accumulation Unit Value, End of Period                            -   $15.428 $16.770 $17.137 $18.164 $19.700
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.021 $14.453 $17.440 $18.498 $21.102
 Accumulation Unit Value, End of Period                            -   $14.453 $17.440 $18.498 $21.102 $20.084
 Number of Units Outstanding, End of Period                        -     5,633   5,461   5,412   4,871   4,745
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.190 $10.176 $10.322
 Accumulation Unit Value, End of Period                            -         - $10.190 $10.176 $10.322 $10.728
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         -       -       - $10.000 $10.951
 Accumulation Unit Value, End of Period                            -         -       -       - $10.951 $11.942
 Number of Units Outstanding, End of Period                        -         -       -       -       0     200
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.581 $12.591 $13.829 $14.909 $17.211
 Accumulation Unit Value, End of Period                            -   $12.591 $13.829 $14.909 $17.211 $17.364
 Number of Units Outstanding, End of Period                        -         0     404       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.655 $16.748 $20.367 $25.309 $31.613
 Accumulation Unit Value, End of Period                            -   $16.748 $20.367 $25.309 $31.613 $39.694
 Number of Units Outstanding, End of Period                        -         0     274     241      34      98
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.359 $13.497 $15.599 $16.759 $19.847
 Accumulation Unit Value, End of Period                            -   $13.497 $15.599 $16.759 $19.847 $22.342
 Number of Units Outstanding, End of Period                        -       785     785   3,619   3,197   3,034
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.563 $12.792 $14.312 $13.526 $14.875
 Accumulation Unit Value, End of Period                            -   $12.792 $14.312 $13.526 $14.875 $16.099
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.887 $11.355 $12.694
 Accumulation Unit Value, End of Period                            -         - $10.887 $11.355 $12.694 $13.208
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.339 $10.214 $10.890
 Accumulation Unit Value, End of Period                            -         - $10.339 $10.214 $10.890 $11.274
 Number of Units Outstanding, End of Period                        -         -       0   3,358   3,659   3,579
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.871 $10.946 $12.518
 Accumulation Unit Value, End of Period                            -         - $10.871 $10.946 $12.518 $12.624
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.119 $11.344 $11.936
 Accumulation Unit Value, End of Period                            -         - $11.119 $11.344 $11.936 $14.114
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.102 $11.716 $12.823
 Accumulation Unit Value, End of Period                            -         - $11.102 $11.716 $12.823 $12.574
 Number of Units Outstanding, End of Period                        -         -       0   4,347   3,504   3,802
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      -   $10.319 $12.298 $14.322 $15.640 $15.664
 Accumulation Unit Value, End of Period                            -   $12.298 $14.322 $15.640 $15.664 $16.193
 Number of Units Outstanding, End of Period                        -     4,939   4,736   4,663   4,465   4,277
--------------------------------------------------------------------------------------------------------------


                              129     PROSPECTUS

                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.085 $12.997 $13.914 $14.067 $15.207
 Accumulation Unit Value, End of Period                     -   $12.997 $13.914 $14.067 $15.207 $15.343
 Number of Units Outstanding, End of Period                 -         0     468     468     469     460
-------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.087 $10.066 $10.300
 Accumulation Unit Value, End of Period                     -         - $10.087 $10.066 $10.300 $10.453
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.000 $12.222 $12.707 $12.994 $13.644
 Accumulation Unit Value, End of Period                     -   $12.222 $12.707 $12.994 $13.644 $15.146
 Number of Units Outstanding, End of Period                 -         0   1,319   3,573   3,427   3,202
-------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.062 $14.128 $16.377 $18.216 $20.848
 Accumulation Unit Value, End of Period                     -   $14.128 $16.377 $18.216 $20.848 $21.563
 Number of Units Outstanding, End of Period                 -         0       0     152     140     138
-------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.708 $12.861 $13.636 $13.564 $14.448
 Accumulation Unit Value, End of Period                     -   $12.861 $13.636 $13.564 $14.448 $14.020
 Number of Units Outstanding, End of Period                 -     3,096   3,274   3,612   3,461   3,340
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.442 $12.540 $13.346 $13.761 $15.400
 Accumulation Unit Value, End of Period                     -   $12.540 $13.346 $13.761 $15.400 $15.638
 Number of Units Outstanding, End of Period                 -     2,031   1,958   8,119   6,907   6,790
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.692 $14.554 $16.914 $18.096 $20.234
 Accumulation Unit Value, End of Period                     -   $14.554 $16.914 $18.096 $20.234 $19.452
 Number of Units Outstanding, End of Period                 -       715   1,046   2,028   1,714   1,740
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.224 $12.046 $12.737 $12.729 $13.310
 Accumulation Unit Value, End of Period                     -   $12.046 $12.737 $12.729 $13.310 $14.217
 Number of Units Outstanding, End of Period                 -     4,565   6,173   7,837   8,414   7,968
-------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.730 $12.339 $13.128 $13.695 $15.072
 Accumulation Unit Value, End of Period                     -   $12.339 $13.128 $13.695 $15.072 $15.127
 Number of Units Outstanding, End of Period                 -         0       0     750     736     726
-------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.971 $13.404 $14.522 $14.902 $16.845
 Accumulation Unit Value, End of Period                     -   $13.404 $14.522 $14.902 $16.845 $15.431
 Number of Units Outstanding, End of Period                 -       263     212     179     148     132
-------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period               -   $10.213 $11.218 $11.718 $12.935 $12.966
 Accumulation Unit Value, End of Period                     -   $11.218 $11.718 $12.935 $12.966 $12.566
 Number of Units Outstanding, End of Period                 -       116      96      80      65      53
-------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $11.841 $13.245 $14.277 $14.353 $15.470
 Accumulation Unit Value, End of Period                     -   $13.245 $14.277 $14.353 $15.470 $15.504
 Number of Units Outstanding, End of Period                 -         0     391     397     387     405
-------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.335 $10.364 $10.554 $10.535 $10.738
 Accumulation Unit Value, End of Period                     -   $10.364 $10.554 $10.535 $10.738 $11.016
 Number of Units Outstanding, End of Period                 -     1,290   2,104   7,068   7,270   7,160
-------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.554 $13.282 $15.049 $16.465 $20.507
 Accumulation Unit Value, End of Period                     -   $13.282 $15.049 $16.465 $20.507 $21.667
 Number of Units Outstanding, End of Period                 -    15,292   8,870   8,551   8,194   7,989
-------------------------------------------------------------------------------------------------------


                              130     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                              2002  2003    2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.670 $12.894 $14.163 $15.027 $16.696
 Accumulation Unit Value, End of Period                    -   $12.894 $14.163 $15.027 $16.696 $15.437
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $ 9.917 $ 9.779 $ 9.598 $ 9.597 $ 9.770
 Accumulation Unit Value, End of Period                    -   $ 9.779 $ 9.598 $ 9.597 $ 9.770 $ 9.981
 Number of Units Outstanding, End of Period                -     1,411   3,015   8,670   9,762   9,632
------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.957 $13.395 $14.408 $15.456 $16.362
 Accumulation Unit Value, End of Period                    -   $13.395 $14.408 $15.456 $16.362 $16.868
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $11.298 $14.464 $16.280 $16.812 $19.020
 Accumulation Unit Value, End of Period                    -   $14.464 $16.280 $16.812 $19.020 $17.637
 Number of Units Outstanding, End of Period                -    12,046  13,910  15,326  14,500  14,265
------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.819 $12.997 $13.632 $13.960 $15.153
 Accumulation Unit Value, End of Period                    -   $12.997 $13.632 $13.960 $15.153 $14.856
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.660 $11.992 $12.654 $12.833 $14.006
 Accumulation Unit Value, End of Period                    -   $11.992 $12.654 $12.833 $14.006 $13.786
 Number of Units Outstanding, End of Period                -     1,563   1,561   2,112   1,869   1,731
------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $11.455 $13.971 $16.543 $17.516 $21.699
 Accumulation Unit Value, End of Period                    -   $13.971 $16.543 $17.516 $21.699 $25.376
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.776 $13.460 $15.567 $17.025 $17.507
 Accumulation Unit Value, End of Period                    -   $13.460 $15.567 $17.025 $17.507 $17.719
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.557 $12.305 $12.603 $12.989 $13.355
 Accumulation Unit Value, End of Period                    -   $12.305 $12.603 $12.989 $13.355 $13.740
 Number of Units Outstanding, End of Period                -       813     915       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.062 $11.986 $12.263
 Accumulation Unit Value, End of Period                    -         - $11.062 $11.986 $12.263 $14.061
 Number of Units Outstanding, End of Period                -         -   1,030   1,030   1,003     955
------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.274 $11.446 $12.952
 Accumulation Unit Value, End of Period                    -         - $11.274 $11.446 $12.952 $12.334
 Number of Units Outstanding, End of Period                -         -       0   2,787   2,016   2,145
------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $ 9.909 $11.650 $12.129 $12.732 $12.742
 Accumulation Unit Value, End of Period                    -   $11.650 $12.129 $12.732 $12.742 $14.490
 Number of Units Outstanding, End of Period                -    14,005  16,837  15,428  14,773  14,117
------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.757 $13.254 $14.749 $15.781 $17.848
 Accumulation Unit Value, End of Period                    -   $13.254 $14.749 $15.781 $17.848 $17.840
 Number of Units Outstanding, End of Period                -     2,676   2,467   5,528   4,770   4,656
------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.000 $10.000 $ 9.805 $ 9.793 $ 9.948
 Accumulation Unit Value, End of Period                    -   $10.000 $ 9.805 $ 9.793 $ 9.948 $10.132
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------


                              131     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                  2002  2003    2004    2005    2006    2007
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $12.265 $13.770 $14.780 $16.162 $17.464
 Accumulation Unit Value, End of Period                        -   $13.770 $14.780 $16.162 $17.464 $18.115
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.900 $11.413 $12.530
 Accumulation Unit Value, End of Period                        -         - $10.900 $11.413 $12.530 $12.627
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.697 $12.071 $12.254
 Accumulation Unit Value, End of Period                        -         - $10.697 $12.071 $12.254 $14.565
 Number of Units Outstanding, End of Period                    -         -   3,557   3,407   3,405   3,141
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.672 $12.018 $12.166
 Accumulation Unit Value, End of Period                        -         - $10.672 $12.018 $12.166 $14.432
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $10.000 $10.996 $12.007 $14.228
 Accumulation Unit Value, End of Period                        -   $10.000 $10.996 $12.007 $14.228 $15.228
 Number of Units Outstanding, End of Period                    -         0       0       0       0     159
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         -       -       - $10.000 $ 9.772
 Accumulation Unit Value, End of Period                        -         -       -       - $ 9.772 $11.682
 Number of Units Outstanding, End of Period                    -         -       -       -       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $13.510 $15.670 $17.250 $18.813
 Accumulation Unit Value, End of Period                        -   $13.510 $15.670 $17.250 $18.813 $18.885
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.237 $12.307 $14.486
 Accumulation Unit Value, End of Period                        -         - $11.237 $12.307 $14.486 $15.231
 Number of Units Outstanding, End of Period                    -         -   1,038   1,038   1,011     963
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.231 $12.282 $14.447
 Accumulation Unit Value, End of Period                        -         - $11.231 $12.282 $14.447 $15.176
 Number of Units Outstanding, End of Period                    -         -       0       0       0     153
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $11.357 $14.402 $19.109 $21.756 $29.208
 Accumulation Unit Value, End of Period                        -   $14.402 $19.109 $21.756 $29.208 $23.558
 Number of Units Outstanding, End of Period                    -     2,467   2,258   2,395   2,198   2,284
----------------------------------------------------------------------------------------------------------



* The Allstate Advisor Plus Contracts were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Plus Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that


                              132     PROSPECTUS
  invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              133     PROSPECTUS

Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


                           Mortality & Expense = 1.4


--------------------------------------------------------------------------------


                                                                    For the Year Ending December 31,
Sub-Accounts                                                2002    2003    2004     2005     2006     2007
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.270
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.270 $ 11.854
 Number of Units Outstanding, End of Period                      -       -       -        -   58,931  205,386
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.462
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.462 $ 11.161
 Number of Units Outstanding, End of Period                      -       -       -        -   22,865   49,421
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.491
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.491 $ 11.353
 Number of Units Outstanding, End of Period                      -       -       -        -        0        0
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.500
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.500 $ 11.477
 Number of Units Outstanding, End of Period                      -       -       -        -    4,936    3,177
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.352
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.352 $ 10.789
 Number of Units Outstanding, End of Period                      -       -       -        -    2,423    4,787
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $  9.746
 Accumulation Unit Value, End of Period                          -       -       -        - $  9.746 $ 11.730
 Number of Units Outstanding, End of Period                      -       -       -        -        0    1,813
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.824
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.824 $ 11.203
 Number of Units Outstanding, End of Period                      -       -       -        -   22,952   55,881
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $  9.879
 Accumulation Unit Value, End of Period                          -       -       -        - $  9.879 $ 11.212
 Number of Units Outstanding, End of Period                      -       -       -        -    9,989   38,987
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period              $10.000 $10.853 $13.425 $ 14.614 $ 14.888 $ 17.107
 Accumulation Unit Value, End of Period                    $10.853 $13.425 $14.614 $ 14.888 $ 17.107 $ 16.210
 Number of Units Outstanding, End of Period                  1,895  31,028  68,823   79,315   84,562   90,229
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $ 11.240 $ 11.240 $ 13.079
 Accumulation Unit Value, End of Period                          -       - $11.240 $ 11.240 $ 13.079 $ 13.354
 Number of Units Outstanding, End of Period                      -       -  22,636  258,448  488,323  651,119
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $ 10.525 $ 10.468 $ 11.425
 Accumulation Unit Value, End of Period                          -       - $10.525 $ 10.468 $ 11.425 $ 11.943
 Number of Units Outstanding, End of Period                      -       -   1,153  106,672  209,179  242,913
-------------------------------------------------------------------------------------------------------------


                              134     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                                  2002    2003    2004     2005     2006     2007
---------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period                $10.000 $11.538 $15.583 $ 17.095 $ 17.630 $ 18.858
 Accumulation Unit Value, End of Period                      $11.538 $15.583 $17.095 $ 17.630 $ 18.858 $ 20.643
 Number of Units Outstanding, End of Period                        0   2,120   1,457    1,685    1,833    1,745
---------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                $10.000 $11.228 $14.599 $ 17.778 $ 19.031 $ 21.909
 Accumulation Unit Value, End of Period                      $11.228 $14.599 $17.778 $ 19.031 $ 21.909 $ 21.046
 Number of Units Outstanding, End of Period                        0  17,710  32,091   56,409   67,453   74,742
---------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 10.253 $ 10.333 $ 10.577
 Accumulation Unit Value, End of Period                            -       - $10.253 $ 10.333 $ 10.577 $ 11.096
 Number of Units Outstanding, End of Period                        -       -   4,788   36,809   69,659   71,356
---------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -       -       -        - $ 10.000 $ 11.019
 Accumulation Unit Value, End of Period                            -       -       -        - $ 11.019 $ 12.127
 Number of Units Outstanding, End of Period                        -       -       -        -   28,256  139,069
---------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                $10.000 $10.327 $12.718 $ 14.097 $ 15.338 $ 17.869
 Accumulation Unit Value, End of Period                      $10.327 $12.718 $14.097 $ 15.338 $ 17.869 $ 18.195
 Number of Units Outstanding, End of Period                        0  51,247  89,468  195,874  248,012  286,267
---------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                $10.000 $11.236 $16.917 $ 20.762 $ 26.037 $ 32.822
 Accumulation Unit Value, End of Period                      $11.236 $16.917 $20.762 $ 26.037 $ 32.822 $ 41.594
 Number of Units Outstanding, End of Period                        0   4,338  10,936   24,121   33,128   21,398
---------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                $10.000 $10.477 $13.633 $ 15.902 $ 17.241 $ 20.606
 Accumulation Unit Value, End of Period                      $10.477 $13.633 $15.902 $ 17.241 $ 20.606 $ 23.411
 Number of Units Outstanding, End of Period                        0  10,738  24,545  131,380  214,900  229,814
---------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                $10.000 $10.723 $12.920 $ 14.589 $ 13.916 $ 15.444
 Accumulation Unit Value, End of Period                      $10.723 $12.920 $14.589 $ 13.916 $ 15.444 $ 16.870
 Number of Units Outstanding, End of Period                    1,921   1,995   2,561    2,729    2,751    2,584
---------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 10.912 $ 11.485 $ 12.958
 Accumulation Unit Value, End of Period                            -       - $10.912 $ 11.485 $ 12.958 $ 13.608
 Number of Units Outstanding, End of Period                        -       -   2,680   19,434   33,197   39,496
---------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 10.363 $ 10.332 $ 11.116
 Accumulation Unit Value, End of Period                            -       - $10.363 $ 10.332 $ 11.116 $ 11.615
 Number of Units Outstanding, End of Period                        -       -   1,954   64,927  124,486  173,757
---------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 10.896 $ 11.072 $ 12.778
 Accumulation Unit Value, End of Period                            -       - $10.896 $ 11.072 $ 12.778 $ 13.006
 Number of Units Outstanding, End of Period                        -       -   7,786   66,461   96,277  122,166
---------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 11.144 $ 11.475 $ 12.184
 Accumulation Unit Value, End of Period                            -       - $11.144 $ 11.475 $ 12.184 $ 14.541
 Number of Units Outstanding, End of Period                        -       -      86    6,838   31,720   42,332
---------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -       - $10.000 $ 11.127 $ 11.851 $ 13.090
 Accumulation Unit Value, End of Period                            -       - $11.127 $ 11.851 $ 13.090 $ 12.955
 Number of Units Outstanding, End of Period                        -       -   2,907   88,785  113,220  133,809
---------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                $10.000 $10.063 $12.422 $ 14.600 $ 16.090 $ 16.263
 Accumulation Unit Value, End of Period                      $10.063 $12.422 $14.600 $ 16.090 $ 16.263 $ 16.969
 Number of Units Outstanding, End of Period                        0   8,483  22,403   30,987   40,565   36,754
---------------------------------------------------------------------------------------------------------------


                              135     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                2002    2003    2004     2005     2006     2007
-------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.699 $13.128 $ 14.184 $ 14.472 $ 15.789
 Accumulation Unit Value, End of Period                    $10.699 $13.128 $14.184 $ 14.472 $ 15.789 $ 16.078
 Number of Units Outstanding, End of Period                      0  14,806  25,039   40,359   46,580   45,964
-------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $ 10.110 $ 10.182 $ 10.515
 Accumulation Unit Value, End of Period                          -       - $10.110 $ 10.182 $ 10.515 $ 10.770
 Number of Units Outstanding, End of Period                      -       -   1,900   19,950  131,838  250,642
-------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    - $10.000 $12.298 $ 12.903 $ 13.316 $ 14.111
 Accumulation Unit Value, End of Period                          - $12.298 $12.903 $ 13.316 $ 14.111 $ 15.810
 Number of Units Outstanding, End of Period                      -  16,293  62,821  119,313  148,739  121,790
-------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.150 $14.270 $ 16.695 $ 18.740 $ 21.645
 Accumulation Unit Value, End of Period                    $10.150 $14.270 $16.695 $ 18.740 $ 21.645 $ 22.595
 Number of Units Outstanding, End of Period                      0   4,146  18,071   21,315   21,514   24,156
-------------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.663 $12.991 $ 13.901 $ 13.955 $ 15.000
 Accumulation Unit Value, End of Period                    $10.663 $12.991 $13.901 $ 13.955 $ 15.000 $ 14.691
 Number of Units Outstanding, End of Period                      0      12  41,186   48,901   61,033   66,322
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.179 $12.666 $ 13.604 $ 14.157 $ 15.989
 Accumulation Unit Value, End of Period                    $10.179 $12.666 $13.604 $ 14.157 $ 15.989 $ 16.387
 Number of Units Outstanding, End of Period                  1,945  26,782  59,125  140,753  202,184  197,820
-------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.356 $14.701 $ 17.242 $ 18.617 $ 21.007
 Accumulation Unit Value, End of Period                    $10.356 $14.701 $17.242 $ 18.617 $ 21.007 $ 20.384
 Number of Units Outstanding, End of Period                      0  14,941  25,485   41,748   54,905   54,188
-------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $10.553 $12.168 $ 12.984 $ 13.095 $ 13.820
 Accumulation Unit Value, End of Period                    $10.553 $12.168 $12.984 $ 13.095 $ 13.820 $ 14.898
 Number of Units Outstanding, End of Period                  1,928  41,097  77,772  191,974  247,776  297,150
-------------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $10.390 $12.464 $ 13.383 $ 14.089 $ 15.649
 Accumulation Unit Value, End of Period                    $10.390 $12.464 $13.383 $ 14.089 $ 15.649 $ 15.851
 Number of Units Outstanding, End of Period                      0   8,988  14,779   22,697   33,202   29,202
-------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $10.800 $14.093 $ 14.804 $ 15.331 $ 17.489
 Accumulation Unit Value, End of Period                    $10.800 $14.093 $14.804 $ 15.331 $ 17.489 $ 16.170
 Number of Units Outstanding, End of Period                      0   2,112  49,986   53,041   51,557   56,846
-------------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              $10.000 $ 9.726 $11.331 $ 11.945 $ 13.308 $ 13.462
 Accumulation Unit Value, End of Period                    $ 9.726 $11.331 $11.945 $ 13.308 $ 13.462 $ 13.168
 Number of Units Outstanding, End of Period                      0     978   1,958    2,147    2,250    2,107
-------------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $10.743 $13.378 $ 14.554 $ 14.766 $ 16.062
 Accumulation Unit Value, End of Period                    $10.743 $13.378 $14.554 $ 14.766 $ 16.062 $ 16.246
 Number of Units Outstanding, End of Period                      0  20,709  39,241   58,158   84,296   90,170
-------------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $10.187 $10.469 $ 10.759 $ 10.838 $ 11.149
 Accumulation Unit Value, End of Period                    $10.187 $10.469 $10.759 $ 10.838 $ 11.149 $ 11.544
 Number of Units Outstanding, End of Period                      0  33,742  65,425  153,673  278,298  316,107
-------------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $10.606 $13.416 $ 15.341 $ 16.939 $ 21.291
 Accumulation Unit Value, End of Period                    $10.606 $13.416 $15.341 $ 16.939 $ 21.291 $ 22.704
 Number of Units Outstanding, End of Period                      0  16,560  23,536   34,205   56,149   67,587
-------------------------------------------------------------------------------------------------------------


                              136     PROSPECTUS

                                                                   For the Year Ending December 31,
Sub-Accounts                                               2002    2003    2004     2005     2006     2007
------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $10.409 $13.024 $ 14.437 $ 15.460 $ 17.334
 Accumulation Unit Value, End of Period                   $10.409 $13.024 $14.437 $ 15.460 $ 17.334 $ 16.176
 Number of Units Outstanding, End of Period                     0   4,222   5,134   14,206   28,439   33,309
------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 9.987 $ 9.878 $  9.785 $  9.873 $ 10.144
 Accumulation Unit Value, End of Period                   $ 9.987 $ 9.878 $ 9.785 $  9.873 $ 10.144 $ 10.459
 Number of Units Outstanding, End of Period                     0   3,503  25,745  132,095  212,468  333,114
------------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $10.381 $13.530 $ 14.687 $ 15.900 $ 16.987
 Accumulation Unit Value, End of Period                   $10.381 $13.530 $14.687 $ 15.900 $ 16.987 $ 17.675
 Number of Units Outstanding, End of Period                     0   4,646   4,607    4,534    4,578    3,706
------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $11.206 $14.610 $ 16.596 $ 17.296 $ 19.747
 Accumulation Unit Value, End of Period                   $11.206 $14.610 $16.596 $ 17.296 $ 19.747 $ 18.481
 Number of Units Outstanding, End of Period                     0   3,413   9,332   52,908   83,473   99,643
------------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $10.644 $13.128 $ 13.896 $ 14.361 $ 15.733
 Accumulation Unit Value, End of Period                   $10.644 $13.128 $13.896 $ 14.361 $ 15.733 $ 15.568
 Number of Units Outstanding, End of Period                     0   2,239   4,387    4,597    4,443    3,226
------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $10.517 $12.113 $ 12.899 $ 13.202 $ 14.542
 Accumulation Unit Value, End of Period                   $10.517 $12.113 $12.899 $ 13.202 $ 14.542 $ 14.446
 Number of Units Outstanding, End of Period                     0  24,540  64,309   58,344   72,048   67,765
------------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $11.472 $14.093 $ 16.864 $ 18.020 $ 22.529
 Accumulation Unit Value, End of Period                   $11.472 $14.093 $16.864 $ 18.020 $ 22.529 $ 26.590
 Number of Units Outstanding, End of Period                     0   2,112   5,170    5,057    4,787    2,885
------------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $10.374 $13.596 $ 15.869 $ 17.515 $ 18.177
 Accumulation Unit Value, End of Period                   $10.374 $13.596 $15.869 $ 17.515 $ 18.177 $ 18.568
 Number of Units Outstanding, End of Period                     0   9,417  15,619   12,925    9,150    7,663
------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $10.111 $12.429 $ 12.847 $ 13.363 $ 13.866
 Accumulation Unit Value, End of Period                   $10.111 $12.429 $12.847 $ 13.363 $ 13.866 $ 14.398
 Number of Units Outstanding, End of Period                     0  44,440  54,946   71,627   70,383   64,271
------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   -       - $10.000 $ 11.130 $ 12.171 $ 12.567
 Accumulation Unit Value, End of Period                         -       - $11.130 $ 12.171 $ 12.567 $ 14.543
 Number of Units Outstanding, End of Period                     -       -   5,000    9,550    7,898    7,549
------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   -       - $10.000 $ 11.343 $ 11.622 $ 13.273
 Accumulation Unit Value, End of Period                         -       - $11.343 $ 11.622 $ 13.273 $ 12.757
 Number of Units Outstanding, End of Period                     -       -  29,089  104,771  162,673  166,026
------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $ 9.412 $11.767 $ 12.365 $ 13.098 $ 13.229
 Accumulation Unit Value, End of Period                   $ 9.412 $11.767 $12.365 $ 13.098 $ 13.229 $ 15.184
 Number of Units Outstanding, End of Period                     0   4,800  16,427   35,171   43,766   46,533
------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $10.655 $13.388 $ 15.035 $ 16.235 $ 18.530
 Accumulation Unit Value, End of Period                   $10.655 $13.388 $15.035 $ 16.235 $ 18.530 $ 18.694
 Number of Units Outstanding, End of Period                     0  16,041  55,062   97,713  121,276  125,665
------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   - $10.000 $10.000 $  9.895 $  9.975 $ 10.226
 Accumulation Unit Value, End of Period                         - $10.000 $ 9.895 $  9.975 $ 10.226 $ 10.511
 Number of Units Outstanding, End of Period                     -       0  23,867   76,491   55,566   52,997
------------------------------------------------------------------------------------------------------------


                              137     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                                   2002    2003    2004    2005     2006     2007
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.062 $13.908 $15.067 $ 16.627 $ 18.131
 Accumulation Unit Value, End of Period                       $11.062 $13.908 $15.067 $16.627 $ 18.131 $ 18.983
 Number of Units Outstanding, End of Period                         0   2,511   7,583  20,297   24,735   25,013
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.967 $ 11.589 $ 12.840
 Accumulation Unit Value, End of Period                             -       - $10.967 $11.589 $ 12.840 $ 13.060
 Number of Units Outstanding, End of Period                         -       -  40,892  82,180  139,142  160,968
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.763 $ 12.257 $ 12.558
 Accumulation Unit Value, End of Period                             -       - $10.763 $12.257 $ 12.558 $ 15.064
 Number of Units Outstanding, End of Period                         -       -   7,291   6,860    5,209    4,795
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.738 $ 12.203 $ 12.468
 Accumulation Unit Value, End of Period                             -       - $10.738 $12.203 $ 12.468 $ 14.926
 Number of Units Outstanding, End of Period                         -       -   4,141   5,702    8,295    8,181
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $10.000 $11.098 $ 12.230 $ 14.625
 Accumulation Unit Value, End of Period                             - $10.000 $11.098 $12.230 $ 14.625 $ 15.798
 Number of Units Outstanding, End of Period                         -       0  20,294  67,795  126,365  126,897
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       -       -       - $ 10.000 $  9.833
 Accumulation Unit Value, End of Period                             -       -       -       - $  9.833 $ 11.864
 Number of Units Outstanding, End of Period                         -       -       -       -   33,087   55,991
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $13.593 $15.912 $ 17.677 $ 19.456
 Accumulation Unit Value, End of Period                             - $13.593 $15.912 $17.677 $ 19.456 $ 19.712
 Number of Units Outstanding, End of Period                         -   1,742   8,905  12,996   11,922    9,527
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.306 $ 12.497 $ 14.844
 Accumulation Unit Value, End of Period                             -       - $11.306 $12.497 $ 14.844 $ 15.753
 Number of Units Outstanding, End of Period                         -       -  17,454  18,097   17,725   14,683
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.300 $ 12.472 $ 14.805
 Accumulation Unit Value, End of Period                             -       - $11.300 $12.472 $ 14.805 $ 15.697
 Number of Units Outstanding, End of Period                         -       -  18,683  23,225   40,335   53,940
---------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $10.703 $14.547 $19.479 $ 22.382 $ 30.325
 Accumulation Unit Value, End of Period                       $10.703 $14.547 $19.479 $22.382 $ 30.325 $ 24.686
 Number of Units Outstanding, End of Period                         0  10,341  25,715  34,738   37,755   45,700
---------------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.40% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that


                              138     PROSPECTUS
  invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              139     PROSPECTUS

Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71 - 79))


                           Mortality & Expense = 2.3


--------------------------------------------------------------------------------


                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.207
 Accumulation Unit Value, End of Period                     -         -       -       - $10.207 $11.673
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.397
 Accumulation Unit Value, End of Period                     -         -       -       - $10.397 $10.991
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.427
 Accumulation Unit Value, End of Period                     -         -       -       - $10.427 $11.179
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.436
 Accumulation Unit Value, End of Period                     -         -       -       - $10.436 $11.302
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.289
 Accumulation Unit Value, End of Period                     -         -       -       - $10.289 $10.624
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.686
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.686 $11.551
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.757
 Accumulation Unit Value, End of Period                     -         -       -       - $10.757 $11.031
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.818
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.818 $11.040
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -   $10.680 $13.292 $14.336 $14.472 $16.477
 Accumulation Unit Value, End of Period                     -   $13.292 $14.336 $14.472 $16.477 $15.469
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $11.171 $11.069 $12.763
 Accumulation Unit Value, End of Period                     -         - $11.171 $11.069 $12.763 $12.911
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.501 $10.349 $11.192
 Accumulation Unit Value, End of Period                     -         - $10.501 $10.349 $11.192 $11.592
 Number of Units Outstanding, End of Period                 -         -       0      40      40      40
-------------------------------------------------------------------------------------------------------


                              140     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2002  2003    2004    2005    2006    2007
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.801 $15.428 $16.770 $17.137 $18.164
 Accumulation Unit Value, End of Period                            -   $15.428 $16.770 $17.137 $18.164 $19.700
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.021 $14.453 $17.440 $18.498 $21.102
 Accumulation Unit Value, End of Period                            -   $14.453 $17.440 $18.498 $21.102 $20.084
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.190 $10.176 $10.322
 Accumulation Unit Value, End of Period                            -         - $10.190 $10.176 $10.322 $10.728
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         -       -       - $10.000 $10.951
 Accumulation Unit Value, End of Period                            -         -       -       - $10.951 $11.942
 Number of Units Outstanding, End of Period                        -         -       -       -       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.581 $12.591 $13.829 $14.909 $17.211
 Accumulation Unit Value, End of Period                            -   $12.591 $13.829 $14.909 $17.211 $17.364
 Number of Units Outstanding, End of Period                        -         0       0       0     552     548
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.655 $16.748 $20.367 $25.309 $31.613
 Accumulation Unit Value, End of Period                            -   $16.748 $20.367 $25.309 $31.613 $39.694
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.359 $13.497 $15.599 $16.759 $19.847
 Accumulation Unit Value, End of Period                            -   $13.497 $15.599 $16.759 $19.847 $22.342
 Number of Units Outstanding, End of Period                        -         0       0       0     281     279
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.563 $12.792 $14.312 $13.526 $14.875
 Accumulation Unit Value, End of Period                            -   $12.792 $14.312 $13.526 $14.875 $16.099
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.887 $11.355 $12.694
 Accumulation Unit Value, End of Period                            -         - $10.887 $11.355 $12.694 $13.208
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.339 $10.214 $10.890
 Accumulation Unit Value, End of Period                            -         - $10.339 $10.214 $10.890 $11.274
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.871 $10.946 $12.518
 Accumulation Unit Value, End of Period                            -         - $10.871 $10.946 $12.518 $12.624
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.119 $11.344 $11.936
 Accumulation Unit Value, End of Period                            -         - $11.119 $11.344 $11.936 $14.114
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.102 $11.716 $12.823
 Accumulation Unit Value, End of Period                            -         - $11.102 $11.716 $12.823 $12.574
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      -   $10.319 $12.298 $14.322 $15.640 $15.664
 Accumulation Unit Value, End of Period                            -   $12.298 $14.322 $15.640 $15.664 $16.193
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------


                              141     PROSPECTUS

                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.085 $12.997 $13.914 $14.067 $15.207
 Accumulation Unit Value, End of Period                     -   $12.997 $13.914 $14.067 $15.207 $15.343
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.087 $10.066 $10.300
 Accumulation Unit Value, End of Period                     -         - $10.087 $10.066 $10.300 $10.453
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.000 $12.222 $12.707 $12.994 $13.644
 Accumulation Unit Value, End of Period                     -   $12.222 $12.707 $12.994 $13.644 $15.146
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.062 $14.128 $16.377 $18.216 $20.848
 Accumulation Unit Value, End of Period                     -   $14.128 $16.377 $18.216 $20.848 $21.563
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.708 $12.861 $13.636 $13.564 $14.448
 Accumulation Unit Value, End of Period                     -   $12.861 $13.636 $13.564 $14.448 $14.020
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.442 $12.540 $13.346 $13.761 $15.400
 Accumulation Unit Value, End of Period                     -   $12.540 $13.346 $13.761 $15.400 $15.638
 Number of Units Outstanding, End of Period                 -       370     498     525      29      29
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.692 $14.554 $16.914 $18.096 $20.234
 Accumulation Unit Value, End of Period                     -   $14.554 $16.914 $18.096 $20.234 $19.452
 Number of Units Outstanding, End of Period                 -       321     428     213     211     210
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.224 $12.046 $12.737 $12.729 $13.310
 Accumulation Unit Value, End of Period                     -   $12.046 $12.737 $12.729 $13.310 $14.217
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.730 $12.339 $13.128 $13.695 $15.072
 Accumulation Unit Value, End of Period                     -   $12.339 $13.128 $13.695 $15.072 $15.127
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.971 $13.404 $14.522 $14.902 $16.845
 Accumulation Unit Value, End of Period                     -   $13.404 $14.522 $14.902 $16.845 $15.431
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period               -   $10.213 $11.218 $11.718 $12.935 $12.966
 Accumulation Unit Value, End of Period                     -   $11.218 $11.718 $12.935 $12.966 $12.566
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $11.841 $13.245 $14.277 $14.353 $15.470
 Accumulation Unit Value, End of Period                     -   $13.245 $14.277 $14.353 $15.470 $15.504
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.335 $10.364 $10.554 $10.535 $10.738
 Accumulation Unit Value, End of Period                     -   $10.364 $10.554 $10.535 $10.738 $11.016
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.554 $13.282 $15.049 $16.465 $20.507
 Accumulation Unit Value, End of Period                     -   $13.282 $15.049 $16.465 $20.507 $21.667
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------


                              142     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                              2002  2003    2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.670 $12.894 $14.163 $15.027 $16.696
 Accumulation Unit Value, End of Period                    -   $12.894 $14.163 $15.027 $16.696 $15.437
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $ 9.917 $ 9.779 $ 9.598 $ 9.597 $ 9.770
 Accumulation Unit Value, End of Period                    -   $ 9.779 $ 9.598 $ 9.597 $ 9.770 $ 9.981
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.957 $13.395 $14.408 $15.456 $16.362
 Accumulation Unit Value, End of Period                    -   $13.395 $14.408 $15.456 $16.362 $16.868
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $11.298 $14.464 $16.280 $16.812 $19.020
 Accumulation Unit Value, End of Period                    -   $14.464 $16.280 $16.812 $19.020 $17.637
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.819 $12.997 $13.632 $13.960 $15.153
 Accumulation Unit Value, End of Period                    -   $12.997 $13.632 $13.960 $15.153 $14.856
 Number of Units Outstanding, End of Period                -       356     481     478       0       0
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.660 $11.992 $12.654 $12.833 $14.006
 Accumulation Unit Value, End of Period                    -   $11.992 $12.654 $12.833 $14.006 $13.786
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $11.623 $13.975 $16.543 $17.516 $21.699
 Accumulation Unit Value, End of Period                    -   $13.975 $16.543 $17.516 $21.699 $25.376
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.776 $13.460 $15.567 $17.025 $17.507
 Accumulation Unit Value, End of Period                    -   $13.460 $15.567 $17.025 $17.507 $17.719
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.557 $12.305 $12.603 $12.989 $13.355
 Accumulation Unit Value, End of Period                    -   $12.305 $12.603 $12.989 $13.355 $13.740
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.062 $11.986 $12.263
 Accumulation Unit Value, End of Period                    -         - $11.062 $11.986 $12.263 $14.061
 Number of Units Outstanding, End of Period                -         -       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.274 $11.446 $12.952
 Accumulation Unit Value, End of Period                    -         - $11.274 $11.446 $12.952 $12.334
 Number of Units Outstanding, End of Period                -         -       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $ 9.909 $11.650 $12.129 $12.732 $12.742
 Accumulation Unit Value, End of Period                    -   $11.650 $12.129 $12.732 $12.742 $14.490
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.757 $13.254 $14.749 $15.781 $17.848
 Accumulation Unit Value, End of Period                    -   $13.254 $14.749 $15.781 $17.848 $17.840
 Number of Units Outstanding, End of Period                -       354     476     499     625     621
------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.000 $10.000 $ 9.805 $ 9.793 $ 9.948
 Accumulation Unit Value, End of Period                    -   $10.000 $ 9.805 $ 9.793 $ 9.948 $10.132
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------


                              143     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                  2002  2003    2004    2005     2006    2007
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $12.265 $13.770 $14.780 $ 16.162 $17.464
 Accumulation Unit Value, End of Period                        -   $13.770 $14.780 $16.162 $ 17.464 $18.115
 Number of Units Outstanding, End of Period                    -         0       0       0        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.900 $ 11.413 $12.530
 Accumulation Unit Value, End of Period                        -         - $10.900 $11.413 $ 12.530 $12.627
 Number of Units Outstanding, End of Period                    -         -       0       0        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.697 $ 12.071 $12.254
 Accumulation Unit Value, End of Period                        -         - $10.697 $12.071 $ 12.254 $14.565
 Number of Units Outstanding, End of Period                    -         -       0       0  688,857     851
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.672 $ 12.018 $12.166
 Accumulation Unit Value, End of Period                        -         - $10.672 $12.018 $ 12.166 $14.432
 Number of Units Outstanding, End of Period                    -         -       0       0        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $10.000 $10.996 $ 12.007 $14.228
 Accumulation Unit Value, End of Period                        -   $10.000 $10.996 $12.007 $ 14.228 $15.228
 Number of Units Outstanding, End of Period                    -         0       0       0        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         -       -       - $ 10.000 $ 9.772
 Accumulation Unit Value, End of Period                        -         -       -       - $  9.772 $11.682
 Number of Units Outstanding, End of Period                    -         -       -       -        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $13.510 $15.670 $ 17.250 $18.813
 Accumulation Unit Value, End of Period                        -   $13.510 $15.670 $17.250 $ 18.813 $18.885
 Number of Units Outstanding, End of Period                    -         0       0       0      211     210
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.237 $ 12.307 $14.486
 Accumulation Unit Value, End of Period                        -         - $11.237 $12.307 $ 14.486 $15.231
 Number of Units Outstanding, End of Period                    -         -     629     313      311     309
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.231 $ 12.282 $14.447
 Accumulation Unit Value, End of Period                        -         - $11.231 $12.282 $ 14.447 $15.176
 Number of Units Outstanding, End of Period                    -         -       0       0        0       0
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $11.357 $14.402 $19.109 $2 1.756 $29.208
 Accumulation Unit Value, End of Period                        -   $14.402 $19.109 $21.756 $ 29.208 $23.558
 Number of Units Outstanding, End of Period                    -         0       0       0        0       0
-----------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with 5 Year Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.30% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that


                              144     PROSPECTUS
  invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              145     PROSPECTUS

Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


                           Mortality & Expense = 1.5


--------------------------------------------------------------------------------


                                                                     For the Year Ending December 31,
Sub-Accounts                                             2002     2003     2004      2005       2006       2007
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.263
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.263 $   11.834
 Number of Units Outstanding, End of Period                   -        -        -          -    414,282    723,702
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.454
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.454 $   11.142
 Number of Units Outstanding, End of Period                   -        -        -          -    130,383    148,898
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.484
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.484 $   11.333
 Number of Units Outstanding, End of Period                   -        -        -          -     36,399     99,598
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.493
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.493 $   11.458
 Number of Units Outstanding, End of Period                   -        -        -          -     42,087     40,167
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.345
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.345 $   10.771
 Number of Units Outstanding, End of Period                   -        -        -          -      9,730     10,156
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $    9.739
 Accumulation Unit Value, End of Period                       -        -        -          - $    9.739 $   11.710
 Number of Units Outstanding, End of Period                   -        -        -          -      7,984     10,829
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $   10.816
 Accumulation Unit Value, End of Period                       -        -        -          - $   10.816 $   11.184
 Number of Units Outstanding, End of Period                   -        -        -          -     37,450     47,278
------------------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                 -        -        -          - $   10.000 $    9.872
 Accumulation Unit Value, End of Period                       -        -        -          - $    9.872 $   11.192
 Number of Units Outstanding, End of Period                   -        -        -          -     94,755    192,846
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period           $10.000 $ 10.851 $ 13.409 $   14.582 $   14.840 $   17.034
 Accumulation Unit Value, End of Period                 $10.851 $ 13.409 $ 14.582 $   14.840 $   17.034 $   16.124
 Number of Units Outstanding, End of Period                 347  117,457  236,098    310,781    302,687    261,390
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                 -        - $ 10.000 $   11.233 $   11.221 $   13.044
 Accumulation Unit Value, End of Period                       -        - $ 11.233 $   11.221 $   13.044 $   13.304
 Number of Units Outstanding, End of Period                   -        -   66,922  1,005,366  2,122,022  2,815,817
------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period                 -        - $ 10.000 $   10.523 $   10.455 $   11.399
 Accumulation Unit Value, End of Period                       -        - $ 10.523 $   10.455 $   11.399 $   11.903
 Number of Units Outstanding, End of Period                   -        -    2,116    378,307    825,544  1,001,796
------------------------------------------------------------------------------------------------------------------


                              146     PROSPECTUS

                                                                     For the Year Ending December 31,
Sub-Accounts                                              2002     2003     2004     2005      2006       2007
-----------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period            $10.000 $ 11.535 $ 15.564 $ 17.057 $   17.572 $   18.778
 Accumulation Unit Value, End of Period                  $11.535 $ 15.564 $ 17.057 $ 17.572 $   18.778 $   20.534
 Number of Units Outstanding, End of Period                  434    4,327    3,941    8,813      7,164      5,267
-----------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period            $10.000 $ 11.225 $ 14.581 $ 17.739 $   18.969 $   21.816
 Accumulation Unit Value, End of Period                  $11.225 $ 14.581 $ 17.739 $ 18.969 $   21.816 $   20.935
 Number of Units Outstanding, End of Period                  860  101,030  168,475  285,208    356,890    345,544
-----------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 10.246 $   10.315 $   10.549
 Accumulation Unit Value, End of Period                        -        - $ 10.246 $ 10.315 $   10.549 $   11.055
 Number of Units Outstanding, End of Period                    -        -   42,893  136,448    257,214    355,522
-----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                  -        -        -        - $   10.000 $   11.011
 Accumulation Unit Value, End of Period                        -        -        -        - $   11.011 $   12.107
 Number of Units Outstanding, End of Period                    -        -        -        -    320,169    558,370
-----------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period            $10.000 $ 10.324 $ 12.703 $ 14.065 $   15.288 $   17.793
 Accumulation Unit Value, End of Period                  $10.324 $ 12.703 $ 14.065 $ 15.288 $   17.793 $   18.099
 Number of Units Outstanding, End of Period                2,174  148,918  358,905  688,072  1,079,337  1,269,936
-----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund -
Class 2
 Accumulation Unit Value, Beginning of Period            $10.000 $ 11.233 $ 16.896 $ 20.715 $   25.952 $   32.682
 Accumulation Unit Value, End of Period                  $11.233 $ 16.896 $ 20.715 $ 25.952 $   32.682 $   41.374
 Number of Units Outstanding, End of Period                    0   54,196   85,691  122,683    166,538    194,282
-----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period            $10.000 $ 10.475 $ 13.616 $ 15.866 $   17.185 $   20.518
 Accumulation Unit Value, End of Period                  $10.475 $ 13.616 $ 15.866 $ 17.185 $   20.518 $   23.288
 Number of Units Outstanding, End of Period                  640   53,801  104,501  354,268    733,746    922,024
-----------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund -
Class 2 (1)
 Accumulation Unit Value, Beginning of Period            $10.000 $ 10.721 $ 12.905 $ 14.556 $   13.871 $   15.378
 Accumulation Unit Value, End of Period                  $10.721 $ 12.905 $ 14.556 $ 13.871 $   15.378 $   16.780
 Number of Units Outstanding, End of Period                  135   12,812    4,209    5,030      5,249      3,012
-----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 10.909 $   11.471 $   12.929
 Accumulation Unit Value, End of Period                        -        - $ 10.909 $ 11.471 $   12.929 $   13.563
 Number of Units Outstanding, End of Period                    -        -    1,724   75,627    147,228    126,050
-----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 10.360 $   10.319 $   11.091
 Accumulation Unit Value, End of Period                        -        - $ 10.360 $ 10.319 $   11.091 $   11.577
 Number of Units Outstanding, End of Period                    -        -    3,670  188,567    388,338    495,383
-----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 10.893 $   11.057 $   12.749
 Accumulation Unit Value, End of Period                        -        - $ 10.893 $ 11.057 $   12.749 $   12.963
 Number of Units Outstanding, End of Period                    -        -   11,058  149,184    311,007    391,344
-----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 11.141 $   11.460 $   12.156
 Accumulation Unit Value, End of Period                        -        - $ 11.141 $ 11.460 $   12.156 $   14.493
 Number of Units Outstanding, End of Period                    -        -    2,150   37,104    134,749    199,136
-----------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                  -        - $ 10.000 $ 11.124 $   11.836 $   13.060
 Accumulation Unit Value, End of Period                        -        - $ 11.124 $ 11.836 $   13.060 $   12.913
 Number of Units Outstanding, End of Period                    -        -       16  431,792    720,550    767,839
-----------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period            $10.000 $ 10.060 $ 12.406 $ 14.567 $   16.038 $   16.193
 Accumulation Unit Value, End of Period                  $10.060 $ 12.406 $ 14.567 $ 16.038 $   16.193 $   16.879
 Number of Units Outstanding, End of Period                    0   22,549   68,809  102,358    132,006    111,355
-----------------------------------------------------------------------------------------------------------------


                              147     PROSPECTUS

                                                                     For the Year Ending December 31,
Sub-Accounts                                                2002     2003     2004     2005     2006     2007
---------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.696 $ 13.112 $ 14.152 $ 14.425 $ 15.722
 Accumulation Unit Value, End of Period                    $10.696 $ 13.112 $ 14.152 $ 14.425 $ 15.722 $ 15.993
 Number of Units Outstanding, End of Period                      0   73,942  124,555  184,065  190,342  170,766
---------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    -        - $ 10.000 $ 10.108 $ 10.169 $ 10.491
 Accumulation Unit Value, End of Period                          -        - $ 10.108 $ 10.169 $ 10.491 $ 10.734
 Number of Units Outstanding, End of Period                      -        -      274   55,948  456,364  845,679
---------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    - $ 10.000 $ 12.289 $ 12.881 $ 13.280 $ 14.059
 Accumulation Unit Value, End of Period                          - $ 12.289 $ 12.881 $ 13.280 $ 14.059 $ 15.735
 Number of Units Outstanding, End of Period                      -   45,608  124,466  313,104  394,571  358,649
---------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.148 $ 14.253 $ 16.657 $ 18.679 $ 21.553
 Accumulation Unit Value, End of Period                    $10.148 $ 14.253 $ 16.657 $ 18.679 $ 21.553 $ 22.475
 Number of Units Outstanding, End of Period                      0   38,933   62,907   59,949   90,930   82,603
---------------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.661 $ 12.975 $ 13.869 $ 13.909 $ 14.936
 Accumulation Unit Value, End of Period                    $10.661 $ 12.975 $ 13.869 $ 13.909 $ 14.936 $ 14.614
 Number of Units Outstanding, End of Period                    508   81,371  165,436  197,061  160,880  134,180
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.177 $ 12.650 $ 13.574 $ 14.111 $ 15.921
 Accumulation Unit Value, End of Period                    $10.177 $ 12.650 $ 13.574 $ 14.111 $ 15.921 $ 16.300
 Number of Units Outstanding, End of Period                  1,007   83,324  196,103  446,470  653,766  674,700
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.354 $ 14.682 $ 17.203 $ 18.556 $ 20.918
 Accumulation Unit Value, End of Period                    $10.354 $ 14.682 $ 17.203 $ 18.556 $ 20.918 $ 20.276
 Number of Units Outstanding, End of Period                    745   58,798  106,502  180,178  260,535  252,429
---------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.551 $ 12.153 $ 12.955 $ 13.052 $ 13.761
 Accumulation Unit Value, End of Period                    $10.551 $ 12.153 $ 12.955 $ 13.052 $ 13.761 $ 14.819
 Number of Units Outstanding, End of Period                      0  261,984  475,970  837,415  941,030  918,620
---------------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.388 $ 12.448 $ 13.353 $ 14.043 $ 15.582
 Accumulation Unit Value, End of Period                    $10.388 $ 12.448 $ 13.353 $ 14.043 $ 15.582 $ 15.767
 Number of Units Outstanding, End of Period                      0   12,054   35,146  132,476  172,913  162,161
---------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.798 $ 14.075 $ 14.771 $ 15.281 $ 17.414
 Accumulation Unit Value, End of Period                    $10.798 $ 14.075 $ 14.771 $ 15.281 $ 17.414 $ 16.084
 Number of Units Outstanding, End of Period                  1,666   15,549  186,092  223,540  189,319  159,148
---------------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              $10.000 $  9.724 $ 11.317 $ 11.919 $ 13.264 $ 13.405
 Accumulation Unit Value, End of Period                    $ 9.724 $ 11.317 $ 11.919 $ 13.264 $ 13.405 $ 13.098
 Number of Units Outstanding, End of Period                      0   24,389   34,838   31,655   24,547   12,934
---------------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.741 $ 13.362 $ 14.521 $ 14.718 $ 15.993
 Accumulation Unit Value, End of Period                    $10.741 $ 13.362 $ 14.521 $ 14.718 $ 15.993 $ 16.161
 Number of Units Outstanding, End of Period                  1,550  114,140  182,596  293,917  301,544  305,846
---------------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.185 $ 10.456 $ 10.735 $ 10.803 $ 11.101
 Accumulation Unit Value, End of Period                    $10.185 $ 10.456 $ 10.735 $ 10.803 $ 11.101 $ 11.482
 Number of Units Outstanding, End of Period                  1,811  155,621  329,460  676,821  914,327  932,946
---------------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.604 $ 13.399 $ 15.306 $ 16.884 $ 21.200
 Accumulation Unit Value, End of Period                    $10.604 $ 13.399 $ 15.306 $ 16.884 $ 21.200 $ 22.584
 Number of Units Outstanding, End of Period                    319   50,972   72,525  136,789  208,019  267,987
---------------------------------------------------------------------------------------------------------------


                              148     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                               2002     2003     2004     2005      2006       2007
------------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.407 $ 13.008 $ 14.405 $   15.409 $   17.260
 Accumulation Unit Value, End of Period                   $10.407 $ 13.008 $ 14.405 $ 15.409 $   17.260 $   16.090
 Number of Units Outstanding, End of Period                   150   41,343   41,743   60,847     59,846     56,727
------------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.985 $  9.865 $  9.763 $    9.841 $   10.100
 Accumulation Unit Value, End of Period                   $ 9.985 $  9.865 $  9.763 $  9.841 $   10.100 $   10.404
 Number of Units Outstanding, End of Period                     0  652,592  641,522  952,353  1,202,292  1,302,640
------------------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.379 $ 13.513 $ 14.654 $   15.849 $   16.915
 Accumulation Unit Value, End of Period                   $10.379 $ 13.513 $ 14.654 $ 15.849 $   16.915 $   17.582
 Number of Units Outstanding, End of Period                 1,640   20,679   33,167   32,056     20,031      4,574
------------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.204 $ 14.592 $ 16.559 $   17.239 $   19.663
 Accumulation Unit Value, End of Period                   $11.204 $ 14.592 $ 16.559 $ 17.239 $   19.663 $   18.384
 Number of Units Outstanding, End of Period                   424   48,650   96,870  252,139    343,255    382,838
------------------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.642 $ 13.112 $ 13.865 $   14.315 $   15.665
 Accumulation Unit Value, End of Period                   $10.642 $ 13.112 $ 13.865 $ 14.315 $   15.665 $   15.485
 Number of Units Outstanding, End of Period                     0    7,152   14,354   14,048     13,472      9,001
------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.515 $ 12.098 $ 12.870 $   13.159 $   14.480
 Accumulation Unit Value, End of Period                   $10.515 $ 12.098 $ 12.870 $ 13.159 $   14.480 $   14.370
 Number of Units Outstanding, End of Period                 2,030   79,093  157,776  218,982    184,184    248,096
------------------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.470 $ 14.075 $ 16.826 $   17.961 $   22.432
 Accumulation Unit Value, End of Period                   $11.470 $ 14.075 $ 16.826 $ 17.961 $   22.432 $   26.449
 Number of Units Outstanding, End of Period                     0   15,549   25,933   23,337     18,945     13,069
------------------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.372 $ 13.579 $ 15.833 $   17.458 $   18.099
 Accumulation Unit Value, End of Period                   $10.372 $ 13.579 $ 15.833 $ 17.458 $   18.099 $   18.470
 Number of Units Outstanding, End of Period                 2,547   50,687   82,701   64,526     58,064     51,749
------------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.109 $ 12.414 $ 12.818 $   13.320 $   13.807
 Accumulation Unit Value, End of Period                   $10.109 $ 12.414 $ 12.818 $ 13.320 $   13.807 $   14.322
 Number of Units Outstanding, End of Period                   617  153,342  248,311  317,126    316,832    249,085
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.122 $   12.150 $   12.533
 Accumulation Unit Value, End of Period                         -        - $ 11.122 $ 12.150 $   12.533 $   14.489
 Number of Units Outstanding, End of Period                     -        -   49,268   62,073     45,545     39,401
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.336 $   11.603 $   13.237
 Accumulation Unit Value, End of Period                         -        - $ 11.336 $ 11.603 $   13.237 $   12.709
 Number of Units Outstanding, End of Period                     -        -   53,964  402,711    647,016    665,447
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.410 $ 11.753 $ 12.337 $   13.056 $   13.172
 Accumulation Unit Value, End of Period                   $ 9.410 $ 11.753 $ 12.337 $ 13.056 $   13.172 $   15.104
 Number of Units Outstanding, End of Period                     0   31,986   49,070   81,791     88,072     83,140
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.653 $ 13.371 $ 15.002 $   16.182 $   18.451
 Accumulation Unit Value, End of Period                   $10.653 $ 13.371 $ 15.002 $ 16.182 $   18.451 $   18.595
 Number of Units Outstanding, End of Period                     0   74,198  146,747  296,595    387,496    334,095
------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   - $ 10.000 $ 10.000 $  9.885 $    9.955 $   10.195
 Accumulation Unit Value, End of Period                         - $ 10.000 $  9.885 $  9.955 $   10.195 $   10.468
 Number of Units Outstanding, End of Period                     -        0   95,428  276,059    280,454    394,938
------------------------------------------------------------------------------------------------------------------


                              149     PROSPECTUS

                                                                       For the Year Ending December 31,
Sub-Accounts                                                   2002    2003     2004     2005     2006     2007
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.059 $ 13.891 $ 15.033 $ 16.573 $ 18.054
 Accumulation Unit Value, End of Period                       $11.059 $13.891 $ 15.033 $ 16.573 $ 18.054 $ 18.882
 Number of Units Outstanding, End of Period                         0  12,459   61,335   87,995  103,578   98,940
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       - $ 10.000 $ 10.959 $ 11.570 $ 12.805
 Accumulation Unit Value, End of Period                             -       - $ 10.959 $ 11.570 $ 12.805 $ 13.011
 Number of Units Outstanding, End of Period                         -       -   70,540  222,716  415,319  401,611
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $ 10.000 $ 10.756 $ 12.236 $ 12.524
 Accumulation Unit Value, End of Period                             -       - $ 10.756 $ 12.236 $ 12.524 $ 15.008
 Number of Units Outstanding, End of Period                         -       -   63,467   57,712   44,233   18,828
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $ 10.000 $ 10.731 $ 12.183 $ 12.434
 Accumulation Unit Value, End of Period                             -       - $ 10.731 $ 12.183 $ 12.434 $ 14.871
 Number of Units Outstanding, End of Period                         -       -   41,130   39,564   34,463   30,048
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $ 10.000 $ 11.086 $ 12.205 $ 14.580
 Accumulation Unit Value, End of Period                             - $10.000 $ 11.086 $ 12.205 $ 14.580 $ 15.734
 Number of Units Outstanding, End of Period                         -       0   36,213  306,837  671,532  793,322
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       -        -        - $ 10.000 $  9.826
 Accumulation Unit Value, End of Period                             -       -        -        - $  9.826 $ 11.844
 Number of Units Outstanding, End of Period                         -       -        -        -  151,344  287,553
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $ 13.584 $ 15.885 $ 17.630 $ 19.384
 Accumulation Unit Value, End of Period                             - $13.584 $ 15.885 $ 17.630 $ 19.384 $ 19.619
 Number of Units Outstanding, End of Period                         -  13,341   33,746   45,386   35,762   33,493
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $ 10.000 $ 11.299 $ 12.476 $ 14.804
 Accumulation Unit Value, End of Period                             -       - $ 11.299 $ 12.476 $ 14.804 $ 15.694
 Number of Units Outstanding, End of Period                         -       -  104,318  113,259   85,256   65,948
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $ 10.000 $ 11.292 $ 12.451 $ 14.765
 Accumulation Unit Value, End of Period                             -       - $ 11.292 $ 12.451 $ 14.765 $ 15.638
 Number of Units Outstanding, End of Period                         -       -   33,745   71,563  150,213  209,679
-----------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $10.701 $ 14.529 $ 19.436 $ 22.309 $ 30.195
 Accumulation Unit Value, End of Period                       $10.701 $14.529 $ 19.436 $ 22.309 $ 30.195 $ 24.555
 Number of Units Outstanding, End of Period                         0  19,376  121,865  275,668  378,389  372,415
-----------------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administrative expense charge of 0.19%.

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that


                              150     PROSPECTUS
  invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.



                              151     PROSPECTUS

Allstate Advisor Preferred Contracts with 3 Year Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option, both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71-79))


                           Mortality & Expense = 2.4


--------------------------------------------------------------------------------


                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.200
 Accumulation Unit Value, End of Period                     -         -       -       - $10.200 $11.653
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.390
 Accumulation Unit Value, End of Period                     -         -       -       - $10.390 $10.972
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.420
 Accumulation Unit Value, End of Period                     -         -       -       - $10.420 $11.160
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.428
 Accumulation Unit Value, End of Period                     -         -       -       - $10.428 $11.282
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.281
 Accumulation Unit Value, End of Period                     -         -       -       - $10.281 $10.606
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.680
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.680 $11.531
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.750
 Accumulation Unit Value, End of Period                     -         -       -       - $10.750 $11.012
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.811
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.811 $11.021
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -   $10.675 $13.275 $14.304 $14.424 $16.406
 Accumulation Unit Value, End of Period                     -   $13.275 $14.304 $14.424 $16.406 $15.386
 Number of Units Outstanding, End of Period                 -       544   1,424   1,453     423     428
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $11.164 $11.050 $12.728
 Accumulation Unit Value, End of Period                     -         - $11.164 $11.050 $12.728 $12.862
 Number of Units Outstanding, End of Period                 -         -       0     467     508     485
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.499 $10.336 $11.166
 Accumulation Unit Value, End of Period                     -         - $10.499 $10.336 $11.166 $11.553
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------


                              152     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2002  2003    2004    2005    2006    2007
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.794 $15.409 $16.732 $17.080 $18.085
 Accumulation Unit Value, End of Period                            -   $15.409 $16.732 $17.080 $18.085 $19.595
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.014 $14.435 $17.401 $18.438 $21.012
 Accumulation Unit Value, End of Period                            -   $14.435 $17.401 $18.438 $21.012 $19.977
 Number of Units Outstanding, End of Period                        -     4,865   5,390   5,354     873     754
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.183 $10.158 $10.294
 Accumulation Unit Value, End of Period                            -         - $10.183 $10.158 $10.294 $10.688
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         -       -       - $10.000 $10.943
 Accumulation Unit Value, End of Period                            -         -       -       - $10.943 $11.921
 Number of Units Outstanding, End of Period                        -         -       -       -       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.575 $12.576 $13.797 $14.860 $17.137
 Accumulation Unit Value, End of Period                            -   $12.576 $13.797 $14.860 $17.137 $17.271
 Number of Units Outstanding, End of Period                        -     3,040   4,637   4,937   1,078   1,022
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.648 $16.727 $20.321 $25.226 $31.477
 Accumulation Unit Value, End of Period                            -   $16.727 $20.321 $25.226 $31.477 $39.483
 Number of Units Outstanding, End of Period                        -     1,444   1,931   1,763     324     280
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.354 $13.480 $15.564 $16.704 $19.762
 Accumulation Unit Value, End of Period                            -   $13.480 $15.564 $16.704 $19.762 $22.223
 Number of Units Outstanding, End of Period                        -         0       0       0     512     442
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.557 $12.776 $14.279 $13.482 $14.811
 Accumulation Unit Value, End of Period                            -   $12.776 $14.279 $13.482 $14.811 $16.013
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.884 $11.340 $12.665
 Accumulation Unit Value, End of Period                            -         - $10.884 $11.340 $12.665 $13.164
 Number of Units Outstanding, End of Period                        -         -       0     318     344     329
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.336 $10.201 $10.865
 Accumulation Unit Value, End of Period                            -         - $10.336 $10.201 $10.865 $11.236
 Number of Units Outstanding, End of Period                        -         -       0     170     185     176
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.868 $10.932 $12.489
 Accumulation Unit Value, End of Period                            -         - $10.868 $10.932 $12.489 $12.582
 Number of Units Outstanding, End of Period                        -         -       0     324   1,925   1,695
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.116 $11.330 $11.908
 Accumulation Unit Value, End of Period                            -         - $11.116 $11.330 $11.908 $14.067
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.099 $11.701 $12.793
 Accumulation Unit Value, End of Period                            -         - $11.099 $11.701 $12.793 $12.533
 Number of Units Outstanding, End of Period                        -         -       0     307   1,834   1,614
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      -   $10.314 $12.283 $14.289 $15.589 $15.596
 Accumulation Unit Value, End of Period                            -   $12.283 $14.289 $15.589 $15.596 $16.107
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------


                              153     PROSPECTUS

                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.079 $12.981 $13.883 $14.021 $15.142
 Accumulation Unit Value, End of Period                     -   $12.981 $13.883 $14.021 $15.142 $15.262
 Number of Units Outstanding, End of Period                 -         0     212     526     300     285
-------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.084 $10.053 $10.277
 Accumulation Unit Value, End of Period                     -         - $10.084 $10.053 $10.277 $10.418
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.000 $12.214 $12.685 $12.958 $13.593
 Accumulation Unit Value, End of Period                     -   $12.214 $12.685 $12.958 $13.593 $15.074
 Number of Units Outstanding, End of Period                 -       995   2,545   2,564     896     792
-------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.056 $14.111 $16.340 $18.156 $20.759
 Accumulation Unit Value, End of Period                     -   $14.111 $16.340 $18.156 $20.759 $21.448
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.702 $12.845 $13.605 $13.520 $14.385
 Accumulation Unit Value, End of Period                     -   $12.845 $13.605 $13.520 $14.385 $13.945
 Number of Units Outstanding, End of Period                 -         0     612   1,545     895     884
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.436 $12.524 $13.315 $13.716 $15.334
 Accumulation Unit Value, End of Period                     -   $12.524 $13.315 $13.716 $15.334 $15.555
 Number of Units Outstanding, End of Period                 -     6,474   7,620   7,865   1,003     952
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.686 $14.536 $16.875 $18.037 $20.146
 Accumulation Unit Value, End of Period                     -   $14.536 $16.875 $18.037 $20.146 $19.349
 Number of Units Outstanding, End of Period                 -       487     802     772     346     345
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.218 $11.218 $12.708 $12.687 $13.253
 Accumulation Unit Value, End of Period                     -   $12.031 $12.708 $12.687 $13.253 $14.141
 Number of Units Outstanding, End of Period                 -         0   1,731   2,773   2,387   2,094
-------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.724 $12.324 $13.098 $13.650 $15.007
 Accumulation Unit Value, End of Period                     -   $12.324 $13.098 $13.650 $15.007 $15.046
 Number of Units Outstanding, End of Period                 -     6,221   9,245   9,405     202     193
-------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.965 $13.387 $14.490 $14.853 $16.772
 Accumulation Unit Value, End of Period                     -   $13.387 $14.490 $14.853 $16.772 $15.349
 Number of Units Outstanding, End of Period                 -     7,904   8,998   9,101     738     772
-------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period               -   $10.207 $11.204 $11.691 $12.893 $12.910
 Accumulation Unit Value, End of Period                     -   $11.204 $11.691 $12.893 $12.910 $12.499
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $11.835 $13.228 $14.244 $14.306 $15.403
 Accumulation Unit Value, End of Period                     -   $13.228 $14.244 $14.306 $15.403 $15.421
 Number of Units Outstanding, End of Period                 -         0     686   1,015     295     282
-------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.329 $10.351 $10.530 $10.500 $10.692
 Accumulation Unit Value, End of Period                     -   $10.351 $10.530 $10.500 $10.692 $10.957
 Number of Units Outstanding, End of Period                 -         0   1,298   1,361   1,743   1,505
-------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.548 $13.265 $15.015 $16.411 $20.419
 Accumulation Unit Value, End of Period                     -   $13.265 $15.015 $16.411 $20.419 $21.551
 Number of Units Outstanding, End of Period                 -     3,566   4,094   4,031       0       0
-------------------------------------------------------------------------------------------------------


                              154     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                              2002  2003    2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.664 $12.878 $14.131 $14.978 $16.624
 Accumulation Unit Value, End of Period                    -   $12.878 $14.131 $14.978 $16.624 $15.354
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $ 9.911 $ 9.767 $ 9.576 $ 9.565 $ 9.728
 Accumulation Unit Value, End of Period                    -   $ 9.767 $ 9.576 $ 9.565 $ 9.728 $ 9.928
 Number of Units Outstanding, End of Period                -         0   1,427   1,494       0       0
------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.951 $13.378 $14.375 $15.405 $16.291
 Accumulation Unit Value, End of Period                    -   $13.378 $14.375 $15.405 $16.291 $16.778
 Number of Units Outstanding, End of Period                -     1,010     937     885     859     812
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $11.292 $14.446 $16.244 $16.757 $18.938
 Accumulation Unit Value, End of Period                    -   $14.446 $16.244 $16.757 $18.938 $17.543
 Number of Units Outstanding, End of Period                -         0     421     426       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.813 $12.981 $13.601 $13.914 $15.088
 Accumulation Unit Value, End of Period                    -   $12.981 $13.601 $13.914 $15.088 $14.777
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.654 $11.977 $12.625 $12.791 $13.946
 Accumulation Unit Value, End of Period                    -   $11.977 $12.625 $12.791 $13.946 $13.712
 Number of Units Outstanding, End of Period                -       427     712   1,171     820     807
------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $11.616 $13.935 $16.506 $17.459 $21.606
 Accumulation Unit Value, End of Period                    -   $13.935 $16.506 $17.459 $21.606 $25.240
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.770 $13.443 $15.532 $16.969 $17.432
 Accumulation Unit Value, End of Period                    -   $13.443 $15.532 $16.969 $17.432 $17.625
 Number of Units Outstanding, End of Period                -     3,822   4,339   4,183   1,376   1,225
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.551 $12.290 $12.574 $12.947 $13.298
 Accumulation Unit Value, End of Period                    -   $12.290 $12.574 $12.947 $13.298 $13.666
 Number of Units Outstanding, End of Period                -     8,426      10  10,159   2,422   2,185
------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.054 $11.965 $12.230
 Accumulation Unit Value, End of Period                    -         - $11.054 $11.965 $12.230 $14.008
 Number of Units Outstanding, End of Period                -         -   4,384   4,325     562     479
------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.266 $11.426 $12.917
 Accumulation Unit Value, End of Period                    -         - $11.266 $11.426 $12.917 $12.288
 Number of Units Outstanding, End of Period                -         -       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $ 9.903 $11.635 $12.102 $12.690 $12.687
 Accumulation Unit Value, End of Period                    -   $11.635 $12.102 $12.690 $12.687 $14.413
 Number of Units Outstanding, End of Period                -     1,920   2,937   2,926       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.751 $13.238 $14.716 $15.729 $17.771
 Accumulation Unit Value, End of Period                    -   $13.238 $14.716 $15.729 $17.771 $17.745
 Number of Units Outstanding, End of Period                -       938     804     752     699     667
------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.000 $10.000 $ 9.794 $ 9.773 $ 9.918
 Accumulation Unit Value, End of Period                    -   $10.000 $ 9.794 $ 9.773 $ 9.918 $10.090
 Number of Units Outstanding, End of Period                -         0   1,001   2,515   1,527   1,438
------------------------------------------------------------------------------------------------------


                              155     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                  2002  2003    2004    2005    2006    2007
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $12.258 $13.752 $14.746 $16.109 $17.388
 Accumulation Unit Value, End of Period                        -   $13.752 $14.746 $16.109 $17.388 $18.019
 Number of Units Outstanding, End of Period                    -         0     166     381     772     680
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.892 $11.394 $12.496
 Accumulation Unit Value, End of Period                        -         - $10.892 $11.394 $12.496 $12.579
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.690 $12.050 $12.221
 Accumulation Unit Value, End of Period                        -         - $10.690 $12.050 $12.221 $14.510
 Number of Units Outstanding, End of Period                    -         -     478     422     433     365
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.665 $11.998 $12.133
 Accumulation Unit Value, End of Period                        -         - $10.665 $11.998 $12.133 $14.377
 Number of Units Outstanding, End of Period                    -         -   1,922   1,786       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $10.000 $10.985 $11.983 $14.184
 Accumulation Unit Value, End of Period                        -   $10.000 $10.985 $11.983 $14.184 $15.166
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         -       -       - $10.000 $ 9.766
 Accumulation Unit Value, End of Period                        -         -       -       - $ 9.766 $11.662
 Number of Units Outstanding, End of Period                    -         -       -       -       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $13.501 $15.644 $17.203 $18.742
 Accumulation Unit Value, End of Period                        -   $13.501 $15.644 $17.203 $18.742 $18.795
 Number of Units Outstanding, End of Period                    -         0       0       0     941     812
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.229 $12.286 $14.446
 Accumulation Unit Value, End of Period                        -         - $11.229 $12.286 $14.446 $15.174
 Number of Units Outstanding, End of Period                    -         -   1,052     975     861     788
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.223 $12.261 $14.408
 Accumulation Unit Value, End of Period                        -         - $11.223 $12.261 $14.408 $15.119
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $11.351 $14.384 $19.066 $21.685 $29.083
 Accumulation Unit Value, End of Period                        -   $14.384 $19.066 $21.685 $29.083 $23.432
 Number of Units Outstanding, End of Period                    -         0     129     283     498     473
----------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with the 3 Year Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administrative expense charge of 0.19%.



                              156     PROSPECTUS

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              157     PROSPECTUS

Allstate Advisor Preferred Contracts with No Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


                           Mortality & Expense = 1.6


--------------------------------------------------------------------------------


                                                                    For the Year Ending December 31,
Sub-Accounts                                                2002    2003    2004     2005     2006     2007
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.256
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.256 $ 11.814
 Number of Units Outstanding, End of Period                      -       -       -        -  101,761   99,784
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.447
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.447 $ 11.123
 Number of Units Outstanding, End of Period                      -       -       -        -        0   18,543
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.477
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.477 $ 11.314
 Number of Units Outstanding, End of Period                      -       -       -        -    1,372    1,363
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.486
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.486 $ 11.438
 Number of Units Outstanding, End of Period                      -       -       -        -        0        0
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.338
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.338 $ 10.753
 Number of Units Outstanding, End of Period                      -       -       -        -        0    1,648
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $  9.733
 Accumulation Unit Value, End of Period                          -       -       -        - $  9.733 $ 11.690
 Number of Units Outstanding, End of Period                      -       -       -        -    6,172      943
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $ 10.809
 Accumulation Unit Value, End of Period                          -       -       -        - $ 10.809 $ 11.165
 Number of Units Outstanding, End of Period                      -       -       -        -    1,419    5,208
-------------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                    -       -       -        - $ 10.000 $  9.865
 Accumulation Unit Value, End of Period                          -       -       -        - $  9.865 $ 11.173
 Number of Units Outstanding, End of Period                      -       -       -        -    9,107   16,959
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period              $10.000 $10.849 $13.392 $ 14.549 $ 14.791 $ 16.961
 Accumulation Unit Value, End of Period                    $10.849 $13.392 $14.549 $ 14.791 $ 16.961 $ 16.039
 Number of Units Outstanding, End of Period                      0  23,469  42,275   60,071   48,538   47,477
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $ 11.225 $ 11.202 $ 13.008
 Accumulation Unit Value, End of Period                          -       - $11.225 $ 11.202 $ 13.008 $ 13.254
 Number of Units Outstanding, End of Period                      -       -  33,355  174,991  300,594  326,039
-------------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $ 10.520 $ 10.442 $ 11.373
 Accumulation Unit Value, End of Period                          -       - $10.520 $ 10.442 $ 11.373 $ 11.864
 Number of Units Outstanding, End of Period                      -       -   1,205  104,302  133,393   90,645
-------------------------------------------------------------------------------------------------------------


                              158     PROSPECTUS

                                                                          For the Year Ending December 31,
Sub-Accounts                                                       2002    2003    2004    2005     2006     2007
-------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                     $10.000 $11.533 $15.545 $17.018 $ 17.515 $ 18.698
 Accumulation Unit Value, End of Period                           $11.533 $15.545 $17.018 $17.515 $ 18.698 $ 20.425
 Number of Units Outstanding, End of Period                             0       0       0       0        0        0
-------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     $10.000 $11.223 $14.563 $17.699 $ 18.907 $ 21.723
 Accumulation Unit Value, End of Period                           $11.223 $14.563 $17.699 $18.907 $ 21.723 $ 20.824
 Number of Units Outstanding, End of Period                             0   7,677  14,403  38,744   31,855   28,468
-------------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $10.239 $ 10.298 $ 10.520
 Accumulation Unit Value, End of Period                                 -       - $10.239 $10.298 $ 10.520 $ 11.014
 Number of Units Outstanding, End of Period                             -       -   7,924  84,783   90,463   63,048
-------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                           -       -       -       - $ 10.000 $ 11.004
 Accumulation Unit Value, End of Period                                 -       -       -       - $ 11.004 $ 12.086
 Number of Units Outstanding, End of Period                             -       -       -       -   40,999   61,577
-------------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     $10.000 $10.322 $12.687 $14.034 $ 15.238 $ 17.717
 Accumulation Unit Value, End of Period                           $10.322 $12.687 $14.034 $15.238 $ 17.717 $ 18.004
 Number of Units Outstanding, End of Period                             0  13,840  35,124  96,633  119,196  108,493
-------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     $10.000 $11.231 $16.875 $20.668 $ 25.867 $ 32.542
 Accumulation Unit Value, End of Period                           $11.231 $16.875 $20.668 $25.867 $ 32.542 $ 41.155
 Number of Units Outstanding, End of Period                             0   3,012   8,722  18,080   17,441   14,969
-------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                     $10.000 $10.473 $13.599 $15.830 $ 17.129 $ 20.431
 Accumulation Unit Value, End of Period                           $10.473 $13.599 $15.830 $17.129 $ 20.431 $ 23.164
 Number of Units Outstanding, End of Period                             0   7,819  25,595  72,793   81,328   69,029
-------------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                     $10.000 $10.719 $12.889 $14.524 $ 13.825 $ 15.313
 Accumulation Unit Value, End of Period                           $10.719 $12.889 $14.524 $13.825 $ 15.313 $ 16.692
 Number of Units Outstanding, End of Period                             0       0       0       0        0        0
-------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $10.906 $ 11.456 $ 12.899
 Accumulation Unit Value, End of Period                                 -       - $10.906 $11.456 $ 12.899 $ 13.519
 Number of Units Outstanding, End of Period                             -       -   2,629   8,148   21,461   15,659
-------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $10.357 $ 10.305 $ 11.066
 Accumulation Unit Value, End of Period                                 -       - $10.357 $10.305 $ 11.066 $ 11.539
 Number of Units Outstanding, End of Period                             -       -     494  43,664  133,264   47,660
-------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $10.891 $ 11.043 $ 12.720
 Accumulation Unit Value, End of Period                                 -       - $10.891 $11.043 $ 12.720 $ 12.920
 Number of Units Outstanding, End of Period                             -       -   4,338  52,475   72,238   83,465
-------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $11.139 $ 11.446 $ 12.129
 Accumulation Unit Value, End of Period                                 -       - $11.139 $11.446 $ 12.129 $ 14.445
 Number of Units Outstanding, End of Period                             -       -       0  15,159   25,731   27,856
-------------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $11.122 $ 11.821 $ 13.030
 Accumulation Unit Value, End of Period                                 -       - $11.122 $11.821 $ 13.030 $ 12.870
 Number of Units Outstanding, End of Period                             -       -   4,630  79,110   79,065   64,917
-------------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                     $10.000 $10.058 $12.391 $14.534 $ 15.986 $ 16.124
 Accumulation Unit Value, End of Period                           $10.058 $12.391 $14.534 $15.986 $ 16.124 $ 16.790
 Number of Units Outstanding, End of Period                             0   5,954  15,708  22,636   30,216   24,958
-------------------------------------------------------------------------------------------------------------------


                              159     PROSPECTUS

                                                                     For the Year Ending December 31,
Sub-Accounts                                                2002     2003     2004     2005     2006     2007
---------------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.694 $ 13.095 $ 14.121 $ 14.378 $ 15.654
 Accumulation Unit Value, End of Period                    $10.694 $ 13.095 $ 14.121 $ 14.378 $ 15.654 $ 15.909
 Number of Units Outstanding, End of Period                      0    7,233   19,314   17,516   16,614   14,185
---------------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    -        - $ 10.000 $ 10.105 $ 10.156 $ 10.467
 Accumulation Unit Value, End of Period                          -        - $ 10.105 $ 10.156 $ 10.467 $ 10.699
 Number of Units Outstanding, End of Period                      -        -    1,761   21,259   56,610  113,131
---------------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                    - $ 10.000 $ 12.281 $ 12.859 $ 13.244 $ 14.006
 Accumulation Unit Value, End of Period                          - $ 12.281 $ 12.859 $ 13.244 $ 14.006 $ 15.661
 Number of Units Outstanding, End of Period                      -   19,650  139,232  113,526  109,153   94,498
---------------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.146 $ 14.235 $ 16.620 $ 18.618 $ 21.461
 Accumulation Unit Value, End of Period                    $10.146 $ 14.235 $ 16.620 $ 18.618 $ 21.461 $ 22.357
 Number of Units Outstanding, End of Period                      0    3,483   69,433   13,925   30,533   27,024
---------------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.659 $ 12.959 $ 13.838 $ 13.864 $ 14.873
 Accumulation Unit Value, End of Period                    $10.659 $ 12.959 $ 13.838 $ 13.864 $ 14.873 $ 14.536
 Number of Units Outstanding, End of Period                      0   14,596   24,084   34,147   29,168   21,030
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.175 $ 12.635 $ 13.543 $ 14.065 $ 15.853
 Accumulation Unit Value, End of Period                    $10.175 $ 12.635 $ 13.543 $ 14.065 $ 15.853 $ 16.214
 Number of Units Outstanding, End of Period                  3,180   20,820   44,796  136,243  129,358  110,198
---------------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.351 $ 14.664 $ 17.164 $ 18.496 $ 20.828
 Accumulation Unit Value, End of Period                    $10.351 $ 14.664 $ 17.164 $ 18.496 $ 20.828 $ 20.169
 Number of Units Outstanding, End of Period                      0    7,755   16,016   42,092   43,420   27,811
---------------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.549 $ 12.138 $ 12.926 $ 13.010 $ 13.702
 Accumulation Unit Value, End of Period                    $10.549 $ 12.138 $ 12.926 $ 13.010 $ 13.702 $ 14.741
 Number of Units Outstanding, End of Period                      0   36,470   76,890  181,853  176,737  153,933
---------------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.386 $ 12.433 $ 13.323 $ 13.997 $ 15.515
 Accumulation Unit Value, End of Period                    $10.386 $ 12.433 $ 13.323 $ 13.997 $ 15.515 $ 15.684
 Number of Units Outstanding, End of Period                      0        0      373   19,300   50,392   83,907
---------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.796 $ 13.506 $ 14.738 $ 15.231 $ 17.340
 Accumulation Unit Value, End of Period                    $10.796 $ 13.506 $ 14.738 $ 15.231 $ 17.340 $ 15.999
 Number of Units Outstanding, End of Period                      0   13,936   20,681   29,879   36,373   25,411
---------------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              $10.000 $  9.722 $ 11.303 $ 11.892 $ 13.221 $ 13.348
 Accumulation Unit Value, End of Period                    $ 9.722 $ 11.303 $ 11.892 $ 13.221 $ 13.348 $ 13.029
 Number of Units Outstanding, End of Period                      0    1,277    1,832    1,747    1,825    1,961
---------------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.738 $ 13.345 $ 14.488 $ 14.670 $ 15.925
 Accumulation Unit Value, End of Period                    $10.738 $ 13.345 $ 14.488 $ 14.670 $ 15.925 $ 16.075
 Number of Units Outstanding, End of Period                      0  363,012   53,015   49,391   43,697   35,867
---------------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.183 $ 10.443 $ 10.711 $ 10.768 $ 11.054
 Accumulation Unit Value, End of Period                    $10.183 $ 10.443 $ 10.711 $ 10.768 $ 11.054 $ 11.422
 Number of Units Outstanding, End of Period                      0  163,346   94,571  149,423  159,430  132,584
---------------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 10.602 $ 13.383 $ 15.272 $ 16.829 $ 21.110
 Accumulation Unit Value, End of Period                    $10.602 $ 13.383 $ 15.272 $ 16.829 $ 21.110 $ 22.464
 Number of Units Outstanding, End of Period                      0  228,069  171,334   53,857   54,094   55,076
---------------------------------------------------------------------------------------------------------------


                              160     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                               2002     2003     2004     2005     2006     2007
--------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.405 $ 12.992 $ 14.373 $ 15.359 $ 17.187
 Accumulation Unit Value, End of Period                   $10.405 $ 12.992 $ 14.373 $ 15.359 $ 17.187 $ 16.005
 Number of Units Outstanding, End of Period                     0    5,187    4,353    4,774   54,996   35,019
--------------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.983 $  9.853 $  9.741 $  9.809 $ 10.057
 Accumulation Unit Value, End of Period                   $ 9.983 $  9.853 $  9.741 $  9.809 $ 10.057 $ 10.349
 Number of Units Outstanding, End of Period                 4,006  776,190  571,779  283,085  213,854  342,086
--------------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.377 $ 13.497 $ 14.621 $ 15.797 $ 16.843
 Accumulation Unit Value, End of Period                   $10.377 $ 13.497 $ 14.621 $ 15.797 $ 16.843 $ 17.489
 Number of Units Outstanding, End of Period                     0    3,291    3,402      233      234      168
--------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.202 $ 14.574 $ 16.522 $ 17.183 $ 19.579
 Accumulation Unit Value, End of Period                   $11.202 $ 14.574 $ 16.522 $ 17.183 $ 19.579 $ 18.286
 Number of Units Outstanding, End of Period                     0    6,517   18,620   71,713   74,753   63,253
--------------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.640 $ 13.096 $ 13.834 $ 14.268 $ 15.599
 Accumulation Unit Value, End of Period                   $10.640 $ 13.096 $ 13.834 $ 14.268 $ 15.599 $ 15.403
 Number of Units Outstanding, End of Period                     0    5,620    6,279    1,616    1,566    1,499
--------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.512 $ 12.083 $ 12.841 $ 13.117 $ 14.418
 Accumulation Unit Value, End of Period                   $10.512 $ 12.083 $ 12.841 $ 13.117 $ 14.418 $ 14.294
 Number of Units Outstanding, End of Period                 3,141   17,937   19,997   34,620   30,252   26,289
--------------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period             $10.000 $ 11.467 $ 14.058 $ 16.789 $ 17.903 $ 22.337
 Accumulation Unit Value, End of Period                   $11.467 $ 14.058 $ 16.789 $ 17.903 $ 22.337 $ 26.310
 Number of Units Outstanding, End of Period                     0    3,216    3,706    3,557    3,442    3,165
--------------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.370 $ 13.562 $ 15.798 $ 17.401 $ 18.022
 Accumulation Unit Value, End of Period                   $10.370 $ 13.562 $ 15.798 $ 17.401 $ 18.022 $ 18.372
 Number of Units Outstanding, End of Period                     0    2,975    2,606    2,301    3,112    1,127
--------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.107 $ 12.398 $ 12.789 $ 13.276 $ 13.748
 Accumulation Unit Value, End of Period                   $10.107 $ 12.398 $ 12.789 $ 13.276 $ 13.748 $ 14.246
 Number of Units Outstanding, End of Period                     0   27,311   27,234   34,981   33,560   25,420
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.115 $ 12.129 $ 12.499
 Accumulation Unit Value, End of Period                         -        - $ 11.115 $ 12.129 $ 12.499 $ 14.435
 Number of Units Outstanding, End of Period                     -        -    6,523    6,398    2,041    1,940
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   -        - $ 10.000 $ 11.328 $ 11.583 $ 13.202
 Accumulation Unit Value, End of Period                         -        - $ 11.328 $ 11.583 $ 13.202 $ 12.662
 Number of Units Outstanding, End of Period                     -        -   35,103  103,444   96,241   62,385
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $  9.408 $ 13.874 $ 12.309 $ 13.013 $ 13.116
 Accumulation Unit Value, End of Period                   $ 9.408 $ 13.874 $ 12.309 $ 13.013 $ 13.116 $ 15.024
 Number of Units Outstanding, End of Period                     0        0   22,487   17,612   16,490    9,192
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period             $10.000 $ 10.650 $ 13.355 $ 14.968 $ 16.129 $ 18.372
 Accumulation Unit Value, End of Period                   $10.650 $ 13.355 $ 14.968 $ 16.129 $ 18.372 $ 18.497
 Number of Units Outstanding, End of Period                     0   36,801   81,112  100,032   88,795   52,886
--------------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   - $ 10.000 $ 10.000 $  9.875 $  9.934 $ 10.164
 Accumulation Unit Value, End of Period                         - $ 10.000 $  9.875 $  9.934 $ 10.164 $ 10.426
 Number of Units Outstanding, End of Period                     -        0  113,071  251,605  133,457  137,828
--------------------------------------------------------------------------------------------------------------


                              161     PROSPECTUS

                                                                      For the Year Ending December 31,
Sub-Accounts                                                   2002    2003    2004    2005     2006    2007
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio -
Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.057 $13.874 $14.999 $ 16.519 $17.977
 Accumulation Unit Value, End of Period                       $11.057 $13.874 $14.999 $16.519 $ 17.977 $18.782
 Number of Units Outstanding, End of Period                         0       0   6,120  10,110   14,849  10,381
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.952 $ 11.550 $12.771
 Accumulation Unit Value, End of Period                             -       - $10.952 $11.550 $ 12.771 $12.962
 Number of Units Outstanding, End of Period                         -       -  12,560  29,686   72,485  66,971
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.749 $ 12.215 $12.490
 Accumulation Unit Value, End of Period                             -       - $10.749 $12.215 $ 12.490 $14.952
 Number of Units Outstanding, End of Period                         -       -  18,791  16,554   10,996  10,166
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $10.723 $ 12.162 $12.400
 Accumulation Unit Value, End of Period                             -       - $10.723 $12.162 $ 12.400 $14.815
 Number of Units Outstanding, End of Period                         -       -  10,867  12,616   13,657   6,253
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $10.000 $11.075 $ 12.180 $14.536
 Accumulation Unit Value, End of Period                             - $10.000 $11.075 $12.180 $ 14.536 $15.670
 Number of Units Outstanding, End of Period                         -       0  24,900  47,188  101,345  83,710
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       -       -       -       - $ 10.000 $ 9.820
 Accumulation Unit Value, End of Period                             -       -       -       - $  9.820 $11.823
 Number of Units Outstanding, End of Period                         -       -       -       -   22,302  30,094
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                       - $10.000 $13.575 $15.858 $ 17.582 $19.312
 Accumulation Unit Value, End of Period                             - $13.575 $15.858 $17.582 $ 19.312 $19.526
 Number of Units Outstanding, End of Period                         -     504   1,901   1,861    5,220   4,232
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.291 $ 12.455 $14.764
 Accumulation Unit Value, End of Period                             -       - $11.291 $12.455 $ 14.764 $15.636
 Number of Units Outstanding, End of Period                         -       -   9,030  11,341    5,289   5,082
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                       -       - $10.000 $11.284 $ 12.429 $14.725
 Accumulation Unit Value, End of Period                             -       - $11.284 $12.429 $ 14.725 $15.580
 Number of Units Outstanding, End of Period                         -       -   3,401  11,785   12,220  18,366
--------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                 $10.000 $10.698 $14.511 $19.392 $ 22.236 $30.066
 Accumulation Unit Value, End of Period                       $10.698 $14.511 $19.392 $22.236 $ 30.066 $24.425
 Number of Units Outstanding, End of Period                         0   6,427  23,013  24,523   29,901  16,406
--------------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Contracts on October 14, 2002, except for the Oppenheimer Capital Appreciation/VA - Service Shares Sub-Account and Van Kampen UIF Small Company Growth, Class II Sub-Accounts which were first offered under the Contracts on May 1, 2003, the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.60% and an administrative expense charge of 0.19%.


                              162     PROSPECTUS

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              163     PROSPECTUS

Allstate Advisor Preferred Contracts with No Withdrawal Charge Option:
Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option both added on or after May 1, 2003, and the Earnings Protection Death Benefit Option (age 71 - 79))


                           Mortality & Expense = 2.5


--------------------------------------------------------------------------------


                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.193
 Accumulation Unit Value, End of Period                     -         -       -       - $10.193 $11.633
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2010 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.383
 Accumulation Unit Value, End of Period                     -         -       -       - $10.383 $10.953
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2020 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.412
 Accumulation Unit Value, End of Period                     -         -       -       - $10.412 $11.141
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom 2030 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.421
 Accumulation Unit Value, End of Period                     -         -       -       - $10.421 $11.263
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Freedom Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.274
 Accumulation Unit Value, End of Period                     -         -       -       - $10.274 $10.588
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth Stock Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.673
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.673 $11.511
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Index 500 Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $10.742
 Accumulation Unit Value, End of Period                     -         -       -       - $10.742 $10.994
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period               -         -       -       - $10.000 $ 9.804
 Accumulation Unit Value, End of Period                     -         -       -       - $ 9.804 $11.002
 Number of Units Outstanding, End of Period                 -         -       -       -       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Growth and Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -   $10.669 $13.259 $14.271 $14.377 $16.335
 Accumulation Unit Value, End of Period                     -   $13.259 $14.271 $14.377 $16.335 $15.304
 Number of Units Outstanding, End of Period                 -       576     539     540     497     510
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $11.156 $11.031 $12.693
 Accumulation Unit Value, End of Period                     -         - $11.156 $11.031 $12.693 $12.814
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
FTVIP Franklin Large Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.496 $10.323 $11.140
 Accumulation Unit Value, End of Period                     -         - $10.496 $10.323 $11.140 $11.514
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------


                              164     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2002  2003    2004    2005    2006    2007
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small-Mid Cap Growth Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $11.788 $15.390 $16.694 $17.024 $18.007
 Accumulation Unit Value, End of Period                            -   $15.390 $16.694 $17.024 $18.007 $19.490
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Small Cap Value Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.008 $14.417 $17.361 $18.377 $20.921
 Accumulation Unit Value, End of Period                            -   $14.417 $17.361 $18.377 $20.921 $19.871
 Number of Units Outstanding, End of Period                        -       722     641     630     622     640
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin U.S. Government Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.176 $10.141 $10.265
 Accumulation Unit Value, End of Period                            -         - $10.176 $10.141 $10.265 $10.648
 Number of Units Outstanding, End of Period                        -         -   1,084   1,084   1,084   1,084
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         -       -       - $10.000 $10.936
 Accumulation Unit Value, End of Period                            -         -       -       - $10.936 $11.901
 Number of Units Outstanding, End of Period                        -         -       -       -       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.569 $12.560 $13.766 $14.811 $17.063
 Accumulation Unit Value, End of Period                            -   $12.560 $13.766 $14.811 $17.063 $17.179
 Number of Units Outstanding, End of Period                        -     1,429   1,378   1,332   1,250   1,203
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Developing Markets Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $11.642 $16.706 $20.275 $25.143 $31.342
 Accumulation Unit Value, End of Period                            -   $16.706 $20.275 $25.143 $31.342 $39.272
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.348 $13.463 $15.528 $16.649 $19.677
 Accumulation Unit Value, End of Period                            -   $13.463 $15.528 $16.649 $19.677 $22.104
 Number of Units Outstanding, End of Period                        -         0     608     608     608     608
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Global Income Securities Fund - Class 2 (1)
 Accumulation Unit Value, Beginning of Period                      -   $10.550 $12.760 $14.247 $13.438 $14.747
 Accumulation Unit Value, End of Period                            -   $12.760 $14.247 $13.438 $14.747 $15.927
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - All Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.881 $11.326 $12.636
 Accumulation Unit Value, End of Period                            -         - $10.881 $11.326 $12.636 $13.120
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Bond-Debenture Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.334 $10.188 $10.840
 Accumulation Unit Value, End of Period                            -         - $10.334 $10.188 $10.840 $11.199
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth and Income Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.866 $10.918 $12.460
 Accumulation Unit Value, End of Period                            -         - $10.866 $10.918 $12.460 $12.540
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Growth Opportunities Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.113 $11.315 $11.881
 Accumulation Unit Value, End of Period                            -         - $11.113 $11.315 $11.881 $14.020
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Lord Abbett Series Fund - Mid-Cap Value Portfolio
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.096 $11.686 $12.764
 Accumulation Unit Value, End of Period                            -         - $11.096 $11.686 $12.764 $12.491
 Number of Units Outstanding, End of Period                        -         -       0       0       0       0
--------------------------------------------------------------------------------------------------------------
Oppenheimer MidCap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period                      -   $10.308 $12.267 $14.257 $15.538 $15.529
 Accumulation Unit Value, End of Period                            -   $12.267 $14.257 $15.538 $15.529 $16.021
 Number of Units Outstanding, End of Period                        -         0       0       0       0       0
--------------------------------------------------------------------------------------------------------------


                              165     PROSPECTUS

                                                                 For the Year Ending December 31,
Sub-Accounts                                               2002  2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Oppenheimer Balanced Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.073 $12.964 $13.851 $13.975 $15.077
 Accumulation Unit Value, End of Period                     -   $12.964 $13.851 $13.975 $15.077 $15.180
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Core Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -         - $10.000 $10.082 $10.040 $10.253
 Accumulation Unit Value, End of Period                     -         - $10.082 $10.040 $10.253 $10.384
 Number of Units Outstanding, End of Period                 -         -       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Capital Appreciation Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.000 $12.206 $12.663 $12.923 $13.542
 Accumulation Unit Value, End of Period                     -   $12.206 $12.663 $12.923 $13.542 $15.002
 Number of Units Outstanding, End of Period                 -     1,456   1,465   1,481   1,540   1,366
-------------------------------------------------------------------------------------------------------
Oppenheimer Global Securities Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.051 $14.093 $16.303 $18.097 $20.669
 Accumulation Unit Value, End of Period                     -   $14.093 $16.303 $18.097 $20.669 $21.333
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer High Income Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.695 $12.829 $13.574 $13.475 $14.324
 Accumulation Unit Value, End of Period                     -   $12.829 $13.574 $13.475 $14.324 $13.871
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.431 $12.508 $13.285 $13.671 $15.268
 Accumulation Unit Value, End of Period                     -   $12.508 $13.285 $13.671 $15.268 $15.472
 Number of Units Outstanding, End of Period                 -     1,423   2,527   2,532   2,503   2,445
-------------------------------------------------------------------------------------------------------
Oppenheimer Main Street Small Cap Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $10.680 $14.518 $16.837 $17.977 $20.060
 Accumulation Unit Value, End of Period                     -   $14.518 $16.837 $17.977 $20.060 $19.245
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Oppenheimer Strategic Bond Fund/VA - Service Shares
 Accumulation Unit Value, Beginning of Period               -   $11.212 $12.016 $12.679 $12.645 $13.196
 Accumulation Unit Value, End of Period                     -   $12.016 $12.679 $12.645 $13.196 $14.066
 Number of Units Outstanding, End of Period                 -        57      56      56      56      52
-------------------------------------------------------------------------------------------------------
Putnam VT Global Asset Allocation Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.717 $12.309 $13.069 $13.605 $14.943
 Accumulation Unit Value, End of Period                     -   $12.309 $13.069 $13.605 $14.943 $14.966
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.958 $13.370 $14.457 $14.804 $16.700
 Accumulation Unit Value, End of Period                     -   $13.370 $14.457 $14.804 $16.700 $15.267
 Number of Units Outstanding, End of Period                 -     1,360   2,340   2,355   2,315   2,370
-------------------------------------------------------------------------------------------------------
Putnam VT Health Sciences Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period               -   $10.201 $11.190 $11.665 $12.850 $12.855
 Accumulation Unit Value, End of Period                     -   $11.190 $11.665 $12.850 $12.855 $12.432
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT High Yield Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $11.828 $13.212 $14.212 $14.259 $15.337
 Accumulation Unit Value, End of Period                     -   $13.212 $14.212 $14.259 $15.337 $15.339
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT Income Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.324 $10.338 $10.506 $10.466 $10.645
 Accumulation Unit Value, End of Period                     -   $10.338 $10.506 $10.466 $10.645 $10.899
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period               -   $10.542 $13.249 $14.981 $16.357 $20.331
 Accumulation Unit Value, End of Period                     -   $13.249 $14.981 $16.357 $20.331 $21.436
 Number of Units Outstanding, End of Period                 -         0       0       0       0       0
-------------------------------------------------------------------------------------------------------


                              166     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                              2002  2003    2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.658 $12.862 $14.098 $14.929 $16.552
 Accumulation Unit Value, End of Period                    -   $12.862 $14.098 $14.929 $16.552 $15.273
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Money Market Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $ 9.906 $ 9.755 $ 9.555 $ 9.534 $ 9.686
 Accumulation Unit Value, End of Period                    -   $ 9.755 $ 9.555 $ 9.534 $ 9.686 $ 9.875
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT New Opportunities Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.944 $13.362 $14.343 $15.354 $16.221
 Accumulation Unit Value, End of Period                    -   $13.362 $14.343 $15.354 $16.221 $16.688
 Number of Units Outstanding, End of Period                -     1,492   1,502   1,449   1,490   1,419
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $11.285 $14.429 $16.207 $16.701 $18.856
 Accumulation Unit Value, End of Period                    -   $14.429 $16.207 $16.701 $18.856 $17.449
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT Research Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $10.807 $12.965 $13.570 $13.868 $15.023
 Accumulation Unit Value, End of Period                    -   $12.965 $13.570 $13.868 $15.023 $14.698
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.649 $11.963 $12.596 $12.749 $13.886
 Accumulation Unit Value, End of Period                    -   $11.963 $12.596 $12.749 $13.886 $13.639
 Number of Units Outstanding, End of Period                -         0     911     960     982     981
------------------------------------------------------------------------------------------------------
Putnam VT Utilities Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              -   $11.450 $13.937 $16.469 $17.401 $21.512
 Accumulation Unit Value, End of Period                    -   $13.937 $16.469 $17.401 $21.512 $25.106
 Number of Units Outstanding, End of Period                -         0      44      41      35      28
------------------------------------------------------------------------------------------------------
Putnam VT Vista Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.764 $13.427 $15.497 $16.913 $17.357
 Accumulation Unit Value, End of Period                    -   $13.427 $15.497 $16.913 $17.357 $17.531
 Number of Units Outstanding, End of Period                -       736     728     691     744     715
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              -   $10.545 $12.274 $12.545 $12.904 $13.240
 Accumulation Unit Value, End of Period                    -   $12.274 $12.545 $12.904 $13.240 $13.594
 Number of Units Outstanding, End of Period                -     1,630   1,697   1,709   1,830   1,752
------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.047 $11.945 $12.197
 Accumulation Unit Value, End of Period                    -         - $11.047 $11.945 $12.197 $13.955
 Number of Units Outstanding, End of Period                -         -       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -         - $10.000 $11.258 $11.407 $12.882
 Accumulation Unit Value, End of Period                    -         - $11.258 $11.407 $12.882 $12.242
 Number of Units Outstanding, End of Period                -         -       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $ 9.898 $11.621 $12.075 $12.648 $12.632
 Accumulation Unit Value, End of Period                    -   $11.621 $12.075 $12.648 $12.632 $14.336
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.754 $13.221 $14.683 $15.677 $17.694
 Accumulation Unit Value, End of Period                    -   $13.221 $14.683 $15.677 $17.694 $17.650
 Number of Units Outstanding, End of Period                -     1,365   1,280   1,227   1,195   1,156
------------------------------------------------------------------------------------------------------
Van Kampen LIT Money Market Portfolio - Class II
 Accumulation Unit Value, Beginning of Period              -   $10.000 $10.000 $ 9.784 $ 9.753 $ 9.887
 Accumulation Unit Value, End of Period                    -   $10.000 $ 9.784 $ 9.753 $ 9.887 $10.049
 Number of Units Outstanding, End of Period                -         0       0       0       0       0
------------------------------------------------------------------------------------------------------


                              167     PROSPECTUS

                                                                    For the Year Ending December 31,
Sub-Accounts                                                  2002  2003    2004    2005    2006    2007
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $12.251 $13.735 $14.713 $16.056 $17.313
 Accumulation Unit Value, End of Period                        -   $13.735 $14.713 $16.056 $17.313 $17.922
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.885 $11.374 $12.461
 Accumulation Unit Value, End of Period                        -         - $10.885 $11.374 $12.461 $12.532
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.683 $12.029 $12.187
 Accumulation Unit Value, End of Period                        -         - $10.683 $12.029 $12.187 $14.455
 Number of Units Outstanding, End of Period                    -         -   1,685   1,541   1,643   1,371
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $10.657 $11.977 $12.100
 Accumulation Unit Value, End of Period                        -         - $10.657 $11.977 $12.100 $14.323
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $10.000 $10.974 $11.958 $14.141
 Accumulation Unit Value, End of Period                        -   $10.000 $10.974 $11.958 $14.141 $15.104
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -         -       -       - $10.000 $ 9.759
 Accumulation Unit Value, End of Period                        -         -       -       - $ 9.759 $11.642
 Number of Units Outstanding, End of Period                    -         -       -       -       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $10.000 $13.492 $15.617 $17.156 $18.672
 Accumulation Unit Value, End of Period                        -   $13.492 $15.617 $17.156 $18.672 $18.705
 Number of Units Outstanding, End of Period                    -         0       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class I (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.222 $12.265 $14.407
 Accumulation Unit Value, End of Period                        -         - $11.222 $12.265 $14.407 $15.117
 Number of Units Outstanding, End of Period                    -         -   1,693   1,587   1,479   1,356
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (4)(5)
 Accumulation Unit Value, Beginning of Period                  -         - $10.000 $11.215 $12.240 $14.369
 Accumulation Unit Value, End of Period                        -         - $11.215 $12.240 $14.369 $15.063
 Number of Units Outstanding, End of Period                    -         -       0       0       0       0
----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (4)
 Accumulation Unit Value, Beginning of Period                  -   $11.344 $14.366 $19.022 $21.613 $28.957
 Accumulation Unit Value, End of Period                        -   $14.366 $19.022 $21.613 $28.957 $23.307
 Number of Units Outstanding, End of Period                    -         0     510     510     510     510
----------------------------------------------------------------------------------------------------------



* The Allstate Advisor Preferred Contracts with No Withdrawal Charge Option were first offered on October 14, 2002. All of the Variable Sub-Accounts shown above were first offered under the Allstate Advisor Preferred Contracts with No Withdrawal Charge Option and with the Earnings Protection Death Benefit Option, the MAV Death Benefit Option at 0.20%, and the Enhanced Beneficiary Protection (Annual Increase) Option at 0.30% on May 1, 2003, except for the Van Kampen LIT Money Market, Class II Sub-Account and Van Kampen UIF Global Franchise, Class II Sub-Accounts, which were first offered under the Contracts on December 31, 2003, and the FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Franklin U.S. Government - Class 2 Sub-Account, Van Kampen LIT Aggressive Growth, Class II Sub-Account, Van Kampen LIT Comstock, Class II Sub-Account, Van Kampen UIF Equity and Income, Class II Sub-Account, Van Kampen UIF Equity Growth, Class II Sub-Account, and Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Accounts, which were first offered under the Contracts on May 1, 2004 and the FTVIP Franklin Large Cap Growth Securities - Class 2 Sub-Account, Lord Abbett Series Fund - All Value Portfolio, Lord Abbett Series Fund - Bond-Debenture Portfolio, Lord Abbett Series Fund - Growth and Income Portfolio, Lord Abbett Series Fund - Growth Opportunities Portfolio, Lord Abbett Series Fund - Mid-Cap Value Portfolio and Oppenheimer Core Bond/VA - Service Shares Sub-Account which were first offered with the Contracts on October 1, 2004, and the Fidelity VIP Contrafund - Service Class 2 Sub-Account, Fidelity VIP Freedom 2010 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2020 - Service Class 2 Sub-Account, Fidelity VIP Freedom 2030 - Service Class 2 Sub-Account, Fidelity VIP Freedom Income - Service Class 2 Sub-Account, Fidelity VIP Growth Stock - Service Class 2 Sub-Account, Fidelity VIP Index 500 - Service Class 2 Sub-Account, Fidelity VIP Mid Cap - Service Class 2 Sub-Account, FTVIP Mutual Discovery Securities - Class 2 Sub-Account and Van Kampen UIF Mid Cap Growth, Class II Sub-Account, which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.50% and an administrative expense charge of 0.19%.


                              168     PROSPECTUS

(1)Effective May 1, 2003, the FTVIP Franklin Small-Mid Cap Growth Securities - Class 2 Sub-Account and the FTVIP Templeton Global Income Securities - Class 2 Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to May 1, 2003, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective October 1, 2004, the Putnam VT Health Sciences - Class IB Sub-Account, Putnam VT New Opportunities - Class IB Sub-Account, Putnam VT Research - Class IB Sub-Account and the Putnam VT Utilities Growth and Income - Class IB Sub-Accounts are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investment. If, prior to October 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Effective May 1, 2006 the Van Kampen LIT Aggressive Growth Portfolio, Class II is no longer available for new investments. If you are currently invested in the Variable Sub-Account that invests in this Portfolio you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(4)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(5)The Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class II Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class II Sub-Account are offered with Contracts issued on or after May 1, 2004. Contract Owners of Contracts issued prior to May 1, 2004 may only invest in the Variable Sub-Accounts that invest in the Van Kampen UIF Equity Growth, Class I Sub-Account and the Van Kampen UIF U.S. Mid Cap Value, Class I Sub-Account.


                              169     PROSPECTUS

PA195-4

[LOGO]

The Allstate Variable Annuities
(Allstate Variable Annuity, Allstate Variable Annuity - L Share)

Allstate Life Insurance Company

Street Address: 5801 SW 6th Ave. Topeka, KS 66606-0001
Mailing Address: P.O. Box 758566, Topeka, KS 66675-8566
Telephone Number: 1-800-457-7617
Fax Number: 1-785-228-4584
                                                   Prospectus dated May 1, 2008

--------------------------------------------------------------------------------

Allstate Life Insurance Company ("Allstate Life") has offered the following individual and group flexible premium deferred variable annuity contracts (each, a "Contract"):

   .   Allstate Variable Annuity

   .   Allstate Variable Annuity - L Share

This prospectus contains information about each Contract that you should know before investing. Please keep it for future reference. These Contracts are no longer offered for new sales.

Each Contract currently offers several investment alternatives ("investment alternatives"). The investment alternatives include up to 3 fixed account options ("Fixed Account Options"), depending on the Contract, and include 47* variable sub-accounts ("Variable Sub-Accounts") of the Allstate Financial Advisors Separate Account I ("Variable Account"). Each Variable Sub-Account invests exclusively in shares of the following funds ("Funds"):

 Morgan Stanley Variable Investment     Fidelity(R) Variable Insurance
   Series (Class Y)                       Products (Service Class 2)

 The Universal Institutional Funds,     Franklin Templeton Variable Insurance
   Inc. (Class II Shares)                 Products Trust (Class 2)

 Van Kampen Life Investment Trust       Goldman Sachs Variable Insurance Trust
   (Class II)
                                        PIMCO Variable Insurance Trust
 AIM Variable Insurance Funds
   (Series II)                          Putnam Variable Trust (Class IB)

 AllianceBernstein Variable Products
   Series Fund, Inc. (Class B)

* Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 44 for information about Variable Sub-Account or Portfolio liquidations, mergers, closures and name changes.

Each Fund has multiple investment Portfolios ("Portfolios"). Not all of the Funds and/or Portfolios, however, may be available with your Contract. You should check with your Morgan Stanley Financial Advisor for further information on the availability of the Funds and/or Portfolios. Your annuity application will list all available Portfolios.


We (Allstate Life) have filed a Statement of Additional Information, dated
May 1, 2008, with the Securities and Exchange Commission ("SEC"). It contains more information about each Contract and is incorporated herein by reference, which means that it is legally a part of this prospectus. Its table of contents appears on page 88 of this prospectus. For a free copy, please write or call us at the address or telephone number above, or go to the SEC's Web site (http://www.sec.gov). You can find other information and documents about us, including documents that are legally part of this prospectus, at the SEC's Web site.


------------------------------------------------------------------------------------------------------
IMPORTANT The Securities and Exchange Commission has not approved or disapproved the securities
 NOTICES  described in this prospectus, nor has it passed on the accuracy or the adequacy of this prospectus. Anyone who tells you otherwise is committing a federal crime.

          Investment in the Contracts involves investment risks, including possible loss of principal.

                               1     PROSPECTUS

Table of Contents
--------------------------------------------------------------------------------


                                                        Page
                    ----------------------------------------
                    Overview
                    ----------------------------------------
                       Important Terms                    3
                    ----------------------------------------
                       Overview of Contracts              5
                    ----------------------------------------
                       The Contracts at a Glance          6
                    ----------------------------------------
                       How the Contracts Work            11
                    ----------------------------------------
                       Expense Table                     12
                    ----------------------------------------
                       Financial Information             16
                    ----------------------------------------
                    Contract Features
                    ----------------------------------------
                       The Contracts                     16
                    ----------------------------------------
                       Purchases                         19
                    ----------------------------------------
                       Contract Value                    20
                    ----------------------------------------
                       Investment Alternatives           43
                    ----------------------------------------
                         The Variable Sub-Accounts       43
                    ----------------------------------------
                         The Fixed Account Options       49
                    ----------------------------------------
                         Transfers                       53
                    ----------------------------------------
                       Expenses                          56
                    ----------------------------------------
                       Access to Your Money              61
                    ----------------------------------------
                       Income Payments                   62
                    ----------------------------------------
                       Death Benefits                    71
                    ----------------------------------------


                                                                 Page
           ----------------------------------------------------------
           Other Information
           ----------------------------------------------------------
              More Information                                    78
           ----------------------------------------------------------
              Taxes                                               80
           ----------------------------------------------------------
              Annual Reports and Other Documents                  88
           ----------------------------------------------------------
           Statement of Additional Information Table of Contents  89
           ----------------------------------------------------------
           Appendix A - Contract Comparison Chart                 90
           ----------------------------------------------------------
           Appendix B - Market Value Adjustment                   91
           ----------------------------------------------------------
           Appendix C - Example of Calculation of Income
            Protection Benefit                                    93
           ----------------------------------------------------------
           Appendix D - Withdrawal Adjustment Example-Income
            Benefits                                              94
           ----------------------------------------------------------
           Appendix E - Withdrawal Adjustment Example-Death
            Benefits                                              95
           ----------------------------------------------------------
           Appendix F - Calculation of Earnings Protection Death
            Benefit                                               96
           ----------------------------------------------------------
           Appendix G - Withdrawal Adjustment Example -
            TrueReturn Accumulation Benefit                       99
           ----------------------------------------------------------
           Appendix H - SureIncome Withdrawal Benefit Option
            Calculation Examples                                 100
           ----------------------------------------------------------
           Appendix I - SureIncome Plus Withdrawal Benefit
            Option Calculation Examples                          101
           ----------------------------------------------------------
           Appendix J - SureIncome for Life Withdrawal Benefit
            Option Calculation Examples                          103
           ----------------------------------------------------------
           Appendix K - Accumulation Unit Values                 107
           ----------------------------------------------------------


                               2     PROSPECTUS

Important Terms
--------------------------------------------------------------------------------

This prospectus uses a number of important terms that you may not be familiar with. The index below identifies the page that describes each term. The first use of each term in this prospectus appears in highlights.

                                                                    Page
        ----------------------------------------------------------------
        AB Factor                                                    21
        ----------------------------------------------------------------
        Accumulation Benefit                                         21
        ----------------------------------------------------------------
        Accumulation Phase                                           11
        ----------------------------------------------------------------
        Accumulation Unit                                            20
        ----------------------------------------------------------------
        Accumulation Unit Value                                      20
        ----------------------------------------------------------------
        Allstate Life ("We")                                         77
        ----------------------------------------------------------------
        Annuitant                                                    17
        ----------------------------------------------------------------
        Automatic Additions Program                                  19
        ----------------------------------------------------------------
        Automatic Portfolio Rebalancing Program                      54
        ----------------------------------------------------------------
        Beneficiary                                                  18
        ----------------------------------------------------------------
        Benefit Base (for the TrueReturn Accumulation Benefit
        Option)                                                      21
        ----------------------------------------------------------------
        Benefit Base (for the SureIncome Withdrawal Benefit Option)  30
        ----------------------------------------------------------------
        Benefit Base (for the SureIncome Plus Withdrawal Benefit
        Option)                                                      33
        ----------------------------------------------------------------
        Benefit Base (for the SureIncome For Life Withdrawal
        Benefit Option)                                              37
        ----------------------------------------------------------------
        Benefit Payment (for the SureIncome Withdrawal Benefit
        Option)                                                      29
        ----------------------------------------------------------------
        Benefit Payment (for the SureIncome Plus Withdrawal
        Benefit Option)                                              32
        ----------------------------------------------------------------
        Benefit Payment (for the SureIncome For Life Withdrawal
        Benefit Option)                                              36
        ----------------------------------------------------------------
        Benefit Payment Remaining (for the SureIncome Withdrawal
        Benefit Option)                                              29
        ----------------------------------------------------------------
        Benefit Payment Remaining (for the SureIncome Plus
        Withdrawal Benefit Option)                                   32
        ----------------------------------------------------------------
        Benefit Payment Remaining (for the SureIncome For Life
        Withdrawal Benefit Option)                                   36
        ----------------------------------------------------------------
        Benefit Year (for the SureIncome Withdrawal Benefit Option)  28
        ----------------------------------------------------------------
        Benefit Year (for the SureIncome Plus Withdrawal Benefit
        Option)                                                      32
        ----------------------------------------------------------------
        Benefit Year (for the SureIncome For Life Withdrawal
        Benefit Option)                                              35
        ----------------------------------------------------------------
        Co-Annuitant                                                 17
        ----------------------------------------------------------------
        *Contract                                                    78
        ----------------------------------------------------------------
        Contract Anniversary                                          7
        ----------------------------------------------------------------
        Contract Owner ("You")                                       16
        ----------------------------------------------------------------
        Contract Value                                                7
        ----------------------------------------------------------------
        Contract Year                                                 7
        ----------------------------------------------------------------
        Dollar Cost Averaging Program                                54
        ----------------------------------------------------------------
        Due Proof of Death                                           69
        ----------------------------------------------------------------
        Earnings Protection Death Benefit Option                     71
        ----------------------------------------------------------------
        Enhanced Beneficiary Protection (Annual Increase) Option     71
        ----------------------------------------------------------------


                                                                   Page
        ---------------------------------------------------------------
        Excess of Earnings Withdrawal                               72
        ---------------------------------------------------------------
        Fixed Account Options                                       48
        ---------------------------------------------------------------
        Free Withdrawal Amount                                      58
        ---------------------------------------------------------------
        Funds                                                        1
        ---------------------------------------------------------------
        Guarantee Option                                            22
        ---------------------------------------------------------------
        Guarantee Period Accounts                                   49
        ---------------------------------------------------------------
        Income Base                                                  7
        ---------------------------------------------------------------
        Income Plan                                                 61
        ---------------------------------------------------------------
        Income Protection Benefit Option                            64
        ---------------------------------------------------------------
        In-Force Earnings                                           72
        ---------------------------------------------------------------
        In-Force Premium                                            72
        ---------------------------------------------------------------
        Investment Alternatives                                     42
        ---------------------------------------------------------------
        IRA Contract                                                 7
        ---------------------------------------------------------------
        Issue Date                                                  11
        ---------------------------------------------------------------
        Market Value Adjustment                                     50
        ---------------------------------------------------------------
        Maximum Anniversary Value (MAV) Death Benefit Option        70
        ---------------------------------------------------------------
        Payout Phase                                                11
        ---------------------------------------------------------------
        Payout Start Date                                           61
        ---------------------------------------------------------------
        Payout Withdrawal                                           63
        ---------------------------------------------------------------
        Portfolios                                                  78
        ---------------------------------------------------------------
        Qualified Contract                                          16
        ---------------------------------------------------------------
        Retirement Income Guarantee Options                         57
        ---------------------------------------------------------------
        Return of Premium ("ROP") Death Benefit                     70
        ---------------------------------------------------------------
        Rider Anniversary                                           20
        ---------------------------------------------------------------
        Rider Application Date                                      17
        ---------------------------------------------------------------
        Rider Date (for the TrueReturn Accumulation Benefit
        Option)                                                     20
        ---------------------------------------------------------------
        Rider Date (for the SureIncome Withdrawal Benefit Option)   28
        ---------------------------------------------------------------
        Rider Date (for the SureIncome Plus Withdrawal Benefit
        Option)                                                     32
        ---------------------------------------------------------------
        Rider Date (for the SureIncome For Life Withdrawal Benefit
        Option)                                                     36
        ---------------------------------------------------------------
        Rider Fee (for the TrueReturn Accumulation Benefit Option)   7
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome Withdrawal Benefit Option)     7
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome Plus Withdrawal Benefit
        Option)                                                      7
        ---------------------------------------------------------------
        Rider Fee (for the SureIncome For Life Withdrawal Benefit
        Option)                                                      7
        ---------------------------------------------------------------
        Rider Fee Percentage                                         7
        ---------------------------------------------------------------
        Rider Maturity Date                                         20
        ---------------------------------------------------------------
        Rider Period                                                20
        ---------------------------------------------------------------
        Rider Trade-In Option (for the TrueReturn Accumulation
        Benefit Option)                                             27
        ---------------------------------------------------------------


                               3     PROSPECTUS

                                                                Page
           ---------------------------------------------------------
           Rider Trade-In Option (for the SureIncome Withdrawal
           Benefit Option)                                       31
           ---------------------------------------------------------
           Right to Cancel                                       19
           ---------------------------------------------------------
           SEC                                                    1
           ---------------------------------------------------------
           Settlement Value                                      70
           ---------------------------------------------------------
           Spousal Protection Benefit (Co-Annuitant) Option      17
           ---------------------------------------------------------
           Spousal Protection Benefit (Co-Annuitant) Option for
           Custodial Individual Retirement Accounts              17
           ---------------------------------------------------------
           Standard Fixed Account Option                         49
           ---------------------------------------------------------
           SureIncome Covered Life                               35
           ---------------------------------------------------------
           SureIncome Option Fee                                  7
           ---------------------------------------------------------
           SureIncome Plus Option                                 7
           ---------------------------------------------------------
           SureIncome Plus Option Fee                             7
           ---------------------------------------------------------
           SureIncome Plus Withdrawal Benefit Option             32
           ---------------------------------------------------------
           SureIncome For Life Option                             7
           ---------------------------------------------------------
           SureIncome For Life Option Fee                         7
           ---------------------------------------------------------
           SureIncome For Life Withdrawal Benefit Option         35
           ---------------------------------------------------------
           SureIncome ROP Death Benefit                          38
           ---------------------------------------------------------
           SureIncome Withdrawal Benefit Option                  28
           ---------------------------------------------------------
           Systematic Withdrawal Program                         61
           ---------------------------------------------------------
           Tax Qualified Contract                                83
           ---------------------------------------------------------
           Transfer Period Accounts                              40
           ---------------------------------------------------------
           Trial Examination Period                              19
           ---------------------------------------------------------


                                                                  Page
         -------------------------------------------------------------
         TrueBalance/SM/ Asset Allocation Program                  46
         -------------------------------------------------------------
         TrueReturn/SM/ Accumulation Benefit Option                20
         -------------------------------------------------------------
         Valuation Date                                            19
         -------------------------------------------------------------
         Variable Account                                          77
         -------------------------------------------------------------
         Variable Sub-Account                                      42
         -------------------------------------------------------------
         Withdrawal Benefit Factor (for the SureIncome Withdrawal
         Benefit Option)                                           29
         -------------------------------------------------------------
         Withdrawal Benefit Factor (for the SureIncome Plus
         Withdrawal Benefit Option)                                32
         -------------------------------------------------------------
         Withdrawal Benefit Factor (for the SureIncome for Life
         Withdrawal Benefit Option)                                36
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome
         Withdrawal Benefit Option)                                30
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome Plus
         Withdrawal Benefit Option)                                34
         -------------------------------------------------------------
         Withdrawal Benefit Payout Phase (for the SureIncome for
         Life Withdrawal Benefit Option)                           36
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         Withdrawal Benefit Option)                                30
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         Plus Withdrawal Benefit Option)                           34
         -------------------------------------------------------------
         Withdrawal Benefit Payout Start Date (for the SureIncome
         for Life Withdrawal Benefit Option)                       38
         -------------------------------------------------------------
         Withdrawal Benefit Option                                 28
         -------------------------------------------------------------
         Withdrawal Benefit Option Fee                             57
         -------------------------------------------------------------

* In certain states a Contract was available only as a group Contract. If you purchased a group Contract, we issued you a certificate that represents your ownership and that summarizes the provisions of the group Contract. References to "Contract" in this prospectus include certificates, unless the context requires otherwise. References to "Contract" also include both Contracts listed on the cover page of this prospectus, unless otherwise noted. However, we administer each Contract separately.

                               4     PROSPECTUS

Overview of Contracts
--------------------------------------------------------------------------------

The Contracts offer many of the same basic features and benefits. They differ primarily with respect to the charges imposed, as follows:

..   The Allstate Variable Annuity Contract has a mortality and expense risk charge of 1.10%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 7-year withdrawal charge period;

..   The Allstate Variable Annuity - L Share Contract has a mortality and expense risk charge of 1.50%, an administrative expense charge of 0.19%*, and a withdrawal charge of up to 7% with a 3-year withdrawal charge period.

Other differences between the Contracts relate to available Fixed Account Options. For a side-by-side comparison of these differences, please refer to Appendix A of this prospectus.

* The administrative expense charge may be increased, but will never exceed 0.35%. Once your Contract is issued, we will not increase the administrative expense charge for your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and 0.19% for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

                               5     PROSPECTUS

The Contracts at a Glance
--------------------------------------------------------------------------------

The following is a snapshot of the Contracts. Please read the remainder of this prospectus for more information.

Flexible Payments        We are no longer offering new contracts.

                         You can add to your Contract as often and as much as you like, but each subsequent payment must be at least $1,000 ($50 for automatic payments).
                         We may limit the cumulative amount of purchase payments to a maximum of
                         $1,000,000 in any Contract.
-------------------------------------------------------------------------------------------------------
Trial Examination Period You may cancel your Contract within 20 days of receipt or any longer period as your state may require ("Trial Examination Period"). Upon cancellation, we will return your purchase payments adjusted, to the extent federal or state law permits, to reflect the investment experience of any amounts allocated to the Variable Account, including the deduction of mortality and expense risk charges and administrative expense charges. See "Trial Examination Period"
                         for details.
-------------------------------------------------------------------------------------------------------
Expenses                 Each Portfolio pays expenses that you will bear indirectly if you invest in a
                         Variable Sub-Account. You also will bear the following expenses:

                         Allstate Variable Annuity Contracts

                         . Annual mortality and expense risk charge equal to 1.10% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.

                         Allstate Variable Annuity - L Share Contracts

                         . Annual mortality and expense risk charge equal to 1.50% of average daily net assets.

                         . Withdrawal charges ranging from 0% to 7% of purchase payments withdrawn.
                         All Contracts

                         . Annual administrative expense charge of 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17,
                            2005 (0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the annual administrative expense charge applied to such Contracts is
                            0.19%; up to 0.35% for future Contracts).

                         . Annual contract maintenance charge of $30 (waived in certain cases).

                         . If you select the Maximum Anniversary Value (MAV) Death Benefit
                            Option ("MAV Death Benefit Option") you will pay an additional mortality and expense risk charge of 0.20% (up to 0.30% for Options added in the future).

                         . If you select Enhanced Beneficiary Protection (Annual Increase)
                            Option, you will pay an additional mortality and expense risk charge of
                            0.30%.

                         . If you select the Earnings Protection Death Benefit Option you will pay an additional mortality and expense risk charge of 0.25% or 0.40% (up to 0.35% or 0.50% for Options added in the future) depending on the age of the oldest Owner and oldest Annuitant on the date we receive the completed application or request to add the benefit, whichever is later
                            ("Rider Application Date").

                               6     PROSPECTUS


  . If you select the TrueReturn/SM/ Accumulation Benefit Option
     ("TrueReturn Option") you would pay an additional annual fee ("Rider
     Fee") of 0.50% (up to 1.25% for Options added in the future) of the Benefit Base in effect on each Contract anniversary ("Contract
     Anniversary") during the Rider Period. You may not select the TrueReturn Option together with a Retirement Income Guarantee
     Option or any Withdrawal Benefit Option.

  . We discontinued offering the SureIncome Withdrawal Benefit Option
     ("SureIncome Option") as of May 1, 2006, except in a limited number of states. If you elected the SureIncome Option prior to May 1, 2006, you would pay an additional annual fee ("SureIncome Option Fee") of 0.50% of the Benefit Base on each Contract Anniversary (see the SureIncome
     Option Fee section). You may not select the SureIncome Option together with a Retirement Income Guarantee Option, a TrueReturn
     Option or any other Withdrawal Benefit Option.

  . If you select the SureIncome Plus Withdrawal Benefit Option
     ("SureIncome Plus Option") you would pay an additional annual fee
     ("SureIncome Plus Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary
     (see the SureIncome Plus Option Fee section). You may not select the SureIncome Plus Option together with a Retirement Income Guarantee
     Option, a TrueReturn Option or any other Withdrawal Benefit Option.

  . If you select the SureIncome For Life Withdrawal Benefit Option
     ("SureIncome For Life Option") you would pay an additional annual fee
     ("SureIncome For Life Option Fee") of 0.65% (up to 1.25% for Options added in the future) of the Benefit Base on each Contract Anniversary
     (see the SureIncome For Life Option Fee section). You may not select the SureIncome For Life Option together with a Retirement Income
     Guarantee Option, a TrueReturn Option or any other Withdrawal
     Benefit Option.
  . We discontinued offering Retirement Income Guarantee Option 1
     ("RIG 1") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 1 prior to May 1, 2004, you will pay an additional annual fee ("Rider Fee") of 0.40% of the Income Base in effect on a Contract Anniversary.

  . We discontinued offering Retirement Income Guarantee Option 2
     ("RIG 2") as of January 1, 2004 (up to May 1, 2004 in certain states). If you elected RIG 2 prior to May 1, 2004, you will pay an additional annual Rider Fee of 0.55% of the Income Base in effect on a Contract
     Anniversary.

  . If you select the Income Protection Benefit Option you will pay an additional mortality and expense risk charge of 0.50% (up to 0.75% for Options added in the future) during the Payout Phase of your Contract.

  . If you select the Spousal Protection Benefit (Co-Annuitant) Option or
     Spousal Protection Benefit (Co-Annuitant) Option for Custodial
     Individual Retirement Accounts ("CSP") you would pay an additional annual fee ("Rider Fee") of 0.10%* (up to 0.15% for Options added in the future) of the Contract Value ("Contract Value") on each Contract
     Anniversary. These Options are only available for certain types of IRA
     Contracts, which are Contracts issued with an Individual Retirement
     Annuity or Account ("IRA") under Section 408 of the Internal Revenue
     Code. The CSP is only available for certain Custodial Individual
     Retirement Accounts established under Section 408 of the Internal

                               7     PROSPECTUS

                            Revenue Code. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant)
                           Option at any time prior to the time you elect to receive it.

                           *No Rider Fee was charged for these Options for Contract Owners who added these Options prior to January 1, 2005. See page 13 for details.

                        . Transfer fee equal to 1.00% (subject to increase to up to 2.00%) of the amount transferred after the 12th transfer in any Contract Year
                           ("Contract Year"), which we measure from the date we issue your
                           Contract or a Contract Anniversary.

                        . State premium tax (if your state imposes one)

                        . Not all Options are available in all states

                        We may discontinue offering any of these Options at any time prior to the time you elect to receive it.
------------------------------------------------------------------------------------------------------
Investment Alternatives Each Contract offers several investment alternatives including:

                        . up to 3 Fixed Account Options that credit interest at rates we guarantee,
                           and

                        . 47* Variable Sub-Accounts investing in Portfolios offering professional money management by these investment advisers:

                        . Morgan Stanley Investment Advisors Inc.

                        . Van Kampen**

                        . Van Kampen Asset Management

                        . Invesco A I M Advisors, Inc.

                        . AllianceBernstein L.P.

                        . Fidelity Management & Research Company

                        . Franklin Advisers, Inc.

                        . Franklin Mutual Advisers, LLC

                        . Goldman Sachs Asset Management, L.P.

                        . Pacific Investment Management Company LLC

                        . Putnam Investment Management, LLC

                        . Templeton Investment Counsel, LLC

                           *Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 45 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.

                           ** Morgan Stanley Investment Management Inc., the investment adviser to the UIF Portfolios, does business in certain instances using the name
                           Van Kampen.

                        Not all Fixed Account Options are available in all states or with all
                        Contracts.

                        To find out current rates being paid on the Fixed Account Option(s), or to find out how the Variable Sub-Accounts have performed, please call us at
                        1-800-457-7617.


                               8     PROSPECTUS

----------------------------------------------------------------------------------------------
Special Services For your convenience, we offer these special services:

                 . Automatic Portfolio Rebalancing Program

                 . Automatic Additions Program

                 . Dollar Cost Averaging Program

                 . Systematic Withdrawal Program

                 . TrueBalance/SM/ Asset Allocation Program
----------------------------------------------------------------------------------------------
Income Payments  You can choose fixed income payments, variable income payments, or a combination of the two. You can receive your income payments in one of the following ways (you may select more than one income plan):

                 . life income with guaranteed number of payments

                 . joint and survivor life income with guaranteed number of payments

                 . guaranteed number of payments for a specified period

                 . life income with cash refund

                 . joint life income with cash refund

                 . life income with installment refund

                 . joint life income with installment refund

                 Prior to May 1, 2004, Allstate Life also offered two Retirement Income
                 Guarantee Options that guarantee a minimum amount of fixed income payments you can receive if you elect to receive income payments.

                 In addition, we offer an Income Protection Benefit Option that guarantees that your variable income payments will not fall below a certain level.
----------------------------------------------------------------------------------------------
Death Benefits   If you, the Annuitant, or Co-Annuitant die before the Payout Start Date, we will pay a death benefit subject to the conditions described in the Contract.
                 In addition to the death benefit included in your Contract ("Return of
                 Premium Death Benefit" or "ROP Death Benefit"), the death benefit options we currently offer include:

                 . MAV Death Benefit Option;

                 . Enhanced Beneficiary Protection (Annual Increase) Option; and

                 . Earnings Protection Death Benefit Option

                 The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit,
                 ("SureIncome ROP Death Benefit").
----------------------------------------------------------------------------------------------
Transfers        Before the Payout Start Date, you may transfer your Contract Value among the investment alternatives, with certain restrictions. The minimum amount you may transfer is $100 or the amount remaining in the investment alternative, if less. The minimum amount that can be transferred into the
                 Standard Fixed Account or Market Value Adjusted Account Options is $100.

                 A charge may apply after the 12th transfer in each Contract Year.

                               9     PROSPECTUS

-------------------------------------------------------------------------------------------
Withdrawals You may withdraw some or all of your Contract Value at any time during the
            Accumulation Phase and during the Payout Phase in certain cases. In general, you must withdraw at least $50 at a time. Withdrawals taken prior to the
            Payout Start Date are generally considered to come from the earnings in the
            Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge and a Market Value
            Adjustment may also apply.

            If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value unless a
            Withdrawal Benefit Option is in effect under your Contract. Your Contract will terminate if you withdraw all of your Contract Value.
-------------------------------------------------------------------------------------------

                               10     PROSPECTUS

How the Contracts Work
--------------------------------------------------------------------------------


Each Contract basically works in two ways.

First, each Contract can help you (we assume you are the "Contract Owner") save for retirement because you can invest in your Contract's investment alternatives and generally pay no federal income taxes on any earnings until you withdraw them. You do this during what we call the "Accumulation Phase" of the Contract. The Accumulation Phase begins on the date we issue your Contract (we call that date the "Issue Date") and continues until the Payout Start Date, which is the date we apply your money to provide income payments. During the Accumulation Phase, you may allocate your purchase payments to any combination of the Variable Sub-Accounts and/or Fixed Account Options. If you invest in a Fixed Account Option, you will earn a fixed rate of interest that we declare periodically. If you invest in any of the Variable Sub-Accounts, your investment return will vary up or down depending on the performance of the corresponding Portfolios.

Second, each Contract can help you plan for retirement because you can use it to receive retirement income for life and/or for a pre-set number of years, by selecting one of the income payment options (we call these "Income Plans") described on page 64. You receive income payments during what we call the "Payout Phase" of the Contract, which begins on the Payout Start Date and continues until we make the last payment required by the Income Plan you select. During the Payout Phase, if you select a fixed income payment option, we guarantee the amount of your payments, which will remain fixed. If you select a variable income payment option, based on one or more of the Variable Sub-Accounts, the amount of your payments will vary up or down depending on the performance of the corresponding Portfolios. The amount of money you accumulate under your Contract during the Accumulation Phase and apply to an Income Plan will determine the amount of your income payments during the Payout Phase.

The timeline below illustrates how you might use your Contract.

                                  [FLOW CHART]



Other income payment options are also available. See "Income Payments."

As the Contract Owner, you exercise all of the rights and privileges provided by the Contract. If you die, any surviving Contract Owner or, if there is none, the Beneficiary will exercise the rights and privileges provided by the Contract. See "The Contracts." In addition, if you die before the Payout Start Date, we will pay a death benefit to any surviving Contract Owner or, if there is none, to your Beneficiary. See "Death Benefits."


Please call us at 1-800-457-7617 if you have any question about how the Contracts work.


                               11     PROSPECTUS

Expense Table
--------------------------------------------------------------------------------

The table below lists the expenses that you will bear directly or indirectly when you buy a Contract. The table and the examples that follow do not reflect premium taxes that may be imposed by the state where you reside. For more information about Variable Account expenses, see "Expenses," below. For more information about Portfolio expenses, please refer to the prospectuses for the Funds.

Contract Owner Transaction Expenses

Withdrawal Charge (as a percentage of purchase payments withdrawn)*

                                        Number of Complete Years Since We Received the
                                        Purchase Payment Being Withdrawn/Applicable Charge:
    -----------------------------------------------------------------------------------------------
    Contract:                           0      1      2      3      4      5      6     7     8+
    Allstate Variable Annuity           7%     7%     6%     5%     4%     3%     2%    0%     0%
    Allstate Variable Annuity - L Share 7%     6%     5%     0%

    All Contracts:
    Annual Contract Maintenance Charge             $30**
    Transfer Fee                        up to 2.00% of the amount transferred***

* Each Contract Year, you may withdraw a portion of your purchase payments (and/or your earnings, in the case of Charitable Remainder Trusts) without incurring a withdrawal charge ("Free Withdrawal Amount"). See "Withdrawal Charges" for more information.

** Waived in certain cases. See "Expenses."

*** Applies solely to the 13th and subsequent transfers within a Contract Year, excluding transfers due to dollar cost averaging and automatic portfolio rebalancing. We are currently assessing a transfer fee of 1.00% of the amount transferred, however, we reserve the right to raise the transfer fee to up to 2.00% of the amount transferred.

Variable Account Annual Expenses (as a percentage of average daily net asset value deducted from each Variable Sub-Account)

If you select the basic Contract without any optional benefits, your Variable Account expenses would be as follows:

                                                             Mortality and Expense Administrative  Total Variable Account
Basic Contract (without any optional benefit)                     Risk Charge      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                            1.10%              0.19%              1.29%
-------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                  1.50%              0.19%              1.69%
-------------------------------------------------------------------------------------------------------------------------

* We reserve the right to raise the administrative expense charge to 0.35%. However, we will not increase the charge once we issue your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

Each Contract also offers optional riders that may be added to the Contract. For each optional rider you select, you would pay the following additional mortality and expense risk charge associated with each rider.

 MAV Death Benefit Option               0.20% (up to 0.30% for Options added
                                        in the future)
 Enhanced Beneficiary Protection
 (Annual Increase) Option               0.30%
 Earnings Protection Death Benefit      0.25% (up to 0.35% for Options added
 Option (issue age 0-70)                in the future)
 Earnings Protection Death Benefit      0.40% (up to 0.50% for Options added
 Option (issue age 71-79)               in the future)

If you select the Options with the highest possible combination of mortality and expense risk charges, your Variable Account expenses would be as follows, assuming current expenses:

Contract with the MAV Death Benefit Option, Enhanced
Beneficiary Protection (Annual Increase) Option, Earnings    Mortality and Expense Administrative  Total Variable Account
Protection Death Benefit Option (issue age 71-79)                Risk Charge*      Expense Charge*     Annual Expense
-------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity                                            2.00%              0.19%              2.19%
-------------------------------------------------------------------------------------------------------------------------
Allstate Variable Annuity - L Share                                  2.40%              0.19%              2.59%
-------------------------------------------------------------------------------------------------------------------------

* As described above, the administrative expense charge and the mortality and expense charge for certain Options may be higher for future Contracts. However, we will not increase the administrative expense charge once we issue your Contract, and we will not increase the charge for an Option once we add the Option to your Contract. The administrative expense charge is 0.19% for Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005. The administrative expense charge is 0.30% for Contracts issued on or after January 1, 2005 and prior to October 17, 2005; effective October 17, 2005 and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

                               12     PROSPECTUS

TrueReturn/SM/ Accumulation Benefit Option Fee*

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

      TrueReturn/SM/ Accumulation Benefit Option                   0.50%*
      -------------------------------------------------------------------

* Up to 1.25% for TrueReturn Options added in the future. See "TrueReturn/SM/ Accumulation Benefit Option" for details.

SureIncome Withdrawal Benefit Option Fee*

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

      SureIncome Withdrawal Benefit Option                         0.50%**
      --------------------------------------------------------------------

* Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states.
** Up to 1.25% for SureIncome Options added in the future. See "SureIncome Withdrawal Benefit Option" for details.

SureIncome Plus Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

      SureIncome Plus Withdrawal Benefit Option                    0.65%*
      -------------------------------------------------------------------

* Up to 1.25% for SureIncome Plus Options added in the future. See "SureIncome Plus Withdrawal Benefit Option" for details.

SureIncome For Life Withdrawal Benefit Option Fee

(annual rate as a percentage of Benefit Base on a Contract Anniversary)

      SureIncome For Life Withdrawal Benefit Option                0.65%*
      -------------------------------------------------------------------

* Up to 1.25% for SureIncome For Life Options added in the future. See "SureIncome For Life Withdrawal Benefit Option" for details.

Retirement Income Guarantee Option Fee*

(annual rate as a percentage of Income Base on a Contract Anniversary)

       RIG 1                                                        0.40%
       ------------------------------------------------------------------
       RIG 2                                                        0.55%
       ------------------------------------------------------------------

* We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees shown apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states).

Spousal Protection Benefit (Co-Annuitant) Option Fee

(as a percentage of Contract Value on each Contract Anniversary)

      Spousal Protection Benefit (Co-Annuitant) Option             0.10%*
      -------------------------------------------------------------------

* Applies to Contract Owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee

(as a percentage of Contract Value on each Contract Anniversary)

      Spousal Protection Benefit (Co-Annuitant) Option for
      Custodial Individual Retirement Accounts                     0.10%*
      -------------------------------------------------------------------

* Applies to Contract owners who select the option on or after January 1, 2005. Up to 0.15% for options added in the future.

If you select the Spousal Protection Benefit (Co-Annuitant) Option or Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts on or after January 1, 2005, you will pay a Rider Fee at the annual rate of 0.10% of the Contract Value on each Contract Anniversary. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. If you selected either of these Options prior to January 1, 2005, there is no charge associated with your Option. See "Spousal Protection Benefit (Co-Annuitant) Option Fee and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts Fee" for details.

                               13     PROSPECTUS

Income Protection Benefit Option

(as a percentage of the average daily net Variable Account assets supporting the variable income payments to which the Option applies)

      Income Protection Benefit Option                             0.50%*
      -------------------------------------------------------------------

* The charge for the Income Protection Benefit Option applies during the Payout Phase. We reserve the right to raise the charge to up to 0.75% for Options added in the future. See "Income Payments - Income Protection Benefit Option," below, for details.

Portfolio Annual Expenses - Minimum and Maximum

The next table shows the minimum and maximum total operating expenses charged by the Portfolios that you may pay periodically during the time that you own the Contract. Advisers and/or other service providers of certain Portfolios may have agreed to waive their fees and/or reimburse Portfolio expenses in order to keep the Portfolios' expenses below specified limits. The range of expenses shown in this table does not show the effect of any such fee waiver or expense reimbursement. More detail concerning each Portfolio's fees and expenses appears in the prospectus for each Portfolio.

                           ANNUAL PORTFOLIO EXPENSES


  ----------------------------------------------------------------------------
                                                               Minimum Maximum
  ----------------------------------------------------------------------------
  Total Annual Portfolio Operating Expenses/(1)/ (expenses
  that are deducted from Portfolio assets, which may include management fees, distribution and/or services (12b-1) fees,
  and other expenses)                                          0.57%   1.93%
  ----------------------------------------------------------------------------



(1)Expenses are shown as a percentage of Portfolio average daily net assets (before any waiver or reimbursement) as of December 31, 2007 (except as otherwise noted).


Example 1

This Example is intended to help you compare the cost of investing in the Contracts with the cost of investing in other variable annuity contracts. These costs include Contract owner transaction expenses, Contract fees, Variable Account annual expenses (with a 0.19% annual administrative charge), and Portfolio fees and expenses.

The example shows the dollar amount of expenses that you would bear directly or indirectly if you:

..   invested $10,000 in the Contract for the time periods indicated;

..   earned a 5% annual return on your investment;

..   surrendered your Contract, or you began receiving income payments for a specified period of less than 120 months, at the end of each time period;

..   elected the MAV Death Benefit Option and the Enhanced Beneficiary
    Protection (Annual Increase) Option;

..   elected the Earnings Protection Death Benefit Option (assuming issue age
    71-79);

..   elected the Spousal Protection Benefit (Co-Annuitant) Option; and

..   elected the SureIncome Plus Withdrawal Benefit Option.

The example does not include any taxes or tax penalties you may be required to pay if you surrender your Contract.

The first line of the example assumes that the maximum fees and expenses of any of the Portfolios are charged. The second line of the example assumes that the minimum fees and expenses of any of the Portfolios are charged. Your actual expenses may be higher or lower than those shown below.


                                 Allstate Variable Annuity    Allstate Variable Annuity - L Share
                              1 Year 3 Years 5 Years 10 Years 1 Year  3 Years  5 Years  10 Years
-------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses            $1,126 $2,023  $2,929   $5,401  $1,081  $1,714   $2,858    $5,716
-------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses            $  986 $1,619  $2,279   $4,227  $  942  $1,314   $2,219    $4,589
-------------------------------------------------------------------------------------------------


                               14     PROSPECTUS

Example 2

This Example uses the same assumptions as Example 1 above, except that it assumes you decided not to surrender your Contract, or you began receiving income payments for a specified period of at least 120 months, at the end of each time period.


                                 Allstate Variable Annuity    Allstate Variable Annuity - L Share
                              1 Year 3 Years 5 Years 10 Years 1 Year  3 Years  5 Years  10 Years
-------------------------------------------------------------------------------------------------
Costs Based on Maximum Annual
Portfolio Expenses             $531  $1,598  $2,674   $5,401   $571   $1,714   $2,858    $5,716
-------------------------------------------------------------------------------------------------
Costs Based on Minimum Annual
Portfolio Expenses             $391  $1,194  $2,024   $4,227   $432   $1,314   $2,219    $4,589
-------------------------------------------------------------------------------------------------


Please remember that you are looking at examples and not a representation of past or future expenses. Your rate of return may be higher or lower than 5%, which is not guaranteed. The examples do not assume that any Portfolio expense waivers or reimbursement arrangements are in effect for the periods presented. The examples reflect the Free Withdrawal Amounts, if applicable, and the deduction of the annual contract maintenance charge of $30 each year. The above examples assume you have selected the MAV Death Benefit Option and the Enhanced Beneficiary Protection (Annual Increase) Option, the Earnings Protection Death Benefit Option (assuming the oldest Contract Owner or Annuitant is age 71 or older, and all are age 79 or younger on the Rider Application Date), the Spousal Protection Benefit (Co-Annuitant) Option and the SureIncome Plus Withdrawal Benefit Option. If any or all of these features were not elected, the expense figures shown above would be slightly lower.

                               15     PROSPECTUS

Financial Information
--------------------------------------------------------------------------------

To measure the value of your investment in the Variable Sub-Accounts during the Accumulation Phase, we use a unit of measure we call the "Accumulation Unit." Each Variable Sub-Account has a separate value for its Accumulation Units we call "Accumulation Unit Value." Accumulation Unit Value is analogous to, but not the same as, the share price of a mutual fund.

Accumulation Unit Values for the lowest and highest available combinations of Contract charges that affect Accumulation Unit Values for each Contract are shown in Appendix K to this prospectus. The Statement of Additional Information contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The consolidated financial statements of Allstate Life and the financial statements of the Variable Account, which are comprised of the underlying financial statements of the Sub-Accounts, appear in the Statement of Additional Information.

No Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.

The Contracts
--------------------------------------------------------------------------------

CONTRACT OWNER
Each Contract is an agreement between you, the Contract Owner, and Allstate Life, a life insurance company. As the Contract Owner, you may exercise all of the rights and privileges provided to you by the Contract. That means it is up to you to select or change (to the extent permitted):

..   the investment alternatives during the Accumulation and Payout Phases,

..   the amount and timing of your purchase payments and withdrawals,

..   the programs you want to use to invest or withdraw money,

..   the income payment plan(s) you want to use to receive retirement income,

..   the Annuitant (either yourself or someone else) on whose life the income payments will be based,

..   the Beneficiary or Beneficiaries who will receive the benefits that the
    Contract provides when the last surviving Contract Owner or the Annuitant dies, and

..   any other rights that the Contract provides, including restricting income payments to Beneficiaries.

If you die, any surviving joint Contract Owner or, if none, the Beneficiary may exercise the rights and privileges provided to them by the Contract. If the sole surviving Contract Owner dies after the Payout Start Date, the Primary Beneficiary will receive any guaranteed income payments scheduled to continue.

If the Annuitant dies prior to the Payout Start Date and the Contract Owner is a grantor trust not established by a business, the new Contract Owner will be the Beneficiary(ies).

The Contract cannot be jointly owned by both a non-living person and a living person unless the Contract Owner(s) assumed ownership of the Contract as a Beneficiary(ies). The maximum age of any Contract Owner on the date we receive the completed application for each Contract is 90.

If you select the Enhanced Beneficiary Protection (MAV) Option, the Enhanced Beneficiary Protection (Annual Increase) Option, or the Earnings Protection Death Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is currently age 79. If you select the Spousal Protection Benefit (Co-Annuitant) Option or the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts (CSP), the maximum age of any Contract Owner or beneficial owner for CSP on the Rider Application Date is currently age 90. If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Contract Owner on the Rider Application Date is age 80. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest Contract Owner (oldest annuitant if Contract Owner is a non-living person) on the Rider Application Date are ages 50 and 79, respectively.

The Contract can also be purchased as an IRA or TSA (also known as a 403(b)). The endorsements required to qualify these annuities under the Internal Revenue Code of 1986, as amended, ("Code") may limit or modify your rights and privileges under the Contract. We use the term "Qualified Contract" to refer to a Contract issued as an IRA, 403(b), or with a Qualified Plan.

Except for certain retirement plans, you may change the Contract Owner at any time by written notice in a form satisfactory to us. Until we receive your written notice to change the Contract Owner, we are entitled to rely on

                               16     PROSPECTUS
the most recent information in our files. We will provide a change of ownership form to be signed by you and filed with us. Once we accept the change, the change will take effect as of the date you signed the request. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change the Contract Owner, you should deliver your written notice to us promptly. Each change is subject to any payment we make or other action we take before we accept it. Changing ownership of this Contract may cause adverse tax consequences and may not be allowed under Qualified Plans. Please consult with a competent tax advisor prior to making a request for a change of Contract Owner.

ANNUITANT
The Annuitant is the individual whose age determines the latest Payout Start Date and whose life determines the amount and duration of income payments (other than under Income Plan 3). You may not change the Annuitant at any time. You may designate a joint Annuitant, who is a second person on whose life income payments depend, at the time you select an Income Plan. Additional restrictions may apply in the case of Qualified Plans. The maximum age of the Annuitant on the date we receive the completed application for each Contract is age 90.

If you select the Enhanced Beneficiary Protection (MAV) Death Benefit Option, Enhanced Beneficiary Protection (Annual Increase) Option or the Earnings Protection Death Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 79.

If you select the Spousal Protection Benefit (Co-Annuitant) Option, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the maximum age of any Annuitant on the Rider Application Date is age 90.

If you select the Income Protection Benefit Option, the oldest Annuitant and joint Annuitant (if applicable) must be age 75 or younger on the Payout Start Date.

If you select the SureIncome Plus Withdrawal Benefit Option, the maximum age of any Annuitant on the Rider Application Date is age 80. If you select the SureIncome For Life Withdrawal Benefit Option, the minimum and maximum ages of the oldest annuitant, if the Contract Owner is a non-living person, on the Rider Application Date are ages 50 and 79, respectively.

If you select an Income Plan that depends on the Annuitant or a joint Annuitant's life, we may require proof of age and sex before income payments begin and proof that the Annuitant or joint Annuitant is still alive before we make each payment.

CO-ANNUITANT

Spousal Protection Benefit (Co-Annuitant) Option

Contract Owners of IRA Contracts that meet the following conditions and that elect the Spousal Protection Benefit Option may name their spouse as a Co-Annuitant:

..   the individually owned Contract must be either a traditional, Roth, or
    Simplified Employee Pension IRA;

..   the Contract Owner must be age 90 or younger on the Rider Application Date;

..   the Co-Annuitant must be age 79 or younger on the Rider Application Date;
    and

..   the Co-Annuitant must be the sole Primary Beneficiary under the Contract.

Under the Spousal Protection Benefit (Co-Annuitant) Option, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. At any time, there may only be one Co-Annuitant under your Contract. See "Spousal Protection Benefit Option and Death of Co-Annuitant" for more information.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts.

Contracts that meet the following conditions and that elect the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts may name the spouse of the Annuitant as a Co-Annuitant:

..   the beneficially owned Contract must be a Custodial traditional IRA,
    Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA;

..   the Annuitant must be the beneficial owner of the Custodial traditional
    IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA;

..   the Co-Annuitant must be the legal spouse of the Annuitant and only one
    Co-Annuitant may be named;

..   the Co-Annuitant must be the sole beneficiary of the Custodial traditional
    IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA;

..   the Annuitant must be age 90 or younger on the Rider Application Date; and

..   the Co-Annuitant must be age 79 or younger on the Rider Application Date.

                               17     PROSPECTUS

Under the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts, the Co-Annuitant will be considered to be an Annuitant during the Accumulation Phase, except the Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date or upon the death of the Co-Annuitant. The Co-Annuitant is not considered the beneficial owner of the Custodial Traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA. See "Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant" for more information.

BENEFICIARY
You may name one or more Primary and Contingent Beneficiaries when you apply for a Contract. The Primary Beneficiary is the person who may, in accordance with the terms of the Contract, elect to receive the death settlement ("Death Proceeds") or become the new Contract Owner pursuant to the Contract if the sole surviving Contract Owner dies before the Payout Start Date. A Contingent Beneficiary is the person selected by the Contract Owner who will exercise the rights of the Primary Beneficiary if all named Primary Beneficiaries die before the death of the sole surviving Contract Owner.

You may change or add Beneficiaries at any time, unless you have designated an irrevocable Beneficiary. We will provide a change of Beneficiary form to be signed by you and filed with us. After we accept the form, the change of Beneficiary will be effective as of the date you signed the form. Until we accept your written notice to change a Beneficiary, we are entitled to rely on the most recent Beneficiary information in our files. We will not be liable for any payment or settlement made prior to accepting the change. Accordingly, if you wish to change your Beneficiary, you should deliver your written notice to us promptly. Each Beneficiary change is subject to any payment made by us or any other action we take before we accept the change.

You may restrict income payments to Beneficiaries by providing us with a written request. Once we accept the written request, the restriction will take effect as of the date you signed the request. Any restriction is subject to any payment made by us or any other action we take before we accept the request.

If you did not name a Beneficiary or, unless otherwise provided in the Beneficiary designation, if a named Beneficiary is no longer living and there are no other surviving Primary or Contingent Beneficiaries when the sole surviving Contract Owner dies, the new Beneficiary will be:

..   your spouse or, if he or she is no longer alive,

..   your surviving children equally, or if you have no surviving children,

..   your estate.

If more than one Beneficiary survives you (or the Annuitant, if the Contract Owner is a grantor trust), we will divide the Death Proceeds among the surviving Beneficiaries according to your most recent written instructions. If you have not given us written instructions in a form satisfactory to us, we will pay the Death Proceeds in equal amounts to the surviving Beneficiaries. If there is more than one Beneficiary in a class (e.g., more than one Primary Beneficiary) and one of the Beneficiaries predeceases the Contract Owner (the Annuitant if the Contract Owner is a grantor trust), the remaining Beneficiaries in that class will divide the deceased Beneficiary's share in proportion to the original share of the remaining Beneficiaries.

For purposes of this Contract, in determining whether a living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person A") has survived another living person, including a Contract Owner, Primary Beneficiary, Contingent Beneficiary, or Annuitant ("Living Person B"), Living Person A must survive Living Person B by at least 24 hours. Otherwise, Living Person A will be conclusively deemed to have predeceased Living Person B.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk. If there is more than one Beneficiary taking shares of the Death Proceeds, each Beneficiary will be treated as a separate and independent owner of his or her respective share of the Death Proceeds. Each Beneficiary will exercise all rights related to his or her share of the Death Proceeds, including the sole right to select a death settlement option, subject to any restrictions previously placed upon the Beneficiary. Each Beneficiary may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the death settlement option chosen by the original Beneficiary.

If there is more than one Beneficiary and one of the Beneficiaries is a corporation, trust or other non-living person, all Beneficiaries will be considered to be non-living persons.

MODIFICATION OF THE CONTRACT
Only an Allstate Life officer may approve a change in or waive any provision of the Contract. Any change or waiver must be in writing. None of our agents has the authority to change or waive the provisions of the Contract. We may not change the terms of the Contract without your consent, except to conform the Contract to applicable law or changes in the law. If a provision of the Contract is inconsistent with state law, we will follow state law.

                               18     PROSPECTUS

ASSIGNMENT
You may not assign an interest in this Contract as collateral or security for a loan. However, you may assign periodic income payments under this Contract prior to the Payout Start Date. No Beneficiary may assign benefits under the Contract until they are due. We will not be bound by any assignment until the assignor signs it and files it with us. We are not responsible for the validity of any assignment. Federal law prohibits or restricts the assignment of benefits under many types of retirement plans and the terms of such plans may themselves contain restrictions on assignments. An assignment may also result in taxes or tax penalties. You should consult with an attorney before trying to assign periodic income payments under your Contract.


Purchases
--------------------------------------------------------------------------------

MINIMUM PURCHASE PAYMENTS
You may make purchase payments at any time prior to the Payout Start Date. All subsequent purchase payments under a Contract must be $1,000 or more ($50 for automatic payments). Additional payments may be limited in some states. Please consult with your Morgan Stanley Financial Advisor for details. The total amount of purchase payments we will accept for each Contract without our prior approval is $1,000,000. We reserve the right to accept lesser subsequent purchase payment amounts. We reserve the right to limit the availability of the investment alternatives for additional investments.

AUTOMATIC ADDITIONS PROGRAM
You may make subsequent purchase payments of $50 or more per month by automatically transferring money from your bank account. Please consult with your Morgan Stanley Financial Advisor for detailed information. The Automatic Additions Program is not available for making purchase payments into the Dollar Cost Averaging Fixed Account Option.

ALLOCATION OF PURCHASE PAYMENTS

At the time you apply for a Contract, you must decide how to allocate your purchase payment among the investment alternatives. The allocation you specify on your application will be effective immediately. All allocations must be in whole percents that total 100% or in whole dollars. You can change your allocations by calling us at 1-800-457-7617.


We will allocate your purchase payments to the investment alternatives according to your most recent instructions on file with us. Unless you notify us otherwise, we will allocate subsequent purchase payments according to the allocation for the previous purchase payment. We will effect any change in allocation instructions at the time we receive written notice of the change in good order.

We will credit subsequent purchase payments to the Contract at the close of the business day on which we receive the purchase payment at our home office.

We use the term "business day" to refer to each day Monday through Friday that the New York Stock Exchange is open for business. We also refer to these days as "Valuation Dates." Our business day closes when the New York Stock Exchange closes for regular trading, usually 4:00 p.m. Eastern Time (3:00 p.m. Central
Time). If we receive your purchase payment after 3:00 p.m. Central Time on any Valuation Date, we will credit your purchase payment using the Accumulation Unit Values computed on the next Valuation Date.

TRIAL EXAMINATION PERIOD
You may cancel your Contract by providing us with written notice within the Trial Examination Period, which is the 20 day period after you receive the Contract, or such longer period that your state may require. If you exercise this "Right to Cancel," the Contract terminates and we will pay you the full amount of your purchase payments allocated to the Fixed Account. We also will return your purchase payments allocated to the Variable Account adjusted, to the extent federal or state law permits, to reflect investment gain or loss, including the deduction of mortality and expense risk charges and administrative expense charges, that occurred from the date of allocation through the date of cancellation. If your Contract is qualified under Code
Section 408(b), we will refund the greater of any purchase payments or the Contract Value.

We reserve the right to allocate your purchase payments to the Morgan Stanley VIS Money Market - Class Y Sub-Account during the Trial Examination Period.

For Contracts purchased in California by persons age 60 and older, you may elect to defer until the end of the Trial Examination Period allocation of your purchase payment to the Variable Sub-Accounts. Unless you instruct otherwise, upon making this election, your purchase payment will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account. On the next Valuation Date, 40 days after the Issue Date, your Contract Value will then be reallocated in accordance with your most recent investment allocation instructions.

State laws vary and may require a different period, other variations or adjustments. Please refer to your Contract for state specific information.

                               19     PROSPECTUS

Contract Value
--------------------------------------------------------------------------------

On the Issue Date, the Contract Value is equal to your initial purchase payment.

Thereafter, your Contract Value at any time during the Accumulation Phase is equal to the sum of the value of your Accumulation Units in the Variable Sub-Accounts you have selected, plus your value in the Fixed Account Option(s) offered by your Contract.

ACCUMULATION UNITS
To determine the number of Accumulation Units of each Variable Sub-Account to allocate to your Contract, we divide (i) the amount of the purchase payment or transfer you have allocated to a Variable Sub-Account by (ii) the Accumulation Unit Value of that Variable Sub-Account next computed after we receive your payment or transfer. For example, if we receive a $10,000 purchase payment allocated to a Variable Sub-Account when the Accumulation Unit Value for the Sub-Account is $10, we would credit 1,000 Accumulation Units of that Variable Sub-Account to your Contract. Withdrawals and transfers from a Variable Sub-Account would, of course, reduce the number of Accumulation Units of that Sub-Account allocated to your Contract.

ACCUMULATION UNIT VALUE
As a general matter, the Accumulation Unit Value for each Variable Sub-Account for each Contract will rise or fall to reflect:

..   changes in the share price of the Portfolio in which the Variable
    Sub-Account invests, and

..   the deduction of amounts reflecting the mortality and expense risk charge, administrative expense charge, and any provision for taxes that have accrued since we last calculated the Accumulation Unit Value.

We determine any applicable withdrawal charges, Rider Fees (if applicable), transfer fees, and contract maintenance charges separately for each Contract. They do not affect the Accumulation Unit Value. Instead, we obtain payment of those charges and fees by redeeming Accumulation Units. For details on how we compute Accumulation Unit Values, please refer to the Statement of Additional Information.

We determine a separate Accumulation Unit Value for each Variable Sub-Account for each Contract on each Valuation Date. We also determine a separate set of Accumulation Unit Values that reflect the cost of each optional benefit, or available combination thereof, offered under the Contract.

You should refer to the prospectuses for the Funds for a description of how the assets of each Portfolio are valued, since that determination directly bears on the Accumulation Unit Value of the corresponding Variable Sub-Account and, therefore, your Contract Value.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION
We offer the TrueReturn/SM/ Accumulation Benefit Option, which is available for an additional fee. The TrueReturn Option guarantees a minimum Contract Value on the "Rider Maturity Date." The Rider Maturity Date is determined by the length of the Rider Period which you select. The Option provides no minimum Contract Value if the Option terminates before the Rider Maturity Date. See "Termination of the TrueReturn Option" below for details on termination.

The TrueReturn Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the TrueReturn Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the TrueReturn Option. Currently, you may have only one TrueReturn Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a TrueReturn Option, a Retirement Income Guarantee Option or a Withdrawal Benefit Option. The TrueReturn Option has no maximum issue age, however the Rider Maturity Date must occur before the latest Payout Start Date, which is the later of the Annuitant's 99th birthday or the 10th Contract Anniversary. Once added to your Contract, the TrueReturn Option may be cancelled at any time on or after the 5th Rider Anniversary by notifying us in writing in a form satisfactory to us.

The "Rider Anniversary" is the anniversary of the Rider Date. We reserve the right to extend the date on which the TrueReturn Option may be cancelled to up to the 10th Rider Anniversary at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

When you add the TrueReturn Option to your Contract, you must select a Rider Period and a Guarantee Option. The Rider Period and Guarantee Option you select determine the AB Factor, which is used to determine the Accumulation Benefit, described below. The "Rider Period" begins on the Rider Date and ends on the Rider Maturity Date. The "Rider Date" is the date the TrueReturn Option was made a part of your Contract. We currently offer Rider Periods ranging from 8 to 20 years depending on the Guarantee Option you select. You may select any Rider Period from among those we currently offer, provided the Rider Maturity Date occurs prior to the latest Payout Start Date. We reserve the right to offer additional Rider Periods in the future, and to discontinue offering any of the Rider Periods at any time. Each Model Portfolio Option available under a Guarantee Option has specific investment requirements

                               20     PROSPECTUS
that are described in the "Investment Requirements" section below and may depend upon the Rider Date of your TrueReturn Option. We reserve the right to offer additional Guarantee Options in the future, and to discontinue offering any of the Guarantee Options at any time. After the Rider Date, the Rider Period and Guarantee Option may not be changed.

The TrueReturn Option may not be available in all states. We may discontinue offering the TrueReturn Option at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

Accumulation Benefit.

On the Rider Maturity Date, if the Accumulation Benefit is greater than the Contract Value, then the Contract Value will be increased to equal the Accumulation
Benefit. The excess amount of any such increase will be allocated to the Morgan Stanley VIS Money Market--Class Y Sub-Account. You may transfer the excess amount out of the Morgan Stanley VIS Money Market--Class Y Sub-Account and into another investment alternative at any time thereafter. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee. Prior to the Rider Maturity Date, the Accumulation Benefit will not be available as a Contract Value, Settlement Value, or Death Proceeds. Additionally, we will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date. After the Rider Maturity Date, the TrueReturn Option provides no additional benefit.

The "Accumulation Benefit" is equal to the Benefit Base multiplied by the AB Factor. The "AB Factor" is determined by the Rider Period and Guarantee Option you selected as of the Rider Date. The following table shows the AB Factors available for the Rider Periods and Guarantee Options we currently offer.

                                  AB Factors
                       Rider Period    Guarantee Guarantee
                     (number of years) Option 1  Option 2
                     -------------------------------------
                            8            100.0%       NA
                     -------------------------------------
                            9            112.5%       NA
                     -------------------------------------
                            10           125.0%    100.0%
                     -------------------------------------
                            11           137.5%    110.0%
                     -------------------------------------
                            12           150.0%    120.0%
                     -------------------------------------
                            13           162.5%    130.0%
                     -------------------------------------
                            14           175.0%    140.0%
                     -------------------------------------
                            15           187.5%    150.0%
                     -------------------------------------
                            16           200.0%    160.0%
                     -------------------------------------
                            17           212.5%    170.0%
                     -------------------------------------
                            18           225.0%    180.0%
                     -------------------------------------
                            19           237.5%    190.0%
                     -------------------------------------
                            20           250.0%    200.0%
                     -------------------------------------

The following examples illustrate the Accumulation Benefit calculations under Guarantee Options 1 and 2 on the Rider Maturity Date. For the purpose of illustrating the Accumulation Benefit calculation, the examples assume the Benefit Base is the same on the Rider Date and the Rider Maturity Date.

Example 1: Guarantee Option 1

                  Guarantee Option:                       1
                  Rider Period:                          15
                  AB Factor:                           187.5%
                  Rider Date:                          1/2/04
                  Rider Maturity Date:                 1/2/19
                  Benefit Base on Rider Date:          $50,000
                  Benefit Base on rider Maturity Date: $50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 187.5%
                                   =$93,750

Example 2: Guarantee Option 2

                  Guarantee Option:                       2
                  Rider Period:                          15
                  AB Factor:                           150.0%
                  Rider Date:                          1/2/04
                  Rider Maturity Date:                 1/2/19
                  Benefit Base on Rider Date:          $50,000
                  Benefit Base on rider Maturity Date: $50,000

              On the Rider Maturity Date (1/2/19):
              Accumulation Benefit =Benefit Base on Rider Maturity
                                    Date X AB Factor
                                   =$50,000 X 150.0%
                                   =$75,000

Guarantee Option 1 offers a higher AB Factor and more rider periods than Guarantee Option 2. Guarantee Option 1 and Guarantee Option 2 have different investment restrictions. See "Investment Requirements" below for more information.

Benefit Base.

The Benefit Base is used solely for purposes of determining the Rider Fee and the Accumulation Benefit. The Benefit Base is not available as a Contract Value, Settlement Value, or Death Proceeds. On the Rider Date, the "Benefit Base" is equal to the Contract Value. After the Rider Date, the Benefit Base will be recalculated for purchase payments and withdrawals as follows:

..   The Benefit Base will be increased by purchase payments made prior to or on the first Contract Anniversary following the Rider Date. Subject to the terms and conditions of your Contract, you may add purchase payments after this date, but they will not be included in the calculation of the Benefit Base. Therefore, if you plan to make purchase payments after the first Contract Anniversary following the Rider Date, you should consider carefully whether this Option is appropriate for your needs.

                               21     PROSPECTUS

..   The Benefit Base will be decreased by a Withdrawal Adjustment for each withdrawal you make. The Withdrawal Adjustment is equal to (a) divided by
    (b), with the result multiplied by (c), where:

   (a) = the withdrawal amount;

   (b) = the Contract Value immediately prior to the withdrawal; and

   (c) = the Benefit Base immediately prior to the withdrawal.

Withdrawals taken prior to annuitization (referred to in this prospectus as the Payout Phase) are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. A withdrawal charge also may apply. See Appendix G for numerical examples that illustrate how the Withdrawal Adjustment is applied.

The Benefit Base will never be less than zero.

Investment Requirements.

If you add the TrueReturn Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest during the Rider Period. The specific requirements will depend on the model portfolio option ("Model Portfolio Option") you have selected and the effective date of your TrueReturn Option. These requirements are described below in more detail. These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable to a Guarantee Option or a Model Portfolio Option available under a Guarantee Option at any time in our sole discretion. Any changes we make will not apply to a TrueReturn Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. Any changes we make will apply to a new TrueReturn Option elected subsequent to the change pursuant to the Rider Trade-In Option.

When you add the TrueReturn Option to your Contract, you must allocate your entire Contract Value as follows:

(1)to a Model Portfolio Option available with the Guarantee Option you selected, as defined below; or

(2)to the DCA Fixed Account Option and then transfer all purchase payments and interest according to a Model Portfolio Option available with the Guarantee Option you selected; or

(3)to a combination of (1) and (2) above.

For (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options in which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other Model Portfolio Options available with your Guarantee Option. We currently offer several Model Portfolio Options with each of the available Guarantee Options. The Model Portfolio Options that are available under Guarantee Options may differ depending upon the effective date of your TrueReturn Option. Please refer to the Model Portfolio Option 1, Model Portfolio Option 2 and TrueBalance/SM/ Model Portfolio Options sections below for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use with each Guarantee Option under the TrueReturn Option:

                 Guarantee Option 1        Guarantee Option 2
              ---------------------------------------------------
              *Model Portfolio Option 1 *Model Portfolio Option 2
              *TrueBalance              *TrueBalance
               Conservative Model        Conservative Model
               Portfolio Option          Portfolio Option
              *TrueBalance Moderately   *TrueBalance Moderately
               Conservative Model        Conservative Model
               Portfolio Option          Portfolio Option
                                        *TrueBalance Moderate
                                         Model Portfolio Option
                                        *TrueBalance Moderately
                                         Aggressive Model
                                         Portfolio Option
                                        *TrueBalance Aggressive
                                         Model Portfolio Option
              ---------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the MVA Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the MVA Fixed Account Option to the Variable Sub-Accounts prior to adding the TrueReturn Option to your Contract. Transfers from the MVA Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period

                               22     PROSPECTUS

Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocations for the Model Portfolio Option you selected.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all Variable Sub-Accounts, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1 under Guarantee Option 1, you must allocate a certain percentage of your Contract Value into each of three asset categories. Please note that certain investment alternatives are not available under Model Portfolio Option 1. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Effective October 1, 2004, certain Variable Sub-Accounts under Model Portfolio 1 were reclassified into different asset categories. These changes apply to TrueReturn Options effective prior to and on or after October 1, 2004.

The following table describes the percentage allocation requirements for Model Portfolio Option 1 and Variable Sub-Accounts available under each category (1,3,4,5):

                           Model Portfolio Option 1
--------------------------------------------------------------------------------
                                20% Category A
                                50% Category B
                                30% Category C
                                 0% Category D
--------------------------------------------------------------------------------
Category A
Morgan Stanley VIS Money Market - Class Y Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account
--------------------------------------------------------------------------------
Category B
Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/
Morgan Stanley VIS Income Plus - Class Y Sub-Account
Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/
Fidelity VIP High Income - Service Class 2 Sub-Account
FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account
PIMCO VIT Real Return - Advisor Shares Sub-Account
PIMCO VIT Total Return - Advisor Shares Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/

--------------------------------------------------------------------------------
Category C

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account


Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account
AIM V.I. Basic Value - Series II Sub-Account/(1)/
AIM V.I. Core Equity - Series II Sub-Account/(5)/
AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT Structured Small Cap Equity Sub-Account
Goldman Sachs VIT Structured U.S. Equity Sub-Account
Goldman Sachs VIT Growth and Income Sub-Account
Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/
Putnam VT Growth and Income - Class IB Sub-Account/(1)/
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account/(3)/
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/
UIF Equity and Income, Class II Sub-Account/(2)(7)/
UIF Global Franchise, Class II Sub-Account/(2)(7)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/
UIF International Growth Equity, Class II Sub-Account/(2)(7)/
Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account


Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
Category D (Variable Sub-Accounts not available under Model Portfolio Option 1) Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/
Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/
AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/
AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/
UIF Small Company Growth, Class II Sub-Account/(2)(7)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

--------------------------------------------------------------------------------

                               23     PROSPECTUS

Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio
Option 1. We will use the percentage allocations as of your most recent instructions.

1)Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account.*

2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*

4)Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*


6)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

Model Portfolio Option 2

The investment requirements under Model Portfolio Option 2 depend on the Rider Date of your TrueReturn Option.

Model Portfolio Option 2 (Rider Date prior to October 1, 2004)

If your TrueReturn Option Rider Date is prior to October 1, 2004 and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. You may choose the Variable Sub-Accounts in which you want to invest, provided you maintain the percentage allocation requirements for each category. You may also make transfers among the Variable Sub-Accounts within each category at any time, provided you maintain the percentage allocation requirements for each category. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table describes the percentage allocation requirements for Model Portfolio Option 2 (Rider Date prior to October 1, 2004) and the Variable Sub-Accounts available under each category (1, 3, 4, 5):

        Model Portfolio Option 2 (Rider Date Prior to October 1, 2004)
--------------------------------------------------------------------------------
                                10% Category A
                                20% Category B
                                50% Category C
                                20% Category D
--------------------------------------------------------------------------------
Category A
Morgan Stanley VIS Money Market - Class Y Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account
--------------------------------------------------------------------------------
Category B
Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/
Morgan Stanley VIS Income Plus - Class Y Sub-Account
Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/
Fidelity VIP High Income - Service Class 2 Sub-Account
FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account


                               24     PROSPECTUS

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account
PIMCO VIT Real Return - Advisor Shares Sub-Account
PIMCO VIT Total Return - Advisor Shares Sub-Account

UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/
UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/

--------------------------------------------------------------------------------
Category C

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account


Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/
AIM V.I. Basic Value - Series II Sub-Account/(1)/
AIM V.I. Core Equity - Series II Sub-Account/(5)/ AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
Goldman Sachs VIT Structured Small Cap Equity Sub-Account
Goldman Sachs VIT Structured U.S. Equity Sub-Account
Goldman Sachs VIT Growth and Income Sub-Account
Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/
Putnam VT Growth and Income - Class IB Sub-Account/(1)/
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account

UIF Equity and Income, Class II Sub-Account/(2)(7)/
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/
UIF International Growth Equity, Class II Sub-Account/(2)(7)/

Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
Category D
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/
Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/
Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account
AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/
AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/
AllianceBernstein VPS Growth - Class B Sub-Account
AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/
AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account/(3)/
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/
UIF Capital Growth, Class II Sub-Account/(2)(7)/
UIF Global Franchise, Class II Sub-Account/(2)(7)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/
UIF Small Company Growth, Class II Sub-Account/(2)(7)/
Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/


Each calendar quarter, we will use the Automatic Portfolio Rebalancing Program to automatically rebalance your Contract Value in each Variable Sub-Account and return it to the percentage allocation requirements for Model Portfolio
Option 2 (Rider Date prior to October 1, 2004). We will use the percentage allocations as of your most recent instructions.


1)Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and
  Income -Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*


2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*


4)Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*


5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


6)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions,

                               25     PROSPECTUS
portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

Model Portfolio Option 2 (Rider Date on or after October 1, 2004)

If your TrueReturn Option Rider Date is on or after October 1, 2004, and you choose Model Portfolio Option 2 or transfer your entire Contract Value into Model Portfolio Option 2, you may allocate your Contract Value among any of a selected group of available Variable Sub-Accounts listed below. However, you may not allocate your Contract Value among any of the excluded Variable Sub-Accounts listed below. You may choose to invest in or transfer among any of the available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The following table lists the available and excluded Variable Sub-Accounts under Model Portfolio Option 2 (Rider Date on or after October 1, 2004)(1, 3, 4, 5):

       Model Portfolio Option 2 (Rider Date on or after October 1, 2004)
--------------------------------------------------------------------------------
                                   Available
--------------------------------------------------------------------------------

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account


Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/
Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account
Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Morgan Stanley VIS Money Market - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/
AIM V.I. Basic Value - Series II Sub-Account/(1)/
AIM V.I. Core Equity - Series II Sub-Account/(5)/
AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP High Income - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/ FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT Structured Small Cap Equity Sub-Account
Goldman Sachs VIT Structured U.S. Equity Sub-Account
Goldman Sachs VIT Growth and Income Sub-Account
Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/

--------------------------------------------------------------------------------
       Model Portfolio Option 2 (Rider Date on or after October 1, 2004)
--------------------------------------------------------------------------------

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account
PIMCO VIT Real Return - Advisor Shares Sub-Account
PIMCO VIT Total Return - Advisor Shares Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account/(1)/
Putnam VT International Equity - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/
UIF Equity and Income, Class II Sub-Account/(2)(7)/
UIF Global Franchise, Class II Sub-Account/(2)(7)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/
UIF International Growth Equity, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account


Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
                                   Excluded
--------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/
Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/
AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/
AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/
UIF Small Company Growth, Class II Sub-Account/(2)(7)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/
--------------------------------------------------------------------------------

1)Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*


2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments and is not available with this TrueReturn Option.*

4)Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account),

                               26     PROSPECTUS
  such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*


6)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add this TrueReturn Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with this TrueReturn Option prior to adding it to your Contract.

TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added the TrueReturn Option to your Contract.

Please note only certain TrueBalance Model Portfolio Options are available with your TrueReturn Option as summarized in the table under Investment Requirements above.

Cancellation of the TrueReturn Option.

You may not cancel the TrueReturn Option or make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option and/or Model Portfolio Option prior to the 5th Rider Anniversary. Failure to comply with the investment requirements for any reason may result in the cancellation of the TrueReturn Option. On or after the 5th Rider Anniversary, we will cancel the TrueReturn Option if you make transfers, changes to your investment allocations, or changes to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment requirements applicable to your Guarantee Option and/or Model Portfolio Option. We will not cancel the TrueReturn Option or make any changes to your investment allocations or to the Automatic Portfolio Rebalancing Program that are inconsistent with the investment restrictions applicable to your Guarantee Option until we receive notice from you that you wish to cancel the TrueReturn Option. No Accumulation Benefit will be paid if you cancel the Option prior to the Rider Maturity Date.

Death of Owner or Annuitant.

If the Contract Owner or Annuitant dies before the Rider Maturity Date and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provision of your Contract, as described on page 77 of this prospectus, then the TrueReturn Option will continue, unless the new Contract Owner elects to cancel this Option. If the TrueReturn Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the TrueReturn Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

Rider Trade-In Option.

We offer a "Rider Trade-In Option" that allows you to cancel your TrueReturn Option and immediately add a new TrueReturn Option ("New Option"), provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th

                               27     PROSPECTUS
  anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..   The New Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New Option must be a TrueReturn Option that we make available for use with the Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New Option must be met as of the date the New Option is made a part of your Contract.

For example, if you trade-in your TrueReturn Option:

..   the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in;

..   the Benefit Base for the New Option will be based on the Contract Value as of the new Rider Date;

..   the AB Factor will be determined by the Rider Periods and Guarantee Options available with the New Option;

..   the Model Portfolio Options will be determined by the Model Portfolio
    Options offered with the Guarantee Options available with the New Option;

..   any waiting period for canceling the New Option will start again on the new
    Rider Date;

..   any waiting period for exercising the Rider Trade-In Option will start again on the new Rider Date; and

..   the terms and conditions of the Rider Trade-In Option will be according to the requirements of the New Option.

We are also making the SureIncome Plus or SureIncome For Life Withdrawal Benefit Options available at the time of your first utilization of this TrueReturn Rider Trade-In Option. We may discontinue offering these Withdrawal Benefit Options under the Rider Trade-In Option with respect to new TrueReturn Options added in the future at anytime at our discretion. If we do so, TrueReturn Options issued prior to this time will continue to have a Withdrawal Benefit Option available at the time of the first utilization of this TrueReturn Rider Trade-In Option. You may cancel your TrueReturn Option and immediately add a new SureIncome Plus Option or a new SureIncome For Life Option, provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th Rider Anniversary and prior to the Rider Maturity Date. At our discretion, we reserve the right to extend the date at which time the trade-in may occur up to the 10th anniversary of the Rider Date at any time. Any change we make will not apply to a TrueReturn Option that was added to your Contract prior to the implementation date of the change.

..   The new Withdrawal Benefit Option will be made a part of your Contract on the date the existing TrueReturn Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The new Withdrawal Benefit Option must be a Withdrawal Benefit Option that we make available for use with this Rider Trade-In Option.

..   The issue requirements and terms and conditions of the new Withdrawal
    Benefit Option must be met as of the date the new Withdrawal Benefit Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option by utilizing the Rider Trade-In Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age 85. For other Withdrawal Benefit Options that may be selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

You should consult with your Morgan Stanley Financial Advisor before trading in your TrueReturn Option.

Termination of the TrueReturn Option.

The TrueReturn Option will terminate on the earliest of the following to occur:

..   on the Rider Maturity Date;

..   on the Payout Start Date;

..   on the date your Contract is terminated;

..   on the date the Option is cancelled;

..   on the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   on the date the Option is replaced with a New Option under the Rider
    Trade-In Option.

We will not pay an Accumulation Benefit if the TrueReturn Option is terminated for any reason prior to the Rider Maturity Date.

WITHDRAWAL BENEFIT OPTIONS
"Withdrawal Benefit Options" is used to refer collectively to the SureIncome Withdrawal Benefit Option, the SureIncome Plus Withdrawal Benefit Option, and the SureIncome For Life Withdrawal Benefit Option. "Withdrawal Benefit Option" is used to refer to any one of the Withdrawal Benefit Options.

SUREINCOME WITHDRAWAL BENEFIT OPTION
Effective May 1, 2006, we ceased offering the SureIncome Withdrawal Benefit Option ("SureIncome

                               28     PROSPECTUS

Option"), except in a limited number of states where we intend to discontinue offering the Option as soon as possible. In the states where we continue to offer the SureIncome Option, it is available for an additional fee.

The SureIncome Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals that total an amount equal to your purchase payments (subject to certain restrictions). Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (terms defined below).

The SureIncome Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract owner as described below under the "Withdrawal Benefit Payout Phase".

For purposes of the SureIncome Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

In those states where currently offered, the SureIncome Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Option. Currently, you may have only one Withdrawal Benefit Option (SureIncome, SureIncome Plus or SureIncome For Life) in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Option is only available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state). The SureIncome Option is not available to be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Option may be cancelled at any time on or after the 5th calendar year anniversary of the Rider Date by notifying us in writing in a form satisfactory to us.

In those states where the SureIncome Option is currently available, we may discontinue offering, at any time without prior notice, the Option to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Option prior to the date of discontinuance.

Withdrawal Benefit Factor
The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Option, it cannot be changed after the Rider Date unless that SureIncome Option is terminated.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..   The Contract Value multiplied by the Withdrawal Benefit Factor (currently
    8% for new SureIncome Options); or

..   The value of the Benefit Payment of the previous Withdrawal Benefit Option
    (attached to your Contract) which is being terminated under a rider

                               29     PROSPECTUS
  trade-in option (see "Rider Trade-In Option" below for more information), if applicable.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..   The Benefit Payment immediately prior to the withdrawal; or

..   The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Option are calculated, see Appendix H.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under this Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value and the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase subject to the following:

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends.

No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase can be made after the Withdrawal Benefit Payout Start Date.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment

                               30     PROSPECTUS
divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Cancellation of the SureIncome Option

You may not cancel the SureIncome Option prior to the 5th calendar year anniversary of the Rider Date. On or after the 5th calendar year anniversary of the Rider Date you may cancel the rider by notifying us in writing in a form satisfactory to us. We reserve the right to extend the date at which time the cancellation may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any such change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

Rider Trade-In Option

We offer a "Rider Trade-In Option" that allows you to cancel your SureIncome Option and immediately add a new Withdrawal Benefit Option ("New SureIncome Option"). In most states, we currently offer the SureIncome Plus Withdrawal Benefit Option as the New SureIncome Option under the Rider Trade-In Option. We may also offer other Options ("New Options") under the Rider Trade-In Option. However, you may only select one Option under this Rider Trade-In Option at the time you cancel your SureIncome Option. Currently, we are also making the TrueReturn Accumulation Benefit Option available at the time of your first utilization of this Rider Trade-In Option so that you have the ability to switch from the SureIncome Option to the TrueReturn Accumulation Benefit Option. We may discontinue offering the TrueReturn Option under the Rider Trade-In Option for New SureIncome Options added in the future at anytime at our discretion. If we do so, SureIncome Options issued prior to this time will continue to have a TrueReturn Option available at the time of the first utilization of this SureIncome Rider Trade-In Option.

This Rider Trade-in Option is available provided all of the following conditions are met:

..   The trade-in must occur on or after the 5th calendar year anniversary of the Rider Date. We reserve the right to extend the date at which time the trade-in may occur to up to the 10th calendar year anniversary of the Rider Date at any time in our sole discretion. Any change we make will not apply to a SureIncome Option that was added to your Contract prior to the implementation date of the change.

..   The New SureIncome Option or any New Option will be made a part of your
    Contract on the date the existing Option is cancelled, provided it is cancelled for reasons other than the termination of your Contract.

..   The New SureIncome Option or any New Option must be an Option that we make available for use with this Rider Trade-In Option.

..   The issue requirements and terms and conditions of the New SureIncome
    Option or the New Option must be met as of the date any such Option is made a part of your Contract. Currently, if you select the SureIncome Plus Withdrawal Benefit Option utilizing the Rider Trade-in Option, the maximum age of any Contract Owner or Annuitant on the Rider Application Date is age
    85. For a New SureIncome Option or New Option that may be offered and selected in the future utilizing the Rider Trade-In Option, issue age requirements may differ.

If the New Option is a New SureIncome Option, it must provide that the new Benefit Payment be greater than or

                               31     PROSPECTUS
equal to your current Benefit Payment as of the date the Rider Trade-In Option is exercised, if applicable.

You should consult with your Morgan Stanley Financial Advisor before trading in your SureIncome Option.

Death of Owner or Annuitant

If the Owner or Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Option will continue unless the new Owner elects to cancel the SureIncome Option. If the SureIncome Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Option below. If the Contract is not continued, then the SureIncome Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

Termination of the SureIncome Option

The SureIncome Option will terminate on the earliest of the following to occur:

..   The Benefit Base is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Option is cancelled;

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   On the date the SureIncome Option is replaced with a New Option under the
    Rider Trade-In Option.

SUREINCOME PLUS WITHDRAWAL BENEFIT OPTION
We offer the SureIncome Plus Withdrawal Benefit Option ("SureIncome Plus Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome Plus Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, that total an amount equal to your purchase payments, subject to certain restrictions. Therefore, regardless of the subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until your Benefit Base is exhausted (see defined terms below). The SureIncome Plus Option also provides an additional death benefit option.


The SureIncome Plus Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" until the "Benefit Base" (defined below) is reduced to zero. If the Contract Value is reduced to zero and the Benefit Base is still greater than zero, we will distribute an amount equal to the Benefit Base to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase". Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome Plus Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This death benefit option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 73.


For purposes of the SureIncome Plus Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome Plus Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome Plus Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome Plus Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome Plus Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome Plus Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome Plus Option is available if the oldest Contract Owner and oldest Annuitant are age 80 or younger on the effective date of the Rider (the "Rider Application Date"), (the maximum age may depend on your state), up to age 85 or younger if selected by utilizing the Rider Trade-in Option. (See Rider Trade-In Option, above, under TrueReturn Accumulation Benefit Option and SureIncome Withdrawal Benefit Option.) The SureIncome Plus Option may not be added to a Contract

                               32     PROSPECTUS
categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code
Section 403(b) at this time. We reserve the right to make the SureIncome Plus Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome Plus Option may not be cancelled at any time.

We may discontinue offering the SureIncome Plus Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome Plus Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. We currently offer a Withdrawal Benefit Factor equal to 8%. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome Plus Options and/or to eliminate the current Withdrawal Benefit Factor. Once a Withdrawal Benefit Factor has been established for a SureIncome Plus Option, it cannot be changed after the Rider Date.

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any purchase payments or withdrawals made on a Contract Anniversary would be applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

During each Benefit Year the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor (currently 8% for new SureIncome Plus Options) and reduced by the amount of each withdrawal. The Benefit Payment Remaining will never be less than zero.

On the Rider Date, the Benefit Payment is equal to the greater of:

..   The Contract Value multiplied by the Withdrawal Benefit Factor (currently
    8% for new SureIncome Plus Options); or

..   The value of the Benefit Payment of the previous Withdrawal Benefit Option
    (attached to your Contract) which is being terminated under a rider trade-in option, if applicable. See Rider Trade-In Option, above, under SureIncome Withdrawal Benefit Option for more information.

After the Rider Date, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor and affected by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

..   The Benefit Payment immediately prior to the withdrawal; or

..   The Contract Value immediately prior to withdrawal less the amount of the withdrawal, multiplied by the Withdrawal Benefit Factor.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..   The Benefit Payment following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals, and expenses multiplied by the Withdrawal Benefit Factor.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This

                               33     PROSPECTUS
modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome Plus Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

..   The Contract Value immediately prior to the withdrawal less the amount of the withdrawal; or

..   The Benefit Base immediately prior to the withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..   The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

The Benefit Base may also be reduced in other situations as detailed in the "Contract Owner and Assignment of Payments or Interest" section below.

If the Benefit Base is reduced to zero, this SureIncome Plus Option will terminate.

For numerical examples that illustrate how the values defined under the SureIncome Plus Option are calculated, see Appendix I.

Contract Owner and Assignment of Payments or Interest

If you change the Contract Owner or assign any payments or interest under the Contract, as allowed, to any living or non-living person other than your spouse on or after the first calendar year anniversary of the Rider Date, the Benefit Base will be recalculated to be the lesser of the Contract Value or the Benefit Base at the time of assignment.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Base is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome Plus Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the commencement of the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e., if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made over a period certain such that total payments made will equal the Benefit Base on the Payout Start Date; therefore, the final payment may be less than each of the previous payments. If your Contract is subject to Internal Revenue Code
Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment

                               34     PROSPECTUS
under the SureIncome Plus Option may be larger so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code
Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome Plus Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant

If the Owner or the Annuitant dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome Plus Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D above, then the SureIncome Plus Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

If the Contract death settlement options are governed by an Endorsement and such Endorsement allows for the continuation of the Contract upon the death of the Owner or Annuitant by the spouse, the SureIncome Plus Option will continue unless the new Owner elects to cancel the SureIncome Plus Option. If the SureIncome Plus Option is continued, it will remain in effect until terminated pursuant to Termination of the SureIncome Plus Option below. If the Contract is not continued, then the SureIncome Plus Option will terminate on the date we received a complete request for settlement of the Death Proceeds.

The SureIncome Plus Option also makes available the SureIncome ROP Death Benefit. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
    Benefit will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome Plus Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome Plus Option is calculated, see Appendix I.

Refer to the Death Benefits section page 73 for more details on the SureIncome ROP Death Benefit.

Termination of the SureIncome Plus Option

The SureIncome Plus Option will terminate on the earliest of the following to occur:

..   The Benefit Base is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Plus Option is cancelled as detailed under Death of Owner or Annuitant above; or

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds.

SUREINCOME FOR LIFE WITHDRAWAL BENEFIT OPTION
We offer the SureIncome For Life Withdrawal Benefit Option ("SureIncome For Life Option"), except in a limited number of states where it is not currently available, for an additional fee. The SureIncome For Life

                               35     PROSPECTUS

Option provides a guaranteed withdrawal benefit that gives you the right to take limited partial withdrawals, which may increase during the first 10 years of the Option, as long as the SureIncome Covered Life is alive, subject to certain restrictions. Therefore, regardless of subsequent fluctuations in the value of your Contract Value, you are entitled to a Benefit Payment each Benefit Year until the death of the SureIncome Covered Life (as defined below), subject to certain restrictions. The SureIncome For Life Option also provides an additional death benefit option.


The SureIncome For Life Option guarantees an amount up to the "Benefit Payment Remaining" which will be available for withdrawal from the Contract each "Benefit Year" as long as the SureIncome Covered Life is alive, subject to certain restrictions. The "SureIncome Covered Life" is the oldest Contract Owner, or the oldest Annuitant if the Contact Owner is a non-living entity, on the Rider Date. If the Contract Value is reduced to zero and the Benefit Payment is still greater than zero, we will distribute an amount equal to the Benefit Payment each year to the Contract Owner as described below under the "Withdrawal Benefit Payout Phase" as long as the SureIncome Covered Life is alive. Prior to the commencement of the Withdrawal Benefit Payout Phase, the SureIncome For Life Option also provides an additional death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit"). This Option is described below under "Death of Owner or Annuitant" and in the Death Benefits section starting on page 73.


For purposes of the SureIncome For Life Option, "withdrawal" means the gross amount of a withdrawal before any applicable charges such as withdrawal charges, fees, taxes or adjustments including any applicable Market Value Adjustments and surrender charges. Under the SureIncome For Life Option, we do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value.

The "Rider Date" is the date the SureIncome For Life Option was made a part of your Contract. The initial Benefit Year is the period between the Rider Date and the first Contract Anniversary after the Rider Date. Each subsequent Benefit Year is identical to the Contract Year.

The SureIncome For Life Option is available at issue of the Contract, or may be added later, subject to availability and issue requirements. You may not add the SureIncome For Life Option to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the SureIncome For Life Option. Currently, you may have only one Withdrawal Benefit Option in effect on your Contract at one time. You may only have one of the following in effect on your Contract at the same time: a Withdrawal Benefit Option, a TrueReturn Option, or a Retirement Income Guarantee Option. The SureIncome For Life Option is only available if the oldest Contract Owner or the oldest Annuitant, if the Contract Owner is a non-living entity (i.e., the SureIncome Covered Life) is between the ages of 50 and 79, inclusive, on the effective date of the Rider (the "Rider Application Date"). (The maximum age may depend on your state.) The SureIncome For Life Option may not be added to a Contract categorized as a Tax Sheltered Annuity as defined under Internal Revenue Code Section 403(b) at this time. We reserve the right to make the SureIncome For Life Option available to such Contracts on a nondiscriminatory basis in the future at our discretion. Once added to your Contract, the SureIncome For Life Option may not be cancelled at any time.

We may discontinue offering the SureIncome For Life Option at any time to new Contract Owners and to existing Contract Owners who did not elect the SureIncome For Life Option prior to the date of discontinuance.

Withdrawal Benefit Factor

The "Withdrawal Benefit Factor" is used to determine the "Benefit Payment" and Benefit Payment Remaining. Prior to the earlier of the date of the first withdrawal after the issuance of the SureIncome For Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor used in these determinations may change as shown below. Generally speaking, during this period the Withdrawal Benefit Factor will increase as the SureIncome Covered Life grows older. On the earlier of the date of the first withdrawal after the issuance of the SureIncome for Life Option or the date the Contract enters the Withdrawal Benefit Payout Phase, the Withdrawal Benefit Factor will be fixed at the then applicable rate, based on the then current attained age of the SureIncome Covered Life, and will be used in all subsequent determinations of Benefit Payments and Benefit Payments Remaining. After this date the Withdrawal Benefit Factor will not change.

We currently offer the following Withdrawal Benefit Factors:

                   Attained Age of
               SureIncome Covered Life Withdrawal Benefit Factor
               -------------------------------------------------
                       50 - 59                     4%
                       60 - 69                     5%
                         70+                       6%

The Withdrawal Benefit Factors and age ranges applicable to your Contract are set on the Rider Date. They cannot be changed after the SureIncome For Life Option has been added to your Contract. We reserve the right to make other Withdrawal Benefit Factors available in the future for new SureIncome For Life Options, change the age ranges to which they apply, and/or to eliminate currently available Withdrawal Benefit Factors.

                               36     PROSPECTUS

Benefit Payment and Benefit Payment Remaining

The Benefit Payment is the amount available at the beginning of each Benefit Year that you may withdraw during that Benefit Year. The Withdrawal Benefit Factor and the Benefit Base are used to determine your Benefit Payment. The Benefit Payment Remaining is the amount remaining after any previous withdrawals in a Benefit Year that you may withdraw without reducing your Benefit Base and your SureIncome ROP Death Benefit by more than the amount of the withdrawal and without reducing your Benefit Payment available in future Benefit Years. Please note that any premiums or withdrawals made on a Contract Anniversary are applied to the Benefit Year that just ended on that Contract Anniversary.

The Benefit Payment Remaining is equal to the Benefit Payment at the beginning of each Benefit Year.

On the Rider Date, the Benefit Payment is equal to the Contract Value multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life.

After the Rider Date, the Benefit Payment and Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life. On the date of the first withdrawal after the Rider Date the Benefit Payment and Benefit Payment Remaining will equal the Withdrawal Benefit Factor based on the current attained age of the SureIncome Covered Life multiplied by the Benefit Base immediately after application of any purchase payments, but prior to the withdrawal on that date. The Withdrawal Benefit Factor used in all future calculations will not change.

After the first withdrawal, the Benefit Payment Remaining will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment Remaining is reduced by the amount of any withdrawal. The Benefit Payment Remaining will never be less than zero.

After the first withdrawal, the Benefit Payment will be increased by purchase payments multiplied by the Withdrawal Benefit Factor. The Benefit Payment is affected by withdrawals as follows:

..   If a withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment is unchanged.

..   If a withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Payment will be the lesser of:

   .   The Benefit Payment immediately prior to the withdrawal; or

   . The Benefit Base immediately after the withdrawal multiplied by the Withdrawal Benefit Factor.

If the Benefit Payment is reduced to zero, the SureIncome For Life Option will terminate.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Payment may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Payment will be recalculated to the greater of:

..   The Benefit Payment following application of all purchase payments and withdrawals on that Contract Anniversary; or

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses, multiplied by the Withdrawal Benefit Factor currently applicable.

The Benefit Payment Remaining at the time of a withdrawal during a calendar year will be increased on a nondiscriminatory basis in order to satisfy IRS minimum distribution requirements on the Contract under which this Option has been elected. The Benefit Payment Remaining will be increased by the excess of the IRS minimum distribution required on the Contract as calculated at the end of the previous calendar year and the Benefit Payment at the end of the previous calendar year. For the purposes of this calculation, the Benefit Payment Remaining will not be increased if a Withdrawal Benefit Option was not attached to this Contract as of the end of the previous calendar year. Note that any systematic withdrawal programs designed to satisfy IRS minimum distribution requirements may need to be modified to ensure guarantees under this Option are not impacted by the withdrawals. This modification may result in uneven payment amounts throughout the year.

Benefit Base

The Benefit Base is not available as a Contract Value or Settlement Value. The Benefit Base is used solely to help calculate the Rider Fee, the amount that may be withdrawn and payments that may be received under the SureIncome For Life Option. On the Rider Date, the Benefit Base is equal to the Contract Value. After the Rider Date, the Benefit Base will be increased by purchase payments and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the Benefit Base will be the lesser of:

                               37     PROSPECTUS

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The Benefit Base immediately prior to withdrawal less the amount of the withdrawal (this value cannot be less than zero).

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge that may be applicable.

On each of the ten Contract Anniversaries after the Rider Date, the amount of the Benefit Base may be increased based upon the maximum anniversary value of the Contract according to the following calculation. The Benefit Base will be recalculated to the greater of:

..   The Benefit Base following the application of all purchase payments and withdrawals on that Contract Anniversary; and

..   The Contract Value on that Contract Anniversary, following the application of all purchase payments, withdrawals and expenses.

For numerical examples that illustrate how the values defined under the SureIncome For Life Option are calculated, see Appendix J.

Contract Value

If your Contract Value is reduced to zero due to fees or withdrawals and your Benefit Payment is still greater than zero, your Contract will immediately enter the Withdrawal Benefit Payout Phase. Under the SureIncome For Life Option, we currently do not treat a withdrawal that reduces the Contract Value to less than $1,000 as a withdrawal of the entire Contract Value. We reserve the right to change this at any time.

Withdrawal Benefit Payout Phase

Under the Withdrawal Benefit Payout Phase, the Accumulation Phase of the Contract ends and the Contract enters the Payout Phase.

The "Withdrawal Benefit Payout Start Date" is the date the Withdrawal Benefit Payout Phase is entered and the Accumulation Phase of the Contract ends. No further withdrawals, purchase payments or any other actions associated with the Accumulation Phase of the Contract can be made after the Withdrawal Benefit Payout Start Date. Since the Accumulation Phase of the Contract ends at this point, the SureIncome ROP Death Benefit no longer applies.

Under the Withdrawal Benefit Payout Phase, the Payout Start Date is the first day of the next Benefit Year after the Withdrawal Benefit Payout Start Date. We reserve the right to allow other Payout Start Dates on a nondiscriminatory basis without prior notice.

During the Withdrawal Benefit Payout Phase, we will make scheduled fixed income payments to the Owner (or new Contract Owner) at the end of each month starting one month after the Payout Start Date. The amount of each payment will be equal to the Benefit Payment divided by 12, unless a payment frequency other than monthly is requested. The request must be in a form acceptable to us and processed by us before the first payment is made. (The amount of each payment will be adjusted accordingly; i.e. if the payment frequency requested is quarterly, the amount of each payment will be equal to the Benefit Payment divided by 4.) Payments will be made until the later of the death of the SureIncome Covered Life or over a period certain based on the total payments made equaling at least the Benefit Base on the Payout Start Date. If your Contract is subject to Internal Revenue Code Section 401(a)(9), the period certain cannot exceed that which is required by such section and the regulations promulgated thereunder. Therefore, the amount of each payment under the SureIncome For Life Option may be larger during the period certain so that the sum of the payments made over this period equals the Benefit Base on the Payout Start Date. Additionally, if your Contract is subject to Internal Revenue Code Section 401(a)(9), we will not permit a change in the payment frequency or level.

If your Contract is not subject to Internal Revenue Code Section 401(a)(9), we reserve the right to allow other payment frequencies or levels on a nondiscriminatory basis without prior notice. In no event will we allow more than one change in the payment frequency or level during a Contract Year.

If the Owner dies before all payments have been made, the remaining payments will continue to be made to the new Contract Owner as scheduled.

Once all scheduled payments have been paid, the Contract will terminate.

Generally, you may not make withdrawals, purchase payments or take any other actions associated with the Accumulation Phase after the commencement of the Withdrawal Benefit Payout Start Date.

Investment Requirements

If you add a SureIncome For Life Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. These requirements are described in "Investment Requirements (Applicable to All Withdrawal Benefit Options)" below.

Death of Owner or Annuitant
If the SureIncome Covered Life dies during the Accumulation Phase of the Contract, the SureIncome For Life Option will terminate on the date of the

                               38     PROSPECTUS

SureIncome Covered Life's death. If the Contract Owner or the Annuitant who is not the SureIncome Covered Life dies and the Contract is continued under Option D of the Death of Owner or Death of Annuitant provisions of your Contract, then the SureIncome For Life Option will continue unless the Contract Owner (or new Contract Owner) elects to cancel the SureIncome For Life Option. If the SureIncome For Life Option is continued, it will remain in effect until terminated. If the Contract is not continued under Option D, then the SureIncome For Life Option will terminate on the date we receive a Complete Request for Settlement of the Death Proceeds.

The SureIncome For Life Option also makes available the SureIncome ROP Death Benefit. The SureIncome ROP Death Benefit is only available upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable. On the Rider Date, the SureIncome ROP Death Benefit is equal to the Contract Value. After the Rider Date, the SureIncome ROP Death Benefit will be increased by purchase payments and decreased by withdrawals as follows:

..   If the withdrawal is less than or equal to the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death
    Benefit will be reduced by the amount of the withdrawal.

..   If the withdrawal is greater than the Benefit Payment Remaining in effect immediately prior to the withdrawal, the SureIncome ROP Death Benefit will be the lesser of:

   . The Contract Value immediately prior to withdrawal less the amount of the withdrawal; or

   . The SureIncome ROP Death Benefit immediately prior to withdrawal less the amount of the withdrawal.

As used in the above calculation, Contract Value incorporates the impact of any purchase payments received on the date of this withdrawal, but before the application of any SureIncome For Life Withdrawal Benefit Option Fee, Spousal Protection Benefit Option Fee, Spousal Protection Benefit Option for Custodial Individual Retirement Accounts Fee or Contract Maintenance Charge applicable.

For numerical examples that illustrate how the SureIncome ROP Death Benefit under the SureIncome For Life Option is calculated, see Appendix J.


Refer to the Death Benefits section page 70 for more details on the SureIncome ROP Death Benefit.


Termination of the SureIncome For Life Option

The SureIncome For Life Option will terminate on the earliest of the following to occur:

..   The Benefit Payment is reduced to zero;

..   On the Payout Start Date (except if the Contract enters the Withdrawal
    Benefit Payout Phase as defined under the Withdrawal Benefit Payout Phase section);

..   On the date the Contract is terminated;

..   On the date the SureIncome Covered Life is removed from the Contract for any reason, and is no longer a Contract Owner or Annuitant under the Contract (if the Covered Life continues as only the Beneficiary, the Option will terminate);

..   On the date the SureIncome For Life Option is cancelled as detailed under
    Death of Owner or Annuitant section above;

..   On the date we receive a Complete Request for Settlement of the Death
    Proceeds; or

..   On the date the SureIncome Covered Life dies if the SureIncome Covered Life dies prior to the Payout Start Date.

INVESTMENT REQUIREMENTS (APPLICABLE TO ALL WITHDRAWAL BENEFIT OPTIONS)
If you add a Withdrawal Benefit Option to your Contract, you must adhere to certain requirements related to the investment alternatives in which you may invest. The specific requirements are described below in more detail and will depend on your current Model Portfolio Option and your Withdrawal Benefit Factor(s). These requirements may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts or on certain Fixed Account Options, exclusion of certain Variable Sub-Accounts or of certain Fixed Account Options, required minimum allocations to certain Variable Sub-Accounts, and restrictions on transfers to or from certain investment alternatives. We may also require that you use the Automatic Portfolio Rebalancing Program. We may change the specific requirements that are applicable at any time in our sole discretion. Any changes we make will not apply to a Withdrawal Benefit Option that was made a part of your Contract prior to the implementation date of the change, except for changes made due to a change in investment alternatives available under the Contract. This restriction does not apply to a New SureIncome Option or to a New Option elected pursuant to the Rider Trade-In Option. We reserve the right to have requirements unique to specific Withdrawal Benefit Factors if we make other Withdrawal Benefit Factors available in the future including specific model portfolio options ("Model Portfolio Options") as described below available only to certain Withdrawal Benefit Factors.

                               39     PROSPECTUS

When you add a Withdrawal Benefit Option to your Contract, you must allocate your entire Contract Value as follows:

(1)to a Model Portfolio Option available as described below;

(2)to the DCA Fixed Account Option and then transfer all purchase payments and interest to an available Model Portfolio Option; or

(3)to a combination of (1) and (2) above.

With respect to (2) and (3) above, the requirements for the DCA Fixed Account Option must be met. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information.

On the Rider Date, you must select only one of the Model Portfolio Options to which to allocate your Contract Value. After the Rider Date, you may transfer your entire Contract Value to any of the other available Model Portfolio Options. We currently offer several Model Portfolio Options. The Model Portfolio Options that are available may differ depending upon the effective date of your Withdrawal Benefit Option and your Withdrawal Benefit Factor. Please refer to the Model Portfolio Option and TrueBalance/SM/ Model Portfolio Options sections of this prospectus for more details. We may add other Model Portfolio Options in the future. We also may remove Model Portfolio Options in the future anytime prior to the date you select such Model Portfolio Option. In addition, if the investment alternatives available under the Contract change, we may revise the Model Portfolio Options. The following table summarizes the Model Portfolio Options currently available for use:

                           *Model Portfolio Option 1
--------------------------------------------------------------------------------
*TrueBalance Conservative Model Portfolio Option
*TrueBalance Moderately Conservative Model Portfolio Option
*TrueBalance Moderate Model Portfolio Option
*TrueBalance Moderately Aggressive Model Portfolio Option
*TrueBalance Aggressive Model Portfolio Option
--------------------------------------------------------------------------------

You may not allocate any of your Contract Value to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option. You must transfer any portion of your Contract Value that is allocated to the Standard Fixed Account Option or to the Market Value Adjusted Fixed Account Option to the Variable Sub-Accounts prior to adding a Withdrawal Benefit Option to your Contract. Transfers from the Market Value Adjusted Fixed Account Option may be subject to a Market Value Adjustment. You may allocate any portion of your purchase payments to the DCA Fixed Account Option on the Rider Date, provided the DCA Fixed Account Option is available with your Contract and in your state. See the "Dollar Cost Averaging Fixed Account Option" section of this prospectus for more information. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account, any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to your most recent percentage allocation selections for your Model Portfolio Option.

Any subsequent purchase payments made to your Contract will be allocated to the Variable Sub-Accounts according to your specific instructions or your allocation for the previous purchase payment (for Model Portfolio Option 1) or the percentage allocation for your current Model Portfolio Option (for TrueBalance Model Portfolio Options) unless you request that the purchase payment be allocated to the DCA Fixed Account Option. Purchase payments allocated to the DCA Fixed Account Option must be $100 or more. Any withdrawals you request will reduce your Contract Value invested in each of the investment alternatives on a pro rata basis in the proportion that your Contract Value in each bears to your total Contract Value in all investment alternatives, unless you request otherwise.

Model Portfolio Option 1.

If you choose Model Portfolio Option 1 or transfer your entire Contract Value into Model Portfolio Option 1, we have divided the Variable Sub-Accounts into two separate categories: "Available," and "Excluded." Currently, you may allocate up to 100% of your Contract Value to the Available Variable Sub-Accounts in any manner you choose. You may not allocate ANY PORTION of your Contract Value to the Excluded Variable Sub-Accounts. You may make transfers among any of the Available Variable Sub-Accounts. However, each transfer you make will count against the 12 transfers you can make each Contract Year without paying a transfer fee.

Currently the Available Variable Sub-Accounts and the Excluded Variable Sub-Accounts are as follows (1, 3, 4, 5):

                                   Available
--------------------------------------------------------------------------------

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account


Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/
Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS Income Plus - Class Y Sub-Account
Morgan Stanley VIS Limited Duration - Class Y Sub-Account/(4)/ Morgan Stanley VIS Money Market - Class Y Sub-Account
Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/
AIM V.I. Basic Value - Series II Sub-Account/(1)/
AIM V.I. Core Equity - Series II Sub-Account/(5)/
AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account

                               40     PROSPECTUS

Fidelity VIP Growth & Income - Service Class 2 Sub-Account
Fidelity VIP High Income - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account
FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/
FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT Structured Small Cap Equity Sub-Account
Goldman Sachs VIT Structured U.S. Equity Sub-Account
Goldman Sachs VIT Growth and Income Sub-Account
Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/

PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account
PIMCO VIT Real Return - Advisor Shares Sub-Account
PIMCO VIT Total Return - Advisor Shares Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account/(1)/
Putnam VT International Equity - Class IB Sub-Account
Putnam VT New Value - Class IB Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/ UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/
UIF Equity and Income, Class II Sub-Account/(2)(7)/
UIF Global Franchise, Class II Sub-Account/(2)(7)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/
UIF International Growth Equity, Class II Sub-Account/(2)(7)/ Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/

Van Kampen LIT Comstock, Class II Sub-Account


Van Kampen LIT Growth and Income, Class II Sub-Account


--------------------------------------------------------------------------------
                                   Excluded
--------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account
Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/
Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/
AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/
AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/

UIF Capital Growth, Class II Sub-Account/(2)(7)/
UIF Small Company Growth, Class II Sub-Account/(2)(7)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/
--------------------------------------------------------------------------------
1)Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core
  Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*


2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments and is not available with any Withdrawal Benefit Option.*

4)Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*


6)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If prior to the effective close date, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed. If you choose to add any Withdrawal Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with a Withdrawal Benefit Option prior to adding it to your Contract.

TrueBalance/SM/ Model Portfolio Options.

If you choose one of the TrueBalance/SM/ Model Portfolio Options or transfer your entire Contract Value into one of the TrueBalance/SM/ Model Portfolio Options, you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts that comprise that TrueBalance Model Portfolio Option. Each TrueBalance Model Portfolio involves an allocation of assets among a group of pre-selected Variable Sub-Accounts. You cannot make transfers among the Variable Sub-Accounts nor vary the Variable Sub-Accounts that comprise a

                               41     PROSPECTUS

TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you have selected currently. For more information regarding the TrueBalance program, see the "TrueBalance/SM/ Asset Allocation Program" section of this prospectus. However, note that the restrictions described in this section, specifically the restrictions on transfers and the requirement that all of your Contract Value be allocated to a TrueBalance Model Portfolio Option, apply to the TrueBalance program only if you have added a Withdrawal Benefit Option to your Contract.

                               42     PROSPECTUS

Investment Alternatives: The Variable Sub-Accounts
--------------------------------------------------------------------------------

You may allocate your purchase payments to up to 47* Variable Sub-Accounts. Each Variable Sub-Account invests in the shares of a corresponding Portfolio. Each Portfolio has its own investment objective(s) and policies. We briefly describe the Portfolios below.

For more complete information about each Portfolio, including expenses and risks associated with each Portfolio, please refer to the prospectuses for the Funds. We will mail to you a prospectus for each Portfolio related to the Variable Sub-Accounts to which you allocate your purchase payment.


You should carefully consider the investment objectives, risks, charges and expenses of the investment alternatives when making an allocation to the Variable Sub-Accounts. To obtain any or all of the underlying Portfolio prospectuses, please contact us at 1-800-457-7617 or go to www.accessallstate.com.


*Up to 17 additional Variable Sub-Accounts may be available depending on the date you purchased your Contract. Please see page 48 for information about Sub-Accounts and/or Portfolio liquidations, mergers, closures and name changes.



Portfolio:                               Each Portfolio Seeks:                                   Investment Advisor:
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley Variable Investment
 Series
--------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity     Long-term capital growth
 Portfolio - Class Y
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Capital               Growth of capital through investments in common
 Opportunities Portfolio - Class Y/(7)/   stocks believed by the Investment Adviser to have
                                          potential for superior growth. As a secondary
                                          objective, income but only when consistent with its
                                          primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth       Reasonable current income and long term growth of
 Portfolio - Class Y                      income and capital.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity       To maximize the capital appreciation of its
 Portfolio - Class Y/(1)/                 investments                                            Morgan Stanley Investment
-------------------------------------------------------------------------------------------------Advisors Inc.
Morgan Stanley VIS Global Advantage      Long-term capital growth
 Portfolio - Class Y/(2)/
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend       Reasonable current income and long-term growth of
 Growth Portfolio - Class Y               income and capital.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio  High level of current income by investing in a
 - Class Y/(2)/                           diversified portfolio consisting principally of fixed-
                                          income securities, which may include both non-
                                          convertible and convertible debt securities and
                                          preferred stocks. As a secondary objective, capital
                                          appreciation, but only when consistent with its
                                          primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder        Reasonable income and, as a secondary objective,
 Portfolio - Class Y/(2)/                 growth of capital
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus           High level of current income by investing primarily
 Portfolio - Class Y                      in U.S. government securities and other fixed-
                                          income securities. As a secondary objective, capital
                                          appreciation but only when consistent with its
                                          primary objective.
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration      High level of current income consistent with
 Portfolio - Class Y/(1)/                 preservation of capital
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market          High current income, preservation of capital, and
 Portfolio - Class Y                      liquidity
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index         Investment results that, before expenses, correspond
 Portfolio - Class Y                      to the total return (i.e., combination of capital
                                          changes and income) of the Standard and Poor's
                                          500 Composite Stock Price Index
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio  High total investment return
 - Class Y
-------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio   Capital appreciation and current income
 - Class Y/(2)/
-------------------------------------------------------------------------------------------------


                               43     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                                  Investment Advisor:
---------------------------------------------------------------------------------------------------------------------------------
The Universal Institutional Funds, Inc.
---------------------------------------------------------------------------------------------------------------------------------
UIF Capital Growth Portfolio, Class      Long-term capital appreciation by investing primarily
 II/(8)/                                  in growth-oriented equity securities of large
                                          capitalization companies.
------------------------------------------------------------------------------------------------
UIF Emerging Markets Debt Portfolio,     High total return by investing primarily in fixed
 Class II/(2)(8)/                         income securities of government and government-
                                          related issuers and, to a lesser extent, of corporate
                                          issuers in emerging market countries.
------------------------------------------------------------------------------------------------
UIF Emerging Markets Equity Portfolio,   Long-term capital appreciation by investing primarily  Van Kampen/(3)/
 Class II/(8)/                            in growth-oriented equity securities of issuers in
                                          emerging market countries.
------------------------------------------------------------------------------------------------
UIF Equity and Income Portfolio, Class   Capital appreciation and current income.
 II/(8)/
------------------------------------------------------------------------------------------------
UIF Global Franchise Portfolio,          Long-term capital appreciation.
 Class II/(8)/
------------------------------------------------------------------------------------------------
UIF International Growth Equity          Long-term capital appreciation, with a secondary
 Portfolio, Class II/(8)/                 objective of income
------------------------------------------------------------------------------------------------
UIF Mid Cap Growth Portfolio,            Long-term capital growth by investing primarily in
 Class II/(8)/                            common stocks and other equity securities.
------------------------------------------------------------------------------------------------
UIF Small Company Growth Portfolio,      Long-term capital appreciation by investing primarily
 Class II/(8)/                            in growth-oriented equity securities of small
                                          companies.
------------------------------------------------------------------------------------------------
UIF U.S. Mid Cap Value Portfolio, Class  Above-average total return over a market cycle of
 II/(8)/                                  three to five years by investing in common stocks
                                          and other equity securities.
------------------------------------------------------------------------------------------------
UIF U.S. Real Estate Portfolio, Class    Above average current income and long-term capital
 II/(8)/                                  appreciation by investing primarily in equity
                                          securities of companies in the U.S. real estate
                                          industry, including real estate investment trusts.
------------------------------------------------------------------------------------------------
Van Kampen Life Investment Trust
---------------------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Capital Growth            Capital appreciation.
 Portfolio, Class II/(7)/
------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio,       Capital growth and income through investments in       Van Kampen Asset
 Class II                                 equity securities, including common stocks,           Management
                                          preferred stocks and securities convertible into
                                          common and preferred stocks.
------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income         Long-term growth of capital and income.
 Portfolio, Class II
------------------------------------------------------------------------------------------------
Van Kampen LIT Mid Cap Growth            Capital growth
 Portfolio, Class II/(7)/
------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds
---------------------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series       Long-term growth of capital
 II/(2)/
------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund -     Growth of capital                                      Invesco A I M Advisors, Inc./(4)/
 Series II/(2)/
------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series       Growth of capital
 II/(5)/
------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund -      Long-term growth of capital
 Series II/(2)/
------------------------------------------------------------------------------------------------


                               44     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                                   Investment Advisor:
--------------------------------------------------------------------------------------------------------------------------
AllianceBernstein Variable Products Series Fund, Inc.
--------------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income  Long-term growth of capital
 Portfolio - Class B/(2)/
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio   Long-term growth of capital
 - Class B
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS International      Long-term growth of capital                             AllianceBernstein L.P.
 Value Portfolio - Class B
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth   Long-term growth of capital
 Portfolio - Class B/(2)/
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap      Long-term growth of capital
 Value Portfolio - Class B
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income     Current income and long-term growth of capital
 Portfolio - Class B
-------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio -  Long-term growth of capital
 Class B
-------------------------------------------------------------------------------------------------
Fidelity(R) Variable Insurance Products
--------------------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund(R) Portfolio -   Long-term capital appreciation
 Service Class 2
-------------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio   High total return through a combination of current
 - Service Class 2                        income and capital appreciation                        Fidelity Management &
-------------------------------------------------------------------------------------------------Research Company
Fidelity VIP High Income Portfolio -     High level of current income, while also considering
 Service Class 2                          growth of capital
-------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio -         Long-term growth of capital
 Service Class 2
-------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio -    As high a level of current income as is consistent with
 Service Class 2                          preservation of capital and daily liquidity.
-------------------------------------------------------------------------------------------------
Franklin Templeton Variable Insurance Products Trust
--------------------------------------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth           Capital appreciation
 Securities Fund - Class 2
-------------------------------------------------------------------------------------------------Franklin Advisers, Inc.
FTVIP Franklin High Income Securities    High level of current income with capital
 Fund - Class 2/(2)/                      appreciation as a secondary goal
-------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund -  To maximize income while maintaining prospects for
 Class 2                                  capital appreciation.
-------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund   Capital appreciation
 - Class 2                                                                                       Franklin Mutual Advisers,
-------------------------------------------------------------------------------------------------LLC
FTVIP Mutual Shares Securities Fund -    Capital appreciation with income as a secondary goal
 Class 2
-------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund  Long-term capital growth.                               Templeton Investment
 - Class 2                                                                                       Counsel, LLC
--------------------------------------------------------------------------------------------------------------------------
Goldman Sachs Variable Insurance Trust
--------------------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund Long-term growth of capital and growth of income
-------------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value          Long-term capital appreciation
 Fund/(1)/                                                                                       Goldman Sachs Asset
-------------------------------------------------------------------------------------------------Management, L.P.
Goldman Sachs VIT Structured Small Cap   Long-term growth of capital
 Equity Fund
-------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S.        Long-term growth of capital and dividend income
 Equity Fund
-------------------------------------------------------------------------------------------------
PIMCO Variable Insurance Trust
--------------------------------------------------------------------------------------------------------------------------

                               45     PROSPECTUS


Portfolio:                               Each Portfolio Seeks:                                Investment Advisor:
--------------------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn(TM)        Maximum total return, investing for both current
 Strategy Portfolio - Advisor Shares      income and capital appreciation, consistent with
                                          prudent investment management
----------------------------------------------------------------------------------------------Pacific Investment
PIMCO VIT Emerging Markets Bond          Maximum total return, investing for current income,  Management Company LLC
 Portfolio - Advisor Shares               consistent with preservation of capital and prudent
                                          investment management
----------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio -        Maximum total return, investing for both current
 Advisor Shares                           income and capital appreciation, consistent with
                                          preservation of real capital and prudent investment
                                          management
----------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio -       Maximum total return, investing for both current
 Advisor Shares                           income and capital appreciation, consistent with
                                          preservation of capital and prudent investment
                                          management
----------------------------------------------------------------------------------------------
Putnam Variable Trust
--------------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of      To provide a balanced investment composed of a well
 Boston - Class IB                        diversified portfolio of value stocks and bonds,
                                          which produce both capital growth and current
                                          income.
----------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund -       Capital growth and current income.                   Putnam Investment
 Class IB/(2)/                                                                                Management, LLC
----------------------------------------------------------------------------------------------
Putnam VT International Equity Fund -    Capital appreciation.
 Class IB
----------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB/(6)/ Long-term growth of capital and any increased income that results from this growth.
----------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB      Long-term capital appreciation.
----------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB        Capital appreciation.
----------------------------------------------------------------------------------------------


(1)Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Sub-Account, Morgan Stanley VIS European Equity - Class Y Sub-Account and Morgan Stanley VIS Limited Duration - Class Y Sub-Account are no longer available for new investments. If you are currently invested in theseVariable Sub-Accounts you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


(2)Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4)The investment objective(s) of each sub-account may be changed by the Board of Directors without shareholder approval.

(5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(6)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


7)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

8)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name


                               46     PROSPECTUS
  to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio; the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


Amounts you allocate to Variable Sub-Accounts may grow in value, decline in value, or grow less than you expect, depending on the investment performance of the Portfolios in which those Variable Sub-Accounts invest. You bear the investment risk that the Portfolios might not meet their investment objectives. Shares of the Portfolios are not deposits, or obligations of, or guaranteed or endorsed by any bank and are not insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other agency.

Variable insurance portfolios might not be managed by the same portfolio managers who manage retail mutual funds with similar names. These portfolios are likely to differ from similarly named retail mutual funds in assets, cash flow, and tax matters. Accordingly, the holdings and investment results of a variable insurance portfolio can be expected to be higher or lower than the investment results of a similarly named retail mutual fund.

TRUEBALANCE/SM/ ASSET ALLOCATION PROGRAM

The TrueBalance asset allocation program ("TrueBalance program") is no longer offered for new enrollments. If you enrolled in the TrueBalance program prior to January 31, 2008, you may remain in the program. If you terminate your enrollment or otherwise transfer your Contract Value out of the program, you may not re-enroll.

There is no additional charge for the TrueBalance program. Participation in the TrueBalance program may be limited if you have elected certain Contract Options that impose restrictions on the investment alternatives which you may invest, such as the Income Protection Benefit Option, the TrueReturn Accumulation Benefit Option or a Withdrawal Benefit Option. See the sections of this prospectus discussing these Options for more information.


Asset allocation is the process by which your Contract Value is invested in different asset classes in a way that matches your risk tolerance, time horizon, and investment goals. Theoretically, different asset classes tend to behave differently under various economic and market conditions. By spreading your Contract Value across a range of asset classes, you may, over time, be able to reduce the risk of investment volatility and potentially enhance returns. Asset allocation does not guarantee a profit or protect against loss in a declining market.


Your sales representative helps you determine whether participating in an asset allocation program is appropriate for you. You complete a questionnaire to identify your investment style. Based on your investment style, you select one asset allocation model portfolio among the available model portfolios which may range from conservative to aggressive. Your Contract Value is allocated among the Variable Sub-Accounts according to your selected model portfolio. Not all Variable Sub-Accounts are available in any one model portfolio, and you must only allocate your Contract Value to the limited number of Variable Sub-Accounts available in the model portfolio you select. You should not select a model portfolio without first consulting with your sales representative.


Allstate Life does not intend to provide any personalized investment advice in connection with the TrueBalance program and you should not rely on this program as providing individualized investment recommendations to you.

Allstate Life retained an independent investment management firm ("investment management firm") to construct the TrueBalance model portfolios. The investment management firm does not provide advice to Allstate Life's Contract Owners. Neither Allstate Life nor the investment management firm is acting for any Contract Owner as a "fiduciary" or as an "investment manager," as such terms are defined under applicable laws and regulations relating to the Employee Retirement Income Security Act of 1974 (ERISA).

The investment management firm does not take into account any information about any Contract Owner or any Contract Owner's assets when creating, providing or maintaining any TrueBalance model portfolio. Individual Contract Owners should ultimately rely on their own judgment and/or the judgment of a financial advisor in making their investment decisions. Neither Allstate Life nor the investment management firm is responsible for determining the suitability of the TrueBalance model portfolios for the Contract Owners' purposes.


Each of the five model portfolios specifies an allocation among a mix of Variable Sub-Accounts that is designed to meet the investment goals of the applicable investment style. On the business day we approve your participation in the TrueBalance program, we automatically reallocate any existing Contract Value in the Variable Sub-Accounts according to the model portfolio you selected. If any portion of your existing Contract Value is allocated to the Standard Fixed Account or MVA Fixed Account Options and you wish to allocate any portion of it to the model portfolio, you must transfer that portion to the Variable Sub-Accounts.


                               47     PROSPECTUS

In addition, as long as you participate in the TrueBalance program, you must allocate all of your purchase payments to the Fixed Account Options and/or the Variable Sub-Accounts currently offered in your model portfolio. Any purchase payments you allocate to the DCA Fixed Account Option will be automatically transferred, along with interest, in equal monthly installments to the Variable Sub-Accounts according to the model portfolio you selected.

We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Variable Sub-Accounts according to the percentage allocation for the model portfolio you selected.

Allstate Life may offer new or revised TrueBalance model portfolios at any time, and may retain a different investment management firm to create any such new or revised TrueBalance model portfolios. Allstate Life will not automatically reallocate your Contract Value allocated to the Variable Sub-Accounts to match any new or revised model portfolios that are offered. If you are invested in the TrueBalance model portfolio, your Morgan Stanley Financial Advisor will notify you of any new or revised TrueBalance model portfolios that may be available. If you wish to invest in accordance with a new or revised TrueBalance model portfolio, you must submit a transfer request to transfer your Contract Value in your existing TrueBalance model portfolio in accordance with the new TrueBalance model portfolio. If you do not request a transfer to a new TrueBalance model portfolio, we will continue to rebalance your Contract Value in accordance with your existing TrueBalance model portfolio. At any given time, you may only elect a TrueBalance model portfolio that is available at the time of election.

You may only select one model portfolio at a time. However, you may change your selection of model portfolio at any time, provided you select a currently available model portfolio. Each change you make in your model portfolio selection will count against the 12 transfers you can make each Contract Year without paying a transfer fee. You should consult with your Morgan Stanley Financial Advisor before making a change to your model portfolio selection to determine whether the new model portfolio is appropriate for your needs.

Since the performance of each Variable Sub-Account may cause a shift in the percentage allocated to each Variable Sub-Account, at least once every calendar quarter we will automatically rebalance all of your Contract Value in the Variable Sub-Accounts according to your currently selected model portfolio.

Unless you notify us otherwise, any purchase payments you make after electing the TrueBalance program will be allocated to your model portfolio and/or to the Fixed Account Options according to your most recent instructions on file with us. Once you elect to participate in the TrueBalance program, you may allocate subsequent purchase payments to any of the Fixed Account Options available with your Contract and/or to any of the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specifications of that model portfolio. You may not allocate subsequent purchase payments to a Variable Sub-Account that is not included in your model portfolio. Subsequent purchase payments allocated to the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected with the TrueReturn Option or a Withdrawal Benefit Option, you must allocate all of your Contract Value to a TrueBalance Model Portfolio Option, and you may not choose the Variable Sub-Accounts or make transfers among the Variable Sub-Accounts in the TrueBalance Model Portfolio Option. If you choose a TrueBalance Model Portfolio Option, we will invest and periodically reallocate your Contract Value according to the allocation percentages and requirements for the TrueBalance Model Portfolio Option you selected. You may, however, elect to reallocate your entire Contract Value from one Model Portfolio Option to another Model Portfolio Option available with your Option.

If you own the TrueReturn Option, on the Rider Maturity Date, the Contract Value may be increased due to the Option. Any increase will be allocated to the Morgan Stanley VIS Money Market-Class Y Sub-Account. You may make transfers from this Variable Sub-Account to the Fixed Account Options (as allowed) or to the Variable Sub-Accounts included in your model portfolio, but only according to the allocation specification of that model portfolio. All of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the allocation percentages for your currently selected model portfolio.

The following applies to TrueBalance model portfolios selected without the TrueReturn Option or a Withdrawal Benefit Option:

For TrueBalance model portfolios selected without the TrueReturn or a Withdrawal Benefit Option, you may not make transfers from the Variable Sub-Accounts to any of the other Variable Sub-Accounts. You may make transfers, as allowed under the Contract, from the Fixed Account Options to other Fixed Account Options or to the Variable Sub-Accounts included in your model

                               48     PROSPECTUS
portfolio, but only according to the allocation specifications of that model portfolio. You may make transfers from the Variable Sub-Accounts to any of the Fixed Account Options, except the DCA Fixed Account Option. Transfers to Fixed Account Options may be inconsistent with the investment style you selected and with the purpose of the TrueBalance program. However, all of your Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the next calendar quarter according to the percentage allocations for your currently selected model portfolio. You should consult with your Morgan Stanley Financial Advisor before making transfers.

If you make a partial withdrawal from any of the Variable Sub-Accounts, your remaining Contract Value in the Variable Sub-Accounts will be automatically rebalanced at the end of the next calendar quarter according to the percentage allocations for your currently selected model portfolio. If you are participating in the Systematic Withdrawal Program when you add the TrueBalance program or change your selection of model portfolios, you may need to update your withdrawal instructions. If you have any questions, please consult your Morgan Stanley Financial Advisor.

Your participation in the TrueBalance program is subject to the program's terms and conditions, and you may change model portfolios or terminate your participation in the TrueBalance program at any time by notifying us in a form satisfactory to us. We reserve the right to modify or terminate the TrueBalance program at any time.

Investment Alternatives: The Fixed Account Options
--------------------------------------------------------------------------------

You may allocate all or a portion of your purchase payments to the Fixed Account Options. The Fixed Account Options we offer include the Dollar Cost Averaging Fixed Account Option, the Standard Fixed Account Option, and the Market Value Adjusted Fixed Account Option. We may offer additional Fixed Account Options in the future. Some Options are not available in all states. In addition, Allstate Life may limit the availability of some Fixed Account Options. Please consult with your representative for current information. The Fixed Account supports our insurance and annuity obligations. The Fixed Account consists of our general assets other than those in segregated asset accounts. We have sole discretion to invest the assets of the Fixed Account, subject to applicable law. Any money you allocate to the Fixed Account does not entitle you to share in the investment experience of the Fixed Account.

DOLLAR COST AVERAGING FIXED ACCOUNT OPTION
The Dollar Cost Averaging Fixed Account Option ("DCA Fixed Account Option") is one of the investment alternatives that you can use to establish a Dollar Cost Averaging Program, as described on page 56.

This option allows you to allocate purchase payments to the Fixed Account that will then automatically be transferred, along with interest, in equal monthly installments to the investment alternatives that you have selected. In the future, we may offer other installment frequencies in our discretion. Each purchase payment allocated to the DCA Fixed Account Option must be at least $100.

At the time you allocate a purchase payment to the DCA Fixed Account Option, you must specify the term length over which the transfers are to take place. We use the term "Transfer Period Account" to refer to each purchase payment allocation made to the DCA Fixed Account Option for a specified term length. You establish a new Transfer Period Account each time you allocate a purchase payment to the DCA Fixed Account Option. We currently offer term lengths from which you may select for your Transfer Period Account(s), ranging from 3 to 12 months. We may modify or eliminate the term lengths we offer in the future. Refer to Appendix A for more information.

Your purchase payments will earn interest while in the DCA Fixed Account Option at the interest rate in effect at the time of the allocation, depending on the term length chosen for the Transfer Period Account and the type of Contract you have. The interest rates may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the DCA Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

You must transfer all of your money, plus accumulated interest, out of a Transfer Period Account to other investment alternatives in equal monthly installments during the term of the Transfer Period Account. We reserve the right to restrict the investment alternatives available for transfers from any Transfer Period Account. You may not transfer money from the Transfer Period Accounts to any of the Fixed Account Options available under your Contract. The first transfer will occur on the next Valuation Date after you establish a Transfer Period Account. If we do not receive an allocation instruction from you when we receive the purchase payment, we will transfer each installment to the Morgan Stanley VIS Money Market - Class Y Sub-Account until we receive a different allocation instruction. At the expiration of a Transfer Period Account any remaining amounts in the Transfer Period Account will be transferred to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless you request a different investment alternative. Transferring Contract Value to the Morgan Stanley VIS Money Market - Class Y Sub-Account in

                               49     PROSPECTUS
this manner may not be consistent with the theory of dollar cost averaging described on page 56.

If you discontinue the DCA Fixed Account Option before the expiration of a Transfer Period Account, we will transfer any remaining amount in the Transfer Period Account to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless you request a different investment alternative.

If you have a TrueReturn Option or Withdrawal Benefit Option, at the expiration of a Transfer Period Account or if you discontinue the DCA Fixed Account Option any amounts remaining in the Transfer Period Account will be transferred according to the investment requirements applicable to the Option you selected.

You may not transfer money into the DCA Fixed Account Option or add to an existing Transfer Period Account. You may not use the Automatic Additions Program to allocate purchase payments to the DCA Fixed Account Option.

The DCA Fixed Account Option may not be available in your state. Please check with your Morgan Stanley Financial Advisor for availability.

STANDARD FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Standard Fixed Account Option. Each such allocation establishes a "Guarantee Period Account" within the Standard Fixed Account Option ("Standard Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Standard Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Standard Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Standard Fixed Account Option, you must select the Guarantee Period for that allocation from among the available Standard Fixed Guarantee Periods. For Allstate Variable Annuity Contracts, we currently offer Standard Fixed Guarantee Periods of 1, 3, 5 and 7 years in length. For Allstate Variable Annuity - L Share Contracts, we currently are not offering the Standard Fixed Account Option. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Standard Fixed Account Option, but do not select a Standard Fixed Guarantee Period for the new Standard Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the same Standard Fixed Guarantee Period as the Standard Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Standard Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Standard Fixed Guarantee Period Account of the shortest Standard Fixed Guarantee Period we are offering at that time.

Some Standard Fixed Guarantee Periods are not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Standard Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Standard Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options. The minimum interest rate associated with the Standard Fixed Account Option is based upon state requirements and the date an application to purchase a Contract is signed. This minimum interest rate will not change after Contract issue.

In any Contract Year, the combined amount of withdrawals and transfers from a Standard Fixed Guarantee Period Account may not exceed 30% of the amount used to establish that Standard Fixed Guarantee Period Account. This limitation is waived if you withdraw your entire Contract Value. It is also waived for amounts in a Standard Fixed Guarantee Period Account during the 30 days following its renewal date ("30-Day Window"), described below, and for a single withdrawal made by your surviving spouse within one year of continuing the Contract after your death.

Amounts under the 30% limit that are not withdrawn in a Contract Year do not carry over to subsequent Contract Years.

At the end of a Standard Fixed Guarantee Period and each year thereafter, we will declare a renewal interest rate that will be guaranteed for 1 year. Subsequent renewal dates will be on the anniversaries of the first renewal date. Prior to a renewal date, we will send you a notice that will outline the options available to you. During the 30-Day Window following the expiration of a Standard Fixed Guarantee Period Account, the 30% limit for transfers and withdrawals from that Guarantee Period Account is waived and you may elect to:

..   transfer all or part of the money from the Standard Fixed Guarantee Period
    Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..   transfer all or part of the money from the Standard Fixed Guarantee Period
    Account to other investment alternatives available at the time; or

..   withdraw all or part of the money from the Standard Fixed Guarantee Period
    Account. Withdrawal charges and taxes may apply.

                               50     PROSPECTUS

Withdrawals taken to satisfy IRS minimum distribution rules will count against the 30% limit. The 30% limit will be waived for a Contract Year to the extent that:

..   you have already exceeded the 30% limit and you must still make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules; or

..   you have not yet exceeded the 30% limit but you must make a withdrawal during that Contract Year to satisfy IRS minimum distribution rules, and such withdrawal will put you over the 30% limit.

The money in the Standard Fixed Guarantee Period Account will earn interest at the declared renewal rate from the renewal date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from a renewing Standard Fixed Guarantee Period Account on or before the renewal date, the transfer or withdrawal will be deemed to have occurred on the renewal date. If we receive notification of your election to make a transfer or withdrawal from the renewing Standard Fixed Guarantee Period Account after the renewal date, but before the expiration of the 30-Day Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred from the renewing Standard Fixed Guarantee Period Account will continue to earn interest until the next renewal date at the declared renewal rate. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to renew the Standard Fixed Guarantee Period Account and the amount in the renewing Standard Fixed Guarantee Period Account will continue to earn interest at the declared renewal rate until the next renewal date, and will be subject to all restrictions of the Standard Fixed Account Option.

The Standard Fixed Account Option currently is not available with the Allstate Variable Annuity - L Share Contract.

MARKET VALUE ADJUSTED FIXED ACCOUNT OPTION
You may allocate purchase payments or transfer amounts into the Market Value Adjusted Fixed Account Option. Each such allocation establishes a Guarantee Period Account within the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Period Account"), which is defined by the date of the allocation and the length of the initial interest rate guarantee period ("Market Value Adjusted Fixed Guarantee Period"). You may not allocate a purchase payment or transfer to any existing Guarantee Period Account. Each purchase payment or transfer allocated to a Market Value Adjusted Fixed Guarantee Period Account must be at least $100.

At the time you allocate a purchase payment or transfer amount to the Market Value Adjusted Fixed Account Option, you must select the Guarantee Period for that allocation from among the Guarantee Periods available for the Market Value Adjusted Fixed Account Option ("Market Value Adjusted Fixed Guarantee Periods"). We currently offer Market Value Adjusted Fixed Guarantee Periods of 3, 5, 7, and 10 years. Refer to Appendix A for more information. We may offer other Guarantee Periods in the future. If you allocate a purchase payment to the Market Value Adjusted Fixed Account Option, but do not select a Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account, we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period as the Market Value Adjusted Fixed Guarantee Period Account of your most recent purchase payment or transfer. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest term currently offered. If you have not made a prior allocation to a Market Value Adjusted Fixed Guarantee Period Account, then we will allocate the purchase payment or transfer to a new Market Value Adjusted Fixed Guarantee Period Account of the shortest Market Value Adjusted Fixed Guarantee Period we are offering at that time. The Market Value Adjusted Fixed Account Option is not available in all states. Please check with your Morgan Stanley Financial Advisor for availability.

The amount you allocate to a Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate in effect for that Market Value Adjusted Fixed Guarantee Period at the time of the allocation. Interest rates may differ depending on the type of Contract you have and may also differ from those available for other Fixed Account Options.

Withdrawals and transfers from a Market Value Adjusted Fixed Guarantee Period Account may be subject to a Market Value Adjustment. A Market Value Adjustment may also apply to amounts in the Market Value Adjusted Fixed Account Option if we pay Death Proceeds or if the Payout Start Date begins on a day other than during the 30-day period after such Market Value Adjusted Fixed Guarantee Period Account expires ("30-Day MVA Window"). We will not make a Market Value Adjustment if you make a transfer or withdrawal during the 30-Day MVA Window.

We apply a Market Value Adjustment to reflect changes in interest rates from the time you first allocate money to a Market Value Adjusted Fixed Guarantee Period Account to the time the money is taken out of that Market Value Adjusted Fixed Guarantee Period Account under the circumstances described above. We use the U.S. Treasury Note Constant Maturity Yield as reported in Federal Reserve Board Statistical Release H.15 ("Treasury Rate") to calculate the Market Value Adjustment. We do so by comparing the Treasury Rate

                               51     PROSPECTUS
for a maturity equal to the Market Value Adjusted Fixed Guarantee Period at the time the Market Value Adjusted Fixed Guarantee Period Account is established with the Treasury Rate for the same maturity at the time the money is taken from the Market Value Adjusted Fixed Guarantee Period Account.
The Market Value Adjustment may be positive or negative, depending on changes in interest rates. As such, you bear the investment risk associated with changes in interest rates. If interest rates have increased since the establishment of a Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment, together with any applicable withdrawal charges, premium taxes, and income tax withholdings could reduce the amount you receive upon full withdrawal from a Market Value Adjusted Fixed Guarantee Period Account to an amount less than the purchase payment used to establish that Market Value Adjusted Fixed Guarantee Period Account.

Generally, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the Treasury Rate for a maturity equal to that Market Value Adjusted Fixed Guarantee Period is higher than the applicable Treasury Rate at the time money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be positive. Conversely, if at the time you establish a Market Value Adjusted Fixed Guarantee Period Account, the applicable Treasury Rate is lower than the applicable Treasury Rate at the time the money is to be taken from the Market Value Adjusted Fixed Guarantee Period Account, the Market Value Adjustment will be negative.

For example, assume that you purchase a Contract and allocate part of the initial purchase payment to the Market Value Adjusted Fixed Account Option to establish a 5-year Market Value Adjusted Fixed Guarantee Period Account. Assume that the 5-year Treasury Rate at that time is 4.50%. Next, assume that at the end of the 3rd year, you withdraw money from the Market Value Adjusted Fixed Guarantee Period Account. If, at that time, the 5-year Treasury Rate is 4.20%, then the Market Value Adjustment will be positive. Conversely, if the 5-year Treasury Rate at that time is 4.80%, then the Market Value Adjustment will be negative.

The formula used to calculate the Market Value Adjustment and numerical examples illustrating its application are shown in Appendix B of this prospectus.

At the end of a Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period Account expires and we will automatically transfer the money from such Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, unless you notify us otherwise. The new Market Value Adjusted Fixed Guarantee Period Account will be established as of the day immediately following the expiration date of the expiring Market Value Adjusted Guarantee Period Account ("New Account Start Date.") If the Market Value Adjusted Fixed Guarantee Period is no longer being offered, we will establish a new Market Value Adjusted Fixed Guarantee Period Account with the next shortest Market Value Adjusted Fixed Guarantee Period available. Prior to the expiration date, we will send you a notice, which will outline the options available to you. During the 30-Day MVA Window a Market Value Adjustment will not be applied to transfers and withdrawals from the expiring Market Value Adjusted Fixed Guarantee Period Account and you may elect to:

..   transfer all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account to establish a new Guarantee Period Account within the Standard Fixed Account Option or the Market Value Adjusted Fixed Account Option, if available; or

..   transfer all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account to other investment alternatives available at the time; or

..   withdraw all or part of the money from the Market Value Adjusted Fixed
    Guarantee Period Account. Withdrawal charges and taxes may apply.

The money in the Market Value Adjusted Fixed Guarantee Period Account will earn interest at the interest rate declared for the new Market Value Adjusted Fixed Guarantee Period Account from the New Account Start Date until the date we receive notification of your election. If we receive notification of your election to make a transfer or withdrawal from an expiring Market Value Adjusted Fixed Guarantee Period Account on or before the New Account Start Date, the transfer or withdrawal will be deemed to have occurred on the New Account Start Date. If we receive notification of your election to make a transfer or withdrawal from the expiring Market Value Adjusted Fixed Guarantee Period Account after the New Account Start Date, but before the expiration of the 30-Day MVA Window, the transfer or withdrawal will be deemed to have occurred on the day we receive such notice. Any remaining balance not withdrawn or transferred will earn interest for the term of the new Market Value Adjusted Fixed Guarantee Period Account, at the interest rate declared for such Account. If we do not receive notification from you within the 30-Day Window, we will assume that you have elected to transfer the amount in the expiring Market Value Adjusted Fixed Guarantee Period Account to establish a new Market Value Adjusted Fixed Guarantee Period Account with the same Market Value Adjusted Fixed Guarantee Period, and the amount in the new Market Value Adjusted Fixed Guarantee Period Account will continue to earn interest at the interest rate declared for the new Market Value Adjusted Fixed

                               52     PROSPECTUS

Guarantee Period Account, and will be subject to all restrictions of the Market Value Adjusted Fixed Account Option. If we no longer offer that Market Value Adjusted Fixed Guarantee Period, the Market Value Adjusted Fixed Guarantee Period for the new Market Value Adjusted Fixed Guarantee Period Account will be the next shortest term length we offer for the Market Value Adjusted Fixed Account Option at that time, and the interest rate will be the rate declared by us at that time for such term.

Investment Alternatives: Transfers
--------------------------------------------------------------------------------


TRANSFERS DURING THE ACCUMULATION PHASE
During the Accumulation Phase, you may transfer Contract Value among the investment alternatives. You may not transfer Contract Value to the DCA Fixed Account Option or add to an existing Transfer Period Account. You may request transfers in writing on a form that we provided or by telephone according to the procedure described below.

You may make up to 12 transfers per Contract Year without charge. A transfer fee equal to 1.00% of the amount transferred applies to each transfer after the 12th transfer in any Contract Year. This fee may be changed, but in no event will it exceed 2.00% of the amount transferred. Multiple transfers on a single Valuation Date are considered a single transfer for purposes of assessing the transfer fee. If you added the TrueReturn Option or a Withdrawal Benefit Option to your Contract, certain restrictions on transfers apply. See the "TrueReturn/SM/ Accumulation Benefit Option" and "Withdrawal Benefit Options" sections of this prospectus for more information.

The minimum amount that you may transfer from the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or a Variable Sub-Account is $100 or the total remaining balance in the Standard Fixed Account Option, Market Value Adjusted Fixed Account Option or the Variable Sub-Account, if less. These limitations do not apply to the DCA Fixed Account Option. The total amount that you may transfer or withdraw from a Standard Fixed Guarantee Period Account in a Contract Year is 30% of the amount used to establish that Guarantee Period Account. See "Standard Fixed Account Option". The minimum amount that can be transferred to the Standard Fixed Account Option and the Market Value Adjusted Fixed Account Option is $100.

We will process transfer requests that we receive before 3:00 p.m. Central Time on any Valuation Date using the Accumulation Unit Values for that Date. We will process requests completed after 3:00 p.m. on any Valuation Date using the Accumulation Unit Values for the next Valuation Date. The Contract permits us to defer transfers from the Fixed Account Options for up to 6 months from the date we receive your request. If we decide to postpone transfers from any Fixed Account Option for 30 days or more, we will pay interest as required by applicable law. Any interest would be payable from the date we receive the transfer request to the date we make the transfer.

We reserve the right to waive any transfer restrictions.

TRANSFERS DURING THE PAYOUT PHASE
During the Payout Phase, you may make transfers among the Variable Sub-Accounts so as to change the relative weighting of the Variable Sub-Accounts on which your variable income payments will be based. You may make up to 12 transfers per Contract Year within each Income Plan. You may not convert any portion of your fixed income payments into variable income payments. You may not make transfers among Income Plans. You may make transfers from the variable income payments to the fixed income payments to increase the proportion of your income payments consisting of fixed income payments, unless you have selected the Income Protection Benefit Option.

TELEPHONE OR ELECTRONIC TRANSFERS

You may make transfers by telephone by calling 1-800-457-7617. The cut-off time for telephone transfer requests is 3:00 p.m. Central Time. In the event that the New York Stock Exchange closes early, i.e., before 3:00 p.m. Central Time, or in the event that the Exchange closes early for a period of time but then reopens for trading on the same day, we will process telephone transfer requests as of the close of the Exchange on that particular day. We will not accept telephone requests received from you at any telephone number other than the number that appears in this paragraph or received after the close of trading on the Exchange. If you own the Contract with a joint Contract Owner, unless we receive contrary instructions, we will accept instructions from either you or the other Contract Owner.


We may suspend, modify or terminate the telephone transfer privilege, as well as any other electronic or automated means we previously approved, at any time without notice.

We use procedures that we believe provide reasonable assurance that the telephone transfers are genuine. For example, we tape telephone conversations with persons purporting to authorize transfers and request identifying information. Accordingly, we disclaim any liability for losses resulting from allegedly unauthorized telephone transfers. However, if we do not take reasonable steps to help ensure that a telephone authorization is valid, we may be liable for such losses.

                               53     PROSPECTUS

MARKET TIMING & EXCESSIVE TRADING
The Contracts are intended for long-term investment. Market timing and excessive trading can potentially dilute the value of Variable Sub-Accounts and can disrupt management of a Portfolio and raise its expenses, which can impair Portfolio performance and adversely affect your Contract Value. Our policy is not to accept knowingly any money intended for the purpose of market timing or excessive trading. Accordingly, you should not invest in the Contract if your purpose is to engage in market timing or excessive trading, and you should refrain from such practices if you currently own a Contract.

We seek to detect market timing or excessive trading activity by reviewing trading activities. Portfolios also may report suspected market-timing or excessive trading activity to us. If, in our judgment, we determine that the transfers are part of a market timing strategy or are otherwise harmful to the underlying Portfolio, we will impose the trading limitations as described below under "Trading Limitations." Because there is no universally accepted definition of what constitutes market timing or excessive trading, we will use our reasonable judgment based on all of the circumstances.

While we seek to deter market timing and excessive trading in Variable Sub-Accounts, because our procedures involve the exercise of reasonable judgment, we may not identify or prevent some market timing or excessive trading. Moreover, imposition of trading limitations is triggered by the detection of market timing or excessive trading activity, and the trading limitations are not applied prior to detection of such trading activity. Therefore, our policies and procedures do not prevent such trading activity before it is detected. As a result, some investors may be able to engage in market timing and excessive trading, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

TRADING LIMITATIONS
We reserve the right to limit transfers among the investment alternatives in any Contract year, require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery, or to refuse any transfer request, if:

..   we believe, in our sole discretion, that certain trading practices, such as excessive trading, by, or on behalf of, one or more Contract Owners, or a specific transfer request or group of transfer requests, may have a detrimental effect on the Accumulation Unit Values of any Variable Sub-Account or on the share prices of the corresponding Portfolio or otherwise would be to the disadvantage of other Contract Owners; or

..   we are informed by one or more of the Portfolios that they intend to restrict the purchase, exchange, or redemption of Portfolio shares because of excessive trading or because they believe that a specific transfer or group of transfers would have a detrimental effect on the prices of Portfolio shares.

In making the determination that trading activity constitutes market timing or excessive trading, we will consider, among other things:

..   the total dollar amount being transferred, both in the aggregate and in the transfer request;

..   the number of transfers you make over a period of time and/or the period of time between transfers (note: one set of transfers to and from a Variable Sub-Account in a short period of time can constitute market timing);

..   whether your transfers follow a pattern that appears designed to take advantage of short term market fluctuations, particularly within certain Variable Sub-Account underlying Portfolios that we have identified as being susceptible to market timing activities (e.g., International, High Yield, and Small Cap Variable Sub-Accounts);

..   whether the manager of the underlying Portfolio has indicated that the transfers interfere with Portfolio management or otherwise adversely impact the Portfolio; and

..   the investment objectives and/or size of the Variable Sub-Account underlying Portfolio.

We seek to apply these trading limitations uniformly. However, because these determinations involve the exercise of discretion, it is possible that we may not detect some market timing or excessive trading activity. As a result, it is possible that some investors may be able to engage in market timing or excessive trading activity, while others are prohibited, and the Portfolio may experience the adverse effects of market timing and excessive trading described above.

If we determine that a Contract Owner has engaged in market timing or excessive trading activity, we will require that all future transfer requests be submitted through U.S. Postal Service First Class Mail thereby refusing to accept transfer requests via telephone, facsimile, Internet, or overnight delivery. If we determine that a Contract Owner continues to engage in a pattern of market timing or excessive trading activity we will restrict that Contract Owner from making future additions or transfers into the impacted Variable Sub-Account(s) or will restrict that Contract Owner from making future additions or transfers into the class of Variable Sub-Account(s) if the Variable Sub-Accounts(s) involved are vulnerable to arbitrage market timing trading activity (e.g., International, High Yield, and Small Cap Variable Sub-Accounts).

In our sole discretion, we may revise our Trading Limitations at any time as necessary to better deter or

                               54     PROSPECTUS
minimize market timing and excessive trading or to comply with regulatory requirements.

SHORT TERM TRADING FEES
The underlying Portfolios are authorized by SEC regulation to adopt and impose redemption fees if a Portfolio's Board of Directors determines that such fees are necessary to minimize or eliminate short-term transfer activity that can reduce or dilute the value of outstanding shares issued by the Portfolio. The Portfolio will set the parameters relating to the redemption fee and such parameters may vary by Portfolio. If a Portfolio elects to adopt and charge redemption fees, these fees will be passed on to the Contract Owner(s) responsible for the short-term transfer activity generating the fee.

We will administer and collect redemption fees in connection with transfers between the Variable Sub-Accounts and forward these fees to the Portfolio. Please consult the Portfolio's prospectus for more complete information regarding the fees and charges associated with each Portfolio.

DOLLAR COST AVERAGING PROGRAM
Through our Dollar Cost Averaging Program, you may automatically transfer a fixed dollar amount on a regular basis from any Variable Sub-Account or any Fixed Account Option to any of the other Variable Sub-Accounts. You may not use the Dollar Cost Averaging Program to transfer amounts to the Fixed Account Options. This program is available only during the Accumulation Phase.

We will not charge a transfer fee for transfers made under this Program, nor will such transfers count against the 12 transfers you can make each Contract Year without paying a transfer fee.

The theory of dollar cost averaging is that if purchases of equal dollar amounts are made at fluctuating prices, the aggregate average cost per unit will be less than the average of the unit prices on the same purchase dates. However, participation in this Program does not assure you of a greater profit from your purchases under the Program nor will it prevent or necessarily reduce losses in a declining market. Call or write us for instructions on how to enroll.

AUTOMATIC PORTFOLIO REBALANCING PROGRAM
Once you have allocated your money among the Variable Sub-Accounts, the performance of each Sub-Account may cause a shift in the percentage you allocated to each Sub-Account. If you select our Automatic Portfolio Rebalancing Program, we will automatically rebalance the Contract Value in each Variable Sub-Account and return it to the desired percentage allocations. Money you allocate to the Fixed Account will not be included in the rebalancing.

We will rebalance your account quarterly, semi-annually, or annually. We will measure these periods according to your instructions. We will transfer amounts among the Variable Sub-Accounts to achieve the percentage allocations you specify. You can change your allocations at any time by contacting us in writing or by telephone. The new allocation will be effective with the first rebalancing that occurs after we receive your written or telephone request. We are not responsible for rebalancing that occurs prior to receipt of proper notice of your request.

Example:


   Assume that you want your initial purchase payment split among 2 Variable Sub-Accounts. You want 40% to be in the Morgan Stanley VIS Income Plus - Class Y Sub-Account and 60% to be in the Van Kampen LIT Mid Cap Growth, Class II Sub-Account. Over the next 2 months the bond market does very well while the stock market performs poorly. At the end of the first quarter, the Morgan Stanley VIS Income Plus - Class Y Sub-Account now represents 50% of your holdings because of its increase in value. If you choose to have your holdings in a Contract or Contracts rebalanced quarterly, on the first day of the next quarter we would sell some of your units in the Morgan Stanley VIS Income Plus - Class Y Sub-Account for the appropriate Contract(s) and use the money to buy more units in the Van Kampen LIT Mid Cap Growth, Class II Sub-Account so that the percentage allocations would again be 40% and 60% respectively.


The transfers made under the program do not count towards the 12 transfers you can make without paying a transfer fee, and are not subject to a transfer fee.

Portfolio rebalancing is consistent with maintaining your allocation of investments among market segments, although it is accomplished by reducing your Contract Value allocated to the Variable Sub-Accounts that performed better during the previous time period.

                               55     PROSPECTUS

Expenses
--------------------------------------------------------------------------------

As a Contract Owner, you will bear, directly or indirectly, the charges and expenses described below.

CONTRACT MAINTENANCE CHARGE
During the Accumulation Phase, on each Contract Anniversary, we will deduct a $30 contract maintenance charge from your assets invested in the Morgan Stanley VIS Money Market Variable Sub-Account. If there are insufficient assets in that Variable Sub-Account, we will deduct the balance of the charge proportionally from the other Variable Sub-Accounts. We also will deduct this charge if you withdraw your entire Contract Value, unless your Contract qualifies for a waiver. During the Payout Phase, we will deduct the charge proportionately from each income payment.

The charge is to compensate us for the cost of administering the Contracts and the Variable Account. Maintenance costs include expenses we incur in billing and collecting purchase payments; keeping records; processing death claims, cash withdrawals, and policy changes; proxy statements; calculating Accumulation Unit Values and income payments; and issuing reports to Contract Owners and regulatory agencies. We cannot increase the charge. We will waive this charge:

..   for the remaining term of the Contract once your total purchase payments to the Contract equal $50,000 or more; or

..   for a Contract Anniversary, if on that date, your entire Contract Value is allocated to the Fixed Account Options, or after the Payout Start Date, if all income payments are fixed income payments.

We reserve the right to waive this charge for all Contracts.

ADMINISTRATIVE EXPENSE CHARGE
For Contracts issued before January 1, 2005 and for Contracts issued on or after October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. For Contracts issued on or after January 1, 2005 and prior to October 17, 2005, we deduct an administrative expense charge at an annual rate of 0.30% of the average daily net assets you have invested in the Variable Sub-Accounts. Effective October 17, 2005 and thereafter, the administrative expense charge we deduct for such Contracts is at an annual rate of 0.19% of the average daily net assets you have invested in the Variable Sub-Accounts. We intend this charge to cover actual administrative expenses that exceed the revenues from the contract maintenance charge. There is no necessary relationship between the amount of administrative charge imposed on a given Contract and the amount of expenses that may be attributed to that Contract. We assess this charge each day during the Accumulation Phase and the Payout Phase. We may increase this charge for Contracts issued in the future, but in no event will it exceed 0.35%. We guarantee that after your Contract is issued we will not increase this charge for your Contract.

MORTALITY AND EXPENSE RISK CHARGE
We deduct a mortality and expense risk charge daily from the net assets you have invested in the Variable Sub-Accounts. We assess mortality and expense risk charges during the Accumulation and Payout Phases of the Contract, except as noted below. The annual mortality and expense risk charge for the Contracts without any optional benefit are as follows:

                   Allstate Variable Annuity           1.10%
                   -----------------------------------------
                   Allstate Variable Annuity - L Share 1.50%
                   -----------------------------------------

The mortality and expense risk charge is for all the insurance benefits available with your Contract (including our guarantee of annuity rates and the death benefits), for certain expenses of the Contract, and for assuming the risk (expense risk) that the current charges will not be sufficient in the future to cover the cost of administering the Contract. If the charges under the Contract are not sufficient, then we will bear the loss. We charge an additional amount for the optional benefits to compensate us for the additional risk that we accept by providing these options.

You will pay additional mortality and expense risk charges if you add any optional benefits to your Contract. The additional mortality and expense risk charge you pay will depend upon which of the options you select:

..   MAV Death Benefit Option: The current mortality and expense risk charge for this option is 0.20%. This charge may be increased, but will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..   Enhanced Beneficiary Protection (Annual Increase) Option: The current mortality and expense risk charge for this option is 0.30%. This charge will never exceed 0.30%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. We deduct the charge for this option only during the Accumulation Phase.

..   Earnings Protection Death Benefit Option: The current mortality and expense risk charge for this option is:

   . 0.25% (maximum of 0.35%) if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date;

                               56     PROSPECTUS

   . 0.40% (maximum of 0.50%) if the oldest Contract Owner or oldest Annuitant is age 71 or older and both are age 79 or younger on the Rider Application Date.

The charges may be increased but they will never exceed the maximum charges shown above. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the charge will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued. Refer to the Death Benefit Payments provision in this prospectus for more information. We deduct the charge for this option only during the Accumulation Phase.

..   Income Protection Benefit Option: The current mortality and expense risk charge for this option is 0.50%. This charge may be increased, but will never exceed 0.75%. We guarantee that we will not increase the mortality and expense risk charge for this option after you have added it to your Contract. The charge will be deducted only during the Payout Phase.

TRUERETURN/SM/ ACCUMULATION BENEFIT OPTION FEE
We charge a separate annual Rider Fee for the TrueReturn Option. The current annual Rider Fee is 0.50% of the Benefit Base. We deduct the Rider Fee on each Contract Anniversary during the Rider Period or until you terminate the Option, if earlier. We reserve the right to increase the Rider Fee to up to 1.25%. We currently charge the same Rider Fee regardless of the Rider Period and Guarantee Option you select, however we reserve the right to charge different fees for different Rider Periods and Guarantee Options in the future. However, once we issue your Option, we cannot change the Rider Fee that applies to your Contract. If you elect to exercise the Rider Trade-In Option, the new Rider Fee will be based on the Rider Fee percentage applicable to a new TrueReturn Option at the time of trade-in.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If you terminate this Option prior to the Rider Maturity Date on a date other than a Contract Anniversary, we will deduct an entire Rider Fee from your Contract Value on the date the Option is terminated. However, if the Option is terminated due to death of the Contract Owner or Annuitant, we will not charge a Rider Fee unless the date we receive a Complete Request for Settlement of the Death Proceeds is also a Contract Anniversary. If the Option is terminated on the Payout Start Date, we will not charge a Rider Fee unless the Payout Start Date is also a Contract Anniversary. Additionally, if you elect to exercise the Rider Trade-In Option and cancel the Option on a date other than a Contract Anniversary, we will not deduct a Rider Fee on the date the Option is terminated. Refer to the "TrueReturn/sm/ Accumulation Benefit Option" section of this prospectus for more information.

SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FEE AND SPOUSAL PROTECTION BENEFIT(CO-ANNUITANT) OPTION FOR CUSTODIAL INDIVIDUAL RETIREMENT ACCOUNTS FEE We charge a separate annual Rider Fee for both the Spousal Protection Benefit (Co-Annuitant) Option and Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts. The current annual Rider Fee is 0.10% of the Contract Value for either Option. This applies to all new Options added on or after January 1, 2005. For Options added prior to January 1, 2005, there is no charge associated with the Options. We deduct the Rider Fee on each Contract Anniversary up to and including the date you terminate the Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value. We reserve the right to charge different Rider Fees for new Spousal Protection Benefit (Co-Annuitant) Options and/or new Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts we offer in the future. Once we issue your Option, we cannot change the Rider Fee that applies to your Contract.

The Rider Fee is deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your value in each Variable Sub-Account bears to your total value in all Variable Sub-Accounts. Rider Fees will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Rider Fee is deducted, the Rider Fee exceeds the total value in all Variable Sub-Accounts, the excess of the Rider Fee over the total value in all Variable Sub-Accounts will be waived.

The first Rider Fee will be deducted on the first Contract Anniversary following the Rider Date. A Rider Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Option is terminated. We will not charge a Rider Fee on the date the Option is terminated, on a date other than the Contract Anniversary, if the Option is terminated on the Payout Start Date or due to death of the Contract Owner or Annuitant.

For the first Contract Anniversary following the Rider Date, the Rider Fee is equal to the number of months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value as of the first Contract Anniversary. For subsequent Contract Anniversaries, the Rider Fee is equal to 0.10% multiplied by the Contract

                               57     PROSPECTUS

Value as of that Contract Anniversary. If you terminate this Option on a date other than a Contract Anniversary, we will deduct a Rider Fee. The Rider Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination, or if you terminate this Option during the first Benefit Year, from the Rider Date to the date of termination. The pro-rated Rider Fee will be equal to the number of full months from the Contract Anniversary to the date of termination, or if you terminate this Option during the first Contract Year after adding the Option, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.10%, with the result multiplied by the Contract Value immediately prior to the termination.

RETIREMENT INCOME GUARANTEE OPTION FEE
We discontinued offering the Retirement Income Guarantee Options as of January 1, 2004 (up to May 1, 2004 in certain states). Fees described below apply to Contract Owners who selected an Option prior to January 1, 2004 (up to May 1, 2004 in certain states). We impose a separate annual Rider Fee for RIG 1 and RIG 2. The current annual Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The current annual Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary. See "Retirement Income Guarantee Options" for details.

We deduct the Rider Fees only from the Variable Sub-Account(s) on a pro-rata basis. For the initial Contract Anniversary after the Rider Date, we will deduct a fee pro rated to cover the period from the Rider Date to the Contract Anniversary. In the case of a full withdrawal of the Contract Value on any date other than the Contract Anniversary, we will deduct from the amount paid upon withdrawal the Rider Fee multiplied by the appropriate Income Base immediately prior to the withdrawal pro rated to cover the period the Option was in effect during the current Contract Year. We will not deduct the Rider Fee during the Payout Phase.

WITHDRAWAL BENEFIT OPTION FEE
Effective May 1, 2006, we ceased offering the SureIncome Option except in a limited number of states. We charge separate annual Rider Fees for each of the SureIncome Option (the "SureIncome Option Fee"), the SureIncome Plus Option (the "SureIncome Plus Option Fee"), and the SureIncome For Life Option (the "SureIncome For Life Option Fee"). Collectively, we refer to the SureIncome Option Fee, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee as the "Withdrawal Benefit Option Fees". "Withdrawal Benefit Option Fee" is used to refer to any one of the Withdrawal Benefit Option Fees.

The current annual SureIncome Option Fee is 0.50% of the Benefit Base. The current annual SureIncome Plus Option Fee and the current annual SureIncome For Life Option Fee are each 0.65% of the Benefit Base. We reserve the right to increase any Withdrawal Benefit Option Fee to up to 1.25% of the Benefit Base. We reserve the right to charge a different Withdrawal Benefit Option Fee for different Withdrawal Benefit Factors or Withdrawal Benefit Options we may offer in the future. Once we issue your Withdrawal Benefit Option, we cannot change the Withdrawal Benefit Option Fee that applies to your Contract. If applicable, if you elect to exercise the Rider Trade-In Option, the new Withdrawal Benefit Option Fee will be based on the Withdrawal Benefit Option Fee percentage applicable to a new Withdrawal Benefit Option available at the time of trade-in.

We deduct the Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option. The Withdrawal Benefit Option Fees are deducted only from the Variable Sub-Account(s) on a pro-rata basis in the proportion that your Contract Value in each Variable Sub-Account bears to your total Contract Value in all Variable Sub-Accounts. The Withdrawal Benefit Option Fee will decrease the number of Accumulation Units in each Variable Sub-Account. If, at the time the Withdrawal Benefit Option Fee is deducted, the Withdrawal Benefit Option Fee exceeds the total Contract Value in all Variable Sub-Accounts, the excess of the Withdrawal Benefit Option Fee over the total Contract Value in all Variable Sub-Accounts will be waived.

The first Withdrawal Benefit Option Fee will be deducted on the first Contract Anniversary following the Rider Date. A Withdrawal Benefit Option Fee will be deducted on each subsequent Contract Anniversary up to and including the date the Withdrawal Benefit Option is terminated.

For the first Contract Anniversary following the Rider Date, the SureIncome Option Fee is equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base on the first Contract Anniversary. For subsequent Contract Anniversaries, the SureIncome Option Fee is equal to 0.50% multiplied by the Benefit Base as of that Contract Anniversary.

For the first Contract Anniversary following the Rider Date, the SureIncome Plus Option Fee and the SureIncome For Life Option Fee are each equal to the number of full months from the Rider Date to the first Contract Anniversary, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base on the first Contract Anniversary increased by purchase payments and decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value. For subsequent Contract Anniversaries, the SureIncome Plus Option Fee and the SureIncome For Life Option Rider Fee are each equal to 0.65% multiplied by the Benefit Base on that Contract Anniversary increased by purchase payments and

                               58     PROSPECTUS
decreased by withdrawals, but prior to the Benefit Base being recalculated based on the Contract Value for any of the ten Contract Anniversaries after the Rider Date. As previously stated, we will deduct Withdrawal Benefit Option Fees on each Contract Anniversary up to and including the date you terminate the Option.

If you terminate the SureIncome Option or the SureIncome Plus Option on a date other than a Contract Anniversary, we will deduct the Withdrawal Benefit Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner or Annuitant. If you terminate the SureIncome For Life Option on a date other than a Contract Anniversary, we will deduct the SureIncome For Life Option Fee unless the termination is on the Payout Start Date or is due to the death of the Contract Owner, Annuitant, or the death of the SureIncome Covered Life. The Withdrawal Benefit Option Fee will be pro-rated to cover the period from the last Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, from the Rider Date to the date of termination. For the SureIncome Option, the pro-rated SureIncome Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the SureIncome Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.50%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. For the SureIncome Plus Option and the SureIncome For Life Option, the pro-rated Withdrawal Benefit Option Fee will be equal to the number of full months from the Contract Anniversary to the date of termination or, if you terminate the Withdrawal Benefit Option during the first Benefit Year, the number of full months from the Rider Date to the date of termination, divided by twelve, multiplied by 0.65%, with the result multiplied by the Benefit Base immediately prior to the withdrawal or termination. The Withdrawal Benefit Option Fee will be waived during the Withdrawal Benefit Payout Phase.

TRANSFER FEE
We impose a fee upon transfers in excess of 12 during any Contract Year. The current fee is equal to 1.00% of the dollar amount transferred. This fee may be increased, but in no event will it exceed 2.00% of the dollar amount transferred. We will not charge a transfer fee on transfers that are part of a Dollar Cost Averaging Program or Automatic Portfolio Rebalancing Program.

WITHDRAWAL CHARGE
We may assess a withdrawal charge from the purchase payment(s) you withdraw. The amount of the charge will depend on the number of years that have elapsed since we received the purchase payment being withdrawn. A schedule showing the withdrawal charges applicable to each Contract appears on page 12. If you make a withdrawal before the Payout Start Date, we will apply the withdrawal charge percentage in effect on the date of the withdrawal, or the withdrawal charge percentage in effect on the following day, whichever is lower.

Withdrawals also may be subject to tax penalties or income tax. You should consult with your tax counsel or other tax advisor regarding any withdrawals.

Withdrawals from the Market Value Adjusted Fixed Account Option may be subject to a market value adjustment. Refer to page 53 for more information on market value adjustments.

FREE WITHDRAWAL AMOUNT
You can withdraw up to the Free Withdrawal Amount each Contract Year without paying the withdrawal charge. The Free Withdrawal Amount for a Contract Year is equal to 15% of all purchase payments that are subject to a withdrawal charge as of the beginning of that Contract Year, plus 15% of the purchase payments added to the Contract during the Contract Year. The withdrawal charge applicable to Contracts owned by Charitable Remainder Trusts is described below.

Purchase payments no longer subject to a withdrawal charge will not be used to determine the Free Withdrawal Amount for a Contract Year, nor will they be assessed a withdrawal charge, if withdrawn. The Free Withdrawal Amount is not available in the Payout Phase.

You may withdraw up to the Free Withdrawal Amount in each Contract Year it is available without paying a withdrawal charge; however, the amount withdrawn may be subject to a Market Value Adjustment or applicable taxes. If you do not withdraw the entire Free Withdrawal Amount in a Contract Year, any remaining portion may not be carried forward to increase the Free Withdrawal Amount in a later Contract Year.

For purposes of assessing the withdrawal charge, we will treat withdrawals as coming from the oldest purchase payments first as follows:

1) Purchase payments that no longer are subject to withdrawal charges;

2) Free Withdrawal Amount (if available);

3) Remaining purchase payments subject to withdrawal charges, beginning with the oldest purchase payment;

4) Any earnings not previously withdrawn.

However, for federal income tax purposes, earnings are considered to come out first, which means that you will pay taxes on the earnings portion of your withdrawal.

If the Contract Owner is a Charitable Remainder Trust, the Free Withdrawal Amount in a Contract Year is equal to the greater of:

..   The Free Withdrawal Amount described above; or

..   Earnings as of the beginning of the Contract Year that have not been previously withdrawn.

                               59     PROSPECTUS

For purposes of assessing the withdrawal charge for a Charitable Remainder Trust-Owned Contract, we will treat withdrawals as coming from the earnings first and then the oldest purchase payments as follows:

1) Earnings not previously withdrawn;

2) Purchase payments that are no longer subject to withdrawal charges;

3) Free Withdrawal Amount in excess of earnings;

4) Purchase payments subject to withdrawal charges, beginning with the oldest purchase payment.

All Contracts

We do not apply a withdrawal charge in the following situations:

..   the death of the Contract Owner or Annuitant (unless the Settlement Value is used);

..   withdrawals taken to satisfy IRS minimum distribution rules for the
    Contract; or

..   withdrawals that qualify for one of the waivers described below.

We use the amounts obtained from the withdrawal charge to pay sales commissions and other promotional or distribution expenses associated with marketing the Contracts. To the extent that the withdrawal charge does not cover all sales commissions and other promotional or distribution expenses, we may use any of our corporate assets, including potential profit which may arise from the mortality and expense risk charge or any other charges or fee described above, to make up any difference.

Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty. You should consult your own tax counsel or other tax advisers regarding any withdrawals.

Confinement Waiver. We will waive the withdrawal charge on any applicable withdrawal taken under your Contract if the following conditions are satisfied:

1. you or the Annuitant, if the Contract Owner is not a living person, are first confined to a long term care facility or a hospital for at least 90 consecutive days. You or the Annuitant must enter the long term care facility or hospital at least 30 days after the Issue Date,

2. we receive your request for withdrawal and Due Proof of confinement no later than 90 days following the end of your or the Annuitant's confinement at the long term care facility or hospital, and

3. a physician must have prescribed the confinement and the confinement must be medically necessary (as defined in the Contract).

"Due Proof " includes, but is not limited to, a letter signed by a physician stating the dates the Owner or Annuitant was confined, the name and location of the Long Term Care Facility or Hospital, a statement that the confinement was medically necessary, and, if released, the date the Owner or Annuitant was released from the Long Term Care Facility or Hospital.

Terminal Illness Waiver. We will waive the withdrawal charge on any applicable withdrawal under your Contract if:

1. you or the Annuitant, if the Contract Owner is not a living person, are diagnosed by a physician as having a terminal illness (as defined in the Contract) at least 30 days after the Issue Date, and

2. you provide Due Proof of diagnosis to us before or at the time you request the withdrawal.

"Due Proof " includes, but is not limited to, a letter signed by a physician stating that the Owner or Annuitant has a Terminal Illness and the date the Terminal Illness was first diagnosed.

Unemployment Waiver. We will waive the withdrawal charge on one partial or a full withdrawal taken under your Contract, if you meet the following requirements:

1. you or the Annuitant, if the Contract Owner is not a living person, become unemployed at least one year after the Issue Date,

2. you or the Annuitant receive Unemployment Compensation for at least 30 consecutive days as a result of that unemployment, and

3. you or the Annuitant claim this benefit within 180 days of your or the Annuitant's initial receipt of Unemployment Compensation.

Before we will waive any withdrawal charges, you must give us Due Proof prior to, or at the time of, the withdrawal request, that you or the Annuitant have been unemployed and have been granted Unemployment Compensation for at least 30 consecutive days.

"Unemployment Compensation" means unemployment compensation received from a unit of state or federal government in the U.S. "Due Proof " includes, but is not limited to, a legible photocopy of an unemployment compensation payment that meets the above described criteria with regard to dates and a signed letter from you stating that you or the Annuitant meet the above described criteria.

You may exercise this benefit once over the term of the Contract. Amounts withdrawn may be subject to Market Value Adjustments.

Please refer to your Contract for more detailed information about the terms and conditions of these waivers.

                               60     PROSPECTUS

The laws of your state may limit the availability of these waivers and may also change certain terms and/or benefits available under the waivers. You should consult your Contract for further details on these variations. Also, even if you do not pay a withdrawal charge because of these waivers, a Market Value Adjustment may apply and you still may be required to pay taxes or tax penalties on the amount withdrawn. You should consult your tax advisor to determine the effect of a withdrawal on your taxes.

PREMIUM TAXES
Some states and other governmental entities (e.g., municipalities) charge premium taxes or similar taxes. We are responsible for paying these taxes and will deduct them from your Contract Value. Some of these taxes are due when the Contract is issued, others are due when income payments begin or upon surrender. Our current practice is not to charge anyone for these taxes until income payments begin or when a total withdrawal occurs including payment upon death. We may some time in the future discontinue this practice and deduct premium taxes from the purchase payments. Premium taxes generally range from 0% to 4%, depending on the state.

At the Payout Start Date, we deduct the charge for premium taxes from each investment alternative in the proportion that the Contract Value in the investment alternative bears to the total Contract Value.

DEDUCTION FOR SEPARATE ACCOUNT INCOME TAXES
We are not currently maintaining a provision for taxes. In the future, however, we may establish a provision for taxes if we determine, in our sole discretion, that we will incur a tax as a result of the operation of the Variable Account. We will deduct for any taxes we incur as a result of the operation of the Variable Account, whether or not we previously made a provision for taxes and whether or not it was sufficient. Our status under the Internal Revenue Code is briefly described in the "Taxes" section of this prospectus.

OTHER EXPENSES
Each Portfolio deducts advisory fees and other expenses from its assets. You indirectly bear the charges and expenses of the Portfolios whose shares are held by the Variable Sub-Accounts. These fees and expenses are described in the prospectuses for the Portfolios. For a summary of Portfolio annual expenses, see pages 12-14. We may receive compensation from the investment advisers, administrators or distributors, or their affiliates, of the Portfolios in connection with the administrative, distribution, or other services we provide to the Portfolios.

Access to Your Money
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WITHDRAWALS
You can withdraw some or all of your Contract Value at any time prior to the Payout Start Date. Withdrawals also are available under limited circumstances on or after the Payout Start Date. See "Income Plans" on page 64.

The amount payable upon withdrawal is the Contract Value (or portion thereof) next computed after we receive the request for a withdrawal at our home office, adjusted by any applicable Market Value Adjustment, less any applicable withdrawal charges, income tax withholding, penalty tax, contract maintenance charge, Rider Fee, and any premium taxes. We will pay withdrawals from the Variable Account within 7 days of receipt of the request, subject to postponement in certain circumstances. You can withdraw money from the Variable Account or the Fixed Account Option(s) available under your Contract. To complete a partial withdrawal from the Variable Account, we will cancel Accumulation Units in an amount equal to the withdrawal and any applicable charges, fees and taxes.

You must name the investment alternative from which you are taking the withdrawal. If none is named, then the withdrawal request is incomplete and cannot be honored.

In general, you must withdraw at least $50 at a time.


Withdrawals from the Standard Fixed Account Option may be subject to a restriction. See "Standard Fixed Account Options" on page 49.


Withdrawals taken prior to the Payout Start Date are generally considered to come from the earnings in the Contract first. If the Contract is tax-qualified, generally all withdrawals are treated as distributions of earnings. Withdrawals of earnings are taxed as ordinary income and, if taken prior to age 59 1/2, may be subject to an additional 10% federal penalty tax. If any withdrawal reduces your Contract Value to less than $1,000, we will treat the request as a withdrawal of the entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. If you request a total withdrawal, we may require that you return your Contract to us. Your Contract will terminate if you withdraw all of your Contract Value, subject to certain exceptions if a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" for more details. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and taxes.

                               61     PROSPECTUS

POSTPONEMENT OF PAYMENTS
We may postpone the payment of any amounts due from the Variable Account under the Contract if:

1. The New York Stock Exchange is closed for other than usual weekends or holidays, or trading on the Exchange is otherwise restricted,

2.  An emergency exists as defined by the SEC, or

3.  The SEC permits delay for your protection.

In addition, we may delay payments or transfers from the Fixed Account Option(s) available under your Contract for up to 6 months or shorter period if required by law. If we delay payment or transfer for 30 days or more, we will pay interest as required by law.

SYSTEMATIC WITHDRAWAL PROGRAM

You may choose to receive systematic withdrawal payments on a monthly, quarterly, semi-annual, or annual basis at any time prior to the Payout Start Date. Please consult your Morgan Stanley Financial Advisor or call us at 1-800-457-7617 for more information.


Any systematic withdrawal programs based upon IRS minimum distribution requirements may be modified to ensure guarantees under any Withdrawal Benefit Option currently attached to your Contract are not impacted by the withdrawals. Withdrawals made outside of any systematic withdrawal program based upon IRS minimum distribution requirements may impact the guarantees provided under any Withdrawal Benefit Option currently attached to your Contract.

Depending on fluctuations in the value of the Variable Sub-Accounts and the value of the Fixed Account Options, systematic withdrawals may reduce or even exhaust the Contract Value. Income taxes may apply to systematic withdrawals. Please consult your tax advisor before taking any withdrawal.

We will make systematic withdrawal payments to you or your designated payee. At our discretion, we may modify or suspend the Systematic Withdrawal Program and charge a processing fee for the service. If we modify or suspend the Systematic Withdrawal Program, existing systematic withdrawal payments will not be affected.

MINIMUM CONTRACT VALUE
If your request for a partial withdrawal would reduce your Contract Value to less than $1,000, we may treat it as a request to withdraw your entire Contract Value, unless a Withdrawal Benefit Option is currently attached to your Contract. See "Withdrawal Benefit Options" above for more information. Your Contract will terminate if you withdraw all of your Contract Value. We will, however, ask you to confirm your withdrawal request before terminating your Contract. If we terminate your Contract, we will distribute to you its Contract Value, adjusted by any applicable Market Value Adjustment, less withdrawal and other charges and applicable taxes.

Income Payments
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PAYOUT START DATE
The Payout Start Date is the day that we apply your Contract Value adjusted by any applicable Market Value Adjustment and less applicable taxes to an Income Plan. The first income payment must occur at least 30 days after the Issue Date. The Payout Start Date may be no later than:

..   the Annuitant's 99th birthday, or

..   the 10th Contract Anniversary, if later.

You may change the Payout Start Date at any time by notifying us in writing of the change at least 30 days before the scheduled Payout Start Date. Absent a change, we will use the Payout Start Date stated in your Contract.

INCOME PLANS
An "Income Plan" is a series of payments made on a scheduled basis to you or to another person designated by you. You may select more than one Income Plan. If you choose more than one Income Plan, you must specify what proportions of your Contract Value, adjusted by any Market Value Adjustment and less any applicable taxes, should be allocated to each such Income Plan. For tax reporting purposes, your cost basis and any gain on the Contract will be allocated proportionally to each Income Plan you select based on the proportion of your Contract Value applied to each such Income Plan. We reserve the right to limit the number of Income Plans that you may select. If you choose to add the Income Protection Benefit Option, certain restrictions may apply as described under "Income Protection Benefit Option," below. If you do not select an Income Plan, we will make income payments in accordance with Income Plan 1 with a Guaranteed Payment Period of 10 years. If any Contract Owner dies during the Payout Phase, the new Contract Owner will be the surviving Contract Owner. If there is no surviving Contract Owner, the new Contract Owner will be the Beneficiary(ies) as described in the "Beneficiary" section of this prospectus. Any remaining income payments will be paid to the new Contract Owner as scheduled. Income payments to Beneficiaries may be subject to restrictions established by the Contract Owner. After the Payout Start Date, you may not make withdrawals (except as described below) or change your choice of Income Plan.

Currently seven Income Plans are available. Depending on the Income Plan(s) you choose, you may receive:

..   fixed income payments;

                               62     PROSPECTUS

..   variable income payments; or

..   a combination of the two.

A portion of each payment will be considered taxable and the remaining portion will be a non-taxable return of your investment in the Contract, which is also called the "basis." Once the basis in the Contract is depleted, all remaining payments will be fully taxable. If the Contract is tax-qualified, generally, all payments will be fully taxable. Taxable payments taken prior to age 59 1/2, may be subject to an additional 10% federal tax penalty.

The seven Income Plans are:

Income Plan 1 - Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as the Annuitant lives. If the Annuitant dies in the Payout Phase, we will continue to pay income payments until the guaranteed number of payments has been paid. The number of months guaranteed ("Guaranteed Payment Period") may range from 0 to 360 months. If the Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months.

Income Plan 2 - Joint and Survivor Life Income with Guaranteed Number of Payments. Under this plan, we make periodic income payments for at least as long as either the Annuitant or the joint Annuitant, named at the time the Income Plan was selected, lives. If both the Annuitant and joint Annuitant die in the Payout Phase, we will continue to pay the income payments until the guaranteed number of payments has been paid. The Guaranteed Payment Period may range from 0 to 360 months. If either the Annuitant or joint Annuitant is age 90 or older as of the Payout Start Date, the Guaranteed Payment Period may range from 60 to 360 months. You may elect a reduced survivor plan of 50%, 66% or 75% of the payment amount. If you do not elect a reduced survivor amount, the payments will remain at 100%. If you elect a reduced survivor payment plan, the amount of each income payment initially will be higher but a reduction will take place at the later of 1) the death of an Annuitant; or 2) at the end of the guaranteed payment period.

Income Plan 3 - Guaranteed Number of Payments. Under this plan, we make periodic income payments for the period you have chosen. These payments do not depend on the Annuitant's life. The shortest number of months guaranteed is 60 (120 if the Payout Start Date occurs prior to the third Contract Anniversary). The longest number of months guaranteed is 360 or the number of months between the Payout Start Date and the date that the Annuitant reaches age 100, if greater. In no event may the number of months guaranteed exceed 600.

We will deduct the mortality and expense risk charge from the assets of the Variable Sub-Account supporting this Income Plan even though we may not bear any mortality risk. You may make withdrawals, change the length of the guaranteed payment period, or change the frequency of income payments under Income Plan 3. See "Modifying Payments" and "Payout Withdrawals" below for more details.

Income Plan 4 - Life Income with Cash Refund. Under this plan, we make periodic income payments until the death of the Annuitant. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Payments under this plan are available only as fixed income payments.

Income Plan 5 - Joint Life Income with Cash Refund. Under this plan, we make periodic income payments until the deaths of both the Annuitant and joint Annuitant. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will pay a lump sum payment of the remaining amount. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

Income Plan 6 - Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the death of the Annuitant; or
(2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the death of the Annuitant occurs before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Payments under this plan are available only as fixed income payments.

Income Plan 7 - Joint Life Income with Installment Refund. Under this plan, we make periodic income payments until the later of: (1) the deaths of both the Annuitant and joint Annuitant; or (2) the total amount paid out under the annuity is equal to the total amount applied to the Income Plan. If the deaths of both the Annuitant and joint Annuitant occur before the total amount applied to an Income Plan is paid out, we will continue to make payments in the same manner until any remaining payments are paid out. Currently, a reduced survivor plan is not available. Payments under this plan are available only as fixed income payments.

If you choose an Income Plan with payments that continue for the life of the Annuitant or joint Annuitant, we may require proof of age and sex of the Annuitant or joint Annuitant before starting income payments, and proof that the Annuitant or joint Annuitant is alive before we make each payment. Please note that under Income Plans 1 and 2, if you do not select a Guaranteed Payment Period, it is possible that the payee could receive only one income payment if the Annuitant and any joint Annuitant both die before the second income payment, or only two income payments if they die before the third income payment, and so on.

                               63     PROSPECTUS

The length of any Guaranteed Payment Period under your selected Income Plan generally will affect the dollar amounts of each income payment. As a general rule, longer Guarantee Payment Periods result in lower income payments, all other things being equal. For example, if you choose an Income Plan with payments that depend on the life of the Annuitant but with no guaranteed payments, the income payments generally will be greater than the income payments made under the same Income Plan with a specified Guaranteed Payment Period.

Modifying Payments

After the Payout Start Date, you may make the following changes under Income Plan 3:

..   You may request to modify the length of the Guaranteed Payment Period. If you elect to change the length of the Guaranteed Payment Period, the new Guaranteed Payment Period must be within the original minimum and maximum period you would have been permitted to select on the Payout Start Date. However, the maximum payment period permitted will be shortened by the period elapsed since the original Guaranteed Payment Period began. If you change the length of your Guaranteed Payment Period, we will compute the present value of your remaining payments, using the same assumptions we would use if you were terminating the income payments, as described in Payout Withdrawal. We will then adjust the remaining payments to equal what that value would support based on those same assumptions and based on the revised Guaranteed Payment Period.

..   You may request to change the frequency of your payments.

We currently allow you to make the changes described above once each Contract Year; on that single occasion you may make either change alone, or both simultaneously. We reserve the right to change this practice at any time without prior notice.

Changes to either the frequency of payments or length of the Guaranteed Payment Period will result in a change to the payment amount and may change the amount of each payment that is taxable to you.

Modifying payments of this Contract may not be allowed under Qualified Plans. In order to satisfy required minimum distributions ("RMD") under current Treasury regulations, once income payments have begun over a Guaranteed Payment Period, the Guaranteed Payment Period may not be changed even if the new period is shorter than the maximum permitted. Please consult with a competent tax advisor prior to making a request to modify payments if your Contract is subject to RMD requirements.

Any change to either the frequency of payments or length of a Guaranteed Payment Period will take effect on the next payment date after we accept the requested change.

Payout Withdrawal

You may terminate all or a portion of the income payments being made under Income Plan 3 at any time and withdraw their present value ("withdrawal value"), subject to a Payout Withdrawal Charge, by writing to us ("Payout Withdrawal"). For variable income payments, the withdrawal value is equal to the present value of the variable income payments being terminated, calculated using a discount rate equal to the assumed investment rate that was used in determining the initial variable payment. For fixed income payments, the withdrawal value is equal to the present value of the fixed income payments being terminated, calculated using a discount rate equal to the applicable current interest rate (this may be the initial interest rate in some states.) The applicable current interest rate is the rate we are using on the date we receive your Payout Withdrawal request to determine income payments for a new annuitization with a payment period equal to the remaining payment period of the income payments being terminated.

A Payout Withdrawal must be at least $50. If any Payout Withdrawal reduces the value of the remaining income payments to an amount not sufficient to provide an initial payment of at least $20, we reserve the right to terminate the Contract and pay you the present value of the remaining income payments in a lump sum. If you withdraw the entire value of the remaining income payments, the Contract will terminate.

You must specify the investment alternative(s) from which you wish to make a Payout Withdrawal. If you withdraw a portion of the value of your remaining income payments, the payment period will remain unchanged and your remaining payment amounts will be reduced proportionately.

Payout Withdrawal Charge

To determine the Payout Withdrawal Charge, we assume that purchase payments are withdrawn first, beginning with the oldest payment. When an amount equal to all purchase payments has been withdrawn, additional withdrawals will not be assessed a Payout Withdrawal Charge.

                               64     PROSPECTUS

Payout Withdrawals will be subject to a Payout Withdrawal Charge for each Contract as follows:

                                        Number of Complete Years Since We Received the Purchase
                                        Payment Being Withdrawn/Applicable Charge:
    ----------------------------------------------------------------------------------------------------
    Contract:                           0       1       2      3      4      5      6      7      8+
    ----------------------------------------------------------------------------------------------------
    Allstate Variable Annuity           7%      7%      6%     5%     4%     3%     2%     0%     0%
    Allstate Variable Annuity - L Share 7%      6%      5%     0%

Additional Information. We may make other Income Plans available. You may obtain information about them by writing or calling us. On the Payout Start Date, you must specify the portion of the Contract Value to be applied to variable income payments and the portion to be applied to fixed income payments. For the portion of your Contract Value to be applied to variable income payments, you must also specify the Variable Sub-Accounts on which to base the variable income payments as well as the allocation among those Variable Sub-Accounts. If you do not choose how the Contract Value is to be applied, then the portion of the Contract Value in the Variable Account on the Payout Start Date will be applied to variable income payments, according to the Variable Sub-Account allocations as of the Payout Start Date, and the remainder of the Contract Value will be applied to fixed income payments.

We will apply your Contract Value, adjusted by any applicable Market Value Adjustment, less applicable taxes, to your Income Plan(s) on the Payout Start Date. We can make income payments in monthly, quarterly, semi-annual or annual installments, as you select. If the Contract Value is less than $2,000 when it is applied to the Income Plan(s) you choose, or not enough to provide an initial payment of at least $20 when it is applied to the Income Plan(s) you choose, and state law permits, we may:

..   terminate the Contract and pay you the Contract Value, adjusted by any applicable Market Value Adjustment and less any applicable taxes, in a lump sum instead of the periodic payments you have chosen, or

..   reduce the frequency of your payments so that each payment will be at least
    $20.

VARIABLE INCOME PAYMENTS
The amount of your variable income payments depends upon the investment results of the Variable Sub-Accounts you select, the premium taxes you pay, the age and sex of the Annuitant, and the Income Plan you choose. We guarantee that the payments will not be affected by: (a) company mortality experience; or (b) the amount of our administration expenses.

We cannot predict the total amount of your variable income payments, which may be more or less than your total purchase payments because (a) variable income payments vary with the investment results of the underlying Portfolios; and
(b) under some of the Income Plans, we make income payments only so long as an Annuitant is alive or any applicable Guaranteed Payment Period has not yet expired.

In calculating the amount of the periodic payments in the annuity tables in the Contracts, we used an assumed investment rate ("AIR", also known as benchmark rate) of 3%. Currently, you may choose either a 6%, 5%, or 3% AIR per year. If you select the Income Protection Benefit Option, however, the 3% AIR must apply. The 6% and 5% AIR may not be available in all states (check with your representative for availability). Currently, if you do not choose one, the 5% AIR will automatically apply (except in states in which the 5% AIR is not available; in those states, the 3% AIR will automatically apply). You may not change the AIR after you have selected an Income Plan.

We reserve the right to offer other assumed investment rates. If the actual net investment return of the Variable Sub-Accounts you choose is less than the AIR, then the dollar amount of your variable income payments will decrease. The dollar amount of your variable income payments will increase, however, if the actual net investment return exceeds the AIR. The dollar amount of the variable income payments stays level if the net investment return equals the AIR. With a higher AIR, your initial income payment will be larger than with a lower AIR. While income payments continue to be made, however, this disparity will become smaller and, if the payments have continued long enough, each payment will be smaller than if you had initially chosen a lower AIR.

Please refer to the Statement of Additional Information for more detailed information as to how we determine variable income payments.

You may also elect a variable income payment stream consisting of level monthly, quarterly or semi-annual payments. If you elect to receive level monthly, quarterly or semi-annual payments, the payments must be recalculated annually. You may only elect to receive level payments at or before the Payout Start Date. If you have elected level payments for an Income Plan(s), you may not make any variable to fixed payment transfers within such Income Plan(s). We will determine the amount of each annual payment as described above, place this amount in our general account, and then distribute it in level monthly, quarterly or semi-annual payments. The sum of the level payments will exceed the annual calculated amount because of an interest rate factor we use, which may vary from year to year, but will not be less than 2% per year. We do not allow withdrawals of

                               65     PROSPECTUS
the annual amount unless you make a full or partial withdrawal request of the value of the remaining payments under Income Plan 3. Withdrawals will be assessed a Payout Withdrawal Charge, if applicable. If the Annuitant dies while you are receiving level payments, you will not be entitled to receive any remaining level payments for that year (unless the Annuitant dies before the end of the Guaranteed Payment Period). For example, if you have selected Income Plan 1 with no Guaranteed Payment Period and the Annuitant dies during the year, the Beneficiary will not be entitled to receive the remaining level payments for that year.

INCOME PROTECTION BENEFIT OPTION
We offer an Income Protection Benefit Option, which may be added to your Contract on the Payout Start Date for an additional mortality and expense risk charge if you have selected variable income payments subject to the following conditions:

..   The Annuitant and joint Annuitant, if applicable, must be age 75 or younger on the Payout Start Date.

..   You must choose Income Plan 1 or 2, and the Guaranteed Payment Period must be for at least 120 months, unless the Internal Revenue Service requires a different payment period.

..   You may apply the Income Protection Benefit Option to more than one Income
    Plan.

..   The AIR must be 3% for the Income Plan(s) to which you wish to apply this benefit.

..   You may only add the Income Protection Benefit Option on the Payout Start
    Date and, once added, the option cannot be cancelled.

..   You may not add the Income Protection Benefit Option without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Income Protection Benefit Option.

..   You may not convert variable income payments to fixed income payments.

If you select the Income Protection Benefit Option, we guarantee that your variable income payments under each of the Income Plans to which the option is applied will never be less that 85% of the initial variable amount income value ("Income Protection Benefit"), as calculated on the Payout Start Date under such Income Plans, unless you have elected a reduced survivor payment plan under Income Plan 2. If you have elected a reduced survivor payment plan, we guarantee that your variable income payments to which the option is applied will never be less than 85% of the initial variable amount income value prior to the later of 1) the death of an Annuitant; or 2) the end of the guaranteed payment period. On or after the later of these events, we guarantee that your variable income payments will never be less than 85% of the initial variable amount income value multiplied by the percentage you elected for your reduced survivor plan. See Appendix C for numerical examples that illustrate how the Income Protection Benefit is calculated.

If you add the Income Protection Benefit Option to your Contract, the mortality and expense risk charge during the Payout Phase will be increased. The charge for the Income Protection Benefit Option will apply only to the Income Plan(s) to which the Option has been applied. Currently, the charge for this option is 0.50% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. We may change the amount we charge, but it will not exceed 0.75% of the average daily net Variable Account assets supporting the variable income payments to which the Income Protection Benefit Option applies. Once the option is issued, we will not increase what we charge you for the benefit.

In order to ensure that we achieve adequate investment diversification ("Income Protection Diversification Requirement"), we reserve the right, in our sole discretion, to impose limitations on the investment alternatives in which you may invest during the Payout Phase with respect to the assets supporting the variable income payments to which the Income Protection Benefit Option applies. These limitations may include, but are not limited to, maximum investment limits on certain Variable Sub-Accounts, exclusion of certain Variable Sub-Accounts, required minimum allocations to certain Variable Sub-Accounts, and/or the required use of Automatic Portfolio Rebalancing.

To achieve our Income Protection Diversification Requirement, we have divided the Variable Sub-Accounts into three separate categories: "unrestricted," "restricted" and "excluded." Currently, we require that you allocate between 30% to 100% of the assets supporting your variable income payments to the unrestricted Variable Sub-Accounts in any manner you choose. You may allocate up to 70% of the assets supporting your variable income payments to the restricted Variable Sub-Accounts. You may not, however, allocate more than 20% of the assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts. You may not allocate any portion of the assets supporting your variable income payments to the excluded Variable Sub-Accounts.

In the following three tables, we list our current Income Protection Diversification Requirement:

Unrestricted Variable Sub-Accounts. There is no limit to the amount of assets supporting your variable income payments that you may allocate to any one or more of the following Variable Sub-Accounts. Currently,

                               66     PROSPECTUS
we require that you allocate at least 30% of the assets supporting your variable income payments to this category.

Morgan Stanley VIS Income Plus - Class Y Sub-Account
Morgan Stanley VIS Limited Duration - Class Y Sub-Account (4)
Morgan Stanley VIS Money Market - Class Y Sub-Account
Fidelity VIP Money Market - Service Class 2 Sub-Account
PIMCO VIT Real Return - Advisor Shares Sub-Account
PIMCO VIT Total Return - Advisor Shares Sub-Account

Restricted Variable Sub-Accounts. You may allocate up to 70% of the amount of assets supporting your variable income payments to the following Variable Sub-Accounts. Currently, you may not allocate more than 20% of the amount of assets supporting your variable income payments to any one of the restricted Variable Sub-Accounts.

Morgan Stanley VIS Aggressive Equity - Class Y Sub-Account

Morgan Stanley VIS Capital Opportunities - Class Y Sub-Account/(6)/

Morgan Stanley VIS Dividend Growth - Class Y Sub-Account


Morgan Stanley VIS European Equity - Class Y Sub-Account/(4)/ Morgan Stanley VIS Global Advantage - Class Y Sub-Account/(1)/ Morgan Stanley VIS Global Dividend Growth - Class Y Sub-Account Morgan Stanley VIS High Yield - Class Y Sub-Account/(1)/
Morgan Stanley VIS Income Builder - Class Y Sub-Account/(1)/ Morgan Stanley VIS S&P 500 Index - Class Y Sub-Account
Morgan Stanley VIS Strategist - Class Y Sub-Account
Morgan Stanley VIS Utilities - Class Y Sub-Account/(1)/
AIM V.I. Basic Value - Series II Sub-Account/(1)/
AIM V.I. Core Equity - Series II Sub-Account/(5)/ AllianceBernstein VPS Growth - Class B Sub-Account AllianceBernstein VPS Growth and Income - Class B Sub-Account/(1)/ AllianceBernstein VPS International Value - Class B Sub-Account AllianceBernstein VPS Large Cap Growth - Class B Sub-Account/(1)/ AllianceBernstein VPS Small/Mid Cap Value - Class B Sub-Account AllianceBernstein VPS Utility Income - Class B Sub-Account AllianceBernstein VPS Value - Class B Sub-Account
Fidelity VIP Contrafund(R) - Service Class 2 Sub-Account
Fidelity VIP Growth & Income - Service Class 2 Sub-Account Fidelity VIP High Income - Service Class 2 Sub-Account
Fidelity VIP Mid Cap - Service Class 2 Sub-Account
FTVIP Franklin High Income Securities - Class 2 Sub-Account/(1)/ FTVIP Franklin Income Securities - Class 2 Sub-Account
FTVIP Mutual Discovery Securities - Class 2 Sub-Account
FTVIP Mutual Shares Securities - Class 2 Sub-Account
FTVIP Templeton Foreign Securities - Class 2 Sub-Account
Goldman Sachs VIT Structured U.S. Equity Sub-Account
Goldman Sachs VIT Growth and Income Sub-Account

Goldman Sachs VIT Mid Cap Value Sub-Account/(4)/
PIMCO VIT CommodityRealReturn(TM) Strategy - Advisor Shares Sub-Account

PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account
Putnam VT The George Putnam Fund of Boston - Class IB Sub-Account
Putnam VT Growth and Income - Class IB Sub-Account/(1)/
Putnam VT International Equity - Class IB Sub-Account
Putnam VT Investors - Class IB Sub-Account/(3)/
Putnam VT New Value - Class IB Sub-Account
Putnam VT Voyager - Class IB Sub-Account

UIF Capital Growth, Class II Sub-Account/(2)(7)/
UIF Equity and Income, Class II Sub-Account/(2)(7)/
UIF Global Franchise, Class II Sub-Account/(2)(7)/
UIF U.S. Mid Cap Value, Class II Sub-Account/(2)(7)/
UIF U.S. Real Estate, Class II Sub-Account/(2)(7)/
UIF International Growth Equity, Class II Sub-Account/(2)(7)/

Van Kampen LIT Comstock, Class II Sub-Account
Van Kampen LIT Growth and Income, Class II Sub-Account



Excluded Variable Sub-Accounts. Currently, none of the following Variable Sub-Accounts are available to support variable income payments.

AIM V.I. Capital Appreciation - Series II Sub-Account/(1)/
AIM V.I. Mid Cap Core Equity - Series II Sub-Account/(1)/
FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account Goldman Sachs VIT Structured Small Cap Equity Sub-Account

UIF Small Company Growth, Class II Sub-Account/(2)(7)/
UIF Emerging Markets Equity, Class II Sub-Account/(2)(7)/
UIF Mid Cap Growth, Class II Sub-Account/(2)(7)/
UIF Emerging Markets Debt, Class II Sub-Account/(1)(2)(7)/
Van Kampen LIT Capital Growth, Class II Sub-Account/(6)/
Van Kampen LIT Mid Cap Growth, Class II Sub-Account/(6)/

1)Effective May 1, 2005, the following Variable Sub-Accounts closed to new investments: the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the UIF Emerging Markets Debt, Class II Sub-Account.*


2)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

3)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account closed to new investments.*

4)Effective May 1, 2006, the following Variable Sub-Accounts closed to new investments: the Goldman Sachs VIT Mid Cap Value Sub-Account, the Morgan Stanley VIS European Equity - Class Y Sub-Account and the Morgan Stanley VIS Limited Duration - Class Y Sub-Account.*

5)Effective May 1, 2006, the AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2005, you enrolled in one of our automatic transaction programs, through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.*


6)Effective May 1, 2008, the Morgan Stanley VIS Equity Portfolio - Class Y changed its name to the Morgan Stanley VIS Capital Opportunities Portfolio - Class Y, the Van Kampen LIT Strategic Growth Portfolio, Class II changed its name to Van Kampen LIT Capital Growth Portfolio, Class II and the Van Kampen LIT Aggressive Growth Portfolio, Class II changed its name to the Van Kampen LIT Mid Cap Growth Portfolio, Class II.

7)Effective May 1, 2008: the Van Kampen UIF Equity Growth Portfolio changed its name to the UIF Capital Growth Portfolio; the Van Kampen UIF Emerging Markets Debt Portfolio changed its name to UIF Emerging Markets Debt Portfolio; the Van Kampen UIF Emerging Markets Equity Portfolio changed it's name to the UIF Emerging Markets Equity Portfolio; the Van Kampen UIF U.S. Real Estate Portfolio changed its name to the UIF U.S. Real Estate Portfolio; the Van Kampen UIF Equity and Income Portfolio changed its name to the UIF Equity and Income Portfolio;


                               67     PROSPECTUS
  the Van Kampen UIF U.S. Mid Cap Value Portfolio changed its name to the UIF U.S. Mid Cap Value Portfolio; the Van Kampen UIF Mid Cap Growth Portfolio changed its name to the UIF Mid Cap Growth Portfolio; the Van Kampen UIF Global Franchise Portfolio changed its name to the UIF Global Franchise Portfolio; the Van Kampen UIF International Growth Equity Portfolio changed its name to UIF International Growth Equity Portfolio; and the Van Kampen Small Company Growth Portfolio changed its name to the UIF Small Company Growth Portfolio.


* As noted above, certain Variable Sub-Accounts are closed to new investments. If you invested in these Variable Sub-Accounts prior to the effective close date, you may continue your investments. If you choose to add the Income Protection Benefit Option on or after the effective close date, you must transfer any portion of your Contract Value that is allocated to these Variable Sub-Accounts to any of the remaining Variable Sub-Accounts available with the Income Protection Benefit Option prior to adding it to your Contract.

You must use quarterly Automatic Portfolio Rebalancing to meet our Income Protection Diversification Requirement. On the date of each rebalancing, we will reallocate the amount of the assets supporting your variable income payments according to the rebalancing percentages you have selected, subject to the then current restrictions and exclusions in effect. We expect that the restrictions and exclusions for each category will change from time to time. Any change in these restrictions and exclusions will become effective no later than the next regularly scheduled rebalancing of your Variable Sub-Account choices on or immediately after the date of change.

The Income Protection Diversification Requirement is based on a model. We may use a model developed and maintained by us or we may elect to use a model developed or provided by an independent third party. We will notify you at least 30 days before we make any change to our Income Protection
Diversification Requirement.

We may determine which Variable Sub-Accounts are eligible for each category or we may elect to follow the recommendations of an independent third party. We may at any time make new determinations as to which Variable Sub-Accounts are unrestricted, restricted or excluded. We may do so for a variety of reasons including, but not limited to, a change in the investment objectives or policies of a Portfolio, or the failure, in our sole determination, of such Portfolio to invest in accordance with its stated investment objective or policies.

Transfers made for purposes of meeting the Income Protection Diversification Requirement will not count towards the number of free transfers you may make each Contract Year. See "Investment Alternatives: Transfers," above, for additional information.

FIXED INCOME PAYMENTS
We guarantee income payment amounts derived from any Fixed Account Option for the duration of the Income Plan. The guaranteed income payment amounts will change if the frequency of payments or the length of the payment period changes.

We calculate the fixed income payments by:

..   adjusting the portion of the Contract Value in any Fixed Account Option on the Payout Start Date by any applicable Market Value Adjustment;

..   deducting any applicable taxes; and

..   applying the resulting amount to the greater of: (a) the appropriate income payment factor for the selected Income Plan from the Income Payment Table in your Contract; or (b) such other income payment factor as we are offering on the Payout Start Date.

We may defer your request to make a withdrawal from fixed income payments for a period of up to 6 months or whatever shorter time state law may require. If we defer payments for 30 days or more, we will pay interest as required by law from the date we receive the withdrawal request to the date we make payment.

RETIREMENT INCOME GUARANTEE OPTIONS
Effective January 1, 2004, we ceased offering the Retirement Income Guarantee Options ("RIG 1" and "RIG 2"), except in a limited number of states. Effective May 1, 2004, the RIG 1 and RIG 2 Options are no longer available in any state. If you added a Retirement Income Guarantee Option to your Contract prior to January 1, 2004 (up to May 1, 2004 in certain states), your Option will continue to apply to your Contract. Also, effective January 1, 2004, we discontinued the Trade-In Program. If you previously elected a RIG Option, you may cancel your RIG 1 or RIG 2 Option during the 60-day period following your next 3rd Contract Anniversary after January 1, 2004. If you do not cancel the Option during this 60-day period, you will not be permitted to cancel it later. Please check with your Morgan Stanley Financial Advisor for details.

The following describes the Retirement Income Guarantee Options for Contract Owners who elected the Option prior to May 1, 2004.

We refer to the issue date of the option as the "Rider Date." You may add only one Retirement Income Guarantee Option to your Contract. The oldest Contract Owner and oldest Annuitant must be age 75 or younger on the Rider Application Date. Once you add a rider to your Contract, it may not be cancelled except during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004, as described above.

We reserve the right to impose limitations on the investment alternatives in which you may invest as a

                               68     PROSPECTUS
condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

For each option, an "Income Base" is calculated, which is used only for the purpose of calculating the "Guaranteed Retirement Income Benefit" and the appropriate "Rider Fee," all defined below. The Income Base does not provide a Contract Value or guarantee performance of any investment option. The Income Base for RIG 1 and RIG 2 are described in more detail below.

You may apply the Income Base less applicable taxes to an Income Plan on the Payout Start Date and receive the Guaranteed Retirement Income Benefit if all of the following conditions are satisfied:

..   The Payout Start Date must be on or after the 10th Contract Anniversary of the Rider Date.

..   The Payout Start Date must occur during the 30-day period following a
    Contract Anniversary.

..   The oldest Annuitant must be age 99 or younger as of the Payout Start Date.

..   You must select Fixed Amount Income Payments only.

..   You must select Income Plan 1 or 2, with a Guaranteed Payment Period of at least:

   . 120 months, if the youngest Annuitant is age 80 or younger as of the Payout Start Date; or

   . 60 months, if the youngest Annuitant is older than age 80 as of the Payout Start Date.

The "Guaranteed Retirement Income Benefit" is determined by applying the Income Base, less any applicable taxes, to the appropriate monthly income payment factor shown in the Income Payment Tables in your Contract for the selected Income Plan.

If a different payment frequency (quarterly, semi-annual, or annual) or different Income Plan is selected, an income payment factor for the selected payment frequency and Income Plan is determined on the same mortality and interest rate basis as the Income Payment Tables shown in your Contract.

On the Payout Start Date, the income payments for the selected Income Plan will be the greater of:

..   The Guaranteed Retirement Income Benefit; or

..   For fixed income payments, the Contract Value, adjusted by any applicable
    Market Value Adjustment, less any applicable taxes is applied to the greater of: the appropriate income payment factor for the selected Income Plan from the income payment tables in your Contract, or an income payment factor for the selected Income Plan that we are offering on the Payout Start Date.

We assess an annual Rider Fee if you selected one of the Retirement Income Guarantee Options. The Rider Fee is deducted on each Contract Anniversary on a pro rata basis from each of the Variable Sub-Accounts in which your Contract Value is invested on that date. The Rider Fee will decrease the number of Accumulation Units in each Variable Sub-Account. The Rider Fee is deducted only during the Accumulation Phase of the Contract. For the first Contract Anniversary following the Rider Date, the Rider Fee will be prorated to cover the period between the Rider Date and the first Contract Anniversary after the Rider Date. In the case of a full withdrawal of the Contract Value, the Rider Fee is prorated to cover the period between the Contract Anniversary immediately prior to the withdrawal and the date of the withdrawal.

The Rider Fee for RIG 1 is 0.40% of the Income Base on each Contract Anniversary. The Rider Fee for RIG 2 is 0.55% of the Income Base on each Contract Anniversary.

These options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..   The date the Contract is terminated;

..   If the Contract is not continued in the Accumulation Phase under either the
    Death of Owner or Death of Annuitant provisions of the Contract. The option will terminate on the date we determine the Death Proceeds;

..   The Payout Start Date; or

..   You elect to cancel your RIG 1 or RIG 2 Option during the 60-day period following the next 3rd Contract Anniversary after January 1, 2004 (since we discontinued offering the Trade-In Program as of that date).

Otherwise, the options may not be terminated or cancelled.

Calculation of Income Base.

On the Rider Date, the "RIG 1 Income Base" is equal to the Contract Value. The RIG 1 Income Base, plus purchase payments made after the Rider Date and less RIG 1 withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first. After the 5% interest accumulation ends (3% in certain states), the RIG 1 Income Base will continue to be increased by purchase payments and reduced by RIG

                               69     PROSPECTUS

1 withdrawal adjustments for withdrawals until the option terminates. The "RIG 1 Withdrawal Adjustment" is defined below.

The RIG 1 Income Base will not exceed a Cap equal to:

..   200% of the Contract Value as of the Rider Date; plus

..   200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the Payout Start Date; minus

..   RIG 1 Withdrawal Adjustments for any withdrawals made after the Rider Date.

RIG 1 Withdrawal Adjustment. Prior to the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or oldest Annuitant, whichever is earlier, the withdrawal adjustment is as follows:

..   In each Contract Year, for the portion of withdrawals that do not cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the amount withdrawn (or portion thereof) multiplied by a discount factor. The discount factor is calculated using a 5% annual interest rate (3% in certain states) and the portion of the Contract Year between the withdrawal date and the end of the Contract Year. This withdrawal adjustment has the effect of reducing the RIG 1 Income Base at the end of the Contract Year by the actual amount of the withdrawal. In other words, for purposes of calculating the RIG 1 Income Base, the withdrawal is treated as if it occurred at the end of the Contract Year.

..   In each Contract Year, for the portion of withdrawals that cumulatively exceed 5% (3% in certain states) of the RIG 1 Income Base as of the beginning of the Contract Year (or as of the Rider Date for the first Contract Year in which RIG 1 is added), the withdrawal adjustment is equal to the withdrawal amount (or portion thereof), divided by the Contract Value immediately prior to the withdrawal and reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states), and the result multiplied by the most recently calculated RIG 1 Income Base, reduced for the portion of withdrawals that does not cumulatively exceed 5% (3% in certain states).

On or after the first Contract Anniversary following the 85th birthday of the oldest Contract Owner or the Annuitant, all withdrawal adjustments are equal to the withdrawal amount, divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated RIG 1 Income Base.

See Appendix D for numerical examples that illustrate how the RIG 1 Withdrawal Adjustment is applied.

The "RIG 2 Income Base" is defined as the greater of "Income Base A" or "Income Base B."

"Income Base A" and its corresponding Withdrawal Adjustment are calculated in the same manner as the RIG 1 Income Base and RIG 1 Withdrawal Adjustment.

On the Rider Date, "Income Base B" is equal to the Contract Value. After the Rider Date and prior to the Payout Start Date, Income Base B is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..   Each time a purchase payment is made, Income Base B is increased by the amount of the purchase payment.

..   Each time a withdrawal is made, Income Base B is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated Income Base B.

..   On each Contract Anniversary until the first Contract Anniversary following the 85/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, Income Base B is equal to the greater of the Contract Value on that date or the most recently calculated Income Base B.

If no purchase payments or withdrawals are made after the Rider Date, Income Base B will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary until the earlier of the Payout Start Date or the Contract Anniversary following the 85th birthday of the oldest Contact Owner or oldest Annuitant, whichever occurs first.

CERTAIN EMPLOYEE BENEFIT PLANS
The Contracts offered by this prospectus contain income payment tables that provide for different payments to men and women of the same age, except in states that require unisex tables. We reserve the right to use income payment tables that do not distinguish on the basis of sex to the extent permitted by applicable law. In certain employment-related situations, employers are required by law to use the same income payment tables for men and women. Accordingly, if the Contract is used in connection with an employment-related retirement or benefit plan and we do not offer unisex annuity tables in your state, you should consult with legal counsel as to whether the Contract is appropriate.

                               70     PROSPECTUS

Death Benefits
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DEATH PROCEEDS
Under certain conditions, described below, we will pay Death Proceeds for this Contract on the death of the Contract Owner, Annuitant, or Co-Annuitant if the death occurs prior to the Payout Start Date. If the Owner or Annuitant dies after the Payout Start Date, we will pay remaining income payments as described in the "Payout Phase" section of your Contract. See "Income Payments" for more information.

We will determine the value of the Death Proceeds as of the end of the Valuation Date during which we receive the first Complete Request for Settlement (the next Valuation Date, if we receive the request after 3:00 p.m. Central Time). In order to be considered a "Complete Request for Settlement," a claim for distribution of the Death Proceeds must include "Due Proof of Death" in any of the following forms of documentation:

..   A certified copy of the death certificate;

..   A certified copy of a decree of a court of competent jurisdiction as to the finding of death; or

..   Any other proof acceptable to us.

"Death Proceeds" are determined based on when we receive a Complete Request for
Settlement:

..   If we receive a Complete Request for Settlement within 180 days of the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds is equal to the "Death Benefit."

..   If we receive a Complete Request for Settlement more than 180 days after the death of the Contract Owner, Annuitant, or Co-Annuitant, as applicable, the Death Proceeds are equal to the greater of the Contract Value or Settlement Value. We reserve the right to waive or extend, in a nondiscriminatory manner, the 180-day period in which the Death Proceeds will equal the Death Benefit.

Where there are multiple Beneficiaries, we will only value the Death Proceeds at the time the first Beneficiary submits the necessary documentation in good order. Any Death Proceeds amounts attributable to any Beneficiary which remain in the Variable Sub-Accounts are subject to investment risk.

DEATH BENEFIT OPTIONS

In addition to the ROP Death Benefit included in your Contract, we offer the following death benefit options which may be added to your Contract:

..   MAV Death Benefit Option

..   Enhanced Beneficiary Protection (Annual Increase) Option

..   Earnings Protection Death Benefit Option

The SureIncome Plus Option and SureIncome For Life Option also include a death benefit option, the SureIncome Return of Premium Death Benefit ("SureIncome ROP Death Benefit.")

The amount of the Death Benefit depends on which death benefit option(s) you select. Not all death benefit options are available in all states.

You may select any combination of death benefit options on the Issue Date of your Contract or at a later date, subject to state availability and issue age restrictions. You may not add any of the death benefit option(s) to your Contract after Contract issue without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add an option(s).

The "Death Benefit" is equal to the Earnings Protection Death Benefit (if selected) plus the greatest of:

..   The Contract Value;

..   The Settlement Value;

..   The ROP Death Benefit;

..   The MAV Death Benefit Option (if selected);

..   The Enhanced Beneficiary Protection (Annual Increase) Option (if selected);
    or

..   The SureIncome ROP Death Benefit.*

The "Settlement Value" is the amount that would be paid in the event of a full withdrawal of the Contract Value.

* The SureIncome ROP Death Benefit under the SureIncome For Life Option is only included in the calculation of the Death Benefit upon the death of the SureIncome Covered Life. If a Contract Owner, Annuitant or Co-Annuitant who is not the SureIncome Covered Life dies, the SureIncome ROP Death Benefit is not applicable.

The "ROP Death Benefit" is equal to the sum of all purchase payments, reduced by a proportional withdrawal adjustment for each withdrawal. The withdrawal adjustment is equal to the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result is multiplied by:

  The sum of all purchase payments made prior to the withdrawal, less any prior withdrawal adjustments.

Maximum Anniversary Value Death Benefit Option.

The "MAV Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.20%. We may change what we charge for this death benefit option, but

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it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the MAV Death Benefit is equal to the Contract Value. After the Rider Date and prior to the date we determine the Death Proceeds (see "Death Proceeds," above), the MAV Death Benefit is recalculated each time a purchase payment or withdrawal is made as well as on each Contract Anniversary as follows:

..   Each time a purchase payment is made, the MAV Death Benefit is increased by the amount of the purchase payment.

..   Each time a withdrawal is made, the MAV Death Benefit is reduced by a proportional withdrawal adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the most recently calculated MAV Death Benefit.

..   On each Contract Anniversary until the first Contract Anniversary following the 80th birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first, the MAV Death Benefit is recalculated as the greater of the Contract Value on that date or the most recently calculated MAV Death Benefit.


If no purchase payments or withdrawals are made after the Rider Date, the MAV Death Benefit will be equal to the greatest of the Contract Value on the Rider Date and the Contract Values on each subsequent Contract Anniversary after the Rider Date, but before the date we determine the Death Proceeds. If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74 below, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the MAV Death Benefit Option will continue. The MAV Death Benefit will continue to be recalculated for purchase payments, withdrawals, and on each Contract Anniversary after the date we determine the Death Proceeds until the earlier of:


..   The first Contract Anniversary following the 80/th/ birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier, the MAV Death Benefit will be recalculated only for purchase payments and withdrawals); or

..   The date we next determine the Death Proceeds.

Enhanced Beneficiary Protection (Annual Increase) Option.

The Enhanced Beneficiary Protection (Annual Increase) Option is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to 0.30%. We may change what we charge for this death benefit option, but it will never exceed 0.30%. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option.

On the date we issue the rider for this benefit ("Rider Date"), the Enhanced Beneficiary Protection (Annual Increase) Benefit is equal to the Contract Value. The Enhanced Beneficiary Protection (Annual Increase) Benefit, plus purchase payments made after the Rider Date and less withdrawal adjustments for withdrawals made after the Rider Date, will accumulate interest on a daily basis at a rate equivalent to 5% per year (3% in certain states), subject to the "Cap" defined below. This accumulation will continue until the earlier of:

   (a) the first Contract Anniversary following the 80/th/ birthday of the oldest Contract Owner or oldest Annuitant, whichever occurs first; or

   (b) the date we determine the Death Proceeds.

After the 5% interest accumulation ends (3% in certain states), the Enhanced Beneficiary Protection (Annual Increase) Benefit will continue to be increased by purchase payments and reduced by withdrawal adjustments for withdrawals until the death benefit option terminates. The withdrawal adjustment is a proportional adjustment, defined as the withdrawal amount divided by the Contract Value immediately prior to the withdrawal, and the result multiplied by the amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit immediately prior to the withdrawal.

The Enhanced Beneficiary Protection (Annual Increase) Benefit Cap is equal to:

..   200% of the Contract Value as of the Rider Date; plus

..   200% of purchase payments made after the Rider Date, but excluding any purchase payments made in the 12-month period immediately prior to the death of the Contract Owner or the Annuitant; minus

..   Withdrawal adjustments for any withdrawals made after the Rider Date. Refer to Appendix E for withdrawal adjustment examples.


If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74, and if the oldest New Contract Owner and the oldest Annuitant are age 80 or younger on the date we determine the Death Proceeds, then the Enhanced Beneficiary Protection (Annual Increase) Option will continue. The amount of the Enhanced Beneficiary Protection (Annual Increase) Benefit as of the date we determine the Death Proceeds, plus subsequent purchase payments, less withdrawal adjustments for any


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subsequent withdrawals, will accumulate daily at a rate equivalent to 5% per year (3% in certain states) from the date we determine the Death Proceeds, until the earlier of:

..   The first Contract Anniversary following the 80th birthday of either the oldest New Contract Owner or the oldest Annuitant, whichever is earlier. (After the 80th birthday of either the oldest New Owner or the oldest Annuitant, whichever is earlier, the Enhanced Beneficiary Protection (Annual Increase) Benefit will be recalculated only for purchase payments and withdrawals); or

..   The date we next determine the Death Proceeds.

Earnings Protection Death Benefit Option.

The "Earnings Protection Death Benefit Option" is only available if the oldest Contract Owner and oldest Annuitant are age 79 or younger on the Rider Application Date. There is an additional mortality and expense risk charge for this death benefit option, currently equal to:

..   0.25%, if the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date; and

..   0.40%, if the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date.

We may change what we charge for this death benefit option, but it will never exceed 0.35% for issue ages 0-70 and 0.50% for issue ages 71-79. Once added to your Contract, we guarantee that we will not increase the mortality and expense risk charge you pay for this death benefit option. However, if your spouse elects to continue the Contract in the event of your death and if he or she elects to continue the Earnings Protection Death Benefit Option, the mortality and expense risk charge for the death benefit option will be based on the ages of the oldest new Contract Owner and the oldest Annuitant at the time the Contract is continued.

If the oldest Contract Owner and oldest Annuitant are age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..   100% of "In-Force Premium" (excluding purchase payments made after the date we issue the rider for this benefit ("Rider Date") and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..   40% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

If the oldest Contract Owner or oldest Annuitant is over age 70 and all are age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit is equal to the lesser of:

..   50% of "In-Force Premium" (excluding purchase payments made after the Rider
    Date and during the twelve-month period immediately prior to the death of the Contract Owner or Annuitant); or

..   25% of "In-Force Earnings"

calculated as of the date we determine the Death Proceeds.

In-Force Earnings are equal to the current Contract Value less In-Force
Premium. If this quantity is negative, then In-Force Earnings are equal to zero.

In-Force Premium is equal to the Contract Value on the Rider Date, plus the sum of all purchase payments made after the Rider Date, less the sum of all "Excess-of-Earnings Withdrawals" made after the Rider Date.

An Excess-of-Earnings Withdrawal is equal to the excess, if any, of the amount of the withdrawal over the amount of the In-Force Earnings immediately prior to the withdrawal.

Refer to Appendix F for numerical examples that illustrate how the Earnings Protection Death Benefit Option is calculated.


If, upon death of the Contract Owner, the Contract is continued under Option D as described on page 74 below, and if the oldest new Owner and the oldest Annuitant are younger than age 80 on the date we determine the Death Proceeds, then this death benefit option will continue unless the New Contract Owner elects to terminate the death benefit option. If the death benefit option is continued, the following will apply as of the date we determine the Death Proceeds upon continuation:


..   The Rider Date will be changed to the date we determine the Death Proceeds;

..   The In-Force Premium is equal to the Contract Value as of the new Rider
    Date plus all purchase payments made after the Rider Date, less the sum of all the Excess-of-Earnings Withdrawals made after the Rider Date;

..   The Earnings Protection Death Benefit after the new Rider Date will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

..   The mortality and expense risk charge, for this rider, will be determined as described above, but using the ages of the oldest new Contract Owner and the oldest Annuitant as of the new Rider Date.

If either the Contract Owner's or the Annuitant's age is misstated, the Earnings Protection Death Benefit and the mortality and expense risk charge for this death benefit option will be calculated according to the corrected age as of the Rider Date. Your Contract Value will be adjusted to reflect the mortality and expense risk charge for this death benefit option that should have been assessed based on the corrected age.

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ALL OPTIONS.
We reserve the right to impose limitations on the investment alternatives in which you may invest as a condition of these options. These restrictions may include, but are not limited to, maximum investment limits on certain investment alternatives, exclusion of certain investment alternatives, required minimum allocations to certain Variable Sub-Accounts and/or the required use of Automatic Portfolio Rebalancing. Currently, no such restrictions are being imposed.

These death benefit options will terminate and the corresponding Rider Fee will cease on the earliest of the following to occur:

..   the date the Contract is terminated;


..   if, upon the death of the Contract Owner, the Contract is continued under
    Option D as described in the Death of Owner section on page 74, and either the oldest New Owner or the oldest Annuitant is older than age 80 (age 80 or older for the Earnings Protection Death Benefit Option) on the date we determine the Death Proceeds. The death benefit option will terminate on the date we determine the Death Proceeds;


..   if the Contract is not continued in the Accumulation Phase under either the
    Death of Owner or Death of Annuitant provisions of the Contract. The death benefit option will terminate on the date we determine the Death Proceeds;

..   on the date the Contract Owner (if the current Contract Owner is a living person) is changed for any reason other than death unless the New Contract Owner is a trust and the Annuitant is the current Contract Owner;

..   on the date the Contract Owner (if the current Contract Owner is a non-living person) is changed for any reason unless the New Contract Owner is a non-living person or is the current Annuitant; or

..   the Payout Start Date.

Notwithstanding the preceding, in the event of the Contract Owner's death, if the Contract Owner's spouse elects to continue the Contract (as permitted in the Death of Owner provision below) he or she may terminate the Earnings Protection Death Benefit at that time.

DEATH BENEFIT PAYMENTS

Death of Contract Owner

If a Contract Owner dies prior to the Payout Start Date, then the surviving Contract Owners will be "New Contract Owners". If there are no surviving Contract Owners, then subject to any restrictions previously placed upon them, the Beneficiaries will be the New Contract Owners.

If there is more than one New Contract Owner taking a share of the Death Proceeds, each New Contract Owner will be treated as a separate and independent Contract Owner of his or her respective share of the Death Proceeds. Each New Contract Owner will exercise all rights related to his or her share of the Death Proceeds, including the sole right to elect one of the Option(s) below, subject to any restrictions previously placed upon the New Contract Owner. Each New Contract Owner may designate a Beneficiary(ies) for his or her respective share, but that designated Beneficiary(ies) will be restricted to the Option chosen by the original New Contract Owner.

The Options available to the New Contract Owner will be determined by the applicable following Category in which the New Contract Owner is defined. An Option will be deemed to have been chosen on the day we receive written notification in a form satisfactory to us.

New Contract Owner Categories

Category 1. If your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract) is the sole New Contract Owner of the entire Contract, your spouse must choose from among the death settlement Options A, B, C, D, or E described below. If he or she does not choose one of these Options, then Option D will apply.

Category 2. If the New Contract Owner is a living person who is not your spouse (or Annuitant's spouse in the case of a grantor trust-owned Contract), or there is more than one New Contract Owner, all of whom are living persons, each New Contract Owner must choose from among the death settlement Options A, B, C, or E described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

Category 3. If there are one or more New Contract Owner(s) and at least one of the New Contract Owners is a non-living person such as a corporation or a trust, all New Contract Owners are considered to be non-living persons for purposes of the death settlement options. Each New Contract Owner must choose death settlement Option A or C described below. If a New Contract Owner does not choose one of these Options, then Option C will apply for that New Contract Owner.

The death settlement options we currently offer are:

Option A. The New Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The New Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death and must be payable:

..   Over the life of the New Contract Owner; or

..   For a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner; or

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..   Over the life of the New Contract Owner with a guaranteed payment period of at least 5 years (60 months), but not to exceed the life expectancy of the New Contract Owner.

Option C. The New Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless the New Contract Owner provides other allocation instructions.

The New Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The New Contract Owner may exercise all rights set forth in the Transfers provision.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the New Contract Owner's Beneficiary(ies) will receive the greater of the remaining Settlement Value or the remaining Contract Value within 5 years of the date of the original Contract Owner's death.

Option D. The New Contract Owner may elect to continue the Contract in the Accumulation Phase. If the Contract Owner was also the Annuitant, then the New Contract Owner will be the new Annuitant. This Option may only be exercised once per Contract. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date.

Unless otherwise instructed by the continuing spouse, the excess, if any, of the Death Proceeds over the Contract Value will be allocated to the Sub-Accounts of the Variable Account. This excess will be allocated in proportion to your Contract Value in those Sub-Accounts as of the end of the Valuation Date that we receive the complete request for settlement except that any portion of this excess attributable to the Fixed Account Options will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account.

Within 30 days after the date we determine the Death Proceeds, the New Contract Owner may make a one-time transfer of all or a portion of the excess of the Death Proceeds, if any, into any combination of Variable Sub-Accounts, the Standard Fixed Account and the Market Value Adjusted Fixed Account without incurring a transfer fee, provided the investment alternative is available with the Contract at that time. Any such transfer does not count as one of the free transfers allowed each Contract Year and is subject to any minimum allocation amount specified in this Contract.

The New Contract Owner may make a single withdrawal of any amount within one year of the date of your death without incurring a Withdrawal Charge; however, the amount withdrawn may be subject to a Market Value Adjustment and a 10% tax penalty if the New Contract Owner is under age 59 1/2.

Option E. For Nonqualified Contracts, the New Contract Owner may elect to make withdrawals at least annually of amounts equal to the "Annual Required Distribution" calculated for each calendar year. The first such withdrawal must occur within:

..   One year of the date of death;

..   The same calendar year as the date we receive the first Complete Request for Settlement; and

..   One withdrawal frequency.

The New Contract Owner must select the withdrawal frequency (monthly, quarterly, semi-annual, or annual). Once this option is elected and frequency of withdrawals is chosen, they cannot be changed by the New Contract Owner and become irrevocable.

In the calendar year in which the Death Proceeds are determined, the Annual Required Distribution is equal to the Contract Value on the date of the first distribution divided by the "Life Expectancy" of the New Contract Owner and the result multiplied by a fraction that represents the portion of the calendar year remaining after the date of the first distribution. (The Contract Value, as of the date we receive the Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. The Contract Value on the date of the first distribution may be more or less than the Contract Value as of the date we receive the Complete Request for Settlement.) The Life Expectancy in that calendar year is equal to the life expectancy value from IRS Tables based on the age of the New Contract Owner as of his or her birthday in the same calendar year.

In any subsequent calendar year, the Annual Required Distribution is equal to the Contract Value as of December 31 of the prior year divided by the remaining Life Expectancy of the New Contract Owner. In each calendar year after the calendar year in which the first distribution occurred, the Life Expectancy of the New Contract Owner is the Life Expectancy calculated in the previous calendar year minus one (1) year. If the Life Expectancy is less than one (1), the Annual Required Distribution is equal to the Contract Value.

If the New Contract Owner dies before the Contract Value is completely withdrawn, the scheduled withdrawals will continue to be paid to the New Contract Owner's Beneficiary(ies). The Contract Value invested in the Variable Sub-Accounts will be subject to investment risk until it is withdrawn.

We reserve the right to offer additional death settlement options.

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Death of Annuitant

If the Annuitant dies prior to the Payout Start Date, then the surviving Contract Owners will have the Options available to the New Contract Owner, determined by the applicable following category in which the New Contract Owner is defined, unless:

..   The Annuitant was also the Contract Owner, in which case the Death of Owner provisions above apply; or

..   The Contract Owner is a grantor trust not established by a business, in which case the Beneficiary(ies) will be deemed the New Contract Owners and the Death of Contract Owner provisions above will apply.

Surviving Contract Owner Categories

Category 1. If the Contract Owner is a living person, prior to the Annuitant's death, the Contract Owner must choose from among the death settlement Options A, B, or D described below. If the Contract Owner does not choose one of these Options, then Option D will apply.

Category 2. If the Contract Owner is a non-living person such as a corporation or a trust, the Contract Owner must choose from death settlement Options A or C described below. If the Contract Owner does not choose one of these Options, then Option C will apply.

The death settlement options we currently offer are:

Option A. The Contract Owner may elect to receive the Death Proceeds in a lump sum.

Option B. The Contract Owner may elect to apply the Death Proceeds to one of the Income Plans described above. Such income payments must begin within one year of the date of death.

Option C. The Contract Owner may elect to receive the Contract Value payable within 5 years of the date of death. The Contract Value, as of the date we receive the first Complete Request for Settlement, will be reset to equal the Death Proceeds as of that date. Any excess amount of the Death Proceeds over the Contract Value on that date will be allocated to the Morgan Stanley VIS Money Market - Class Y Sub-Account unless the Contract Owner provides other allocation instructions.

The Contract Owner may not make any additional purchase payments under this option. Withdrawal charges will be waived for any withdrawals made during the 5-year period after the date of death; however, amounts withdrawn may be subject to Market Value Adjustments. The Contract Owner may exercise all rights set forth in the Transfers provision.

Option D. The Contract Owner may elect to continue the Contract and the youngest Contract Owner will become the new Annuitant. The Contract Value of the continued Contract will not be adjusted to equal the Death Proceeds.

We reserve the right to offer additional death settlement options.

Qualified Contracts

The death settlement options for Qualified Plans, including IRAs, may be different to conform with the individual tax requirements of each type of Qualified Plan. Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Spousal Protection Benefit (Co-Annuitant) Option and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option that may be added to your Contract subject to the following conditions:

..   The individually owned Contract must be either a traditional, Roth, or
    Simplified Employee Pension IRA.

..   The Contract Owner's spouse must be the sole Primary Beneficiary of the
    Contract and will be the named Co-Annuitant.

..   The Contract Owner must be age 90 or younger on the Rider Application Date;
    and the Co-Annuitant must be age 79 or younger on the Rider Application
    Date.

..   On or after May 1, 2005, the Option may be added only when we issue the
    Contract or within 6 months of the Contract Owner's marriage. You may not add the Option to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the Option. We may require proof of marriage in a form satisfactory to us.

Under the Spousal Protection Benefit Option, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that the "Death of Annuitant" provision does not apply on the death of the Co-Annuitant, and the latest Payout Start Date will be based solely on the Contract Owner's age.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may be only one Co-Annuitant under your Contract.

There is an annual Rider Fee of 0.10% of the Contract Value for new Options added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual

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Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts purchased on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option at any time prior to the time you elect to receive it.

The option will terminate upon the date termination is accepted by us or will terminate on the earliest of the following occurrences:

..   upon the death of the Co-Annuitant (as of the date we determine the Death
    Proceeds);

..   upon the death of the Contract Owner (as of the date we determine the Death
    Proceeds);

..   on the date the Contract is terminated;

..   on the Payout Start Date; or

..   on the date you change the beneficiary of the Contract and the change is accepted by us;

..   for options added on or after January 1, 2005, the Owner may terminate the option upon the divorce of the Owner and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us;

..   for options added prior to January 1, 2005, the Owner may terminate this option at anytime by written notice in a form satisfactory to us.

Once terminated, a new Spousal Protection Benefit (Co-Annuitant) Option cannot be added to the Contract unless the last Option attached to the Contract was terminated due to divorce or a change of beneficiary.

Death of Co-Annuitant. If the Co-Annuitant dies prior to the Payout Start Date, subject to the following conditions, the Contract will be continued according to Option D under the "Death of Owner" provision of your Contract:

..   The Co-Annuitant must have been your legal spouse on the date of his or her death; and

..   Option D of the "Death of Owner" provision of your Contract has not previously been exercised.

The Contract may only be continued once under Option D under the "Death of Owner" provision. For a description of Option D, see the "Death of Owner" section of this prospectus.

Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts and Death of Co-Annuitant

We offer a Spousal Protection Benefit (Co-Annuitant) Option for certain Custodial Individual Retirement Accounts established under Code Section 408(a) that may be added to your Contract. CSP may not be available in all states. CSP is subject to the following conditions ("CSP Conditions"):

..   The beneficially owned Contract must be a Custodial traditional IRA,
    Custodial Roth IRA, or a Custodial Simplified Employee Pension IRA.

..   The Annuitant must be the beneficial owner of the Custodial traditional
    IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..   The Co-Annuitant must be the legal spouse of the Annuitant. Only one
    Co-Annuitant may be named.

..   The Co-Annuitant must be the sole beneficiary of the Custodial traditional
    IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

..   The Annuitant must be age 90 or younger on the CSP Application Date.

..   The Co-Annuitant must be age 79 or younger on the CSP Application Date.

..   On or after May 1, 2005, the CSP may be added only when we issue the
    Contract or within 6 months of the beneficial owner's marriage. You may not add the CSP to your Contract without our prior approval if your Contract Value is greater than $1,000,000 at the time you choose to add the CSP. We may require proof of marriage in a form satisfactory to us.

..   We have made no payments under any Income Plan.

..   There is an annual Rider Fee of 0.10% of the Contract Value for new Options
    added on or after January 1, 2005. For Options added prior to this date, there is no charge for this Option. We reserve the right to increase the annual Rider Fee to up to 0.15% of the Contract Value.

Under CSP, the Co-Annuitant will be considered to be an Annuitant under the Contract during the Accumulation Phase except that:

..   The Co-Annuitant will not be considered to be an Annuitant for purposes of determining the Payout Start Date.

..   The "Death of Annuitant" provision of the Contract does not apply on the death of the Co-Annuitant.

..   The Co-Annuitant is not considered the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or the Custodial Simplified Employee Pension IRA.

You may change the Co-Annuitant to a new spouse only if you provide proof of remarriage in a form satisfactory to us. Once we accept a change, the change will take effect on the date you signed the request. Each change is subject to any payment we make or other action we take before we accept it. At any time, there may only be one Co-Annuitant under your Contract.

For Spousal Protection Benefit (Co-Annuitant) Options for Custodial Individual Retirement Accounts added on or after January 1, 2005, there is an annual Rider Fee of

                               77     PROSPECTUS

0.10% of the Contract Value for this Option. For Options added prior to this date, there is no charge for this Option. We reserve the right to assess an annual Rider Fee not to exceed 0.15% for Options added in the future. Once this Option is added to your Contract, we guarantee that we will not increase what we charge you for this Option. For Contracts issued on or after January 1, 2005, we may discontinue offering the Spousal Protection Benefit (Co-Annuitant) Option for Custodial Individual Retirement Accounts at any time to new Contract Owners and to existing Contract Owners who did not elect the Option prior to the date of discontinuance.

The Owner may terminate CSP upon the divorce of the Annuitant and the Co-Annuitant by providing written notice and proof of divorce in a form satisfactory to us. The Owner may also terminate CSP upon a change in the beneficiary of the IRA by providing written notice and proof of the change in a form satisfactory to us. CSP will terminate upon the date termination is accepted by us or on the earliest of the following occurrences:

..   On the date CSP is terminated as described above; or

..   Upon the death of the Annuitant; or

..   Upon the death of the Co-Annuitant; or

..   On the date the Contract is terminated; or

..   On the Payout Start Date.

Once terminated, a new CSP cannot be added to the Contract unless the last option attached to the Contract was terminated due to divorce or change of beneficiary of the IRA.

Death of Co-Annuitant.  This section applies if:

..   The CSP Conditions are met.

..   The Annuitant was, at the time of the Co-Annuitant's death, the beneficial owner of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA.

..   We have received proof satisfactory to us that the Co-Annuitant has died.

..   The Co-Annuitant was, at the time of the Co-Annuitant's death, the sole beneficiary of the Custodial traditional IRA, Custodial Roth IRA, or Custodial Simplified Employee Pension IRA, and

..   the Co-Annuitant was, at the time of the Co-Annuitant's death, the legal spouse of the Annuitant.

If this section applies and if the Co-Annuitant dies prior to the Payout Start Date, then, subject to the following conditions, the Contract may be continued according to Option D under the "Death of Owner" provisions under the same terms and conditions that would apply if the Co-Annuitant were the Owner of the Contract before death and the sole new Owner of the Contract were the Annuitant provided that:

..   The Co-Annuitant was the legal spouse of the Annuitant on the date of
    Annuitant's death.

..   The Owner does not thereafter name a new Co-Annuitant; and

..   The Owner of the Custodial traditional IRA, Custodial Roth IRA, or
    Custodial Simplified Employee Pension IRA remains the Custodian; and

..   The Contract may only be continued once.


More Information
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ALLSTATE
Allstate Life is the issuer of the Contract. Allstate Life was organized in 1957 as a stock life insurance company under the laws of the State of Illinois.

Allstate Life is a wholly owned subsidiary of Allstate Insurance Company, a stock property-liability insurance company organized under the laws of the State of Illinois. All of the capital stock issued and outstanding of Allstate Insurance Company is owned by The Allstate Corporation.

Allstate Life is licensed to operate in the District of Columbia, Puerto Rico, and all jurisdictions except the State of New York. We intend to offer the Contract in those jurisdictions in which we are licensed. Our home office is located at 3100 Sanders Road, Northbrook, Illinois, 60062.

Effective June 1, 2006, Allstate Life entered into an agreement ("the Agreement") with Prudential Financial, Inc. and its subsidiary, The Prudential Insurance Company of America ("PICA") pursuant to which Allstate Life sold, through a combination of coinsurance and modified coinsurance reinsurance, substantially all of its variable annuity business. Pursuant to the Agreement Allstate Life and PICA also have entered into an administrative services agreement which provides that PICA or an affiliate will administer the Variable Account and the Contracts after a transition period that may last up to two years. The benefits and provisions of the Contracts have not been changed by these transactions and agreements. None of the transactions or agreements have changed the fact that we are primarily liable to you under your Contract.

VARIABLE ACCOUNT
Allstate Life established the Allstate Financial Advisors Separate Account I in 1999. We have registered the Variable Account with the SEC as a unit investment

                               78     PROSPECTUS
trust. The SEC does not supervise the management of the Variable Account or Allstate Life.

We own the assets of the Variable Account. The Variable Account is a segregated asset account under Illinois law. That means we account for the Variable Account's income, gains and losses separately from the results of our other operations. It also means that only the assets of the Variable Account that are in excess of the reserves and other Contract liabilities with respect to the Variable Account are subject to liabilities relating to our other operations. Our obligations arising under the Contracts are general corporate obligations of Allstate Life.

The Variable Account consists of multiple Variable Sub-Accounts, each of which invests in a corresponding Portfolio. We may add new Variable Sub-Accounts or eliminate one or more of them, if we believe marketing, tax, or investment conditions so warrant. We do not guarantee the investment performance of the Variable Account, its Sub-Accounts or the Portfolios. We may use the Variable Account to fund our other annuity contracts. We will account separately for each type of annuity contract funded by the Variable Account.

THE PORTFOLIOS
Dividends and Capital Gain Distributions. We automatically reinvest all dividends and capital gains distributions from the Portfolios in shares of the distributing Portfolios at their net asset value.

Voting Privileges. As a general matter, you do not have a direct right to vote the shares of the Portfolios held by the Variable Sub-Accounts to which you have allocated your Contract Value. Under current law, however, you are entitled to give us instructions on how to vote those shares on certain matters. Based on our present view of the law, we will vote the shares of the Portfolios that we hold directly or indirectly through the Variable Account in accordance with instructions that we receive from Contract Owners entitled to give such instructions.

As a general rule, before the Payout Start Date, the Contract Owner or anyone with a voting interest is the person entitled to give voting instructions. The number of shares that a person has a right to instruct will be determined by dividing the Contract Value allocated to the applicable Variable Sub-Account by the net asset value per share of the corresponding Portfolio as of the record date of the meeting. After the Payout Start Date the person receiving income payments has the voting interest. The payee's number of votes will be determined by dividing the reserve for such Contract allocated to the applicable Sub-Account by the net asset value per share of the corresponding Portfolio. The votes decrease as income payments are made and as the reserves for the Contract decrease.

We will vote shares attributable to Contracts for which we have not received instructions, as well as shares attributable to us, in the same proportion as we vote shares for which we have received instructions, unless we determine that we may vote such shares in our own discretion. We will apply voting instructions to abstain on any item to be voted upon on a pro-rata basis to reduce the votes eligible to be cast.

We reserve the right to vote Portfolio shares as we see fit without regard to voting instructions to the extent permitted by law. If we disregard voting instructions, we will include a summary of that action and our reasons for that action in the next semi-annual financial report we send to you.

Changes in Portfolios. If the shares of any of the Portfolios are no longer available for investment by the Variable Account or if, in our judgment, further investment in such shares is no longer desirable in view of the purposes of the Contract, we may eliminate that Portfolio and substitute shares of another eligible investment fund. Any substitution of securities will comply with the requirements of the Investment Company Act of 1940. We also may add new Variable Sub-Accounts that invest in additional underlying funds. We will notify you in advance of any change.

Conflicts of Interest. Certain of the Portfolios sell their shares to separate accounts underlying both variable life insurance and variable annuity contracts. It is conceivable that in the future it may be unfavorable for variable life insurance separate accounts and variable annuity separate accounts to invest in the same Portfolio. The board of directors/trustees of these Portfolios monitors for possible conflicts among separate accounts buying shares of the Portfolios. Conflicts could develop for a variety of reasons. For example, differences in treatment under tax and other laws or the failure by a separate account to comply with such laws could cause a conflict. To eliminate a conflict, the Portfolio's board of directors/trustees may require a separate account to withdraw its participation in a Portfolio. A Portfolio's net asset value could decrease if it had to sell investment securities to pay redemption proceeds to a separate account withdrawing because of a conflict.

THE CONTRACT

Distribution. The Contracts are distributed exclusively by their principal underwriter, Morgan Stanley & Co. Incorporated ("Morgan Stanley & Co."). Morgan Stanley & Co., a wholly owned subsidiary of Morgan Stanley, is located at 1585 Broadway, New York, New York 10036. Morgan Stanley & Co. is a registered broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member of the New York Stock Exchange and FINRA. Contracts are sold through the registered representatives of Morgan Stanley & Co. Inc. These registered representatives are also licensed as insurance agents by applicable state insurance authorities and appointed as agents of Allstate Life in order to sell the Contracts.


                               79     PROSPECTUS

We will pay commissions to Morgan Stanley & Co. for selling the Contracts. We may pay to Morgan Stanley & Co. up to a maximum sales commission of 6.0% of purchase payments. In addition, we may pay ongoing annual compensation of up to 1.40% of Contract value. To compensate Morgan Stanley for the costs of distribution, insurance licensing, due diligence and other home office services, we pay Morgan Stanley an additional percentage of purchase payments not exceeding 0.80% and a percentage of Contract Value not exceeding 0.20%. Commissions and annual compensation, when combined, could exceed 8.5% of total premium payments. Individual representatives receive a portion of compensation paid to Morgan Stanley & Co. in accordance with Morgan Stanley & Co.'s practices.

We also make additional payments to Morgan Stanley & Co. for promotional marketing and educational expenses and to reimburse certain expenses of registered representatives relating to sales of Contracts. For more information on the exact compensation arrangement associated with this Contract, please consult your registered representative.

In addition, Morgan Stanley & Co. may pay annually to its representatives, from its profits, a persistency bonus that will take into account, among other things, the length of time purchase payments have been held under the Contract and Contract Value.

Administration. We have primary responsibility for all administration of the Contracts and the Variable Account. Pursuant to the Agreement, we entered into an administrative services agreement with PICA whereby, after a transition period that may last up to two years, PICA or an affiliate will provide administrative services to the Variable Account and the Contracts on our behalf.

We provide the following administrative services, among others:

..   issuance of the Contracts;

..   maintenance of Contract Owner records;

..   Contract Owner services;

..   calculation of unit values;

..   maintenance of the Variable Account; and

..   preparation of Contract Owner reports.

We will send you Contract statements at least annually. We will also send you transaction confirmations. You should notify us promptly in writing of any address change. You should read your statements and confirmations carefully and verify their accuracy. You should contact us promptly if you have a question about a periodic statement or a confirmation. We will investigate all complaints and make any necessary adjustments retroactively, but you must notify us of a potential error within a reasonable time after the date of the questioned statement. If you wait too long, we will make the adjustment as of the date that we receive notice of the potential error.

We will also provide you with additional periodic and other reports, information and prospectuses as may be required by federal securities laws.

ANNUITIES HELD WITHIN A QUALIFIED PLAN
If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waivers of withdrawal charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

LEGAL MATTERS

All matters of Illinois law pertaining to the Contracts, including the validity of the Contracts and Allstate Life's right to issue such Contracts under Illinois insurance law, have been passed upon by Michael J. Velotta, General Counsel of Allstate Life.


Taxes
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The following discussion is general and is not intended as tax advice. Allstate Life makes no guarantee regarding the tax treatment of any Contract or transaction involving a Contract.

Federal, state, local and other tax consequences of ownership or receipt of distributions under an annuity contract depend on your individual circumstances. If you are concerned about any tax consequences with regard to your individual circumstances, you should consult a competent tax adviser.

TAXATION OF ALLSTATE LIFE INSURANCE COMPANY
Allstate Life is taxed as a life insurance company under Part I of Subchapter L of the Code. Since the Variable Account is not an entity separate from Allstate Life, and its operations form a part of Allstate Life, it will not be taxed separately. Investment income and realized capital gains of the Variable Account are automatically applied to increase reserves under the Contract. Under existing federal income tax law, Allstate Life believes that the Variable Account investment income and capital gains

                               80     PROSPECTUS
will not be taxed to the extent that such income and gains are applied to increase the reserves under the Contract. Accordingly, Allstate Life does not anticipate that it will incur any federal income tax liability attributable to the Variable Account, and therefore Allstate Life does not intend to make provisions for any such taxes. If Allstate Life is taxed on investment income or capital gains of the Variable Account, then Allstate Life may impose a charge against the Variable Account in order to make provision for such taxes.

TAXATION OF VARIABLE ANNUITIES IN GENERAL
Tax Deferral. Generally, you are not taxed on increases in the Contract Value until a distribution occurs. This rule applies only where:

..   the Contract Owner is a natural person,

..   the investments of the Variable Account are "adequately diversified"
    according to Treasury Department regulations, and

..   Allstate Life is considered the owner of the Variable Account assets for federal income tax purposes.

Non-Natural Owners. Non-natural owners are also referred to as Non Living Owners in this prospectus. As a general rule, annuity contracts owned by non-natural persons such as corporations, trusts, or other entities are not treated as annuity contracts for federal income tax purposes. The income on such contracts does not enjoy tax deferral and is taxed as ordinary income received or accrued by the non-natural owner during the taxable year.

Exceptions to the Non-Natural Owner Rule. There are several exceptions to the general rule that annuity contracts held by a non-natural owner are not treated as annuity contracts for federal income tax purposes. Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the contract as agent for a natural person. However, this special exception will not apply in the case of an employer who is the nominal owner of an annuity contract under a non-Qualified deferred compensation arrangement for its employees. Other exceptions to the non-natural owner rule are: (1) contracts acquired by an estate of a decedent by reason of the death of the decedent; (2) certain qualified contracts; (3) contracts purchased by employers upon the termination of certain Qualified Plans; (4) certain contracts used in connection with structured settlement agreements; and
(5) immediate annuity contracts, purchased with a single premium, when the annuity starting date is no later than a year from purchase of the annuity and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.

Grantor Trust Owned Annuity. Contracts owned by a grantor trust are considered owned by a non-natural owner. Grantor trust owned contracts receive tax deferral as described in the Exceptions to the Non-Natural Owner Rule section. In accordance with the Code, upon the death of the annuitant, the death benefit must be paid. According to your Contract, the Death Benefit is paid to the beneficiary. A trust named beneficiary, including a grantor trust, has two options for receiving any death benefits: 1) a lump sum payment, or 2) payment deferred up to five years from date of death.

Diversification Requirements. For a Contract to be treated as an annuity for federal income tax purposes, the investments in the Variable Account must be "adequately diversified" consistent with standards under Treasury Department regulations. If the investments in the Variable Account are not adequately diversified, the Contract will not be treated as an annuity contract for federal income tax purposes. As a result, the income on the Contract will be taxed as ordinary income received or accrued by the Contract owner during the taxable year. Although Allstate Life does not have control over the Portfolios or their investments, we expect the Portfolios to meet the diversification requirements.

Ownership Treatment. The IRS has stated that a contract owner will be considered the owner of separate account assets if he possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. At the time the diversification regulations were issued, the Treasury Department announced that the regulations do not provide guidance concerning circumstances in which investor control of the separate account investments may cause a Contract owner to be treated as the owner of the separate account. The Treasury Department also stated that future guidance would be issued regarding the extent that owners could direct sub-account investments without being treated as owners of the underlying assets of the separate account.

Your rights under the Contract are different than those described by the IRS in private and published rulings in which it found that Contract owners were not owners of separate account assets. For example, if your contract offers more than twenty (20) investment alternatives you have the choice to allocate premiums and contract values among a broader selection of investment alternatives than described in such rulings. You may be able to transfer among investment alternatives more frequently than in such rulings. These differences could result in you being treated as the owner of the Variable Account. If this occurs, income and gain from the Variable Account assets would be includible in your gross income. Allstate Life does not know what standards will be set forth in any regulations or rulings which the Treasury Department may issue. It is possible that future standards announced by the Treasury Department could adversely affect the tax treatment of your Contract. We reserve the right to modify the Contract as necessary to attempt to prevent you from being considered the federal tax owner of the assets of the Variable Account. However, we make

                               81     PROSPECTUS
no guarantee that such modification to the Contract will be successful.

Taxation of Partial and Full Withdrawals. If you make a partial withdrawal under a Non-Qualified Contract, amounts received are taxable to the extent the Contract Value, without regard to surrender charges, exceeds the investment in the Contract. The investment in the Contract is the gross premium paid for the contract minus any amounts previously received from the Contract if such amounts were properly excluded from your gross income. If you make a full withdrawal under a Non-Qualified Contract, the amount received will be taxable only to the extent it exceeds the investment in the Contract.

Taxation of Annuity Payments. Generally, the rule for income taxation of annuity payments received from a Non-Qualified Contract provides for the return of your investment in the Contract in equal tax-free amounts over the payment period. The balance of each payment received is taxable. For fixed annuity payments, the amount excluded from income is determined by multiplying the payment by the ratio of the investment in the Contract (adjusted for any refund feature or period certain) to the total expected value of annuity payments for the term of the Contract. If you elect variable annuity payments, the amount excluded from taxable income is determined by dividing the investment in the Contract by the total number of expected payments. The annuity payments will be fully taxable after the total amount of the investment in the Contract is excluded using these ratios. If any variable payment is less than the excludable amount you should contact a competent tax advisor to determine how to report any unrecovered investment. The federal tax treatment of annuity payments is unclear in some respects. As a result, if the IRS should provide further guidance, it is possible that the amount we calculate and report to the IRS as taxable could be different. If you die, and annuity payments cease before the total amount of the investment in the Contract is recovered, the unrecovered amount will be allowed as a deduction for your last taxable year.

Taxation of Level Monthly Variable Annuity Payments. You may have an option to elect a variable income payment stream consisting of level monthly payments that are recalculated annually. Although we will report your levelized payments to the IRS in the year distributed, it is possible the IRS could determine that receipt of the first monthly payout of each annual amount is constructive receipt of the entire annual amount. If the IRS were to take this position, the taxable amount of your levelized payments would be accelerated to the time of the first monthly payout and reported in the tax year in which the first monthly payout is received.

Withdrawals After the Payout Start Date. Federal tax law is unclear regarding the taxation of any additional withdrawal received after the Payout Start Date. It is possible that a greater or lesser portion of such a payment could be taxable than the amount we determine.

Distribution at Death Rules. In order to be considered an annuity contract for federal income tax purposes, the Contract must provide:

..   if any Contract Owner dies on or after the Payout Start Date but before the entire interest in the Contract has been distributed, the remaining portion of such interest must be distributed at least as rapidly as under the method of distribution being used as of the date of the Contract Owner's death;

..   if any Contract Owner dies prior to the Payout Start Date, the entire interest in the Contract will be distributed within 5 years after the date of the Contract Owner's death. These requirements are satisfied if any portion of the Contract Owner's interest that is payable to (or for the benefit of) a designated Beneficiary is distributed over the life of such Beneficiary (or over a period not extending beyond the life expectancy of the Beneficiary) and the distributions begin within 1 year of the Contract Owner's death. If the Contract Owner's designated Beneficiary is the surviving spouse of the Contract Owner, the Contract may be continued with the surviving spouse as the new Contract Owner;

..   if the Contract Owner is a non-natural person, then the Annuitant will be treated as the Contract Owner for purposes of applying the distribution at death rules. In addition, a change in the Annuitant on a Contract owned by a non-natural person will be treated as the death of the Contract Owner.

Taxation of Annuity Death Benefits. Death Benefit amounts are included in income as follows:

..   if distributed in a lump sum, the amounts are taxed in the same manner as a total withdrawal, or

..   if distributed under an Income Plan, the amounts are taxed in the same manner as annuity payments.

Penalty Tax on Premature Distributions. A 10% penalty tax applies to the taxable amount of any premature distribution from a non-Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or becoming totally disabled,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made under an immediate annuity, or

..   attributable to investment in the Contract before August 14, 1982.

                               82     PROSPECTUS

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments. With respect to non-Qualified Contracts using substantially equal periodic payments or immediate annuity payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the Contract Owner's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Tax Free Exchanges under Internal Revenue Code Section 1035. A 1035 exchange is a tax-free exchange of a non-Qualified life insurance contract, endowment contract or annuity contract into a non-Qualified annuity contract. The contract owner(s) must be the same on the old and new contract. Basis from the old contract carries over to the new contract so long as we receive that information from the relinquishing company. If basis information is never received, we will assume that all exchanged funds represent earnings and will allocate no cost basis to them.

Partial Exchanges. The IRS has issued a ruling that permits partial exchanges of annuity contracts. Under this ruling, if you take a withdrawal from a receiving or relinquishing annuity contract within 24 months of the partial exchange, then special aggregation rules apply for purposes of determining the taxable amount of a distribution. The IRS has issued limited guidance on how to aggregate and report these distributions. The IRS is expected to provide further guidance; as a result, it is possible that the amount we calculate and report to the IRS as taxable could be different. Your Contract may not permit partial exchanges.

Taxation of Ownership Changes. If you transfer a non-Qualified Contract without full and adequate consideration to a person other than your spouse (or to a former spouse incident to a divorce), you will be taxed on the difference between the Contract Value and the investment in the Contract at the time of transfer. Any assignment or pledge (or agreement to assign or pledge) of the Contract Value is taxed as a withdrawal of such amount or portion and may also incur the 10% penalty tax.

Aggregation of Annuity Contracts. The Code requires that all non-Qualified deferred annuity contracts issued by Allstate Life (or its affiliates) to the same Contract Owner during any calendar year be aggregated and treated as one annuity contract for purposes of determining the taxable amount of a distribution.

INCOME TAX WITHHOLDING
Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% of the taxable amount. If no election is made or no U.S. taxpayer identification number is provided we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

Allstate Life is required to withhold federal income tax using the wage withholding rates for all annuitized distributions. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In certain states, if there is federal withholding, then state withholding is also mandatory.

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W-8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

TAX QUALIFIED CONTRACTS
The income on tax sheltered annuity (TSA) and IRA investments is tax deferred, and the income from annuities held by such plans does not receive any additional tax deferral. You should review the annuity features, including all benefits and expenses, prior to purchasing an annuity as a TSA or IRA. Tax Qualified Contracts are contracts purchased as or in connection with:

                               83     PROSPECTUS

..   Individual Retirement Annuities (IRAs) under Code Section 408(b);

..   Roth IRAs under Code Section 408A;

..   Simplified Employee Pension (SEP IRA) under Code Section 408(k);

..   Savings Incentive Match Plans for Employees (SIMPLE IRA) under Code
    Section 408(p);

..   Tax Sheltered Annuities under Code Section 403(b);

..   Corporate and Self Employed Pension and Profit Sharing Plans under Code
    Section 401; and

..   State and Local Government and Tax-Exempt Organization Deferred
    Compensation Plans under Code Section 457.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the retirement plans listed above or to modify the Contract to conform with tax requirements. If you use the Contract within an employer sponsored qualified retirement plan, the plan may impose different or additional conditions or limitations on withdrawals, waiver of charges, death benefits, Payout Start Dates, income payments, and other Contract features. In addition, adverse tax consequences may result if Qualified Plan limits on distributions and other conditions are not met. Please consult your Qualified Plan administrator for more information. Allstate Life no longer issues deferred annuities to employer sponsored qualified retirement plans.

The tax rules applicable to participants with tax qualified annuities vary according to the type of contract and the terms and conditions of the endorsement. Adverse tax consequences may result from certain transactions such as excess contributions, premature distributions, and, distributions that do not conform to specified commencement and minimum distribution rules. Allstate Life can issue an individual retirement annuity on a rollover or transfer of proceeds from a decedent's IRA, TSA, or employer sponsored retirement plan under which the decedent's surviving spouse is the beneficiary. Allstate Life does not offer an individual retirement annuity that can accept a transfer of funds for any other, non-spousal, beneficiary of a decedent's IRA, TSA, or employer sponsored qualified retirement plan.

Please refer to your Endorsement for IRAs or 403(b) plans, if applicable, for additional information on your death settlement options. In the case of certain Qualified Plans, the terms of the Qualified Plan Endorsement and the plans may govern the right to benefits, regardless of the terms of the Contract.

Taxation of Withdrawals from an Individually Owned Tax Qualified Contract. If you make a partial withdrawal under a Tax Qualified Contract other than a Roth IRA, the portion of the payment that bears the same ratio to the total payment that the investment in the Contract (i.e., nondeductible IRA contributions) bears to the Contract Value, is excluded from your income. We do not keep track of nondeductible contributions, and generally all tax reporting of distributions from Tax Qualified Contracts other than Roth IRAs will indicate that the distribution is fully taxable.

"Qualified distributions" from Roth IRAs are not included in gross income. "Qualified distributions" are any distributions made more than five taxable years after the taxable year of the first contribution to any Roth IRA and which are:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made to a beneficiary after the Contract Owner's death,

..   attributable to the Contract Owner being disabled, or

..   made for a first time home purchase (first time home purchases are subject to a lifetime limit of $10,000).

"Nonqualified distributions" from Roth IRAs are treated as made from contributions first and are included in gross income only to the extent that distributions exceed contributions.

Required Minimum Distributions. Generally, Tax Qualified Contracts (excluding Roth IRAs) require minimum distributions upon reaching age 70 1/2. Failure to withdraw the required minimum distribution will result in a 50% tax penalty on the shortfall not withdrawn from the Contract. Effective December 31, 2005, the IRS requires annuity contracts to include the actuarial present value of other benefits for purposes of calculating the required minimum distribution amount. These other benefits may include accumulation, income, or death benefits. Not all income plans offered under the Contract satisfy the requirements for minimum distributions. Because these distributions are required under the Code and the method of calculation is complex, please see a competent tax advisor.

The Death Benefit and Tax Qualified Contracts. Pursuant to the Code and IRS regulations, an IRA (e.g., traditional IRA, Roth IRA, SEP IRA and SIMPLE IRA) may not invest in life insurance contracts. However, an IRA may provide a death benefit that equals the greater of the purchase payments or the Contract Value. The Contract offers a death benefit that in certain circumstances may exceed the greater of the purchase payments or the Contract Value. We believe that the Death Benefits offered by your Contract do not constitute life insurance under these regulations.

It is also possible that certain death benefits that offer enhanced earnings could be characterized as an incidental death benefit. If the death benefit were so

                               84     PROSPECTUS
characterized, this could result in current taxable income to a Contract Owner. In addition, there are limitations on the amount of incidental death benefits that may be provided under Qualified Plans, such as in connection with a TSA or employer sponsored qualified retirement plan.

Allstate Life reserves the right to limit the availability of the Contract for use with any of the Qualified Plans listed above.

Penalty Tax on Premature Distributions from Tax Qualified Contracts. A 10% penalty tax applies to the taxable amount of any premature distribution from a Tax Qualified Contract. The penalty tax generally applies to any distribution made prior to the date you attain age 59 1/2. However, no penalty tax is incurred on distributions:

..   made on or after the date the Contract Owner attains age 59 1/2,

..   made as a result of the Contract Owner's death or total disability,

..   made in substantially equal periodic payments over the Contract Owner's life or life expectancy, or over the joint lives or joint life expectancies of the Contract Owner and the Beneficiary,

..   made after separation from service after age 55 (does not apply to IRAs),

..   made pursuant to an IRS levy,

..   made for certain medical expenses,

..   made to pay for health insurance premiums while unemployed (applies only for IRAs),

..   made for qualified higher education expenses (applies only for IRAs)

..   made for a first time home purchase (up to a $10,000 lifetime limit and applies only for IRAs), and

..   from an IRA or attributable to elective deferrals under a 401(k) plan,
    403(b) annuity, or certain similar arrangements made to individuals who (because of their being members of a reserve component) are ordered or called to active duty after Sept. 11, 2001, and before Dec. 31, 2007, for a period of more than 179 days or for an indefinite period; and made during the period beginning on the date of the order or call to duty and ending at the close of the active duty period.

During the first 2 years of the individual's participation in a SIMPLE IRA, distributions that are otherwise subject to the premature distribution penalty, will be subject to a 25% penalty tax.

You should consult a competent tax advisor to determine how these exceptions may apply to your situation.

Substantially Equal Periodic Payments on Tax Qualified Contracts. With respect to Tax Qualified Contracts using substantially equal periodic payments as an exception to the penalty tax on premature distributions, any additional withdrawal or other material modification of the payment stream would violate the requirement that payments must be substantially equal. Failure to meet this requirement would mean that the income portion of each payment received prior to the later of 5 years or the taxpayer's attaining age 59 1/2 would be subject to a 10% penalty tax unless another exception to the penalty tax applied. The tax for the year of the modification is increased by the penalty tax that would have been imposed without the exception, plus interest for the years in which the exception was used. A material modification does not include permitted changes described in published IRS rulings. You should consult a competent tax advisor prior to creating or modifying a substantially equal periodic payment stream.

Income Tax Withholding on Tax Qualified Contracts. Generally, Allstate Life is required to withhold federal income tax at a rate of 10% from all non-annuitized distributions that are not considered "eligible rollover distributions." The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold the required 10% from the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory. Allstate Life is required to withhold federal income tax at a rate of 20% on all "eligible rollover distributions" unless you elect to make a "direct rollover" of such amounts to an IRA or eligible retirement plan. Eligible rollover distributions generally include all distributions from Tax Qualified Contracts, including TSAs but excluding IRAs, with the exception of:

..   required minimum distributions, or,

..   a series of substantially equal periodic payments made over a period of at least 10 years, or,

..   a series of substantially equal periodic payments made over the life (joint lives) of the participant (and beneficiary), or,

..   hardship distributions.

For all annuitized distributions that are not subject to the 20% withholding requirement, Allstate Life is required to withhold federal income tax using the wage withholding rates. The customer may elect out of withholding by completing and signing a withholding election form. If no election is made, we will automatically withhold using married with three exemptions as the default. If no U.S. taxpayer identification number is provided, we will automatically withhold the required 10% of the taxable amount. In certain states, if there is federal withholding, then state withholding is also mandatory.

                               85     PROSPECTUS

Election out of withholding is valid only if the customer provides a U.S. residence address and taxpayer identification number.

Generally, Code Section 1441 provides that Allstate Life as a withholding agent must withhold 30% of the taxable amounts paid to a non-resident alien. A non-resident alien is someone other than a U.S. citizen or resident alien. We require an original IRS Form W8BEN at issue to certify the owners' foreign status. Withholding may be reduced or eliminated if covered by an income tax treaty between the U.S. and the non-resident alien's country of residence if the payee provides a U.S. taxpayer identification number on a fully completed Form W8BEN. A U.S. taxpayer identification number is a social security number or an individual taxpayer identification number ("ITIN"). ITINs are issued by the IRS to non-resident alien individuals who are not eligible to obtain a social security number. The U.S. does not have a tax treaty with all countries nor do all tax treaties provide an exclusion or lower withholding rate for annuities.

Charitable IRA Distributions. The Pension Protection Act of 2006 Included a charitable giving incentive permitting tax-free IRA distributions for charitable purposes.

For distributions in tax years beginning after 2005 and before 2008, the Act provides an exclusion from gross income, up to $100,000, for otherwise taxable IRA distributions from a traditional or Roth IRA that are qualified charitable distributions. To constitute a qualified charitable distribution, the distribution must be made (1) directly by the IRA trustee to a certain qualified charitable organizations and (2) on or after the date the IRA owner attains age 70 1/2. Distributions that are excluded from income under this provision are not taken into account in determining the individual's deduction, if any, for charitable contributions.

The IRS has indicated that an IRA trustee is not responsible for determining whether a distribution to a charity is one that satisfies the requirements for the new income tax exclusion added by the Pension Protection Act. As a result the general rules for reporting IRA distributions apply.

Individual Retirement Annuities. Code Section 408(b) permits eligible individuals to contribute to an individual retirement program known as an Individual Retirement Annuity (IRA). Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence. Certain distributions from other types of qualified retirement plans may be "rolled over" on a tax-deferred basis into an Individual Retirement Annuity.

Roth Individual Retirement Annuities. Code Section 408A permits eligible individuals to make nondeductible contributions to an individual retirement program known as a Roth Individual Retirement Annuity. Roth Individual Retirement Annuities are subject to limitations on the amount that can be contributed and on the time when distributions may commence.

Subject to certain limitations, a traditional Individual Retirement Account or Annuity may be converted or "rolled over" to a Roth Individual Retirement Annuity. For distributions after 2007, the Pension Protection Act of 2006 allows distributions from qualified retirement plans including tax sheltered annuities and governmental Section 457 plans to be rolled over directly into a Roth IRA, subject to the usual rules that apply to conversions from a traditional IRA into a Roth IRA. The income portion of a conversion or rollover distribution is taxable currently, but is exempted from the 10% penalty tax on premature distributions. An individual with adjusted gross income (AGI) of $100,000 or more won't be able to rollover amounts from an eligible retirement plan into a Roth IRA. Please note, however, that the $100,000 AGI limit will be eliminated for tax years beginning after December 31, 2009. Effective
January 1, 2005, the IRS requires conversions of annuity contracts to include the actuarial present value of other benefits for purposes of valuing the taxable amount of the conversion.

Annuities Held By Individual Retirement Accounts (commonly known as Custodial
IRAs). Code Section 408 permits a custodian or trustee of an Individual Retirement Account to purchase an annuity as an investment of the Individual Retirement Account. If an annuity is purchased inside of an Individual Retirement Account, then the Annuitant must be the same person as the beneficial owner of the Individual Retirement Account.

If you have a contract issued as an IRA under Code Section 408(b) and request to change the ownership to an IRA custodian permitted under Section 408, we will treat a request to change ownership from an individual to a custodian as an indirect rollover. We will send a Form 1099R to report the distribution and the custodian should issue a Form 5498 for the contract value contribution.

Generally, the death benefit of an annuity held in an Individual Retirement Account must be paid upon the death of the Annuitant. However, in most states, the Contract permits the custodian or trustee of the Individual Retirement Account to continue the Contract in the accumulation phase, with the Annuitant's surviving spouse as the new Annuitant, if the following conditions are met:

1) The custodian or trustee of the Individual Retirement Account is the owner of the annuity and has the right to the death proceeds otherwise payable under the Contract;

2) The deceased Annuitant was the beneficial owner of the Individual Retirement Account;

                               86     PROSPECTUS

3) We receive a complete request for settlement for the death of the Annuitant; and

4) The custodian or trustee of the Individual Retirement Account provides us with a signed certification of the following:

   (a) The Annuitant's surviving spouse is the sole beneficiary of the Individual Retirement Account;

   (b) The Annuitant's surviving spouse has elected to continue the Individual Retirement Account as his or her own Individual Retirement Account; and

   (c) The custodian or trustee of the Individual Retirement Account has continued the Individual Retirement Account pursuant to the surviving spouse's election.

Simplified Employee Pension IRA. Code Section 408(k) allows eligible employers to establish simplified employee pension plans for their employees using individual retirement annuities. These employers may, within specified limits, make deductible contributions on behalf of the employees to the individual retirement annuities. Employers intending to use the Contract in connection with such plans should seek competent tax advice.

Savings Incentive Match Plans for Employees (SIMPLE IRA). Code Section 408(p) allows eligible employers with 100 or fewer employees to establish SIMPLE retirement plans for their employees using individual retirement annuities. In general, a SIMPLE IRA consists of a salary deferral program for eligible employees and matching or nonelective contributions made by employers. Employers intending to purchase the Contract as a SIMPLE IRA should seek competent tax and legal advice. SIMPLE IRA plans must include the provisions of the Economic Growth and Tax Relief Reconciliation Act of 2007 (EGTRRA) to avoid adverse tax consequences. If your current SIMPLE IRA plan uses IRS Model Form 5304-SIMPLE with a revision date of March 2002 or later, then your plan is up to date. If your plan has a revision date prior to March 2002, please consult with your tax or legal advisor to determine the action you need to take in order to comply with this requirement.

To determine if you are eligible to contribute to any of the above listed IRAs (traditional, Roth, SEP, or SIMPLE), please refer to IRS Publication 590 and your competent tax advisor.

Tax Sheltered Annuities. Code Section 403(b) provides tax-deferred retirement savings plans for employees of certain non-profit and educational organizations. Under Section 403(b), any contract used for a 403(b) plan must provide that distributions attributable to salary reduction contributions made after 12/31/88, and all earnings on salary reduction contributions, may be made only on or after the date the employee:

..   attains age 59 1/2,

..   severs employment,

..   dies,

..   becomes disabled, or

..   incurs a hardship (earnings on salary reduction contributions may not be distributed on account of hardship).

These limitations do not apply to withdrawals where Allstate Life is directed to transfer some or all of the Contract Value to another 403(b) plan. Generally, we do not accept funds in 403(b) contracts that are subject to the Employee Retirement Income Security Act of 1974 (ERISA).

Corporate and Self-Employed Pension and Profit Sharing Plans.

Section 401(a) of the Code permits corporate employers to establish various types of tax favored retirement plans for employees. Self-employed individuals may establish tax favored retirement plans for themselves and their employees (commonly referred to as "H.R.10" or "Keogh"). Such retirement plans may permit the purchase of annuity contracts. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

There are two owner types for contracts intended to qualify under
Section 401(a): a qualified plan fiduciary or an annuitant owner.

..   A qualified plan fiduciary exists when a qualified plan trust that is intended to qualify under Section 401(a) of the Code is the owner. The qualified plan trust must have its own tax identification number and a named trustee acting as a fiduciary on behalf of the plan. The annuitant should be the person for whose benefit the contract was purchased.

..   An annuitant owner exists when the tax identification number of the owner and annuitant are the same, or the annuity contract is not owned by a qualified plan trust. The annuitant should be the person for whose benefit the contract was purchased.

If a qualified plan fiduciary is the owner of the contract, the qualified plan must be the beneficiary so that death benefits from the annuity are distributed in accordance with the terms of the qualified plan. Annuitant owned contracts require that the beneficiary be the annuitant's spouse (if applicable), which is consistent with the required IRS language for qualified plans under
Section 401(a). A completed Annuitant Owned Qualified Plan Designation of Beneficiary form is required in order to change the beneficiary of an annuitant owned Qualified Plan contract.

                               87     PROSPECTUS

State and Local Government and Tax-Exempt Organization Deferred Compensation Plans. Section 457 of the Code permits employees of state and local governments and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. In eligible governmental plans, all assets and income must be held in a trust/ custodial account/annuity contract for the exclusive benefit of the participants and their beneficiaries. To the extent the Contracts are used in connection with a non-governmental eligible plan, employees are considered general creditors of the employer and the employer as owner of the Contract has the sole right to the proceeds of the Contract. Under eligible 457 plans, contributions made for the benefit of the employees will not be includible in the employees' gross income until distributed from the plan. Allstate Life no longer issues annuity contracts to employer sponsored qualified retirement plans.

Annual Reports and Other Documents
--------------------------------------------------------------------------------


Allstate Life's Annual Report on Form 10-K for the year ended December 31, 2007, is incorporated herein by reference, which means that it is legally a part of this prospectus.


After the date of this prospectus and before we terminate the offering of the securities under this prospectus, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 are also incorporated herein by reference, which means that they also legally become a part of this prospectus.

Statements in this prospectus, or in documents that we file later with the SEC and that legally become a part of this prospectus, may change or supersede statements in other documents that are legally part of this prospectus. Accordingly, only the statement that is changed or replaced will legally be a part of this prospectus.

We file our Exchange Act documents and reports, including our annual and quarterly reports on Form 10-K and Form 10-Q electronically on the SEC's "EDGAR" system using the identifying number CIK No. 0000352736. The SEC maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov. You also can view these materials at the SEC's Public Reference Room at 100 F Street NE, Room 1580, Washington, DC 20549-2001. For more information on the operations of SEC's Public Reference Room, call 1-800-SEC-0330.


If you have received a copy of this prospectus, and would like a free copy of any document incorporated herein by reference (other than exhibits not specifically incorporated by reference into the text of such documents), please write or call us at P.O. Box 758565, Topeka, KS 66675-8565 or 1-800-457-7617.


                               88     PROSPECTUS

Statement of Additional Information
Table of Contents
--------------------------------------------------------------------------------


     Additions, Deletions, or Substitutions of Investments             2
     ---------------------------------------------------------------------
     The Contracts                                                     2
     ---------------------------------------------------------------------
        Purchase of Contracts                                          2
     ---------------------------------------------------------------------
        Tax-Free Exchange (1035 Exchanges, Rollovers and Transfers)    3
     ---------------------------------------------------------------------
     Calculation of Accumulation Unit Values                           3
     ---------------------------------------------------------------------
        Net Investment Factor                                          3
     ---------------------------------------------------------------------
     Calculation of Variable Income Payments                           4
     ---------------------------------------------------------------------
     Calculation of Annuity Unit Values                                5
     ---------------------------------------------------------------------
     General Matters                                                   5
     ---------------------------------------------------------------------


       Incontestability                                                   5
    -----------------------------------------------------------------------
       Settlements                                                        5
    -----------------------------------------------------------------------
       Safekeeping of the Variable Account's Assets                       5
    -----------------------------------------------------------------------
          Premium Taxes                                                   6
    -----------------------------------------------------------------------
          Tax Reserves                                                    6
    -----------------------------------------------------------------------
    Experts                                                               6
    -----------------------------------------------------------------------
    Financial Statements                                                  6
    -----------------------------------------------------------------------
    Appendix A - Accumulation Unit Values                               A-1
    -----------------------------------------------------------------------

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. WE DO NOT AUTHORIZE ANYONE TO PROVIDE ANY INFORMATION OR REPRESENTATIONS REGARDING THE OFFERING DESCRIBED IN THIS PROSPECTUS OTHER THAN AS CONTAINED IN THIS PROSPECTUS.

                               89     PROSPECTUS

Appendix A
Contract Comparison Chart
--------------------------------------------------------------------------------

         --------------------------------------------------------------
                               Allstate Variable    Allstate Variable
         Feature                    Annuity         Annuity - L Share
         --------------------------------------------------------------
         --------------------------------------------------------------
                                 3 to 6 month         3 to 6 month
                               transfer periods     transfer periods
         DCA Fixed Account       7 to 12 month        7 to 12 month
         Option                transfer periods     transfer periods
         --------------------------------------------------------------
         --------------------------------------------------------------
                               1-, 3-*, 5-*, and
         Standard Fixed       7-* year guarantee
         Account Option             periods                N/A
         --------------------------------------------------------------
         --------------------------------------------------------------
                              3-, 5-, 7-, and 10-  3-, 5-, 7-, and 10-
         MVA Fixed Account      year guarantee       year guarantee
         Option**                   periods              periods
         --------------------------------------------------------------
         ---------------------                     --------------------
         Mortality and
         Expense
         Risk Charge
         (Base Contract)             1.10%                1.50%
         --------------------------------------------------------------
         --------------------------------------------------------------
         Withdrawal Charge
         (% of purchase
         payment)             7/ 7/ 6/ 5/ 4/ 3/ 2        7/ 6/ 5
         --------------------------------------------------------------
                                 Confinement,         Confinement,
                                   Terminal             Terminal
         Withdrawal Charge         Illness,             Illness,
         Waivers                 Unemployment         Unemployment
         --------------------------------------------------------------

 The Fixed Account Options available depend on the type of Contract you have purchased and the state in which your Contract was issued. The table summarizes the availability of the Fixed Account Options in general. Please check with your Morgan Stanley Financial Advisor for specific details for your state.

 * Available only in states in which the MVA Fixed Account Option is not offered.

 **Not available in states in which the 3-, 5-, or 7-year Standard Fixed
   Account Options are offered.

                               90     PROSPECTUS

Appendix B - Market Value Adjustment
--------------------------------------------------------------------------------

The Market Value Adjustment is based on the following:

   I = the Treasury Rate for a maturity equal to the term length of the Guarantee Period Account for the week preceding the establishment of the Market Value Adjusted Fixed Guarantee Period Account;
   J = the Treasury Rate for a maturity equal to the term length of the Market Value Adjusted Fixed Guarantee Period Account for the week preceding the date amounts are transferred or withdrawn from the Market Value Adjusted Fixed Guarantee Period Account, the date we determine the Death Proceeds, or the Payout Start Date, as the case may be ("Market Value Adjustment Date").
   N =   the number of whole and partial years from the Market Value
         Adjustment Date to the expiration of the term length of the Market
         Value Adjusted Fixed Guarantee Period Account.

Treasury Rate means the U.S. Treasury Note Constant Maturity yield as reported in Federal Reserve Board Statistical Release H.15. If such yields cease to be available in Federal Reserve Board Statistical Release H.15, then we will use an alternate source for such information in our discretion.

The Market Value Adjustment factor is determined from the following formula:

                           .9 X [I-(J + .0025)] X N

To determine the Market Value Adjustment, we will multiply the Market Value Adjustment factor by the amount transferred, withdrawn, paid as Death Proceeds, or applied to an Income Plan from a Market Value Adjusted Fixed Guarantee Period Account at any time other than during the 30 day period after such Guarantee Period Account expires. NOTE: These examples assume that premium taxes are not applicable.

                             Examples Of Market Value Adjustment
Purchase Payment: $10,000 allocated to a Market Value Adjusted Fixed Guarantee Period Account
Guarantee Period: 5 years
Interest Rate:    4.50%
Full Withdrawal:  End of Contract Year 3
Contract:         Allstate Variable Annuity*

                                        Example 1: (Assumes Declining Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3: = $10,000.00 X (1.045) /3/ = $11,411.66
Step 2: Calculate the Free Withdrawal Amount:               = .15 X $10,000 = $1500
Step 3: Calculate the Withdrawal Charge:                    = .06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:              I = 4.50%
                                                            J = 4.20%
                                                                730 DAYS
                                                            N = ------------ = 2
                                                                365 DAYS
                                                            Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                            = .9 X [.045 - (.042 + .0025)] X 2 = .0009
                                                            Market Value Adjustment = Market Value Adjustment Factor X Amount
                                                            Subject To Market Value Adjustment:
                                                            = .0009 X $11,411.66 = $10.27
Step 5: Calculate the amount received by Contract owner as  = $11,411.66 - $510 + $10.27 = $10,911.93 a result of full withdrawal at the end of Contract Year 3:

                               91     PROSPECTUS

                                      Example 2: (Assumes Rising Interest Rates)
Step 1: Calculate Contract Value at End of Contract Year 3: = $10,000.00 X (1.045) 3 = $11,411.66
Step 2: Calculate The Free Withdrawal Amount:               = .15 X $10,000 = $1,500
Step 3: Calculate the Withdrawal Charge:                    = 0.06 X ($10,000 - $1,500) = $510
Step 4: Calculate the Market Value Adjustment:              I = 4.50%
                                                            J = 4.80%
                                                                730 DAYS
                                                            N = ------------ = 2
                                                                365 DAYS
                                                            Market Value Adjustment Factor: .9 X [I - (J + .0025)] X N
                                                            = .9 X [(.045 - (.048 + .0025)] X (2) = -.0099
                                                            Market Value Adjustment = Market Value Adjustment Factor X
                                                            Amount Subject To Market Value Adjustment:
                                                            = -.0099 X $11,411.66 = -$112.98
Step 5: Calculate the amount received by Contract owner as  = $11,411.66 - $510 - $112.98 = $10,788.68 a result of full withdrawal at the end of Contract Year 3:

   *These examples assume the election of the Allstate Variable Annuity Contract for the purpose of illustrating the Market Value Adjustment calculation. The amounts would be different under the Allstate Variable Annuity - L Share Contract, which has different expenses and withdrawal charges.


                               92     PROSPECTUS

Appendix C
Example of Calculation of Income Protection Benefit
--------------------------------------------------------------------------------

Appendix C illustrates how we calculate the amount guaranteed under the Income Protection Benefit Option. Please remember that you are looking at an example only. Please also remember that the Income Protection Benefit Option may only be added to Income Plans 1 and/or 2, and only to those Income Plans for which you have selected variable income payments.

To illustrate the calculation of the amount guaranteed under the Income Protection Benefit Option, we assume the following:

        Adjusted age of Annuitant on the Payout Start Date:  65
        ----------------------------------------------------------------
        Sex of Annuitant:                                    male
        ----------------------------------------------------------------
        Income Plan selected:                                1
        ----------------------------------------------------------------
        Payment frequency:                                   monthly
        ----------------------------------------------------------------
        Amount applied to variable income payments under the
        Income Plan:                                         $100,000.00
        ----------------------------------------------------------------

The example assumes that the withdrawal charge period has expired for all purchase payments. In accordance with the terms of the Contract, the following additional assumptions apply:

Assumed investment rate:                    3%
-------------------------------------------------------------------------------------------
Guaranteed minimum variable income payment: 85% of the initial variable amount income value
-------------------------------------------------------------------------------------------

Step 1 - Calculation of the initial variable amount income value:

Using the assumptions stated above, the initial monthly income payment is $5.49 per $1,000 applied to variable income payments under Income Plan 1. Therefore, the initial variable amount income value = $100,000 X $5.49/1000 = $549.00.

Step 2 - Calculation of the amount guaranteed under the Income Protection Benefit Option:

guaranteed minimum variable income payment = 85% X initial variable amount income value = 85% X $549.00 = $466.65.

Step 3 - Illustration of the effect of the minimum payment guarantee under the Income Protection Benefit Option:

If in any month your variable income payments would fall below the amount guaranteed under the Income Protection Benefit Option, your payment for that month will equal the guaranteed minimum variable income payment. For example, you would receive $466.65 even if the amount of your monthly income payment would have been less than that as a result of declining investment experience. On the other hand, if your monthly income payment is greater than the minimum guaranteed $466.65, you would receive the greater amount.

                               93     PROSPECTUS

Appendix D
Withdrawal Adjustment Example - Income Benefits*
--------------------------------------------------------------------------------

Issue Date: January 1, 2003

Initial Purchase Payment: $50,000.

                                                           Income Benefit Amount
                                                  ---------------------------------------
                            Beginning              Contract     Maximum
             Type of        Contract  Transaction Value After Anniversary       5%
 Date       Occurrence        Value     Amount    Occurrence     Value    Roll-Up Value**
-----------------------------------------------------------------------------------------
1/1/04 Contract Anniversary  $55,000       _        $55,000     $55,000       $52,500
-----------------------------------------------------------------------------------------
7/1/04  Partial Withdrawal   $60,000    $15,000     $45,000     $41,250       $40,176
-----------------------------------------------------------------------------------------

The following shows how we compute the adjusted income benefits in the example above. Please note that the withdrawal adjustment reduces the Maximum Anniversary Value by the same proportion as the withdrawal reduces the Contract Value. The withdrawal adjustment reduces the 5% Roll-Up Value part dollar-for-dollar and part proportionally.

Maximum Anniversary Value Income Benefit
--------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                                  (a)           $15,000
--------------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                                     (b)           $60,000
--------------------------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal                                     (c)           $55,000
--------------------------------------------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                                                 [(a)/(b)]*(c)      $13,750
--------------------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit                                                                                                  $41,250
--------------------------------------------------------------------------------------------------------------------------------

5 % Roll-Up Value Income Benefit**
--------------------------------------------------------------------------------------------------------------------------------
Total Partial Withdrawal Amount                                                                            (a)           $15,000
--------------------------------------------------------------------------------------------------------------------------------

STEP I - Dollar For Dollar Portion
--------------------------------------------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                                                     (b)           $60,000
--------------------------------------------------------------------------------------------------------------------------------
Value of Income Benefit Amount Immediately Prior to Partial Withdrawal (assumes 181 days worth of
interest on $52,500 and $54,600, respectively)                                                             (c)           $53,786
--------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount (Corridor = 5% of Roll-Up Value on 1/1/04)                                       (d)           $ 2,625
--------------------------------------------------------------------------------------------------------------------------------
Dollar for Dollar Withdrawal Adjustment (discounted for a half year's worth of interest)          (e) = (d) * 1.05 ^-0.5 $ 2,562
--------------------------------------------------------------------------------------------------------------------------------
Contract Value After Step 1                                                                          (b') = (b) -(d)     $57,375
--------------------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 1                                                                 (c') = (c) -(e)     $51,224
--------------------------------------------------------------------------------------------------------------------------------

STEP 2 - Proportional Portion
--------------------------------------------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                                            (a') = (a) -(d)     $12,375
--------------------------------------------------------------------------------------------------------------------------------
Proportional Adjustment                                                                             (a') /(b') * (c')    $11,048
--------------------------------------------------------------------------------------------------------------------------------
Contract Value After Step 2                                                                             (b') -(a')       $45,000
--------------------------------------------------------------------------------------------------------------------------------
Adjusted Income Benefit After Step 2                                                                                     $40,176
--------------------------------------------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual income benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**In certain states, the Roll-Up Value Income Benefit accumulates interest on a daily basis at a rate equivalent to 3% per year rather than 5%. If calculations assumed an interest rate of 3% per year, the adjusted income benefit would be lower.

                               94     PROSPECTUS

Appendix E
Withdrawal Adjustment Example - Death Benefits*
--------------------------------------------------------------------------------

Issue Date: January 1, 2007

Initial Purchase Payment: $50,000

                                                                       Death Benefit Amount
                                                                 --------------------------------
                               Beginning              Contract   Purchase   Maximum    Enhanced
                Type of        Contract  Transaction Value After Payment  Anniversary Beneficiary
  Date         Occurrence        Value     Amount    Occurrence   Value      Value      Value**
-------------------------------------------------------------------------------------------------
1/1/ 2008 Contract Anniversary  $55,000          _     $55,000   $50,000    $55,000     $52,500
-------------------------------------------------------------------------------------------------
7/1/ 2008  Partial Withdrawal   $60,000    $15,000     $45,000   $37,500    $41,250     $40,339
-------------------------------------------------------------------------------------------------

The following shows how we compute the adjusted death benefits in the example above. Please note that the withdrawal reduces the Purchase Payment Value, the Maximum Anniversary Value, and the Enhanced Beneficiary Value by the same proportion as the withdrawal reduces the Contract Value.

-----------------------------------------------------------------------------------------------

Purchase Payment Value Death Benefit
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                      (a)      $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                         (b)      $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal          (c)      $50,000
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                     [(a)/(b)]*(c) $12,500
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $37,500
-----------------------------------------------------------------------------------------------

MAV Death Benefit
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                      (a)      $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                         (b)      $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal          (c)      $55,000
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                     [(a)/(b)]*(c) $13,750
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $41,250
-----------------------------------------------------------------------------------------------

Enhanced Beneficiary Protection (Annual Increase) Benefit**
-----------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                      (a)      $15,000
-----------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                         (b)      $60,000
-----------------------------------------------------------------------------------------------
Value of Death Benefit Amount Immediately Prior to Partial Withdrawal
(assumes 181 days worth of interest on $52,500 and $54,600, respectively)      (c)      $53,786
-----------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                     [(a)/(b)]*(c) $13,446
-----------------------------------------------------------------------------------------------
Adjusted Death Benefit                                                                  $40,339
-----------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values and Maximum Anniversary Value for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

**Calculations for the Enhanced Beneficiary Protection (Annual Increase)
  Benefit assumed that interest accumulates on a daily basis at a rate equivalent to 5% per year. In certain states, the benefit provides for interest that accumulates at a rate of 3% per year. If calculations assumed an interest rate of 3% per year, the adjusted death benefit would be lower.

                               95     PROSPECTUS

Appendix F
Calculation of Earnings Protection Death Benefit*
--------------------------------------------------------------------------------

The following are examples of the Earnings Protection Death Benefit Option. For illustrative purposes, the examples assume Earnings in each case. Please remember that you are looking at examples and that your investment performance may be greater or lower than the figures shown.

Example 1: Elected When Contract Was Issued Without Any Subsequent Additions or Withdrawals

In this example, assume that the oldest Contract Owner is age 55 on the Rider Application Date and elects the Earnings Protection Death Benefit Option when the Contract is issued. The Contract Owner makes an initial purchase payment of $100,000. After four years, the Contract Owner dies. On the date Allstate Life receives a Complete Request for Settlement, the Contract Value is $125,000. Prior to his death, the Contract Owner did not make any additional purchase payments or take any withdrawals.

  Excess of Earnings Withdrawals                    = $0
  Purchase Payments in the 12 months prior to death = $0
  In-Force Premium                                  = $100,000
                                                      ($100,000+ $0 - $0)
  In-Force Earnings                                 = $25,000
                                                      ($125,000- $100,000)
  Earnings Protection Death Benefit**               = 40% * $25,000 = $10,000

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($6,250.00).

Example 2: Elected When Contract Was Issued With Subsequent Withdrawals

In this example, assume the same facts as above, except that the Contract Owner has taken a withdrawal of $10,000 during the second year of the Contract. Immediately prior to the withdrawal, the Contract Value is $105,000. Here, $5,000 of the withdrawal is in excess of the In-Force Earnings at the time of the withdrawal. The Contract Value on the date Allstate Life receives a Complete Request for Settlement will be assumed to be $114,000.

    Excess of Earnings Withdrawals                    = $5,000
                                                        ($10,000-$5,000)
    Purchase Payments in the 12 months prior to death = $0
    In-Force Premium                                  = $95,000
                                                        ($100,000+$0-$5,000)
    In-Force Earnings                                 = $19,000
                                                        ($114,000-$95,000)
    Earnings Protection Death Benefit**               = 40%*$19,000=$7,600

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70, and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($4,750.00).

                               96     PROSPECTUS

Example 3: Elected After Contract Was Issued With Subsequent Additions and Withdrawals

This example is intended to illustrate the effect of adding the Earnings Protection Death Benefit Option after the Contract has been issued and the effect of later purchase payments. In this example, assume that the oldest Contract Owner is age 72 on the Rider Application Date. At the time the Contract is issued, the Contract Owner makes a purchase payment of $100,000. After two years pass, the Contract Owner elects to add the Earnings Protection Death Benefit Option. On the date this Rider is added, the Contract Value is $110,000. Two years later, the Contract Owner withdraws $50,000. Immediately prior to the withdrawal, the Contract Value is $130,000. Another two years later, the Contract Owner makes an additional purchase payment of $40,000. Immediately after the additional purchase payment, the Contract Value is $130,000. Two years later, the Contract Owner dies with a Contract Value of $140,000 on the date Allstate Life receives a Complete Request for Settlement.

 Excess of Earnings Withdrawals                    = $30,000
                                                     ($50,000-$20,000)
 Purchase Payments in the 12 months prior to death = $0
 In-Force Premium                                  = $120,000
                                                     ($110,000+$40,000-$30,000)
 In-Force Earnings                                 = $20,000
                                                     .($140,000-$120,000)
 Earnings Protection Death Benefit**               = 25%*$20,000=$5,000

In this example, In-Force Premium is equal to the Contract Value on Rider Application Date plus the additional purchase payment and minus the Excess-of-Earnings Withdrawal.

Since 25% of In-Force Earnings is less than 50% of the In-Force Premium (excluding purchase payments in the 12 months prior to death ), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been age 70 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 40% of the In-Force Earnings ($8,000.00).

Example 4: Spousal Continuation

This example is intended to illustrate the effect of a surviving spouse electing to continue the Contract upon the death of the Contract Owner on a Contract with the Earnings Protection Death Benefit Option. In this example, assume that the oldest Contract Owner is age 60 at the time the Contract is purchased (with the Earnings Protection Death Benefit Option and MAV Death Benefit Option) with a $100,000 purchase payment. Five years later the Contract Owner dies and the surviving spouse elects to continue the Contract. The Contract Value and Maximum Anniversary Value at this time are $150,000 and $160,000, respectively.

    Excess of Earnings Withdrawals                    = $0
    Purchase Payments in the 12 months prior to death = $0
    In-Force Premium                                  = $100,000
                                                        ($100,000+$0-$0)
    In-Force Earnings                                 = $50,000
                                                        ($150,000-$100,000)
    Earnings Protection Death Benefit**               = 40%*$50,000=$20,000
    Contract Value                                    = $150,000
    Death Benefit                                     = $160,000
    Earnings Protection Death Benefit                 = $20,000
    Continuing Contract Value                         = $180,000
                                                        ($160,000+$20,000)

Since 40% of In-Force Earnings is less than 100% of the In-Force Premium (excluding purchase payments in the 12 months prior to death), the In-Force Earnings are used to compute the Earnings Protection Death Benefit amount.

                               97     PROSPECTUS

Assume the surviving spouse is age 72 when the Contract is continued. At this time, the surviving spouse has the option to continue the Earnings Protection Death Benefit Option at an additional mortality and expense risk charge of 0.40% and with an In-Force Premium amount equal to the Contract Value and the Rider Date reset to the date the Contract is continued. If this selection is made, the Earnings Protection Death Benefit will be equal to the lesser of 25% of the In-Force Earnings and 50% of In-Force Premium. Otherwise, the surviving spouse may elect to terminate the Earnings Protection Death Benefit Option at the time of continuation.

* For purposes of illustrating the calculation of Earnings Protection Death Benefit Option, the example assumes the same hypothetical Contract Values and Maximum Anniversary Values for all Contracts, net of applicable fees and charges. Actual death benefit amounts will differ due to the different fees and charges under each Contract.

**If the oldest Contract Owner or Annuitant had been over age 70 , and both were age 79 or younger on the Rider Application Date, the Earnings Protection Death Benefit would be 25% of the In-Force Earnings ($12,500.00).

                               98     PROSPECTUS

Appendix G
Withdrawal Adjustment Example - TrueReturn Accumulation Benefit*
--------------------------------------------------------------------------------

Issue Date: January 2, 2007

Initial Purchase Payment: $50,000

Initial Benefit Base: $50,000

                                 Beginning                 Contract
                  Type of         Contract  Transaction  Value After  Benefit
    Date         Occurrence        Value       Amount     Occurrence    Base
  ----------------------------------------------------------------------------
  1/2/ 2008 Contract Anniversary $   55,000            _ $     55,000 $ 50,000
  ----------------------------------------------------------------------------
  7/2/ 2008  Partial Withdrawal  $   60,000 $     15,000 $     45,000 $ 37,500
  ----------------------------------------------------------------------------

The following shows how we compute the adjusted Benefit Bases in the example above. Please note the withdrawal reduces the Benefit Bases by the same proportion as the withdrawal reduces the Contract Value.

------------------------------------------------------------------------------------------
Benefit Base
------------------------------------------------------------------------------------------
Partial Withdrawal Amount                                                      (a) $15,000
------------------------------------------------------------------------------------------
Contract Value Immediately Prior to Partial Withdrawal                         (b) $60,000
------------------------------------------------------------------------------------------
Value of Benefit Base Amount Immediately Prior to Partial Withdrawal           (c) $50,000
------------------------------------------------------------------------------------------
Withdrawal Adjustment                                                [(a)/(b)]*(c) $12,500
------------------------------------------------------------------------------------------
Adjusted Benefit Base                                                              $37,500
------------------------------------------------------------------------------------------

* For purpose of illustrating the withdrawal adjustment calculation, the example assumes the same hypothetical Contract Values, net of applicable fees and charges for all Contracts. Actual Contract Values will differ due to the different fees and charges under each Contract. Please remember that you are looking at an example and that your investment performance may be greater or lower than the figures shown.

                               99     PROSPECTUS

Appendix H - SureIncome Withdrawal Benefit Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000. Your Benefit Payment is $8,000, which is 8% of your initial purchase payment. Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000). The Benefit Payment is unchanged and remains $8,000. The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000. The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% x ($130,000 - $25,000)) = $8,000.
There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.
The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% x ($60,000 - $5,000)) = $4,400. The Benefit
Payment Remaining is unchanged at $0.

Example 6: Assume example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000). The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000). The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200). The Benefit Payment is unchanged and remains $7,600. The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

                              100     PROSPECTUS

Appendix I - SureIncome Plus Withdrawal Benefit
Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Variable Annuity contract with a $100,000 initial purchase payment and add the SureIncome Plus Option at issue.

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $8,000, which is 8% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $8,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $11,200, which is your prior Benefit Payment ($8,000) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $11,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($8,000) plus 8% of your additional purchase payment ($40,000).

Example 3: Assume Example 1 is continued and a withdrawal of $8,000 is made during the first Benefit Year.

The Benefit Base is reduced to $92,000, which is your prior Benefit Base ($100,000) less your withdrawal ($8,000).

The SureIncome ROP Death Benefit is reduced to $92,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($8,000).

The Benefit Payment is unchanged and remains $8,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($8,000) less your withdrawal ($8,000).

Example 4: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment remains $8,000, determined by the following calculation: the lesser of ($8,000) and (8% X ($130,000 - $25,000)) = $8,000

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Example 5: Assume Example 3 is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($92,000 - $5,000) = $55,000.

                              101     PROSPECTUS

The Benefit Payment is reduced to $4,400, determined by the following formula: the lesser of ($8,000) and ((8% X ($60,000 - $5,000)) = $4,400.

The Benefit Payment Remaining is unchanged at $0.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $7,600, which is your prior Benefit Payment ($4,400) plus 8% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $3,200, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 8% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $3,200 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $91,800, which is your prior Benefit Base ($95,000) less your withdrawal ($3,200).

The SureIncome ROP Death Benefit is reduced to $91,800, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($3,200).

The Benefit Payment is unchanged, because the amount withdrawn does not exceed the Benefit Payment Remaining, and remains $7,600.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($3,200) less your withdrawal ($3,200).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome Plus Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $12,748, which is the greater of your current Benefit Payment ($8,000) and 8% X the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome Plus Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome Plus Option Fee is the only annual fee applicable).

The Benefit Base remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $12,748, which is the greater of your current Benefit Payment $12,748 and 8% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $12,748, which is the Benefit Payment on the Contract Anniversary.

                              102     PROSPECTUS

Appendix J - SureIncome For Life Withdrawal Benefit
Option Calculation Examples
--------------------------------------------------------------------------------

Example 1: Assume you purchase an Allstate Variable Annuity contract with $100,000 initial purchase payment, are attained age 55 at issue, and add the SureIncome For Life Option at issue (you are the SureIncome Covered Life).

Your Benefit Base is $100,000, which is your initial purchase payment of $100,000.

Your SureIncome ROP Death Benefit is $100,000, which is your initial purchase payment of $100,000.

Your Benefit Payment is $4,000, which is 4% of your initial purchase payment.

Your Benefit Payment Remaining for this Benefit Year is $4,000, which is equal to your Benefit Payment at the beginning of this Benefit Year.

Note: The Benefit Payment remains $4,000 until you turn age 60 (as long as the Contract Value on any of the prior Contract Anniversaries have not caused any of the guarantees under the Option to be updated). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($5,000 = 5% X $100,000, assuming your Benefit Base is still $100,000).

Example 2: Assume Example 1 is continued and an additional purchase payment of $40,000 is made in the first Benefit Year.

The Benefit Base is increased to $140,000, which is your prior Benefit Base ($100,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $140,000, which is your prior SureIncome ROP Death Benefit ($100,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $5,600, which is your prior Benefit Payment ($4,000) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $5,600, which is your prior Benefit Payment Remaining ($4,000) plus 4% of your additional purchase payment ($40,000).

Note: The Benefit Payment remains $5,600 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment & Benefit Payment Remaining are updated to 5% x current Benefit Base ($7,000 = 5% X $140,000, assuming your Benefit Base is still $140,000).

Example 3a: Assume Example 1 is continued and the first withdrawal, equal to $4,000, is made during the first Benefit Year.

The Benefit Base is reduced to $96,000, which is your prior Benefit Base ($100,000) less your withdrawal ($4,000).

The SureIncome ROP Death Benefit is reduced to $96,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($4,000).

The Benefit Payment is unchanged and remains $4,000.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($4,000) less your withdrawal ($4,000).

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 3b: Assume Example 1 is continued and the first withdrawal, equal to $5,000, is made during the sixth Benefit Year and you have attained age 60 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $95,000, which is your prior Benefit Base ($100,000) less your withdrawal ($5,000).

The SureIncome ROP Death Benefit is reduced to $95,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($5,000).

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% x current Benefit Base (5% X $100,000 = $5,000).

The Benefit Payment remains $5,000 after withdrawal.

                              103     PROSPECTUS

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($5,000) less your withdrawal ($5,000).

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 3c: Assume Example 1 is continued and the first withdrawal, equal to $6,000, is made during the sixteenth Benefit Year and you have attained age 70 (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries).

The Benefit Base is reduced to $94,000, which is your prior Benefit Base ($100,000) less your withdrawal ($6,000).

The SureIncome ROP Death Benefit is reduced to $94,000, which is your prior SureIncome ROP Death Benefit ($100,000) less your withdrawal ($6,000).

Because the first withdrawal occurs at attained age 70, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 6% X current Benefit Base (6% X $100,000 = $6,000).

The Benefit Payment remains $6,000 after withdrawal.

The Benefit Payment Remaining in the first Benefit Year is $0, which is your Benefit Payment Remaining prior to your withdrawal ($6,000) less your withdrawal ($6,000).

Note: The Withdrawal Benefit Factor is locked at 6% because the age at first withdrawal is age 70.

Example 4a: Assume Example 1 is continued and a withdrawal of $25,000 is made during the first Benefit Year. Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

The Benefit Payment is reduced to $3,000, determined by the following calculation: the lesser of ($4,000) and (4% X $75,000) = $3,000.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 4% because the age at first withdrawal is age 55.

Example 4b: Assume Example 1 is continued and a withdrawal of $25,000 is made during the sixth Benefit Year (assume the Contract Values have not increased any SureIncome For Life Option guarantees on any prior Contract Anniversaries). Assume the Contract Value prior to the withdrawal was $130,000. Because the $25,000 withdrawal is larger than the Benefit Payment Remaining, the Benefit Base, the SureIncome ROP Death Benefit and Benefit Payment will be recalculated according to applicable formulas.

The Benefit Base is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) =
$75,000.

The SureIncome ROP Death Benefit is reduced to $75,000, determined by the following calculation: the lesser of ($130,000 - $25,000) and ($100,000 - $25,000) = $75,000.

Because the first withdrawal occurs at attained age 60, the Benefit Payment and Benefit Payment Remaining prior to the withdrawal are updated to 5% X current Benefit Base prior to the withdrawal (5% X $100,000 = $5,000).

The Benefit Payment is reduced to $3,750, determined by the following calculation: the lesser of ($5,000) and (5% X $75,000) = $3,750.

There is no Benefit Payment Remaining because the withdrawal has reduced it to $0.

Note: The Withdrawal Benefit Factor is locked at 5% because the age at first withdrawal is age 60.

Example 5: Assume Example 3a is continued and an additional withdrawal of $5,000 is taken in the same year (the first Benefit Year). Assume the Contract Value prior to the additional withdrawal was $60,000. Because the $5,000 withdrawal is larger than the Benefit Payment Remaining ($0), the Benefit Base and Benefit Payment will be recalculated according to applicable formulas.

                              104     PROSPECTUS

The Benefit Base is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The SureIncome ROP Death Benefit is reduced to $55,000, determined by the following calculation: the lesser of ($60,000 - $5,000) and ($96,000 - $5,000) = $55,000.

The Benefit Payment is reduced to $2,200, determined by the following formula: the lesser of ($4,000) and (4% X $55,000) = $2,200.

Example 6: Assume Example 5 is continued and an additional Purchase Payment of 40,000 is made in the same year (the first Benefit Year).

The Benefit Base is increased to $95,000, which is your prior Benefit Base ($55,000) plus your additional purchase payment ($40,000).

The SureIncome ROP Death Benefit is increased to $95,000, which is your prior SureIncome ROP Death Benefit ($55,000) plus your additional purchase payment ($40,000).

The Benefit Payment is increased to $3,800, which is your prior Benefit Payment ($2,200) plus 4% of your additional purchase payment ($40,000).

The Benefit Payment Remaining is increased to $1,600, which is your Benefit Payment Remaining prior to your additional purchase payment ($0) plus 4% of your additional purchase payment ($40,000).

Example 7: Assume Example 6 is continued and an additional withdrawal of $1,600 is taken in the same year (the first Benefit Year).

The Benefit Base is reduced to $93,400, which is your prior Benefit Base ($95,000) less your withdrawal ($1,600).

The SureIncome ROP Death Benefit is reduced to $93,400, which is your prior SureIncome ROP Death Benefit ($95,000) less your withdrawal ($1,600).

The Benefit Payment is unchanged and remains $3,800.

The Benefit Payment Remaining is reduced to $0, which is your Benefit Payment Remaining prior to your withdrawal ($1,600) less your withdrawal ($1,600).

Example 8: Assume Example 1 is continued and on the first Contract Anniversary the Contract Value prior to deduction of annual fees is $160,000.

The SureIncome For Life Option Fee is $650, which is 0.65% X the Benefit Base ($100,000) prior to updating the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $159,350, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

The Benefit Base is increased to $159,350, which is the greater of your current Benefit Base ($100,000) and the final Contract Value on the Contract Anniversary ($159,350).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is increased to $6,374, which is the greater of your current Benefit Payment ($4,000) and 4% of the final Contract Value on the Contract Anniversary ($159,350).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

Note: The Benefit Payment remains $6,374 until you turn age 60 (for the purposes of this example it is assumed the maximum anniversary value on any of the prior Contract Anniversaries has not increased the Benefit Payment). At that point, if no withdrawals have been taken, your Benefit Payment and Benefit Payment Remaining are updated to 5% X current Benefit Base ($7,967.50 = 5% X $159,350, assuming your Benefit Base is still $159,350).

Example 9: Assume Example 8 is continued, no withdrawals or purchase payments are applied during the second Contract Year and on the second Contract Anniversary the Contract Value prior to deduction of annual fees is $60,000.

The SureIncome For Life Option Fee is $1,035.78, which is 0.65% X the Benefit Base ($159,350) prior to updating for the Benefit Base based on the Contract Value on the Contract Anniversary.

The final Contract Value is $58,964.22, which the Contract Value on the Contract Anniversary after deduction of annual fees (assume SureIncome For Life Option Fee is the only annual fee applicable).

                              105     PROSPECTUS

The Benefit Base is remains $159,350, which is the greater of your current Benefit Base ($159,350) and the final Contract Value on the Contract Anniversary ($58,964.22).

The SureIncome ROP Death Benefit remains $100,000.

The Benefit Payment is remains $6,374, which is the greater of your current Benefit Payment $6,374 and 4% X the final Contract Value on the Contract Anniversary ($58,964.22).

The Benefit Payment Remaining is updated to $6,374, which is the Benefit Payment on the Contract Anniversary.

                              106     PROSPECTUS

Appendix K - Accumulation Unit Values
--------------------------------------------------------------------------------


Appendix K presents the Accumulation Unit Values and number of Accumulation Units outstanding for each Variable Sub-Account since the Variable Sub-Accounts were first offered under the Contracts. This Appendix includes Accumulation Unit Values representing the highest and lowest available combinations of Contract charges that affect Accumulation Unit Values for each Contract. The Statement of Additional Information, which is available upon request without charge, contains the Accumulation Unit Values for all other available combinations of Contract charges that affect Accumulation Unit Values for each Contract. Please contact us at 1-800-457-7617 to obtain a copy of the Statement of Additional Information.


In addition, no Accumulation Unit Values are shown for Contracts with administrative expense charges of 0.30% which applies to Contracts purchased on or after January 1, 2005, and prior to October 17, 2005; effective October 17, 2005, and thereafter, the administrative expense charge applied to such Contracts is 0.19%.


The names of the following Sub-Accounts changed since December 31, 2007. The names shown in the tables of Accumulation Units correspond to the name of the Sub-Account as of December 31, 2007:



              ---------------------------------------------------
              Sub-Account Name as of
              December 31, 2007 (as
              appears in the following
              tables of Accumulation    Sub-Account Name as of
              Unit Values)              May 1, 2008
              ---------------------------------------------------
              Morgan Stanley VIS        Morgan Stanley VIS
              Equity Portfolio - Class  Capital Opportunities
              Y                         Portfolio - Class Y
              ---------------------------------------------------
              Van Kampen UIF Equity
              Growth Portfolio, Class   UIF Capital Growth
              II                        Portfolio, Class II
              ---------------------------------------------------
              Van Kampen LIT Strategic  Van Kampen LIT Capital
              Growth Portfolio, Class   Growth Portfolio, Class
              II                        II
              ---------------------------------------------------
              Van Kampen LIT            Van Kampen LIT Mid Cap
              Aggressive Growth         Growth Portfolio, Class
              Portfolio, Class II       II
              ---------------------------------------------------



Allstate Variable Annuity Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)


--------------------------------------------------------------------------------

                    Allstate Variable Annuity - Prospectus

                           Mortality & Expense = 1.1



                                                                        For the Year Ending December 31,
Sub-Accounts                                                    2003     2004     2005     2006     2007
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.234 $ 13.583 $ 16.455 $ 17.484
 Accumulation Unit Value, End of Period                       $ 12.234 $ 13.583 $ 16.455 $ 17.484 $ 20.603
 Number of Units Outstanding, End of Period                     24,578   35,573   37,997   37,633   35,654
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.260 $ 13.095 $ 13.619 $ 14.900
 Accumulation Unit Value, End of Period                       $ 12.260 $ 13.095 $ 13.619 $ 14.900 $ 15.280
 Number of Units Outstanding, End of Period                    237,797  556,690  590,383  513,182  433,504
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 11.884 $ 13.005 $ 15.136 $ 15.526
 Accumulation Unit Value, End of Period                       $ 11.884 $ 13.005 $ 15.136 $ 15.526 $ 18.273
 Number of Units Outstanding, End of Period                    180,194  463,438  529,631  475,152  433,093
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.690 $ 14.090 $ 15.071 $ 19.322
 Accumulation Unit Value, End of Period                       $ 12.690 $ 14.090 $ 15.071 $ 19.322 $ 21.998
 Number of Units Outstanding, End of Period                     65,859  102,460   94,898   90,663   81,637
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.603 $ 13.968 $ 14.677 $ 17.147
 Accumulation Unit Value, End of Period                       $ 12.603 $ 13.968 $ 14.677 $ 17.147 $ 19.748
 Number of Units Outstanding, End of Period                     10,209   19,661   18,678   17,635   13,437
----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.971 $ 14.679 $ 15.385 $ 18.468
 Accumulation Unit Value, End of Period                       $ 12.971 $ 14.679 $ 15.385 $ 18.468 $ 19.462
 Number of Units Outstanding, End of Period                    150,827  331,007  355,868  304,398  274,405
----------------------------------------------------------------------------------------------------------


                              107     PROSPECTUS

                                                                                  For the Year Ending December 31,
Sub-Accounts                                                          2003      2004       2005       2006       2007
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.331 $   12.255 $   12.330 $   13.268
 Accumulation Unit Value, End of Period                             $ 11.331 $   12.255 $   12.330 $   13.268 $   13.607
 Number of Units Outstanding, End of Period                           95,060    191,354    181,345    165,461    142,464
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.666 $   12.750 $   13.430 $   15.108
 Accumulation Unit Value, End of Period                             $ 11.666 $   12.750 $   13.430 $   15.108 $   15.339
 Number of Units Outstanding, End of Period                           83,633    132,998    130,194    112,840     84,148
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   10.311 $   10.694 $   10.881 $   11.315
 Accumulation Unit Value, End of Period                             $ 10.311 $   10.694 $   10.881 $   11.315 $   11.808
 Number of Units Outstanding, End of Period                          285,576  1,071,611  2,234,712  2,686,693  2,527,529
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   10.018 $   10.005 $   10.025 $   10.295
 Accumulation Unit Value, End of Period                             $ 10.018 $   10.005 $   10.025 $   10.295 $   10.446
 Number of Units Outstanding, End of Period                          337,847    691,339  1,064,766  1,070,500    951,430
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $    9.936 $    9.868 $    9.988 $   10.289
 Accumulation Unit Value, End of Period                             $  9.936 $    9.868 $    9.988 $   10.289 $   10.629
 Number of Units Outstanding, End of Period                          184,536    812,228  1,150,064  1,226,200  1,227,382
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   12.114 $   13.188 $   13.596 $   15.462
 Accumulation Unit Value, End of Period                             $ 12.114 $   13.188 $   13.596 $   15.462 $   16.026
 Number of Units Outstanding, End of Period                          380,784    779,233  1,205,985  1,252,976  1,151,976
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   12.034 $   13.080 $   13.953 $   15.805
 Accumulation Unit Value, End of Period                             $ 12.034 $   13.080 $   13.953 $   15.805 $   16.907
 Number of Units Outstanding, End of Period                          156,369    290,870    341,132    321,608    283,081
------------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.505 $   13.660 $   15.420 $   18.270
 Accumulation Unit Value, End of Period                             $ 11.505 $   13.660 $   15.420 $   18.270 $   21.647
 Number of Units Outstanding, End of Period                           30,741     45,533     95,239     90,617     86,092
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.319 $   12.299 $   13.614 $   14.891
 Accumulation Unit Value, End of Period                             $ 11.319 $   12.299 $   13.614 $   14.891 $   15.638
 Number of Units Outstanding, End of Period                           32,114    141,903    159,451    158,346    147,971
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   14.912 $   18.105 $   23.907 $   32.371
 Accumulation Unit Value, End of Period                             $ 14.912 $   18.105 $   23.907 $   32.371 $   44.878
 Number of Units Outstanding, End of Period                           35,093    100,831    166,567    223,116    201,793
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.715 $   12.423 $   14.161 $   14.512
 Accumulation Unit Value, End of Period                             $ 11.715 $   12.423 $   14.161 $   14.512 $   17.427
 Number of Units Outstanding, End of Period                          121,087    179,761    189,322    176,167    199,929
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   11.622 $   12.793 $   13.561 $   15.070
 Accumulation Unit Value, End of Period                             $ 11.622 $   12.793 $   13.561 $   15.070 $   15.374
 Number of Units Outstanding, End of Period                          125,143    215,383    424,921    488,356    463,892
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   12.251 $   13.637 $   15.073 $   18.080
 Accumulation Unit Value, End of Period                             $ 12.251 $   13.637 $   15.073 $   18.080 $   19.591
 Number of Units Outstanding, End of Period                           91,178    311,486    581,451    726,809    683,552
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                              -          -          - $   10.000 $   10.761
 Accumulation Unit Value, End of Period                                    -          -          - $   10.761 $   12.136
 Number of Units Outstanding, End of Period                                -          -          -     66,650     72,239
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   13.116 $   15.727 $   18.210 $   19.618
 Accumulation Unit Value, End of Period                             $ 13.116 $   15.727 $   18.210 $   19.618 $   23.743
 Number of Units Outstanding, End of Period                          104,776    190,348    270,496    310,882    294,553
------------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $   13.621 $   15.993 $   17.821 $   19.674
 Accumulation Unit Value, End of Period                             $ 13.621 $   15.993 $   17.821 $   19.674 $   19.994
 Number of Units Outstanding, End of Period                          104,846    150,004    165,471    151,653    135,433
------------------------------------------------------------------------------------------------------------------------


                              108     PROSPECTUS

                                                                              For the Year Ending December 31,
Sub-Accounts                                                      2003      2004       2005       2006       2007
--------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   13.408 $   15.158 $   16.781 $   19.981
 Accumulation Unit Value, End of Period                         $ 13.408 $   15.158 $   16.781 $   19.981 $   21.249
 Number of Units Outstanding, End of Period                      162,337    366,700    592,052    628,145    569,614
--------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.785 $   17.172 $   19.791 $   26.896
 Accumulation Unit Value, End of Period                         $ 12.785 $   17.172 $   19.791 $   26.896 $   21.962
 Number of Units Outstanding, End of Period                       95,259    267,480    385,379    379,250    330,940
--------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.864 $   14.589 $   16.001 $   16.573
 Accumulation Unit Value, End of Period                         $ 12.864 $   14.589 $   16.001 $   16.573 $   19.237
 Number of Units Outstanding, End of Period                       64,393     91,273     90,402     90,586     81,088
--------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.525 $   14.519 $   14.921 $   17.092
 Accumulation Unit Value, End of Period                         $ 12.525 $   14.519 $   14.921 $   17.092 $   16.478
 Number of Units Outstanding, End of Period                      611,638  1,368,363  2,024,042  2,064,458  1,899,584
--------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   11.853 $   12.493 $   13.275 $   13.448
 Accumulation Unit Value, End of Period                         $ 11.853 $   12.493 $   13.275 $   13.448 $   15.483
 Number of Units Outstanding, End of Period                      105,623    143,473    181,523    174,613    157,178
--------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.423 $   13.994 $   15.157 $   17.352
 Accumulation Unit Value, End of Period                         $ 12.423 $   13.994 $   15.157 $   17.352 $   17.559
 Number of Units Outstanding, End of Period                      346,255    706,160    998,766  1,008,188    900,886
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.922 $   14.138 $   14.713 $   16.404
 Accumulation Unit Value, End of Period                         $ 12.922 $   14.138 $   14.713 $   16.404 $   16.412
 Number of Units Outstanding, End of Period                       93,006    197,926    205,195    175,011    160,793
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.268 $   12.876 $   13.801 $   14.449
 Accumulation Unit Value, End of Period                         $ 12.268 $   12.876 $   13.801 $   14.449 $   15.935
 Number of Units Outstanding, End of Period                       41,151     74,440     78,672     66,299     62,808
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                          -          -          - $   10.000 $   10.804
 Accumulation Unit Value, End of Period                                -          -          - $   10.804 $   11.504
 Number of Units Outstanding, End of Period                            -          -          -     59,634     52,025
--------------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                          - $   10.000 $   10.826 $   11.463 $   12.559
 Accumulation Unit Value, End of Period                                - $   10.826 $   11.463 $   12.559 $   13.547
 Number of Units Outstanding, End of Period                            -     41,968     87,736     75,209     66,771
--------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.313 $   13.518 $   13.957 $   16.118
 Accumulation Unit Value, End of Period                         $ 12.313 $   13.518 $   13.957 $   16.118 $   16.682
 Number of Units Outstanding, End of Period                      186,043    415,731    444,440    392,648    336,404
--------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   12.479 $   14.108 $   15.547 $   15.157
 Accumulation Unit Value, End of Period                         $ 12.479 $   14.108 $   15.547 $   15.157 $   16.855
 Number of Units Outstanding, End of Period                       84,678    170,808    369,989    387,737    356,669
--------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          -          - $   10.000 $   11.902 $   15.875
 Accumulation Unit Value, End of Period                                -          - $  11 .902 $   15.875 $   16.544
 Number of Units Outstanding, End of Period                            -          -    347,354    662,259    645,090
--------------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $   11.511 $   12.311 $   13.956 $   13.688
 Accumulation Unit Value, End of Period                         $ 11.511 $   12.311 $   13.956 $   13.688 $   15.350
 Number of Units Outstanding, End of Period                       61,318    104,368    129,269    116,723    109,489
--------------------------------------------------------------------------------------------------------------------


                              109     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                    2003     2004     2005     2006     2007
----------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 13.642 $ 16.034 $ 16.877 $ 19.026
 Accumulation Unit Value, End of Period                       $ 13.642 $ 16.034 $ 16.877 $ 19.026 $ 19.066
 Number of Units Outstanding, End of Period                    128,236  220,201  394,485  422,123  377,632
----------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 10.978 $ 13.383
 Accumulation Unit Value, End of Period                              -        - $ 10.978 $ 13.383 $ 16.121
 Number of Units Outstanding, End of Period                          -        -   46,526   85,825   86,127
----------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 10.757 $ 12.852
 Accumulation Unit Value, End of Period                              -        - $ 10.757 $ 12.852 $ 12.157
 Number of Units Outstanding, End of Period                          -        -   58,921  107,014   92,965
----------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 11.917 $ 13.108
 Accumulation Unit Value, End of Period                              -        - $ 11.917 $ 13.108 $ 15.177
 Number of Units Outstanding, End of Period                          -        -  557,027  934,340  953,870
----------------------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 11.114 $ 12.382
 Accumulation Unit Value, End of Period                              -        - $ 11.114 $ 12.382 $ 13.670
 Number of Units Outstanding, End of Period                          -        -  148,705  257,982  244,669
----------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 10.498 $ 11.506
 Accumulation Unit Value, End of Period                              -        - $ 10.498 $ 11.506 $ 11.645
 Number of Units Outstanding, End of Period                          -        -  130,227  227,510  234,374
----------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 12.136 $ 13.466
 Accumulation Unit Value, End of Period                              -        - $ 12.136 $ 13.466 $ 15.330
 Number of Units Outstanding, End of Period                          -        -  226,223  356,831  369,677
----------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                        -        -        - $ 10.000 $ 10.235
 Accumulation Unit Value, End of Period                              -        -        - $ 10.235 $ 10.603
 Number of Units Outstanding, End of Period                          -        -        -  114,860  159,940
----------------------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 11.178 $ 11.608
 Accumulation Unit Value, End of Period                              -        - $11 .178 $ 11.608 $ 13.099
 Number of Units Outstanding, End of Period                          -        -   40,690   94,418   92,942
----------------------------------------------------------------------------------------------------------
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                        - $ 10.000 $ 10.717 $ 10.930 $ 11.800
 Accumulation Unit Value, End of Period                              - $ 10.717 $ 10.930 $ 11.800 $ 11.963
 Number of Units Outstanding, End of Period                          -  126,010  201,704  182,881  173,502
----------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        - $ 10.000 $ 11.263 $ 11.297 $ 13.185
 Accumulation Unit Value, End of Period                              - $ 11.263 $ 11.297 $ 13.185 $ 13.503
 Number of Units Outstanding, End of Period                          -  117,847  701,458  908,698  885,514
----------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        -        - $ 10.000 $ 11.405 $ 13.854
 Accumulation Unit Value, End of Period                              -        - $ 11.405 $ 13.854 $ 15.294
 Number of Units Outstanding, End of Period                          -        -   76,341  155,329  183,230
----------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        - $ 10.000 $ 10.974 $ 11.976 $ 13.995
 Accumulation Unit Value, End of Period                              - $ 10.974 $ 11.976 $ 13.995 $ 14.294
 Number of Units Outstanding, End of Period                          -   89,975  415,887  488,856  445,687
----------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                        - $ 10.000 $ 11.543 $ 12.553 $ 15.049
 Accumulation Unit Value, End of Period                              - $ 11.543 $ 12.553 $ 15.049 $ 17.150
 Number of Units Outstanding, End of Period                          -   91,246  664,497  828,191  745,295
----------------------------------------------------------------------------------------------------------


                              110     PROSPECTUS

                                                                           For the Year Ending December 31,
Sub-Accounts                                                       2003     2004     2005     2006     2007
-------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                           -        - $ 10.000 $ 10.546 $ 12.598
 Accumulation Unit Value, End of Period                                 -        - $ 10.546 $ 12.766 $ 10.356
 Number of Units Outstanding, End of Period                             -        -  109,697  149,560  463,960
-------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                           -        - $ 10.000 $ 11.401 $ 12.587
 Accumulation Unit Value, End of Period                                 -        - $ 11.401 $ 13.074 $ 12.132
 Number of Units Outstanding, End of Period                             -        -  203,640  222,560  262,920
-------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                           -        - $ 10.000 $ 11.367 $ 12.766
 Accumulation Unit Value, End of Period                                 -        - $ 11.367 $ 12.598 $ 12.633
 Number of Units Outstanding, End of Period                             -        -  347,710  450,996  161,324
-------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                           -        - $ 10.000 $ 11.295 $ 12.598
 Accumulation Unit Value, End of Period                                 -        - $ 11.295 $ 12.587 $ 10.356
 Number of Units Outstanding, End of Period                             -        -  154,801  252,665  463,960
-------------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -        -        - $ 10.000 $  9.517
 Accumulation Unit Value, End of Period                                 -        -        - $  9.517 $ 11.567
 Number of Units Outstanding, End of Period                             -        -        -   40,712   50,173
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -        -        - $ 10.000 $ 10.732
 Accumulation Unit Value, End of Period                                 -        -        - $ 10.732 $ 11.200
 Number of Units Outstanding, End of Period                             -        -        -   10,024   13,492
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -        -        - $ 10.000 $ 10.146
 Accumulation Unit Value, End of Period                                 -        -        - $ 10.146 $ 11.073
 Number of Units Outstanding, End of Period                             -        -        -   37,825   71,055
-------------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -        -        - $ 10.000 $ 10.329
 Accumulation Unit Value, End of Period                                 -        -        - $ 10.329 $ 11.077
 Number of Units Outstanding, End of Period                             -        -        -  311,062  456,710
-------------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $ 11.342 $ 12.114 $ 12.437 $ 13.740
 Accumulation Unit Value, End of Period                           $11.342 $ 12.114 $ 12.437 $ 13.740 $ 13.692
 Number of Units Outstanding, End of Period                        59,242   89,594  105,484   97,467   92,913
-------------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                     $10.000 $ 12.318 $ 13.510 $ 14.034 $ 16.057
 Accumulation Unit Value, End of Period                           $12.318 $ 13.510 $ 14.034 $ 16.057 $ 14.892
 Number of Units Outstanding, End of Period                         8,159   83,914   93,677   80,043   74,546
-------------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $ 12.688 $ 14.553 $ 16.118 $ 20.321
 Accumulation Unit Value, End of Period                           $12.688 $ 14.553 $ 16.118 $ 20.321 $ 21.736
 Number of Units Outstanding, End of Period                        71,672  165,086  239,237  238,989  222,845
-------------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                     $10.000 $ 12.184 $ 13.547 $ 14.550 $ 16.364
 Accumulation Unit Value, End of Period                           $12.184 $ 13.547 $ 14.550 $ 16.364 $ 15.317
 Number of Units Outstanding, End of Period                         8,159    5,886    4,547    3,355    3,106
-------------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                           -        - $ 10.000 $ 10.948 $ 12.538
 Accumulation Unit Value, End of Period                                 -        - $ 10.948 $ 12.538 $ 11.770
 Number of Units Outstanding, End of Period                             -        -  254,363  372,360  355,677
-------------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $ 11.752 $ 12.184 $ 12.712 $ 13.230
 Accumulation Unit Value, End of Period                           $11.752 $ 12.184 $ 12.712 $ 13.230 $ 13.780
 Number of Units Outstanding, End of Period                        63,955  135,230  164,024  169,816  155,642
-------------------------------------------------------------------------------------------------------------



* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account,


                              111     PROSPECTUS

  FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity - Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.10% and an administration expense charge of 0.19%.


(1)Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub- Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4)Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub- Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

                              112     PROSPECTUS

Allstate Variable Annuity-L Share Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (Basic Contract)

--------------------------------------------------------------------------------

                           Mortality & Expense = 1.5



                                                                       For the Year Ending December 31,
Sub-Accounts                                                    2003     2004      2005       2006       2007
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.201 $   13.491 $   16.278 $   17.226
 Accumulation Unit Value, End of Period                       $ 12.201 $ 13.491 $   16.278 $   17.226 $   20.216
 Number of Units Outstanding, End of Period                      6,634   10,689     21,194     26,698     22,494
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.227 $   13.007 $   13.473 $   14.680
 Accumulation Unit Value, End of Period                       $ 12.227 $ 13.007 $   13.473 $   14.680 $   14.993
 Number of Units Outstanding, End of Period                     66,915  240,939    294,781    280,797    171,337
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 11.852 $   12.918 $   14.973 $   15.297
 Accumulation Unit Value, End of Period                       $ 11.852 $ 12.918 $   14.973 $   15.297 $   17.930
 Number of Units Outstanding, End of Period                     46,977  184,114    279,675    435,170    347,503
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.656 $   13.995 $   14.909 $   19.037
 Accumulation Unit Value, End of Period                       $ 12.656 $ 13.995 $   14.909 $   19.037 $   21.585
 Number of Units Outstanding, End of Period                     15,404   35,187     39,213     25,159     17,986
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.568 $   13.874 $   14.519 $   16.894
 Accumulation Unit Value, End of Period                       $ 12.568 $ 13.874 $   14.519 $   16.894 $   19.377
 Number of Units Outstanding, End of Period                     11,186   16,323     16,425     14,916     11,065
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.936 $   14.580 $   15.219 $   18.195
 Accumulation Unit Value, End of Period                       $ 12.936 $ 14.580 $   15.219 $   18.195 $   19.096
 Number of Units Outstanding, End of Period                     78,822  127,171    144,625    123,985     99,611
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 11.301 $   12.172 $   12.197 $   13.072
 Accumulation Unit Value, End of Period                       $ 11.301 $ 12.172 $   12.197 $   13.072 $   13.351
 Number of Units Outstanding, End of Period                     65,540  163,222    175,113    142,566     93,648
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 11.634 $   12.664 $   13.285 $   14.885
 Accumulation Unit Value, End of Period                       $ 11.634 $ 12.664 $   13.285 $   14.885 $   15.051
 Number of Units Outstanding, End of Period                     21,733   47,530     54,141     49,117     36,595
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 10.283 $   10.622 $   10.764 $   11.148
 Accumulation Unit Value, End of Period                       $ 10.283 $ 10.622 $   10.764 $   11.148 $   11.586
 Number of Units Outstanding, End of Period                    184,686  643,073  1,462,440  1,916,928  1,666,801
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $  9.991 $    9.937 $    9.917 $   10.143
 Accumulation Unit Value, End of Period                       $  9.991 $  9.937 $    9.917 $   10.143 $   10.249
 Number of Units Outstanding, End of Period                    206,331  413,637    657,808    667,110    522,713
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $  9.909 $    9.802 $    9.881 $   10.137
 Accumulation Unit Value, End of Period                       $  9.909 $  9.802 $    9.881 $   10.137 $   10.430
 Number of Units Outstanding, End of Period                    108,929  428,989    701,011    795,045    721,750
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.081 $   13.099 $   13.449 $   15.234
 Accumulation Unit Value, End of Period                       $ 12.081 $ 13.099 $   13.449 $   15.234 $   15.725
 Number of Units Outstanding, End of Period                    103,071  207,780    360,938    490,716    473,195
----------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $ 10.000 $ 12.001 $   12.992 $   13.803 $   15.572
 Accumulation Unit Value, End of Period                       $ 12.001 $ 12.992 $   13.803 $   15.572 $   16.589
 Number of Units Outstanding, End of Period                     70,971  147,140    196,467    247,410    178,415
----------------------------------------------------------------------------------------------------------------


                              113     PROSPECTUS

                                                                             For the Year Ending December 31,
Sub-Accounts                                                          2003     2004      2005       2006       2007
----------------------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 11.474 $   13.568 $   15.254 $   18.000
 Accumulation Unit Value, End of Period                             $ 11.474 $ 13.568 $   15.254 $   18.000 $   21.241
 Number of Units Outstanding, End of Period                            6,583   31,117     42,719     35,485     21,779
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 11.288 $   12.216 $   13.468 $   14.671
 Accumulation Unit Value, End of Period                             $ 11.288 $ 12.216 $  13.468$ $   14.671 $   15.344
 Number of Units Outstanding, End of Period                            9,598   69,282    111,007     95,830     62,789
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 14.872 $   17.983 $   23.650 $   31.893
 Accumulation Unit Value, End of Period                             $ 14.872 $ 17.983 $   23.650 $   31.893 $   44.036
 Number of Units Outstanding, End of Period                           15,373   39,200    293,630    369,132    317,054
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 11.590 $   12.707 $   13.415 $   14.847
 Accumulation Unit Value, End of Period                             $ 11.590 $ 12.707 $   13.415 $   14.847 $   15.086
 Number of Units Outstanding, End of Period                           31,795  121,831    355,800    514,333    413,713
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 11.683 $   12.339 $   14.009 $   14.298
 Accumulation Unit Value, End of Period                             $ 11.683 $ 12.339 $   14.009 $   14.298 $   17.100
 Number of Units Outstanding, End of Period                           51,300  103,097    105,569     73,771     40,684
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 12.217 $   13.545 $   14.911 $   17.813
 Accumulation Unit Value, End of Period                             $ 12.217 $ 13.545 $   14.911 $   17.813 $   19.223
 Number of Units Outstanding, End of Period                           64,033  234,429    673,072    953,357    887,941
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                              -        -          - $   10.000 $   10.731
 Accumulation Unit Value, End of Period                                    -        -          - $   10.731 $   12.054
 Number of Units Outstanding, End of Period                                -        -          -    110,844    125,536
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 13.080 $   15.621 $   18.015 $   19.329
 Accumulation Unit Value, End of Period                             $ 13.080 $ 15.621 $   18.015 $   19.329 $   23.297
 Number of Units Outstanding, End of Period                           56,943  107,152    468,020    587,636    505,179
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 13.584 $   15.885 $   17.630 $   19.384
 Accumulation Unit Value, End of Period                             $ 13.584 $ 15.885 $   17.630 $   19.384 $   19.619
 Number of Units Outstanding, End of Period                           66,608  104,445    105,122     84,445     39,071
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 13.372 $   15.056 $   16.600 $   19.686
 Accumulation Unit Value, End of Period                             $ 13.372 $ 15.056 $   16.600 $   19.686 $   20.850
 Number of Units Outstanding, End of Period                           88,639  199,551    428,687    494,479    407,795
----------------------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 12.750 $   17.057 $   19.578 $   26.499
 Accumulation Unit Value, End of Period                             $ 12.750 $ 17.057 $   19.578 $   26.499 $   21.549
 Number of Units Outstanding, End of Period                           61,183  172,705    246,519    221,922    176,152
----------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 12.829 $   14.490 $   15.829 $   16.329
 Accumulation Unit Value, End of Period                             $ 12.829 $ 14.490 $   15.829 $   16.329 $   18.876
 Number of Units Outstanding, End of Period                           14,674   22,291     23,151     22,049     13,222
----------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 12.491 $   14.421 $   14.760 $   16.840
 Accumulation Unit Value, End of Period                             $ 12.491 $ 14.421 $   14.760 $   16.840 $   16.168
 Number of Units Outstanding, End of Period                          286,089  699,495  1,601,297  1,655,939  1,404,832
----------------------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $ 10.000 $ 11.821 $   12.409 $   13.132 $   13.249
 Accumulation Unit Value, End of Period                             $ 11.821 $ 12.409 $   13.132 $   13.249 $   15.192
 Number of Units Outstanding, End of Period                           67,081  101,974    176,876    193,340    158,278
----------------------------------------------------------------------------------------------------------------------


                              114     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2003     2004     2005      2006       2007
----------------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 12.390 $ 13.900 $   14.994 $   17.096
 Accumulation Unit Value, End of Period                         $ 12.390 $ 13.900 $ 14.994 $   17.096 $   17.230
 Number of Units Outstanding, End of Period                      176,200  319,496  548,723    594,846    512,719
----------------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 12.887 $ 14.042 $   14.555 $   16.162
 Accumulation Unit Value, End of Period                         $ 12.887 $ 14.042 $ 14.555 $   16.162 $   16.104
 Number of Units Outstanding, End of Period                       29,372   99,790  111,926    105,994     77,794
----------------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 12.234 $ 12.789 $   13.652 $   14.235
 Accumulation Unit Value, End of Period                         $ 12.234 $ 12.789 $ 13.652 $   14.235 $   15.635
 Number of Units Outstanding, End of Period                       12,830   21,060   20,111     19,172     12,902
----------------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                          - $ 10.000 $ 10.797 $   10.000 $   10.775
 Accumulation Unit Value, End of Period                                - $ 10.797 $ 11.386 $   10.775 $   11.426
 Number of Units Outstanding, End of Period                            -   21,750   58,290     21,343     15,644
----------------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 11.753 $ 12.189 $   11.386 $   12.424
 Accumulation Unit Value, End of Period                         $ 11.753 $ 12.189 $ 12.626 $   12.424 $   13.346
 Number of Units Outstanding, End of Period                        5,582   15,922   20,572     52,964     45,968
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 12.279 $ 13.427 $   13.807 $   15.880
 Accumulation Unit Value, End of Period                         $ 12.279 $ 13.427 $ 13.807 $   15.880 $   16.369
 Number of Units Outstanding, End of Period                       54,387  166,492  447,898    413,771    345,766
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 12.446 $ 14.013 $   15.380 $   14.933
 Accumulation Unit Value, End of Period                         $ 12.446 $ 14.013 $ 15.380 $   14.933 $   16.538
 Number of Units Outstanding, End of Period                       28,817   80,635  325,340    424,521    373,318
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          -        - $ 10.000 $   11.870 $   15.768
 Accumulation Unit Value, End of Period                                -        - $ 11.870 $   15.768 $   16.365
 Number of Units Outstanding, End of Period                            -        -  200,944    538,385    527,670
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 11.480 $ 12.228 $   13.806 $   13.486
 Accumulation Unit Value, End of Period                         $ 11.480 $ 12.228 $ 13.806 $   13.486 $   15.062
 Number of Units Outstanding, End of Period                       40,183   66,960   64,208     50,284     26,777
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $ 10.000 $ 13.605 $ 15.926 $   16.696 $   18.746
 Accumulation Unit Value, End of Period                         $ 13.605 $ 15.926 $ 16.696 $   18.746 $   18.709
 Number of Units Outstanding, End of Period                       46,809  101,345  461,511    547,841    492,368
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          -        - $ 10.000 $   10.948 $   13.293
 Accumulation Unit Value, End of Period                                -        - $ 10.948 $   13.293 $   15.948
 Number of Units Outstanding, End of Period                            -        -   62,544    104,446    105,948
----------------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                          -        - $ 10.000 $   10.728 $   12.765
 Accumulation Unit Value, End of Period                                -        - $ 10.728 $   12.765 $   12.025
 Number of Units Outstanding, End of Period                            -        -   24,330     84,687     73,715
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                          -        - $ 10.000 $   11.885 $   13.020
 Accumulation Unit Value, End of Period                                -        - $ 11.885 $   13.020 $   15.013
 Number of Units Outstanding, End of Period                            -        -  588,555  1,179,793  1,070,999
----------------------------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                          -        - $ 10.000 $   11.084 $   12.298
 Accumulation Unit Value, End of Period                                -        - $ 11.084 $   12.298 $   13.523
 Number of Units Outstanding, End of Period                            -        -  109,025    289,123    274,217
----------------------------------------------------------------------------------------------------------------


                              115     PROSPECTUS

                                                                        For the Year Ending December 31,
Sub-Accounts                                                      2003   2004     2005      2006       2007
--------------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   10.470 $   11.428
 Accumulation Unit Value, End of Period                            -          - $ 10.470 $   11.428 $   11.520
 Number of Units Outstanding, End of Period                        -          -  105,832    211,031    228,615
--------------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   12.103 $   13.375
 Accumulation Unit Value, End of Period                            -          - $ 12.103 $   13.375 $   15.164
 Number of Units Outstanding, End of Period                        -          -  146,107    305,980    279,884
--------------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -          -        - $   10.000 $   10.207
 Accumulation Unit Value, End of Period                            -          -        - $   10.207 $   10.531
 Number of Units Outstanding, End of Period                        -          -        -    105,566    233,662
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   11.148 $   11.530
 Accumulation Unit Value, End of Period                            -          - $ 11.148 $   11.530 $   12.957
 Number of Units Outstanding, End of Period                        -          -   40,286    133,880    141,437
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                      -   $ 10.000 $ 10.688 $   10.856 $   11.673
 Accumulation Unit Value, End of Period                            -   $ 10.688 $ 10.856 $   11.673 $   11.786
 Number of Units Outstanding, End of Period                        -    105,202  171,901    155,403    114,261
--------------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $ 10.000 $ 11.233 $   11.221 $   13.044
 Accumulation Unit Value, End of Period                            -   $ 11.233 $ 11.221 $   13.044 $   13.304
 Number of Units Outstanding, End of Period                        -     86,915  769,097  1,446,601  1,392,292
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   11.374 $   13.760
 Accumulation Unit Value, End of Period                            -          - $ 11.374 $   13.760 $   15.129
 Number of Units Outstanding, End of Period                        -          -   64,062    133,205    128,508
--------------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $ 10.000 $ 10.944 $   11.896 $   13.845
 Accumulation Unit Value, End of Period                            -   $ 10.944 $ 11.896 $   13.845 $   14.083
 Number of Units Outstanding, End of Period                        -     51,882  475,155    564,827    513,207
--------------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $ 10.000 $ 11.511 $   12.468 $   14.887
 Accumulation Unit Value, End of Period                            -   $ 11.511 $ 12.468 $   14.887 $   16.896
 Number of Units Outstanding, End of Period                        -     36,969  860,022  1,019,766    920,177
--------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   10.517 $   12.680
 Accumulation Unit Value, End of Period                            -          - $ 10.517 $   12.680 $   12.497
 Number of Units Outstanding, End of Period                        -          -   76,141    154,410    172,441
--------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value Fund (1)
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   11.370 $   12.985
 Accumulation Unit Value, End of Period                            -          - $ 11.370 $   12.985 $   13.104
 Number of Units Outstanding, End of Period                        -          -  121,130    141,849    125,334
--------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   11.336 $   12.513
 Accumulation Unit Value, End of Period                            -          - $ 11.336 $   12.513 $   10.244
 Number of Units Outstanding, End of Period                        -          -  303,063    551,622    540,006
--------------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                      -          - $ 10.000 $   11.265 $   12.502
 Accumulation Unit Value, End of Period                            -          - $ 11.265 $   12.502 $   12.001
 Number of Units Outstanding, End of Period                        -          -  108,569    255,308    267,974
--------------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                      -          -        - $   10.000 $    9.491
 Accumulation Unit Value, End of Period                            -          -        - $    9.491 $   11.489
 Number of Units Outstanding, End of Period                        -          -        -     78,439     78,415
--------------------------------------------------------------------------------------------------------------


                              116     PROSPECTUS

                                                                For the Year Ending December 31,
Sub-Accounts                                                2003     2004     2005     2006     2007
------------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -        -        - $ 10.000 $ 10.703
 Accumulation Unit Value, End of Period                          -        -        - $ 10.703 $ 11.124
 Number of Units Outstanding, End of Period                      -        -        -   13,419   20,429
------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -        -        - $ 10.000 $ 10.118
 Accumulation Unit Value, End of Period                          -        -        - $ 10.118 $ 10.998
 Number of Units Outstanding, End of Period                      -        -        -   56,188  149,722
------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -        -        - $ 10.000 $ 10.300
 Accumulation Unit Value, End of Period                          -        -        - $ 10.300 $ 11.002
 Number of Units Outstanding, End of Period                      -        -        -  333,924  541,720
------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 11.311 $ 12.033 $ 12.303 $ 13.538
 Accumulation Unit Value, End of Period                    $11.311 $ 12.033 $ 12.303 $ 13.538 $ 13.435
 Number of Units Outstanding, End of Period                 50,397   50,051  295,949   78,718   42,032
------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              $10.000 $ 12.285 $ 13.419 $ 13.883 $ 15.820
 Accumulation Unit Value, End of Period                    $12.285 $ 13.419 $ 13.883 $ 15.820 $ 14.612
 Number of Units Outstanding, End of Period                 28,104   34,565   45,145   30,417   26,162
------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 12.654 $ 14.455 $ 15.945 $ 20.022
 Accumulation Unit Value, End of Period                    $12.654 $ 14.455 $ 15.945 $ 20.022 $ 21.328
 Number of Units Outstanding, End of Period                 57,292  104,567  199,020  301,515  267,807
------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period              $10.000 $ 12.151 $ 13.455 $ 14.394 $ 16.123
 Accumulation Unit Value, End of Period                    $12.151 $ 13.455 $ 14.394 $ 16.123 $ 15.030
 Number of Units Outstanding, End of Period                  1,120    1,114    1,108      192      191
------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    -        - $ 10.000 $ 10.918 $ 12.453
 Accumulation Unit Value, End of Period                          -        - $ 10.918 $ 12.453 $ 11.643
 Number of Units Outstanding, End of Period                      -        -  162,309  324,998  289,114
------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $ 11.720 $ 12.102 $ 12.575 $ 13.035
 Accumulation Unit Value, End of Period                    $11.720 $ 12.102 $ 12.575 $ 13.035 $ 13.521
 Number of Units Outstanding, End of Period                 44,404   93,142  148,490  154,681  111,462
------------------------------------------------------------------------------------------------------



* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 1.50% and an administration expense charge of 0.19%.

(1)Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub- Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein


                              117     PROSPECTUS

  VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income
  - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4)Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub- Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.



                              118     PROSPECTUS

Allstate Variable Annuity Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered* (With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option (age 71-79))

--------------------------------------------------------------------------------


                    Allstate Variable Annuity - Prospectus

                           Mortality & Expense = 2.0



                                                                   For the Year Ending December 31,
Sub-Accounts                                                   2003     2004     2005     2006    2007
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 12.159 $ 13.377 $ 16.058 $16.908
 Accumulation Unit Value, End of Period                       $12.159 $ 13.377 $ 16.058 $ 16.908 $19.741
 Number of Units Outstanding, End of Period                       189      951      951      951     951
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 12.185 $ 12.897 $ 13.291 $14.408
 Accumulation Unit Value, End of Period                       $12.185 $ 12.897 $ 13.291 $ 14.408 $14.641
 Number of Units Outstanding, End of Period                    20,116   18,199   22,604   20,625  19,418
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 11.812 $ 12.808 $ 14.771 $15.014
 Accumulation Unit Value, End of Period                       $11.812 $ 12.808 $ 14.771 $ 15.014 $17.509
 Number of Units Outstanding, End of Period                    22,754   25,327   23,766   22,872  19,501
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 12.613 $ 13.877 $ 14.708 $18.685
 Accumulation Unit Value, End of Period                       $12.613 $ 13.877 $ 14.708 $ 18.685 $21.078
 Number of Units Outstanding, End of Period                     3,061    3,942    3,940    3,935   3,931
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 12.526 $ 13.757 $ 14.323 $16.581
 Accumulation Unit Value, End of Period                       $12.526 $ 13.757 $ 14.323 $ 16.581 $18.922
 Number of Units Outstanding, End of Period                       979        0        0        0       0
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 12.892 $ 14.457 $ 15.014 $17.859
 Accumulation Unit Value, End of Period                       $12.892 $ 14.457 $ 15.014 $ 17.859 $18.647
 Number of Units Outstanding, End of Period                     5,234   11,314   12,341   11,659  11,536
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 11.262 $ 12.069 $ 12.033 $12.830
 Accumulation Unit Value, End of Period                       $11.262 $ 12.069 $ 12.033 $ 12.830 $13.037
 Number of Units Outstanding, End of Period                     5,624    5,399    7,464    7,040   6,708
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 11.595 $ 12.556 $ 13.106 $14.610
 Accumulation Unit Value, End of Period                       $11.595 $ 12.556 $ 13.106 $ 14.610 $14.697
 Number of Units Outstanding, End of Period                       388      388    6,319    5,300   4,876
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 10.248 $ 10.532 $ 10.619 $10.942
 Accumulation Unit Value, End of Period                       $10.248 $ 10.532 $ 10.619 $ 10.942 $11.314
 Number of Units Outstanding, End of Period                    36,354   31,834   50,822   41,532  42,065
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $10.000 $  9.957 $  9.853 $  9.783 $ 9.955
 Accumulation Unit Value, End of Period                       $ 9.957 $  9.853 $  9.783 $  9.955 $10.008
 Number of Units Outstanding, End of Period                    22,303   25,373   23,571   22,489  21,727
--------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $  9.875 $  9.719 $  9.747 $ 9.950
 Accumulation Unit Value, End of Period                       $ 9.875 $  9.719 $  9.747 $  9.950 $10.185
 Number of Units Outstanding, End of Period                    45,906  100,138  106,824  102,072   9,365
--------------------------------------------------------------------------------------------------------


                              119     PROSPECTUS

                                                                       For the Year Ending December 31,
Sub-Accounts                                                         2003    2004    2005    2006    2007
-----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.040 $12.988 $13.268 $14.953
 Accumulation Unit Value, End of Period                             $12.040 $12.988 $13.268 $14.953 $15.355
 Number of Units Outstanding, End of Period                          15,094  15,844  23,949  22,947  28,701
-----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.961 $12.882 $13.617 $15.284
 Accumulation Unit Value, End of Period                             $11.961 $12.882 $13.617 $15.284 $16.199
 Number of Units Outstanding, End of Period                          14,926  15,995  13,820  12,721  11,588
-----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.435 $13.453 $15.048 $17.668
 Accumulation Unit Value, End of Period                             $11.435 $13.453 $15.048 $17.668 $20.742
 Number of Units Outstanding, End of Period                           1,101   1,096   1,052   1,007     962
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.250 $12.113 $13.286 $14.400
 Accumulation Unit Value, End of Period                             $11.250 $12.113 $13.286 $14.400 $14.984
 Number of Units Outstanding, End of Period                          15,238     793     676     593     508
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $14.821 $17.831 $23.331 $31.304
 Accumulation Unit Value, End of Period                             $14.821 $17.831 $23.331 $31.304 $43.002
 Number of Units Outstanding, End of Period                          12,008     578   1,273   1,273   1,297
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.551 $12.599 $13.234 $14.573
 Accumulation Unit Value, End of Period                             $11.551 $12.599 $13.234 $14.573 $14.731
 Number of Units Outstanding, End of Period                           4,382   8,845   7,060   7,902   5,965
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.643 $12.234 $13.820 $14.033
 Accumulation Unit Value, End of Period                             $11.643 $12.234 $13.820 $14.033 $16.697
 Number of Units Outstanding, End of Period                             732   1,444   2,590   2,582   2,573
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.176 $13.430 $14.710 $17.484
 Accumulation Unit Value, End of Period                             $12.176 $13.430 $14.710 $17.484 $18.771
 Number of Units Outstanding, End of Period                           1,170   4,254  12,144  12,292  11,242
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                             -       -       - $10.000 $10.695
 Accumulation Unit Value, End of Period                                   -       -       - $10.695 $11.951
 Number of Units Outstanding, End of Period                               -       -       -       0   7,868
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.036 $15.489 $17.772 $18.972
 Accumulation Unit Value, End of Period                             $13.036 $15.489 $17.772 $18.972 $22.750
 Number of Units Outstanding, End of Period                           6,524   7,472   7,621   7,340   9,962
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.538 $15.751 $17.392 $19.025
 Accumulation Unit Value, End of Period                             $13.538 $15.751 $17.392 $19.025 $19.158
 Number of Units Outstanding, End of Period                          12,094   7,725   7,880   7,706   7,661
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.327 $14.928 $16.376 $19.322
 Accumulation Unit Value, End of Period                             $13.327 $14.928 $16.376 $19.322 $20.360
 Number of Units Outstanding, End of Period                          13,892   9,406  10,565  10,421  12,160
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.707 $16.912 $19.314 $26.009
 Accumulation Unit Value, End of Period                             $12.707 $16.912 $19.314 $26.009 $21.043
 Number of Units Outstanding, End of Period                           2,217   7,785   8,404   7,578   7,640
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.785 $14.368 $15.616 $16.027
 Accumulation Unit Value, End of Period                             $12.785 $14.368 $15.616 $16.027 $18.433
 Number of Units Outstanding, End of Period                             428   1,015     429     427     424
-----------------------------------------------------------------------------------------------------------


                              120     PROSPECTUS

                                                                   For the Year Ending December 31,
Sub-Accounts                                                     2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.449 $14.299 $14.561 $16.529
 Accumulation Unit Value, End of Period                         $12.449 $14.299 $14.561 $16.529 $15.788
 Number of Units Outstanding, End of Period                      73,598  44,257  49,881  49,325  50,066
-------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $10.000 $11.781 $12.304 $12.955 $13.004
 Accumulation Unit Value, End of Period                         $11.781 $12.304 $12.955 $13.004 $14.835
 Number of Units Outstanding, End of Period                       7,119   5,330   4,868   4,578   4,090
-------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.347 $13.782 $14.792 $16.780
 Accumulation Unit Value, End of Period                         $12.347 $13.782 $14.792 $16.780 $16.825
 Number of Units Outstanding, End of Period                      52,658  27,103  32,255  30,931  29,153
-------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.843 $13.924 $14.359 $15.863
 Accumulation Unit Value, End of Period                         $12.843 $13.924 $14.359 $15.863 $15.725
 Number of Units Outstanding, End of Period                       2,967   4,311   3,964   3,935   3,632
-------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.193 $12.681 $13.468 $13.972
 Accumulation Unit Value, End of Period                         $12.193 $12.681 $13.468 $13.972 $15.268
 Number of Units Outstanding, End of Period                       1,401     895     890     885     880
-------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                         -       -       - $10.000 $10.738
 Accumulation Unit Value, End of Period                               -       -       - $10.738 $11.329
 Number of Units Outstanding, End of Period                           -       -       -   8,630   8,588
-------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         - $10.000 $10.760 $11.290 $12.256
 Accumulation Unit Value, End of Period                               - $10.760 $11.290 $12.256 $13.099
 Number of Units Outstanding, End of Period                           -       0       0       0       0
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.238 $13.313 $13.621 $15.586
 Accumulation Unit Value, End of Period                         $12.238 $13.313 $13.621 $15.586 $15.984
 Number of Units Outstanding, End of Period                      30,085  30,581  32,696  30,707  24,486
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.403 $13.894 $15.172 $14.657
 Accumulation Unit Value, End of Period                         $12.403 $13.894 $15.172 $14.657 $16.149
 Number of Units Outstanding, End of Period                       5,243   6,926   6,809   6,796   6,783
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $11.829 $15.635
 Accumulation Unit Value, End of Period                               -       - $11.829 $15.635 $16.144
 Number of Units Outstanding, End of Period                           -       -   3,437   3,209  11,918
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $11.441 $12.124 $13.620 $13.237
 Accumulation Unit Value, End of Period                         $11.441 $12.124 $13.620 $13.237 $14.708
 Number of Units Outstanding, End of Period                       5,752  11,686  11,685  11,263  11,262
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $10.000 $13.558 $15.791 $16.471 $18.399
 Accumulation Unit Value, End of Period                         $13.558 $15.791 $16.471 $18.399 $18.269
 Number of Units Outstanding, End of Period                       5,419   7,226   7,449   7,250   5,854
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $10.911 $13.180
 Accumulation Unit Value, End of Period                               -       - $10.911 $13.180 $15.732
 Number of Units Outstanding, End of Period                           -       -   1,315     293     273
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $10.691 $12.657
 Accumulation Unit Value, End of Period                               -       - $10.691 $12.657 $11.863
 Number of Units Outstanding, End of Period                           -       -       0       0       0
-------------------------------------------------------------------------------------------------------


                              121     PROSPECTUS

                                                           For the Year Ending December 31,
Sub-Accounts                                             2003  2004    2005    2006    2007
---------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.844 $12.910
 Accumulation Unit Value, End of Period                   -         - $11.844 $12.910 $14.810
 Number of Units Outstanding, End of Period               -         -   6,441   6,854   5,944
---------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.046 $12.194
 Accumulation Unit Value, End of Period                   -         - $11.046 $12.194 $13.340
 Number of Units Outstanding, End of Period               -         -     366   1,882   6,674
---------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $10.434 $11.331
 Accumulation Unit Value, End of Period                   -         - $10.434 $11.331 $11.364
 Number of Units Outstanding, End of Period               -         -   3,328   2,044   1,883
---------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $12.062 $13.262
 Accumulation Unit Value, End of Period                   -         - $12.062 $13.262 $14.959
 Number of Units Outstanding, End of Period               -         -     290     269     251
---------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period             -         -       - $10.000 $10.172
 Accumulation Unit Value, End of Period                   -         -       - $10.172 $10.441
 Number of Units Outstanding, End of Period               -         -       -       0   4,439
---------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.110 $11.432
 Accumulation Unit Value, End of Period                   -         - $11.110 $11.432 $12.782
 Number of Units Outstanding, End of Period               -         -       0       0   5,150
---------------------------------------------------------------------------------------------
FTVIP Franklin High Income Securities Fund - Class 2
 (2) Accumulation Unit Value, Beginning of Period         -   $10.000 $10.652 $10.764 $11.515
 Accumulation Unit Value, End of Period                   -   $10.652 $10.764 $11.515 $11.568
 Number of Units Outstanding, End of Period               -     1,781   2,337   2,364   3,061
---------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period             -   $10.000 $11.194 $11.126 $12.868
 Accumulation Unit Value, End of Period                   -   $11.194 $11.126 $12.868 $13.057
 Number of Units Outstanding, End of Period               -     1,924   2,412   2,245   1,492
---------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.335 $13.644
 Accumulation Unit Value, End of Period                   -         - $11.335 $13.644 $14.925
 Number of Units Outstanding, End of Period               -         -   3,984   3,791   3,586
---------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period             -   $10.000 $10.907 $11.795 $13.658
 Accumulation Unit Value, End of Period                   -   $10.907 $11.795 $13.658 $13.822
 Number of Units Outstanding, End of Period               -     7,597   8,427   8,625   8,002
---------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period             -   $10.000 $11.472 $12.363 $14.686
 Accumulation Unit Value, End of Period                   -   $11.472 $12.363 $14.686 $16.583
 Number of Units Outstanding, End of Period               -         0   1,345   1,891   1,366
---------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $10.481 $12.573
 Accumulation Unit Value, End of Period                   -         - $10.481 $12.573 $12.327
 Number of Units Outstanding, End of Period               -         -     693     531     551
---------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value Fund
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.331 $12.875
 Accumulation Unit Value, End of Period                   -         - $11.331 $12.875 $12.926
 Number of Units Outstanding, End of Period               -         -       0       0       0
---------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period             -         - $10.000 $11.298 $12.407
 Accumulation Unit Value, End of Period                   -         - $11.298 $12.407 $10.106
 Number of Units Outstanding, End of Period               -         -     607   1,238   1,346
---------------------------------------------------------------------------------------------


                              122     PROSPECTUS

                                                                     For the Year Ending December 31,
Sub-Accounts                                                       2003    2004    2005    2006    2007
---------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $11.226 $12.397
 Accumulation Unit Value, End of Period                                 -       - $11.226 $12.397 $11.839
 Number of Units Outstanding, End of Period                             -       -     791   1,419   6,517
---------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -       -       - $10.000 $ 9.458
 Accumulation Unit Value, End of Period                                 -       -       - $ 9.458 $11.391
 Number of Units Outstanding, End of Period                             -       -       -       0     796
---------------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -       -       - $10.000 $10.666
 Accumulation Unit Value, End of Period                                 -       -       - $10.666 $11.029
 Number of Units Outstanding, End of Period                             -       -       -       0       0
---------------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -       -       - $10.000 $10.084
 Accumulation Unit Value, End of Period                                 -       -       - $10.084 $10.905
 Number of Units Outstanding, End of Period                             -       -       -       0     416
---------------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                           -       -       - $10.000 $10.265
 Accumulation Unit Value, End of Period                                 -       -       - $10.265 $10.908
 Number of Units Outstanding, End of Period                             -       -       -       0  11,176
---------------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $11.273 $11.931 $12.137 $13.287
 Accumulation Unit Value, End of Period                           $11.273 $11.931 $12.137 $13.287 $13.119
 Number of Units Outstanding, End of Period                             0   1,133       0       0       0
---------------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period                     $10.000 $12.243 $13.306 $13.695 $15.528
 Accumulation Unit Value, End of Period                           $12.243 $13.306 $13.695 $15.528 $14.269
 Number of Units Outstanding, End of Period                        14,285  12,788  11,515  10,443   5,977
---------------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $12.611 $14.333 $15.730 $19.651
 Accumulation Unit Value, End of Period                           $12.611 $14.333 $15.730 $19.651 $20.827
 Number of Units Outstanding, End of Period                           128   2,233   1,975   1,950   1,940
---------------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period                     $10.000 $12.109 $13.342 $14.199 $15.825
 Accumulation Unit Value, End of Period                           $12.109 $13.342 $14.199 $15.825 $14.676
 Number of Units Outstanding, End of Period                             0       0       0       0       0
---------------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                           -       - $10.000 $10.881 $12.348
 Accumulation Unit Value, End of Period                                 -       - $10.881 $12.348 $11.485
 Number of Units Outstanding, End of Period                             -       -   1,554     902   5,080
---------------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period                     $10.000 $11.680 $11.999 $12.405 $12.794
 Accumulation Unit Value, End of Period                           $11.680 $11.999 $12.405 $12.794 $13.203
 Number of Units Outstanding, End of Period                         2,470   2,601   2,052   2,064     201
---------------------------------------------------------------------------------------------------------



* The Allstate Variable Annuity Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return
  - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.00% and an administration expense charge of 0.19%.


                              123     PROSPECTUS

(1)Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(2)Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4)Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.



                              124     PROSPECTUS

Allstate Variable Annuity-L Share Contracts: Accumulation Unit Value and Number of Accumulation Units Outstanding for Each Variable Sub-Account Since Contracts Were First Offered*

--------------------------------------------------------------------------------

                           Mortality & Expense = 2.4

(With the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option (age 71-79))



                                                                 For the Year ending December 31,
Sub-Accounts                                                   2003    2004    2005    2006    2007
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Aggressive Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.126 $13.286 $15.884 $16.656
 Accumulation Unit Value, End of Period                       $12.126 $13.286 $15.884 $16.656 $19.367
 Number of Units Outstanding, End of Period                       975   2,497   2,217   2,744   2,507
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.152 $12.809 $13.147 $14.194
 Accumulation Unit Value, End of Period                       $12.152 $12.809 $13.147 $14.194 $14.363
 Number of Units Outstanding, End of Period                     9,726  13,250   9,282   8,259   8,238
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Equity Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.780 $12.721 $14.611 $14.791
 Accumulation Unit Value, End of Period                       $11.780 $12.721 $14.611 $14.791 $17.177
 Number of Units Outstanding, End of Period                     8,629   6,633   9,698  11,219  10,970
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS European Equity Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.579 $13.782 $14.548 $18.407
 Accumulation Unit Value, End of Period                       $12.579 $13.782 $14.548 $18.407 $20.679
 Number of Units Outstanding, End of Period                     2,328   3,942   3,757   3,535   1,743
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Advantage Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.492 $13.663 $14.168 $16.334
 Accumulation Unit Value, End of Period                       $12.492 $13.663 $14.168 $16.334 $18.563
 Number of Units Outstanding, End of Period                     1,841   1,851   1,841   1,807   1,798
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Global Dividend Growth Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.857 $14.359 $14.851 $17.593
 Accumulation Unit Value, End of Period                       $12.857 $14.359 $14.851 $17.593 $18.294
 Number of Units Outstanding, End of Period                     5,126  15,771  10,533  11,598  11,832
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS High Yield Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.232 $11.987 $11.902 $12.639
 Accumulation Unit Value, End of Period                       $11.232 $11.987 $11.902 $12.639 $12.790
 Number of Units Outstanding, End of Period                     5,462   8,598   7,542   6,543   6,326
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Builder Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.563 $12.471 $12.964 $14.392
 Accumulation Unit Value, End of Period                       $11.563 $12.471 $12.964 $14.392 $14.419
 Number of Units Outstanding, End of Period                     3,527   4,145   4,121   2,203   2,185
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Income Plus Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $10.220 $10.460 $10.504 $10.779
 Accumulation Unit Value, End of Period                       $10.220 $10.460 $10.504 $10.779 $11.100
 Number of Units Outstanding, End of Period                    13,208  30,413  27,233  29,123  28,661
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Limited Duration Portfolio - Class Y (1)
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 9.930 $ 9.786 $ 9.677 $ 9.807
 Accumulation Unit Value, End of Period                       $ 9.930 $ 9.786 $ 9.677 $ 9.807 $ 9.819
 Number of Units Outstanding, End of Period                    28,903  45,574  46,747  22,019  21,492
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Money Market Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $ 9.848 $ 9.652 $ 9.641 $ 9.801
 Accumulation Unit Value, End of Period                       $ 9.848 $ 9.652 $ 9.641 $ 9.801 $ 9.992
 Number of Units Outstanding, End of Period                        34   3,303   3,661  18,115   5,039
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS S&P 500 Index Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $12.007 $12.900 $13.124 $14.730
 Accumulation Unit Value, End of Period                       $12.007 $12.900 $13.124 $14.730 $15.064
 Number of Units Outstanding, End of Period                    10,343  11,431  15,174  18,338  15,588
-----------------------------------------------------------------------------------------------------
Morgan Stanley VIS Strategist Portfolio - Class Y
 Accumulation Unit Value, Beginning of Period                 $10.000 $11.928 $12.794 $13.469 $15.056
 Accumulation Unit Value, End of Period                       $11.928 $12.794 $13.469 $15.056 $15.893
 Number of Units Outstanding, End of Period                     4,574  11,396  10,665  13,938  14,434
-----------------------------------------------------------------------------------------------------


                              125     PROSPECTUS

                                                                       For the Year ending December 31,
Sub-Accounts                                                         2003    2004    2005    2006    2007
-----------------------------------------------------------------------------------------------------------
Morgan Stanley VIS Utilities Portfolio - Class Y (2)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.404 $13.362 $14.885 $17.405
 Accumulation Unit Value, End of Period                             $11.404 $13.362 $14.885 $17.405 $20.349
 Number of Units Outstanding, End of Period                           4,063   5,082   2,882      87      87
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Debt Portfolio - Class II (2,3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.219 $12.030 $13.142 $14.186
 Accumulation Unit Value, End of Period                             $11.219 $12.030 $13.142 $14.186 $14.700
 Number of Units Outstanding, End of Period                             819   1,348   1,248   1,494     694
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Emerging Markets Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $14.781 $17.709 $23.078 $30.838
 Accumulation Unit Value, End of Period                             $14.781 $17.709 $23.078 $30.838 $42.188
 Number of Units Outstanding, End of Period                               0       6   1,380   2,220   3,775
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.611 $12.151 $13.670 $13.824
 Accumulation Unit Value, End of Period                             $11.611 $12.151 $13.670 $13.824 $16.381
 Number of Units Outstanding, End of Period                           6,422   6,273   5,131   5,492   5,417
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Equity and Income Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.519 $12.514 $13.090 $14.356
 Accumulation Unit Value, End of Period                             $11.519 $12.514 $13.090 $14.356 $14.452
 Number of Units Outstanding, End of Period                           4,613   6,479   4,656   3,982   3,982
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Global Franchise Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.143 $13.339 $14.550 $17.223
 Accumulation Unit Value, End of Period                             $12.143 $13.339 $14.550 $17.223 $18.416
 Number of Units Outstanding, End of Period                           3,320   6,166   7,995   8,811  11,096
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF International Growth Equity Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                             -       -       - $10.000 $10.665
 Accumulation Unit Value, End of Period                                   -       -       - $10.665 $11.869
 Number of Units Outstanding, End of Period                               -       -       -       0   1,317
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Mid Cap Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.000 $15.384 $17.579 $18.689
 Accumulation Unit Value, End of Period                             $13.000 $15.384 $17.579 $18.689 $22.319
 Number of Units Outstanding, End of Period                          10,978  11,035  10,793  10,759  11,169
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF Small Company Growth Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.501 $15.644 $17.203 $18.742
 Accumulation Unit Value, End of Period                             $13.501 $15.644 $17.203 $18.742 $18.795
 Number of Units Outstanding, End of Period                           1,773   3,184   2,113   4,660   7,471
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Mid Cap Value Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $13.290 $14.827 $16.199 $19.035
 Accumulation Unit Value, End of Period                             $13.290 $14.827 $16.199 $19.035 $19.975
 Number of Units Outstanding, End of Period                           9,060  15,617  13,461  12,152  11,997
-----------------------------------------------------------------------------------------------------------
Van Kampen UIF U.S. Real Estate Portfolio - Class II (3)
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.672 $16.797 $19.105 $25.622
 Accumulation Unit Value, End of Period                             $12.672 $16.797 $19.105 $25.622 $20.644
 Number of Units Outstanding, End of Period                           9,699   9,204   8,525   7,469   9,257
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Aggressive Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.750 $14.270 $15.446 $15.788
 Accumulation Unit Value, End of Period                             $12.750 $14.270 $15.446 $15.788 $18.083
 Number of Units Outstanding, End of Period                           4,072   4,072   4,218   4,206   4,220
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Comstock Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $10.000 $12.415 $14.201 $14.403 $16.282
 Accumulation Unit Value, End of Period                             $12.415 $14.201 $14.403 $16.282 $15.489
 Number of Units Outstanding, End of Period                          54,058  67,986  63,782  44,758  44,340
-----------------------------------------------------------------------------------------------------------
Van Kampen LIT Strategic Growth Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                       $10.000 $11.749 $12.220 $12.814 $12.811
 Accumulation Unit Value, End of Period                             $11.749 $12.220 $12.814 $12.811 $14.554
 Number of Units Outstanding, End of Period                           9,005  12,541  12,307  10,564   5,242
-----------------------------------------------------------------------------------------------------------


                              126     PROSPECTUS

                                                                   For the Year ending December 31,
Sub-Accounts                                                     2003    2004    2005    2006    2007
-------------------------------------------------------------------------------------------------------
Van Kampen LIT Growth and Income Portfolio - Class II
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.314 $13.689 $14.631 $16.530
 Accumulation Unit Value, End of Period                         $12.314 $13.689 $14.631 $16.530 $16.506
 Number of Units Outstanding, End of Period                      10,194  22,591  25,043  23,686  18,625
-------------------------------------------------------------------------------------------------------
AIM V.I. Basic Value Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.808 $13.829 $14.203 $15.627
 Accumulation Unit Value, End of Period                         $12.808 $13.829 $14.203 $15.627 $15.427
 Number of Units Outstanding, End of Period                       7,325   7,540   7,400   6,351   4,004
-------------------------------------------------------------------------------------------------------
AIM V.I. Capital Appreciation Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.160 $12.595 $13.322 $13.764
 Accumulation Unit Value, End of Period                         $12.160 $12.595 $13.322 $13.764 $14.979
 Number of Units Outstanding, End of Period                       7,325   3,493   3,628   3,264   3,130
-------------------------------------------------------------------------------------------------------
AIM V.I. Mid Cap Core Equity Fund - Series II (4)
 Accumulation Unit Value, Beginning of Period                         - $10.000 $10.730 $11.213 $12.123
 Accumulation Unit Value, End of Period                               - $10.730 $11.213 $12.123 $12.904
 Number of Units Outstanding, End of Period                           -       0       0       0       0
-------------------------------------------------------------------------------------------------------
AIM V.I. Core Equity Fund - Series II (2)
 Accumulation Unit Value, Beginning of Period                         -       -       - $10.000 $10.709
 Accumulation Unit Value, End of Period                               -       -       - $10.709 $11.252
 Number of Units Outstanding, End of Period                           -       -       -     943     852
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth and Income Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.204 $13.222 $13.473 $15.354
 Accumulation Unit Value, End of Period                         $12.204 $13.222 $13.473 $15.354 $15.681
 Number of Units Outstanding, End of Period                       7,429  13,342  17,762  14,584  14,359
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Growth Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $10.000 $12.369 $13.800 $15.008 $14.439
 Accumulation Unit Value, End of Period                         $12.369 $13.800 $15.008 $14.439 $15.843
 Number of Units Outstanding, End of Period                       5,816  16,835  10,239  13,771   9,151
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS International Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $11.797 $15.528
 Accumulation Unit Value, End of Period                               -       - $11.797 $15.528 $15.968
 Number of Units Outstanding, End of Period                           -       -   9,446  15,798  19,309
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Large Cap Growth Portfolio - Class B (2)
 Accumulation Unit Value, Beginning of Period                   $10.000 $11.410 $12.042 $13.472 $13.040
 Accumulation Unit Value, End of Period                         $11.410 $12.042 $13.472 $13.040 $14.429
 Number of Units Outstanding, End of Period                       3,318   4,534   6,063   6,062   5,877
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Small/Mid Cap Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                   $10.000 $13.521 $15.684 $16.292 $18.125
 Accumulation Unit Value, End of Period                         $13.521 $15.684 $16.292 $18.125 $17.923
 Number of Units Outstanding, End of Period                       6,234  11,695  12,398  20,551  19,903
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Utility Income Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $10.881 $13.091
 Accumulation Unit Value, End of Period                               -       - $10.881 $13.091 $15.560
 Number of Units Outstanding, End of Period                           -       -       0   4,381   5,000
-------------------------------------------------------------------------------------------------------
AllianceBernstein VPS Value Portfolio - Class B
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $10.662 $12.571
 Accumulation Unit Value, End of Period                               -       - $10.662 $12.571 $11.733
 Number of Units Outstanding, End of Period                           -       -   1,874  20,333   3,520
-------------------------------------------------------------------------------------------------------
Fidelity VIP Contrafund Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $11.812 $12.822
 Accumulation Unit Value, End of Period                               -       - $11.812 $12.822 $14.649
 Number of Units Outstanding, End of Period                           -       -   6,639  18,110  15,101
-------------------------------------------------------------------------------------------------------
Fidelity VIP Growth & Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                         -       - $10.000 $11.016 $12.111
 Accumulation Unit Value, End of Period                               -       - $11.016 $12.111 $13.194
 Number of Units Outstanding, End of Period                           -       -   2,529   2,146   2,099
-------------------------------------------------------------------------------------------------------


                              127     PROSPECTUS

                                                                    For the Year ending December 31,
Sub-Accounts                                                      2003  2004    2005    2006    2007
------------------------------------------------------------------------------------------------------
Fidelity VIP High Income Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.405 $11.254
 Accumulation Unit Value, End of Period                            -         - $10.405 $11.254 $11.240
 Number of Units Outstanding, End of Period                        -         -     249       0       0
------------------------------------------------------------------------------------------------------
Fidelity VIP Mid Cap Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $12.029 $13.172
 Accumulation Unit Value, End of Period                            -         - $12.029 $13.172 $14.796
 Number of Units Outstanding, End of Period                        -         -       0   5,260   7,956
------------------------------------------------------------------------------------------------------
Fidelity VIP Money Market Portfolio - Service Class 2
 Accumulation Unit Value, Beginning of Period                      -         -       - $10.000 $10.144
 Accumulation Unit Value, End of Period                            -         -       - $10.144 $10.370
 Number of Units Outstanding, End of Period                        -         -       -       0   5,931
------------------------------------------------------------------------------------------------------
FTVIP Franklin Flex Cap Growth Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.079 $11.354
 Accumulation Unit Value, End of Period                            -         - $11.079 $11.354 $12.643
 Number of Units Outstanding, End of Period                        -         -       0   3,810   3,613
------------------------------------------------------------------------------------------------------
FTVIP Franklin High Income Securities Fund - Class 2 (2)
 Accumulation Unit Value, Beginning of Period                      -   $10.000 $10.623 $10.691 $11.390
 Accumulation Unit Value, End of Period                            -   $10.623 $10.691 $11.390 $11.395
 Number of Units Outstanding, End of Period                        -         0       0       0       0
------------------------------------------------------------------------------------------------------
FTVIP Franklin Income Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.000 $11.164 $11.050 $12.728
 Accumulation Unit Value, End of Period                            -   $11.164 $11.050 $12.728 $12.862
 Number of Units Outstanding, End of Period                        -         0  20,756  13,478  10,456
------------------------------------------------------------------------------------------------------
FTVIP Mutual Discovery Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.304 $13.551
 Accumulation Unit Value, End of Period                            -         - $11.304 $13.551 $14.762
 Number of Units Outstanding, End of Period                        -         -       0       0       0
------------------------------------------------------------------------------------------------------
FTVIP Mutual Shares Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.000 $10.877 $11.715 $13.510
 Accumulation Unit Value, End of Period                            -   $10.877 $11.715 $13.510 $13.616
 Number of Units Outstanding, End of Period                        -     1,636   7,047   6,203  17,832
------------------------------------------------------------------------------------------------------
FTVIP Templeton Foreign Securities Fund - Class 2
 Accumulation Unit Value, Beginning of Period                      -   $10.000 $11.441 $12.279 $14.527
 Accumulation Unit Value, End of Period                            -   $11.441 $12.279 $14.527 $16.336
 Number of Units Outstanding, End of Period                        -       410   2,533   2,484   2,216
------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured Small Cap Equity Fund
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.267 $12.323
 Accumulation Unit Value, End of Period                            -         - $11.267 $12.323 $ 9.995
 Number of Units Outstanding, End of Period                        -         -   5,369     215     391
------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Structured U.S. Equity Fund
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.195 $12.312
 Accumulation Unit Value, End of Period                            -         - $11.195 $12.312 $11.710
 Number of Units Outstanding, End of Period                        -         -   6,796     227     242
------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Growth and Income Fund
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $10.453 $12.487
 Accumulation Unit Value, End of Period                            -         - $10.453 $12.487 $12.193
 Number of Units Outstanding, End of Period                        -         -   2,234   2,533   2,505
------------------------------------------------------------------------------------------------------
Goldman Sachs VIT Mid Cap Value Fund (1)
 Accumulation Unit Value, Beginning of Period                      -         - $10.000 $11.300 $12.788
 Accumulation Unit Value, End of Period                            -         - $11.300 $12.788 $12.785
 Number of Units Outstanding, End of Period                        -         -   1,182   1,177   1,172
------------------------------------------------------------------------------------------------------
PIMCO VIT CommodityRealReturn Strategy Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                      -         -       - $10.000 $ 9.432
 Accumulation Unit Value, End of Period                            -         -       - $ 9.432 $11.313
 Number of Units Outstanding, End of Period                        -         -       -       0       0
------------------------------------------------------------------------------------------------------


                              128     PROSPECTUS

                                                              For the Year ending December 31,
Sub-Accounts                                                2003    2004    2005    2006    2007
--------------------------------------------------------------------------------------------------
PIMCO VIT Emerging Markets Bond Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -       -       - $10.000 $10.637
 Accumulation Unit Value, End of Period                          -       -       - $10.637 $10.954
 Number of Units Outstanding, End of Period                      -       -       -       0       0
--------------------------------------------------------------------------------------------------
PIMCO VIT Real Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -       -       - $10.000 $10.056
 Accumulation Unit Value, End of Period                          -       -       - $10.056 $10.830
 Number of Units Outstanding, End of Period                      -       -       -       0       0
--------------------------------------------------------------------------------------------------
PIMCO VIT Total Return Portfolio - Advisor Shares
 Accumulation Unit Value, Beginning of Period                    -       -       - $10.000 $10.237
 Accumulation Unit Value, End of Period                          -       -       - $10.237 $10.834
 Number of Units Outstanding, End of Period                      -       -       -       0       0
--------------------------------------------------------------------------------------------------
Putnam VT The George Putnam Fund of Boston - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $11.242 $11.850 $12.005 $13.089
 Accumulation Unit Value, End of Period                    $11.242 $11.850 $12.005 $13.089 $12.870
 Number of Units Outstanding, End of Period                  2,556   2,552   2,548   2,544   2,539
--------------------------------------------------------------------------------------------------
Putnam VT Growth and Income Fund - Class IB (2)
 Accumulation Unit Value, Beginning of Period              $10.000 $12.210 $13.215 $13.547 $15.297
 Accumulation Unit Value, End of Period                    $12.210 $13.215 $13.547 $15.297 $13.999
 Number of Units Outstanding, End of Period                      0       0       0       0       0
--------------------------------------------------------------------------------------------------
Putnam VT International Equity Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $12.577 $14.235 $15.559 $19.359
 Accumulation Unit Value, End of Period                    $12.577 $14.235 $15.559 $19.359 $20.432
 Number of Units Outstanding, End of Period                  6,690  10,996  10,092  10,327   9,971
--------------------------------------------------------------------------------------------------
Putnam VT Investors Fund - Class IB (5)
 Accumulation Unit Value, Beginning of Period              $10.000 $12.076 $13.251 $14.045 $15.589
 Accumulation Unit Value, End of Period                    $12.076 $13.251 $14.045 $15.589 $14.399
 Number of Units Outstanding, End of Period                      0       0       0       0       0
--------------------------------------------------------------------------------------------------
Putnam VT New Value Fund - Class IB
 Accumulation Unit Value, Beginning of Period                    -       - $10.000 $10.851 $12.264
 Accumulation Unit Value, End of Period                          -       - $10.851 $12.264 $11.360
 Number of Units Outstanding, End of Period                      -       -     528     130     142
--------------------------------------------------------------------------------------------------
Putnam VT Voyager Fund - Class IB
 Accumulation Unit Value, Beginning of Period              $10.000 $11.648 $11.917 $12.271 $12.603
 Accumulation Unit Value, End of Period                    $11.648 $11.917 $12.271 $12.603 $12.953
 Number of Units Outstanding, End of Period                  1,000   1,219   1,737   1,733   1,776
--------------------------------------------------------------------------------------------------



* The Allstate Variable Annuity-L Share Contracts and all of the Variable Sub-Accounts shown below were first offered under the Contracts with the MAV Death Benefit Option, the Enhanced Beneficiary Protection (Annual Increase) Option and the Earnings Protection Death Benefit Option on May 1, 2003, except for the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, FTVIP Franklin High Income Securities - Class 2 Sub-Account, FTVIP Franklin Income Securities - Class 2 Sub-Account, FTVIP Mutual Shares Securities - Class 2 Sub-Account, and FTVIP Templeton Foreign Securities - Class 2 Sub-Account, which were first offered under the Contracts on May 1, 2004, and the AllianceBernstein VPS International Value - Class B Sub-Account, the AllianceBernstein VPS Utility Income - Class B Sub-Account, the AllianceBernstein VPS Value - Class B Sub-Account, the Fidelity VIP Contrafund - Service Class 2 Sub-Account, the Fidelity VIP Growth & Income - Service Class 2 Sub-Account, the Fidelity VIP High Income - Service Class 2 Sub-Account, the Fidelity VIP Mid Cap - Service Class 2 Sub-Account, the FTVIP Franklin Flex Cap Growth Securities - Class 2 Sub-Account, the FTVIP Mutual Discovery Securities - Class 2 Sub-Account, the Goldman Sachs VIT Structured Small Cap Equity Sub-Account, the Goldman Sachs VIT Structured U.S. Equity Sub-Account, the Goldman Sachs VIT Growth and Income Sub-Account, the Goldman Sachs VIT Mid Cap Value Sub-Account and the Putnam VT New Value - Class IB Sub-Account which were first offered under the Contracts on April 30, 2005, and the AIM V.I. Core Equity - Series II Sub-Account, the Fidelity VIP Money Market - Service Class 2 Sub-Account, the PIMCO VIT CommodityRealReturn Strategy - Advisor Shares Sub-Account, PIMCO VIT Emerging Markets Bond - Advisor Shares Sub-Account, PIMCO VIT Real Return - Advisor Shares Sub-Account, PIMCO VIT Total Return - Advisor Shares Sub-Account and the Van Kampen UIF International Growth Equity, Class II Sub-Account which were first offered under the Contracts on May 1, 2006. The Accumulation Unit Values in this table reflect a mortality and expense risk charge of 2.40% and an administration expense charge of 0.19%.

(1)Effective May 1, 2006, the Goldman Sachs VIT Mid Cap Value Fund, Morgan Stanley VIS European Equity Portfolio - Class Y and Morgan Stanley VIS Limited Duration Portfolio - Class Y are no longer available for new investments. If you are currently invested in the Variable Sub-Accounts that invest in these Portfolios you may continue your investments. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                              129     PROSPECTUS

(2)Effective May 1, 2005, the AIM V.I. Basic Value - Series II Sub-Account, the AIM V.I. Capital Appreciation - Series II Sub-Account, the AIM V.I. Mid Cap Core Equity - Series II Sub-Account, the AllianceBernstein VPS Growth and Income - Class B Sub-Account, the AllianceBernstein VPS Large Cap Growth - Class B Sub-Account, the FTVIP Franklin High Income Securities - Class 2 Sub-Account, the Morgan Stanley VIS Global Advantage - Class Y Sub-Account, the Morgan Stanley VIS High Yield - Class Y Sub-Account, the Morgan Stanley VIS Income Builder - Class Y Sub-Account, the Morgan Stanley VIS Utilities - Class Y Sub-Account, the Putnam VT Growth and Income - Class IB Sub-Account and the Van Kampen UIF Emerging Markets Debt, Class II Sub-Account are no longer available for new investments. If you are currently invested in these Variable Sub-Accounts, you may continue your investment. If prior to May 1, 2005, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to these Variable Sub-Accounts in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.

(3)Morgan Stanley Investment Management Inc., the adviser to the UIF Portfolios, does business in certain instances using the name Van Kampen.

(4)Effective May 1, 2006, AIM V.I. Core Equity - Series II Sub-Account is no longer available for new investments. If you are currently invested in the AIM V.I. Core Equity - Series II Sub-Account you may continue your investment. If, prior to May 1, 2006, you enrolled in one of our automatic transaction programs through the AIM V.I. Premier Equity - Series II Sub-Account (the predecessor of the AIM V.I. Core Equity - Series II Sub-Account), such as automatic additions, portfolio rebalancing, or dollar cost averaging, we will continue to effect automatic transactions into the AIM V.I. Core Equity - Series II Sub-Account in accordance with that program, unless you instruct us otherwise. Outside of these automatic transaction programs, additional allocations will not be allowed.

(5)Effective May 1, 2004, the Putnam VT Investors - Class IB Sub-Account is no longer available for new investments. If you are currently invested in this Variable Sub-Account, you may continue your investment. If prior to May 1, 2004, you enrolled in one of our automatic transaction programs, such as automatic additions, portfolio rebalancing or dollar cost averaging, we will continue to effect automatic transactions to the Variable Sub-Account in accordance with that program. Outside of these automatic transaction programs, additional allocations will not be allowed.


                              130     PROSPECTUS

41501

[LOGO]

                                    PART II
                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registrant anticipates that it will incur the following approximate expenses in connection with the issuance and distribution of the securities to be registered:

                  Registration fees.................. $ 23,000
                  (previously registered)
                  Cost of printing and engraving..... $343,000
                  Legal fees......................... $ 40,000
                  Accounting fees.................... $ 10,000
                  Mailing fees....................... $ 27,900

ITEM 15.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The By-laws of Allstate Life Insurance Company ("Registrant") provide that Registrant will indemnify all of its directors, former directors, officers and former officers, to the fullest extent permitted under law, who were or are a party or are threatened to be made a party to any proceeding by reason of the fact that such persons were or are directors or officers of Registrant, against liabilities, expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them. The indemnity shall not be deemed exclusive of any other rights to which directors or officers may be entitled by law or under any articles of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. In addition, the indemnity shall inure to the benefit of the legal representatives of directors and officers or of their estates, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such directors and officers. The indemnity shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such directors and officers taken prior to the effectiveness of this indemnity; provided that payment of such claims had not been agreed to or denied by Registrant before such date.

The directors and officers of Registrant have been provided liability insurance for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of Registrant.

ITEM 16.EXHIBITS.

Exhibit No. Description

(1)(a) Underwriting Agreement between Allstate Life Insurance Company and Allstate Distributors, L.L.C. (Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated April 27, 2000.)

(1)(b) Form of General Agency Agreement between Northbrook Life Insurance Company and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(1)(c) Underwriting Agreement among Northbrook Life Insurance Company, Northbrook Variable Annuity Account II and Dean Witter Reynolds Inc. (Northbrook Life Insurance Company was merged into Allstate Life Insurance Company effective January 1, 2003) (Incorporated herein by reference to Post-Effective Amendment No. 13 to the Form N-4 Registration Statement of Northbrook Variable Annuity Account II (File No. 033-35412) dated December 31, 1996.)

(2) None

(4) (a) Form of Allstate Advisor Variable Annuity Contract ("Allstate Advisor" or "Morgan Stanley Variable Annuity") (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(b) Form of Allstate Advisor Plus Variable Annuity Contract ("Allstate Advisor Plus") (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(c) Form of Allstate Advisor Preferred Variable Annuity Contract ("Allstate Advisor Preferred" or "Morgan Stanley Variable Annuity--L Share") (Incorporated herein by reference to Post-Effective Amendment No. 7 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-31288) dated June 10, 2002.)

(4)(d) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(e) Form of Enhanced Beneficiary Protection Rider A--Annual Increase (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(f) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File
No. 333-72017) dated June 10, 2002.)

(4)(g) Form of Enhanced Beneficiary Protection Rider B--Maximum Anniversary Value (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(h) Form of Earnings Protection Death Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(i) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(j) Form of Retirement Income Guarantee Rider 1 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(k) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor, Morgan Stanley Variable Annuity, Allstate Advisor Preferred and Morgan Stanley Variable Annuity--L Share) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A
(File No. 333-72017) dated June 10, 2002.)

(4)(l) Form of Retirement Income Guarantee Rider 2 (Allstate Advisor Plus) (Incorporated herein by reference to Post-Effective Amendment No. 8 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-96115) dated June 10, 2002.)

(4)(m) Form of Income Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(n) Form of Spousal Protection Benefit Rider (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(o) Form of Amendatory Endorsement for Charitable Remainder Trust
(all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(p) Form of Amendatory Endorsement for Grantor Trust (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(q) Form of Amendatory Endorsement for Waiver of Charges (all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(r) Form of Amendatory Endorsement for Employees (Allstate Advisor) (Incorporated herein by reference to Post-Effective Amendment No. 11 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A (File No. 333-72017) dated June 10, 2002.)

(4)(s) Form of Withdrawal Charge Option Rider 1 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(t) Form of Withdrawal Charge Option Rider 2 (Incorporated herein by reference to the initial filing of Allstate Financial Advisors Separate Account I Form N-4 Registration Statement(File No. 333-102934) dated February 3 ,2003.)

(4)(u) Form of Retirement Income Guarantee Rider 2 (Plus) (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement
(File No. 333-102934) dated February 3, 2003.)

(4)(v) Form of Income Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(w) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(x) Form of Amendatory Endorsement for Charitable Remainder Trust (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File No. 333-102934) dated February 3, 2003.)

(4)(y) Form of Amendatory Endorsement for Grantor Trust (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement
(File No. 333-102934)dated February 3, 2003.)

(4)(z) Form of Amendatory Endorsement for Waiver of Charges (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement(File No. 333-102934) dated February 3, 2003.)

(4)(aa) Form of Amendatory Endorsement for Employees (Incorporated herein by reference to the Initial Filing of Form N-4 Registration Statement (File
No. 333-102934)dated February 3, 2003.)

(4)(ab) Form of TrueReturn Accumulation Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 16 to the Form N-4 Registration Statement of Allstate Life Insurance Company Separate Account A
(File No. 333-72017) dated August 19,2003.)

(4)(ac) Form of TrueReturn Accumulation Benefit Rider (for all Contracts) (Incorporated herein by reference to Post-Effective Amendment No. 2 of Form N-4 Registration Statement (File No. 333-102934) dated December 19, 2003.)

(4)(ad) Form of SureIncome Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No.5 of Form N-4 Registration Statement
(File No. 333-102934) dated December 29, 2004.)

(4)(ae) Form of Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(af) Form of Custodial Spousal Protection Benefit Rider (Incorporated herein by reference to Post-Effective Amendment No. 5 of Form N-4 Registration Statement (File No. 333-102934) dated December 29, 2004.)

(4)(ag) Form of SureIncome Plus Withdrawal Benefit Rider (Previously file in Post-Effective Amendment No. 4 to this Registration Statement
(File No. 333-100068) dated April 18, 2006.)

(4)(ah) Form of SureIncome for Life Withdrawal Benefit Rider (Previously file in Post-Effective Amendment No. 4 to this Registration Statement
(File No. 333-100068) dated April 18, 2006.)

(5)(a) Opinion and Consent of General Counsel re: Legality (Previously filed in the initial Form S-3 Registration Statement (File No. 333-100068) dated September 25, 2003.)

(5)(b) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No.1 to this Form S-3 Registration Statement of Allstate Life Insurance Company
(File No. 333-100068) dated April 18, 2003.)

(5)(c) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 2 to this Form S-3 Registration Statement
(File No. 333-100068) dated April 14, 2004.)

(5)(d) Opinion and Consent of General Counsel re: Legality (Previously filed in Post-Effective Amendment No. 3 to this Form S-3 Registration Statement
(File No. 333-100068) dated April 25, 2005.)

(5)(e) Opinion and Consent of General Counsel re: Legality (Previously file in Post-Effective Amendment No. 4 to this Registration Statement
(File No. 333-100068) dated April 18, 2006.)

(8)None

(11)None

(12)None

(15) None

(23)(a) Consent of Independent Registered Public Accounting Firm. Filed herewith.

(24)(a) Powers of Attorney for David A. Bird, John C. Lounds, Samuel H. Pilch, John C. Pintozzi, Eric A. Simonson, Kevin R. Slawin,Casey J. Sylla, Michael J. Velotta, Douglas B. Welch, and Thomas J. Wilson, II (Previously file in Post-Effective Amendment No. 4 to this Registration Statement (File
No. 333-100068) dated April 18, 2006.)

(24)(b) Powers of Attorney for Michael B. Boyle, James W. Hohmann, George E. Ruebenson and Thomas J. Wilson II (Previously filed in Post-Effective Amendment No. 5 to this Registration Statement (File No. 333-100068) dated April 19, 2007.

(25) None

(26) None

(27) Not applicable

ITEM 17.UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (i), (ii) and
(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officers or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Northfield, State of Illinois on the 25th day of April, 2008.

                        ALLSTATE LIFE INSURANCE COMPANY
                                 (REGISTRANT)

                                         By: /s/MICHAEL J. VELOTTA
                                             ----------------------------------
                                                     Michael J. Velotta
                                              Senior Vice President, Secretary
                                                    and General Counsel

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated and on the 25th day of April, 2008.


   /*/DAVID A. BIRD       Director and Senior Vice President
----------------------
    David A. Bird

 /*/MICHAEL B. BOYLE      Director and Senior Vice President
----------------------
   Michael B. Boyle

  /*/JOHN C. LOUNDS       Director and Senior Vice President
----------------------
    John C. Lounds

/*/GEORGE E. REUBENSON    Director
----------------------
 George E. Reubenson

  /*/SAMUEL H. PILCH      Controller and Group Vice President
----------------------    (Principal Accounting Officer)
   Samuel H. Pilch

 /*/JOHN C. PINTOZZI      Director, Senior Vice President and
----------------------    Chief Financial Officer
   John C. Pintozzi       (Principal Financial Officer)

 /*/ERIC A. SIMONSON      Director, Senior Vice President and
----------------------    Chief Investment Officer
   Eric A. Simonson

  /*/KEVIN R. SLAWIN      Director and Senior Vice President
----------------------
   Kevin R. Slawin

 /*/JAMES E. HOHMANN      Director, Chief Exectutive Officer
----------------------    and
   James E. Hohmann       President (Principal Executive
                          Officer)

/s/MICHAEL J. VELOTTA     Director, Senior Vice President,
----------------------    General Counsel and Secretary
  Michael J. Velotta

 /*/DOUGLAS B. WELCH      Director and Senior Vice President
----------------------
   Douglas B. Welch

/*/THOMAS J. WILSON II    Director and Chairman of the Board
----------------------
 Thomas J. Wilson II

/*/ By Michael J. Velotta, pursuant to Power of Attorney, previously filed.

                                 EXHIBIT LIST

The following exhibits are filed herewith:

Exhibit No. Description

(23)(a) Consent of Independent Registered Public Accounting Firm.